UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

VINCE HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

VINCE HOLDING CORP.

500 5TH AVENUE, 20TH FLOOR

NEW YORK, NY 10110

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

DATE FIRST MAILED TO STOCKHOLDERS: MAY 4, 2023

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Vince Holding Corp., a Delaware corporation (the “Company”), to notify stockholders of the actions taken by the Company’s Board of Directors (the “Board”) at its meeting held on April 20, 2023 and by the holders of a majority of the issued and outstanding shares of the Company’s common stock by written consent delivered to the Company on April 21, 2023, approving the sale of all intellectual property assets related to the business operated under the VINCE brand (the “Vince Business”) of Vince, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Seller”) to ABG-Viking, LLC, a newly formed Delaware limited liability company (“ABG Vince” or “Buyer”) and an indirect subsidiary of Authentic Brands Group, LLC, a Delaware corporation (“Authentic”), in exchange for Buyer paying to Seller aggregate consideration consisting of (i) Buyer making a cash payment to Seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”) (the “Asset Sale”), pursuant to that certain Intellectual Property Asset Purchase Agreement, dated as of April 21, 2023, by and among Buyer, Seller, the Company and ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“ABG Intermediate”) (the “Asset Purchase Agreement”). A copy of the Asset Purchase Agreement is attached as Annex A to this Information Statement. In connection with the Closing, Buyer and Seller will enter into a License Agreement (the “License Agreement”), pursuant to which Buyer will provide Seller with an exclusive license to use all the intellectual property assets related to the Vince Business in certain product categories and territories as set forth in the License Agreement, and the go-forward business of the Buyer will be governed by the Amended and Restated Limited Liability Company Agreement of ABG-Viking, LLC (the “Operating Agreement”). The Asset Sale is anticipated to become effective in May 2023.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Jonathan Schwefel
Jonathan Schwefel
Chief Executive Officer

VINCE HOLDING CORP.

500 5th Avenue, 20th Floor

New York, NY 10110

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

General

Vince Holding Corp., a Delaware corporation, and its subsidiaries is sending you this Information Statement solely for purposes of informing the Company’s stockholders of record as of April 21, 2023 (the “Record Date”) of actions taken by the Company’s stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part. When used in this Information Statement, the terms “Vince,” the “Company,” “we,” “us,” or “our” refer to Vince Holding Corp, and/or its subsidiaries, depending on the context.

This Information Statement is being mailed on or about May 4, 2023. The Company’s principal executive offices are located at 500 5th Avenue, 20th Floor, New York, NY 10110, and the Company’s telephone number is (212) 944-2600.

The holders of a majority of the Company’s issued and outstanding shares of common stock (the “Majority Stockholders”) have approved, by written consent delivered to the Company on April 21, 2023, approved the sale of all intellectual property assets related to the business operated under the VINCE brand (the “Vince Business”) of Vince, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Seller”) to ABG-Viking, LLC, a newly formed Delaware limited liability company (“ABG Vince” or “Buyer”) and an indirect subsidiary of Authentic Brands Group, LLC, a Delaware corporation (“Authentic”), in exchange for Buyer paying to Seller aggregate consideration consisting of (i) Buyer making a cash payment to Seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”) (the “Asset Sale”), pursuant to that certain Intellectual Property Asset Purchase Agreement, dated as of April 21, 2023, by and among Buyer, Seller, the Company and ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“ABG Intermediate”) (the “Asset Purchase Agreement”). A copy of the Asset Purchase Agreement is attached as Annex A to this Information Statement. In connection with the Closing, Buyer and Seller will enter into a License Agreement (the “License Agreement”), pursuant to which Buyer will provide Seller with an exclusive license to use all the intellectual property assets related to the Vince Business in certain product categories and territories as set forth in the License Agreement, and the go-forward business of the Buyer will be governed by the Amended and Restated Limited Liability Company Agreement of ABG-Viking, LLC (the “Operating Agreement”). Stockholder approval for this transaction has been received by written consent delivered to the Company on April 21, 2023.

Important Notice Regarding the Internet Availability of this Information Statement: a copy of this Notice and the Information Statement is available to you free of charge at http://investors.vince.com.

The Notice and Information Statement is first being mailed on or about May 4, 2023 to the Company’s stockholders of record as of the Record Date. The Company intends to commence the Asset Sale on or about May 24, 2023. In no event will the Asset Sale close prior to the date that is 20 days after the mailing date of this Notice and Information Statement to stockholders.

Summary of the Corporate Action

The Asset Sale

Upon the terms and subject to the conditions of the Asset Purchase Agreement, Buyer will purchase, in exchange for payment of the Cash Consideration and the Equity Consideration to Seller, all of Seller’s intellectual property used primarily for, or held for use, in the Vince Business’ operations, together with related rights and agreements, including but not limited to contracts, licenses (and accounts receivable thereunder), documents, indemnities, consumer data and claims. In connection with the Closing, Buyer and Seller will enter into the License Agreement, pursuant to which Buyer will provide Seller with an exclusive license to use all the intellectual property assets related to the VINCE Business in certain product categories and territories as set forth in the License Agreement, and the go-forward business of the Buyer will be governed by the Operating Agreement.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws and the listing rules of the New York Stock Exchange (the “NYSE”), the Asset Sale may be approved, without a meeting of stockholders, by a resolution of the Company’s Board of Directors (the “Board”), followed by the written consent of the Majority Stockholders. As of the Record Date, the Company had 12,350,779 shares of common stock outstanding and entitled to vote. Each share of the Company’s common stock is entitled to one vote. The written consent was executed by the Majority Stockholders, holding 8,481,318 shares of common stock, representing a majority of the voting power of the Company’s common stock as of the Record Date. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required. The Majority Stockholders are Sun Cardinal, LLC and SCSF Cardinal, LLC.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Article II, Section 13(b) of the Company’s amended and restated bylaws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Article II, Section 13(b) of the Company’s Bylaws and Section 228(e) of the DGCL.

Interest of Certain Persons in Matters Acted Upon

Other than as described above, and except in their capacity as stockholders of the Company (which interest does not differ from that of the other holders of the Company’s common stock), none of the Company’s directors and executive officers have interests in the Asset Sale.

SUMMARY TERM SHEET

The following is a brief summary of the Material terms of the Asset Sale. This summary highlights certain information contained elsewhere in this Information Statement, including the Annexes to this Information Statement and may not contain all the information that may be important to you. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and in the Annexes to this Information Statement. You should carefully read this entire Information Statement, the Annexes to this Information Statement and the other documents referenced herein for a complete understanding of the Asset Sale. Capitalized terms used but not defined herein have the meanings assigned to them in the Asset Purchase Agreement.

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The Asset Sale – On April 21, 2023, Vince Holding Corp. and Vince, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (the “Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ABG-Viking, LLC (“ABG Vince”

or “Buyer”), a newly formed Delaware limited liability company and an indirect subsidiary of Authentic Brands Group, LLC (“Authentic”), and ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“ABG Intermediate”), pursuant to which Seller agreed to sell and transfer to Buyer all intellectually property assets related to the business operating under the VINCE brand (the “Vince Business”) of Seller in exchange for Buyer paying to Seller aggregate consideration consisting of (i) Buyer making a cash payment to Seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”) (the “Asset Sale”). For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale.”

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Assets to be Sold to Buyer – All of Seller’s intellectual property, which is primarily used, or held for use by Seller, in the Vince Business’ operations, together with related rights and agreements, including but not limited to contracts, licenses (and accounts receivable thereunder), certain third-party licenses, documents, indemnities, consumer data and claims (the “Acquired Assets”). At the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), Buyer will assume (i) all post-Closing liabilities and obligations of Seller arising under any assigned contract and (ii) all liabilities arising out of or relating to the ownership, possession or use of the assets acquired in the Asset Sale, subject to the terms and conditions of the Asset Purchase Agreement. Seller will retain its cash, cash equivalents and marketable securities. For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement.”

•	The Parties

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Vince Holding Corp. – The Company is a global contemporary retailer, led primarily by the Vince brand. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear, footwear and accessories through 50 full-price retail stores, 17 outlet stores, its e-commerce site, vince.com, and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. The Company is listed on the New York Stock Exchange.

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Vince, LLC – Seller is a wholly owned indirect subsidiary of the Company that, together with its subsidiaries, operates the Vince Business and generally owns, prior to the Closing, the intellectual property comprising the Vince brand.

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ABG-Viking, LLC – Buyer is a Delaware limited liability company and a wholly owned indirect subsidiary of Authentic that was formed in April 2023 for the purpose of purchasing the Intellectual Property Assets and owning, managing and monetizing the Intellectual Property Assets through brand licensing. Prior to the consummation of the Asset Sale, ABG Vince will not have had any operations or engaged in any other business activities other than those relating to the transactions contemplated by the Asset Purchase Agreement or in a connection with the Asset Sale. Upon closing of the Asset Sale, ABG Vince’s assets will consist solely of the assets purchased from the Company in the Asset Sale. Accordingly, ABG Vince’s business will involve licensing and managing the Vince brand pursuant to the Buyer’s Operating Agreement. ABG Vince is not expected to have any employees or raise any debt.

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Authentic Brands Group, LLC – Authentic is a brand development, marketing and entertainment company that owns and manages a global portfolio of brands through a network of offices in New York, Los Angeles, Miami, London, Shanghai, Mexico City and Toronto. During the past eleven years, Authentic has acquired majority ownership interests in over 40 consumer and entertainment brands through over 35 completed transactions. Authentic owns businesses similar to that of Seller through joint ventures that operate the retail, ecommerce and wholesale businesses of various brands.

For more information regarding the parties involved in the Asset Sale, see the section below entitled “Item 1—The Asset Sale—The Parties.”

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Purchase Price – If the proposed sale to the Buyer is consummated, the Buyer has agreed to pay to Seller aggregate consideration consisting of (i) Buyer making a cash payment to Seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”). For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—Purchase Price.”

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Representations and Warranties. The Asset Purchase Agreement contains customary representations and warranties. All representations and warranties will survive the date on which the Closing actually occurs (the “Closing Date”) for a period of 18 months from the Closing Date, with some customary exceptions. For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—Representations and Warranties.”

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Certain Covenants and Understandings. The Asset Purchase Agreement contains customary covenants with respect to the operation of the Vince Business during the period between signing of the Asset Purchase Agreement and Closing (the “Interim Period”), including Seller agreeing to Buyer that it will operate the Vince Business in the Ordinary Course of Business, will keep all material insurance policies in place, will not amend, renew or terminate any Assigned Contract, among others. For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—Certain Covenants and Understandings.”

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No Solicitation – Seller has agreed not to encourage, solicit, initiate, or enter into, any Alternative Transaction Proposals and shall advise Buyer of any Alternative Transaction Proposals (including any inquiries which could reasonably be expected to result in an Alternative Transaction Proposal) and the materials terms thereof. For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—No Solicitation.”

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Indemnification – Seller and Buyer have each agreed to provide the other party with customary indemnities for losses arising in connection with the Asset Purchase Agreement, including for breaches of representations and covenants, among other things, as set forth in the Asset Purchase Agreement. Such Party’s obligations with respect to breaches of representations, other than those constituting fundamental representations under the Asset Purchase Agreement (“Fundamental Representations”), are subject to a true deductible equal to $1,020,000, no party is liable for any individual losses below a $25,000 threshold and each party’s indemnification obligations with respect to such representations are subject to a $20,400,000 cap. In addition, each Party’s obligations with respect to breaches of Fundamental Representations or any covenant are not subject to any deductible, cap or basket, but such liabilities are capped at the total purchase price. The foregoing limitations on liability do not apply to losses by Buyer or by Seller for Assumed Liabilities, Excluded Assets or Excluded Liabilities, as applicable. For more information, including with respect to Excluded Assets, Excluded Liabilities, Assumed Assets and Assumed Liabilities, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—Indemnification.”

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Closing – The consummation of the Asset Sale is subject to the satisfaction or waiver of a number of conditions on or prior to the Closing, including, in addition to customary closing conditions set forth in the attached Asset Purchase Agreement, approval of the Asset Sale by stockholders. For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—Conditions to Closing.”

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Termination – The Asset Purchase Agreement provides that such agreement may be terminated at any time prior to the effective time of the Asset Sale, under certain circumstances. The situations in which the Asset Purchase Agreement may be terminated include, but are not limited to the following: (i) upon the mutual written consent of the Company and the Buyer; (ii) by either Buyer or Seller providing written notice to the other party following certain uncured breaches of representations or covenants that frustrate the closing conditions; (iii) the Asset Sale has not been consummated by July 20, 2023, provided that such right to terminate shall not be available to either party whose failure to fulfill ay obligation under the Asset Purchase Agreement has been the primary cause of the failure of the Closing to occur by such date; and (iv) by Seller, until 30 days after April 21, 2023 or, if earlier, the Closing Date, in the event that Seller, in accordance with the terms of the agreement, determines to accept proposal for an alternative transaction that would result in a transaction that, if consummated, would be more favorable to the Company stockholders, provided that (i) such proposed transaction includes, subject to certain conditions described in the Asset Purchase Agreement, a bona fide proposal or offer relating to a merger, consolidation or similar transaction, a sale of all or substantially all of the Company’s assets or any tender offer or exchange offer to acquire all of the Company’s outstanding common stock and (ii) Seller pays to Buyer a termination fee in the amount of $3,570,000. For more information, see the section below entitled “Item 1—The Asset Sale—Summary of Material Terms of the Asset Sale—Terms of the Asset Purchase Agreement—Termination.”

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Operations of the Company Following the Asset Sale – In connection with the Closing, Buyer and Seller will enter into the License Agreement, pursuant to which Buyer will provide Seller with an exclusive license to use all the intellectual property assets related to the VINCE Business in certain product categories and territories as set forth in the License Agreement, and the go-forward business of the Buyer will be governed by the Operating Agreement. Consequently, following the consummation of the Asset Sale, the Company expects its existing management and Board to continue to have nominal direct operations and limited assets consisting primarily of holding its equity interest in Seller, indirectly holding its minority equity interest in Buyer through Seller, fulfilling its indirect rights and obligations under the Operating Agreement after the Closing and exercising its consent rights under the Operating Agreement after the Closing through Seller. For more information, see the section below entitled “Item 1—The Asset Sale—Operations of the Company Following the Asset Sale.”

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Material U.S. Federal Income Tax Consequences – The Company believes that it will not recognize a material tax liability for U.S. federal income tax purposes as a result of the Asset Sale because (i) no gain is expected to be recognized from the Company’s receipt of the Equity Consideration from Buyer and (ii) all of the Company’s taxable gain the Company will recognize from the receipt of the Cash Consideration from Buyer is expected to be offset by the available net operating loss carryforwards of the Company and other applicable tax assets of the Company. The Company also does not anticipate any direct tax consequence to the stockholders as a result of the Asset Sale. For more information, see the section below entitled “Item 1—The Asset Sale—Certain U.S. Federal Income Tax Consequences of the Asset Sale.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and any documents incorporated by reference herein, contain forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Asset Sale and other information relating to the Asset Sale. Forward-looking statements are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although the Company believes the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and the Company may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and the Company’s actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond the Company’s control, including, without limitation: the satisfaction of the conditions to consummate the Asset Sale, including the adoption of the Asset Purchase Agreement by the stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the Asset Purchase Agreement; the amount of the costs, fees, expenses and charges related to the Asset Sale; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission (“SEC”) filings, including those described in this Information Statement, the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 30, 2022, July 30, 2022 and October 29, 2022, filed with the SEC on June 9, 2022, September 12, 2022 and December 13, 2022, respectively, under the heading “Part II, Item 1A – Risk Factors,” and the Company’s Annual Report on Form 10-K for the year ended January 29, 2022 filed with the SEC on April 29, 2022 (the “2021 Annual Report on Form 10-K”) under the heading “Part I, Item 1A—Risk Factors.” These forward-looking statements are intended to speak only as of the date of this Information Statement and the Company does not undertake to update or revise them as more information becomes available, except as required by law.

ITEM 1—THE ASSET SALE

This discussion of the Asset Sale is qualified by reference to the Asset Purchase Agreement, which is attached to this information statement as Annex A. You should read the entire Asset Purchase Agreement carefully as it is the legal document that governs the Asset Sale.

Overview

The Board and the Majority Stockholders have approved the Asset Sale, under which Seller will sell all intellectual property assets related to the business operated under the Vince brand of Vince, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Seller”) to ABG-Viking, LLC, a newly formed Delaware limited liability company (“ABG Vince” or “Buyer”) and subsidiary of Authentic Brands Group, LLC, a Delaware corporation (“Authentic”) in exchange for Buyer paying to Seller aggregate consideration consisting of (i) Buyer making a cash payment to seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”) (the “Asset Sale”). The Board approved the Asset Sale on April 20, 2023, and the Majority Stockholders approved the Asset Sale by written consent delivered to the Company on April 21, 2023.

The Parties

Vince

The Company is a global contemporary retailer, led primarily by the Vince brand. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear, footwear and accessories through 50 full-price retail stores, 17 outlet stores, its e-commerce site, vince.com, and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. The Company is listed on the New York Stock Exchange.

The Company’s principal executive offices are located at 500 5th Avenue, 20th Floor, New York, New York 10110.

ABG Vince

ABG-Viking, LLC, a Delaware limited liability company and subsidiary of Authentic was formed in April 2023 for the purpose of purchasing the Intellectual Property Assets and owning, managing and monetizing the Intellectual Property Assets through brand licensing.

Prior to the consummation of the Asset Sale, ABG Vince will not have had any operations or engaged in any other business activities other than those relating to the transactions contemplated by the Asset Purchase Agreement or in a connection with the Asset Sale. Upon closing of the Asset Sale, ABG Vince’s assets will consist solely of the assets purchased from the Company in the Asset Sale. Accordingly, ABG Vince’s business will involve licensing and managing the Vince brand pursuant to the Buyer’s Operating Agreement. ABG Vince is not expected to have any employees or raise any debt.

Background of the Asset Sale, Past Contacts and Negotiations

The terms and conditions of the Asset Purchase Agreement and the Asset Sale are the result of arm’s length negotiations between the representatives of Authentic and the Company’s management. Set forth below is a summary of the background of events that led to the decisions of the Board to enter into negotiations with Authentic and the Asset Sale.

On June 30, 2022, after informal discussions, the Company received an unsolicited non-binding indicative acquisition proposal (the “June Proposal”) relating to the proposed sale of the Company via email from a potential acquirer (“Acquirer 1”). On July 7, 2022, Sun Capital Partners, Inc. (“Sun Capital”), the Company’s majority shareholder, held a videoconference meeting with Acquirer 1 to discuss the June Proposal. On July 20, 2022, Sun Capital initiated contact with Solomon Partners (“Solomon”), an investment bank, to discuss the Company’s potential engagement of Solomon as financial advisor in connection with the proposed sale of the Company, and the Company provided Solomon with a non-disclosure agreement, which Solomon signed on July 22, 2022.

On July 30, 2022, the Company sent Solomon a draft engagement letter (the “Solomon Engagement Letter”) which was executed following Board approval on August 12, 2022.

On August 3, 2022, the Company received a revised, non-binding indicative acquisition proposal from Acquirer 1, contemplating a price per share of $10.70, compared to the closing price for the Company’s common stock on August 2, 2022, as reported on the NYSE, of $7.02. On August 5, 2022, the Company received a further revised proposal from Acquirer 1, contemplating an acquisition of the Company, which was circulated to the Board via email that same day. The proposal contemplated a further reduced offer price of $9.00 per share, compared to the closing price for the Company’s common stock on August 4, 2022, as reported on the NYSE, of $7.19.

On August 30, 2022, the Company and Acquirer 1 executed a letter of intent, contemplating a price per share of $8.65, compared to the closing price for the Company’s common stock on August 29, 2022, as reported on the NYSE, of $6.97, and the Company granted Acquirer 1 a 40-day exclusivity period with two one-week “good faith” extensions.

On September 28, 2022, representatives of Acquirer 1 communicated to the Company via both telephone and email to Solomon that they intended to further reduce the purchase price, contemplating a range of share prices from $2.85 to $3.04, below the Company’s then publicly traded stock price, depending on proposed timing for closing ranging from November 2022 to January 2023 to be determined by the Company.

On October 11, 2022, the Board held a videoconference meeting. During the meeting, representatives of Solomon met with the Board to discuss the revised pricing being offered by Acquirer 1. Rather than accept a price below market value of the Company’s common stock, the Board determined to initiate a process to explore and evaluate strategic initiatives and alternatives to further enhance stockholder value, including the possible sale of the Company. The Board authorized Solomon to run a confidential, targeted process to seek a buyer for the Company.

On October 16, 2022, the exclusivity period was terminated in accordance with the terms of the letter of intent.

On October 17, 2022, management and Solomon finalized a list of potential buyers to contact and approached a targeted group of 15 prospective buyers based on industry expertise and ability to complete a transaction (the “October 2022 Outreach”). Of the ten prospective buyers who signed non-disclosure agreements, nine parties were given access to a limited data room, and eight parties received process letters with a bid date of November 11, 2022. Acquirer 1 was contacted as part of this October 2022 Outreach. During a telephonic board meeting on November 3, 2022, representatives of Solomon provided the Board with an update on the October 2022 Outreach.

On October 19, 2022, Authentic entered into a non-disclosure agreement as a result of the October 2022 Outreach. On November 8, 2022, representatives of the Company, Sun Capital, Solomon and Authentic held a call to discuss possible transaction structures that may have been alternatives to a whole company acquisition. There were no further discussions with Authentic regarding a possible transaction at this time.

On November 11, 2022, the Company received a non-binding indicative acquisition proposal from a second potential acquirer (“Acquirer 2”), contemplating a potential acquisition of the Company. The proposal from

Acquirer 2 contemplated an offer price of $6.75 per share compared to the closing price of the Company’s common stock on the New York Stock Exchange as of November 10, 2022 of $7.74. On November 29, 2022, the Board held a videoconference meeting during which the Board unanimously determined to grant Acquirer 2 a 30-day exclusivity period which was to continue until terminated by either party upon notice to the other party. On January 16, 2023, Acquirer 2 contacted the Company via email through Solomon indicating that its timeline had been delayed, they were not certain they would be able to complete a transaction and they would be willing to waive exclusivity. Consequently, on January 18, 2023, following a videoconference meeting held by the Board, the Company terminated exclusivity with Acquirer 2.

On January 17, 2023, the Chairperson of the Board, the representatives of the Company, Sun Capital and Solomon participated in a videoconference meeting. At the meeting the parties discussed the strategic alternatives available to the Company, including the terminated LOIs. Representatives of Solomon informed the Company that the market check conducted by the Company and Solomon had been exhaustive and that the Company would be unlikely to find a buyer for the Company at what the Board would find an acceptable price. Following the suggestion of Solomon, the Board discussed an alternative structure in which the Company would explore a sale of the Company’s intellectual property assets to raise capital and then license back the right to use such assets.

Accordingly, beginning on January 18, 2023, Solomon approached eight prospective buyers including potential investors in alternative structures (the “January 2023 Outreach”), comprised of a highly targeted sub-group of the 15 parties Solomon had originally contacted in the October 2022 Outreach, including Authentic, Acquirer 1 and Acquirer 2. Additionally, the Company and Solomon were contacted by three new parties that were not included in the January 2023 Outreach, one of which signed a non-disclosure agreement. In connection with the January 2023 Outreach and in accordance with the strategy discussed with Sun Capital and Company management, Solomon provided prospective buyers with the option to purchase the Company’s intellectual property assets (the “IP Assets”), where the Company would remain a publicly traded operating company, as an alternative to purchasing the Company as a whole.

On February 9, 2023, the Company received a non-binding indicative acquisition proposal for its IP Assets from a potential IP acquirer (“IP Acquirer 1”), contemplating an acquisition of the Company’s IP Assets by a newly formed IP holding company for aggregate consideration of $71.3 million plus 25% ownership interest in the IP holding company. In connection with the acquisition of the IP Assets, the proposal contemplated a long-term license agreement, consisting of a ten-year term with two five-year renewals, between the newly formed holding company and the Company. On February 10, 2023, the Board held a videoconference during which representatives of Solomon presented the proposal to the Board and provided an update on the January 2023 Outreach. The Board unanimously authorized Solomon to reach out to Authentic Brands Group (“Authentic”) to solicit an offer to purchase the IP Assets.

On February 13, 2023, Authentic submitted a non-binding indicative acquisition proposal, contemplating the acquisition of the Company’s IP Assets by a newly formed holding company for aggregate consideration of $75.0 million plus 25% ownership interest in the IP holding company. On February 14, 2023, the Board instructed Solomon via email to reach out to IP Acquirer 1 and Authentic to solicit proposals with a more favorable purchase price for the IP Assets. Solomon specifically requested IP Acquirer 1 and Authentic to (i) increase the purchase price, (ii) conduct more diligence and (iii) provide a draft license agreement. On February 23, 2023, Authentic submitted a revised non-binding indicative acquisition proposal, contemplating an acquisition of the Company’s IP Assets for aggregate consideration to the Company of $76.5 million and a 25% ownership interest in a newly formed company that would acquire the IP Assets (the “Authentic IPCo”) (the “Revised Authentic Proposal”). Concurrent with the acquisition of the IP Assets, the Revised Authentic Proposal contemplated a long-term license agreement, consisting of a ten-year term with four ten-year renewals, between the Authentic IPCo and the Company. Authentic concurrently submitted a draft License Agreement to the Company and held two diligence sessions with representatives from the Company. IP Acquirer 1 rejected moving higher on purchase price, conducting due diligence without exclusivity and marking up a license agreement. At this point, representatives of Solomon also reached out to Acquirer 1 and Acquirer 2 to ensure they could present a full set of information for the Board. Neither responded to this outreach.

On February 24, 2023, the Board held a videoconference meeting. During the meeting, representatives of Solomon presented the Revised Authentic Proposal and the proposal from IP Acquirer 1 to the Board, and the Board deliberated on the merits of each proposal and determined to proceed with the Revised Authentic Proposal. On February 28, 2023, the Board held a videoconference meeting, during which the Board reviewed the proposed licensing terms under the Revised Authentic Proposal.

On March 4, 2023, the Board unanimously approved via email the final Authentic letter of intent (the “Authentic LOI”). On March 5, 2023, the Company and Authentic executed the Authentic LOI, contemplating an acquisition of the Company’s IP Assets for aggregate consideration described in the Revised Authentic Proposal above. The Company granted Authentic a 30-day exclusivity period with an automatic 15-day extension, for a total period of up to 45 days, for so long as the parties continue to conduct diligence and/or negotiate in good faith.

Authentic’s outside legal counsel provided initial drafts of the Asset Purchase Agreement and the Operating Agreement on March 23, 2023. Thereafter, outside legal counsel for each of the parties exchanged drafts of the transaction documents and, together with the parties’ respective management teams, negotiated the terms of the sale. Throughout the negotiation process, with respect to the Asset Purchase Agreement, the Company advocated to limit its exposure to liability and received certain rights that it considers material, including, among other things, (i) indemnity obligations that are substantially similar to those applying to the Buyer, including with respect to the cap on indemnity obligations, the circumstances in which each party has the duty to indemnify, and the cap on obligations owed by either party, (ii) agreeing to provide representations and warranties to Buyer which resulted in a less burdensome disclosure requirement and (iii) permissive interim operating covenants which do not restrict the Company in its ability to operate its business in the ordinary course between signing and closing. Through negotiations, the Company also ensured that during the Interim Period its Board would not be restricted from pursuing certain alternative transaction proposals to the extent they contain terms more favorable to the Company and its stockholders that those included in the Revised Authentic Proposal. With respect to the Operating Agreement, the Company, as a minority owner in the go-forward business, negotiated for, among other things, more expansive consent rights and preemptive rights in the event of a future share issuance.

On April 18, 2023, as the parties neared an agreement on definitive documentation, the Company and Authentic agreed to extend the exclusivity period for seven additional days, resulting in a total exclusivity period of 52 days.

On April 20, 2023, the Board held a videoconference meeting to discuss the terms of the Asset Sale. During the meeting, representatives of Solomon presented their financial analysis of the transaction and the Company’s outside legal counsel outlined the Board’s fiduciary duties in the context of the proposed transaction and described the material terms of the transaction documents. The Board was provided with final or substantially final drafts of each of the transaction documents in advance of the meeting. Following its discussions, the Board unanimously voted to approve the Asset Sale and the related transaction documents and to recommend that the stockholders approve the Asset Sale.

Consideration Offered to Stockholders

There is no consideration being offered to the Company’s stockholders.

Reasons for the Asset Sale and Recommendation of the Board

The Board unanimously, among other things: (i) determined that the Asset Purchase Agreement, the License Agreement and the other agreements contemplated thereby (collectively, the “Transaction Documents”) are each advisable, fair to and in the best interests of the Company and the stockholders of the Company, (ii) determined that the consummation of the Asset Purchase Agreement, the other Transaction Documents and the other transactions and agreements contemplated thereby, including the Asset Sale, are each advisable, fair to and in the best interest of the Company and the stockholders of the Company, (iii) recommended the Asset Purchase Agreement, the other Transaction Documents and the other transactions and agreements contemplated thereby, including the Asset Sale, be approved, adopted and ratified by the Company’s stockholders; and (iv) approved and declared advisable in all respects the Asset Purchase Agreement, the Transaction Documents and the transactions and agreements contemplated thereby, including Asset Sale.

In the course of reaching its decision, the Board considered a range of factors, including the following:

•

The marketing process conducted by management and Solomon in seeking potential buyers, including earlier discussions and meetings with other potential third-party acquirers, as well as the purchase prices proposed by such potential third-party acquirers;

•	The determination by management and the Board to strategically pursue a balance sheet strengthening transaction;

•	The Company’s margin contraction throughout fiscal 2022, making it more susceptible to a challenging retail environment;

•	The challenging credit environment for retailers;

•	The strategic actions taken to date by the Company, including the wind down of the Rebecca Taylor business in the third quarter of 2022, and their impacts on the Company and its balance sheet;

•	The possibility of an economic downturn affecting demand for luxury apparel and accessories;

•

The terms of the Asset Purchase Agreement, taken as a whole, including the parties’ representations, warranties and covenants, the circumstances under which each party may terminate the Asset Purchase Agreement, restrictions on the Company’s ability to solicit acquisition proposals, the fact that the Company may consider any bona fide proposal or offer relating to a merger, consolidation or similar transaction, a sale of all or substantially all of the Company’s assets or any tender offer or exchange offer to acquire all of the Company’s outstanding common stock that has terms that the Board determines in good faith are more favorable to the stockholders of the Company from a financial point of view than the Asset Sale and the fact that upon termination of the Asset Purchase Agreement in certain circumstances, the Company would be required to pay to Buyer a termination fee of $3,570,000;

•

The Company’s ability to terminate the Asset Purchase Agreement in favor of a proposal that meets the criteria of the Asset Purchase Agreement that the Board determines in good faith would be more favorable to the stockholders of the Company from a financial point of view than the Asset Sale;

•	The continued use and availability of the Intellectual Property Assets by the Company pursuant to the License Agreement; and

•	The financial analysis of Solomon regarding the consideration to be paid in the Asset Sale, the value of the Company and the value of the Vince IP being sold.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive but does set forth all of the material factors considered by the Board. The Board reached the unanimous conclusion to approve and adopt the Asset Purchase Agreement and approve the Asset Sale in light of the various factors described above and other factors that each member of the Board felt were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Asset Sale and the complexity of these matters, the Board did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal counsel, the Board determined that the Asset Sale was fair to and in the best interests of, the Company’s stockholders. Accordingly, the Board unanimously adopted and approved the Asset Sale and recommended that the stockholders of the Company approve the Asset Sale. Stockholders owning approximately 70% of the Company’s outstanding voting stock adopted and approved the Asset Purchase Agreement via written consent on April 21, 2023.

Certain Effects of the Asset Sale

If the Asset Sale is completed, the Company will no longer own the intellectual property assets pertaining to the Vince Business. Pursuant to the Operating Agreement, Buyer will have the unilateral right to license and manage the intellectual property and related assets acquired from Seller pursuant to the Asset Sale that were previously managed by Seller prior to the Asset Sale, except that, as long as Seller holds at least a mid-teens percentage of the Buyer’s equity interests, Buyer must obtain Seller’s consent before making certain corporate and strategic actions. In exchange for its management services, ABG Vince will pay Authentic a quarterly management fee in an amount equal to the sum of (i) a percentage of Buyer’s gross revenues (less marketing and advertising payments received by ABG Vince from contractual counterparties which are required to be expended by ABG Vince on Marketing and Advertising (“Must Spend Marketing”) and certain commissions) for such quarterly period generated from a license agreement (the “License Agreement”) entered into by Buyer and Seller at the Closing as specified in the License Agreement, plus (ii) a percentage of Buyer’s gross revenues (less Must Spend Marketing and certain commissions) for such quarterly period generated from all third-party licenses as specified in the License Agreement. After payment of the management fee and other specified costs and expenses, net available cash will be distributed to the members of Buyer (i.e., Seller and ABG Intermediate) on a pro rata basis.

Consequently, the Company’s existing management and Board will continue to have nominal direct operations and limited assets consisting primarily of holding its equity interests in Seller, indirectly holding its minority equity interest in Buyer through Seller, fulfilling its indirect rights and obligations under the Operating Agreement after the Closing and exercising its consent rights under the Operating Agreement after the Closing through Seller.

The Asset Sale will not alter the rights, privileges or nature of the issued and outstanding shares of the Company’s common stock. A stockholder who owns shares of the Company’s common stock immediately prior to the closing of the Asset Sale will continue to hold the same number of shares immediately following the closing of the Asset Sale.

Effects on the Company if the Asset Sale is Not Completed

If the Asset Sale is not completed for any reason, the Company will retain all of the Acquired Assets and Assumed Liabilities.

Summary of Material Terms of the Asset Sale

This section of the Information Statement describes the material provisions of the Asset Purchase Agreement but does not purport to describe all the provisions of the Asset Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is included as Annex A to this Information Statement and is incorporated into this information statement by reference. The Company urges you to read the full text of the Asset Purchase Agreement because it is the legal document that governs the Asset Sale. The Asset Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this information statement and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov. Capitalized terms used but not defined herein have the meanings assigned to them in the Asset Purchase Agreement.

Structure of the Asset Sale

Buyer will purchase, by payment of the Cash Consideration and the Equity Consideration, all intellectual property of Seller primarily used or held for use in the Vince Business, together with related rights and agreements, including but not limited to contracts, licenses (and accounts receivable thereunder), documents, indemnities, consumer data and claims. Upon the closing of the asset sale, Seller and Buyer will enter into the Operating Agreement, which will evidence the ownership by Seller of the Seller Units and, among other things, will provide for the management of the business and the affairs of the Buyer, the allocation of profits and losses, the distribution of cash of the Buyer among its members, and the rights, obligations and interests of the members to each other and to the Buyer.

Terms of the Asset Purchase Agreement

Assets to be Sold to Buyer.

Assets Transferred. The Company has agreed to sell to Buyer all of its right, title and interest in and to the following assets (referred to in this discussion as the “Acquired Assets”):

•

the Listed Intellectual Property and all other Intellectual Property owned or held for use by Seller or the Subsidiaries and primarily used or held for use in the Vince Business, together with all rights to enforce such Intellectual Property with respect to past, present and future infringements and misappropriations thereof (excluding, for clarity, the Excluded Assets) (the “Intellectual Property Assets”);

•	the contracts listed on Schedule 2.1(b) of the Asset Purchase Agreement (the “Assigned Contracts”), except for any rights to receive Seller’s Straddle Period License Payments (as defined below);

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Buyer’s pro-rated share of any royalty payment made by any third-party licensee under certain third-party license agreements during a period of time which commences before the Closing Date and ends on or after the Closing Date (“Buyer’s Straddle Period License Payments”);

•

to the extent within Seller’s possession or control, all original chain of title documents, prosecution and opposition histories, copies of all records, documents, reports, analyses, and other writings, whether in hard copy or electronic, to the extent primarily relating to the described assets listed in the three bullet points immediately above, including legal files in the possession of Seller’s or the Subsidiaries’ legal departments or maintained by Seller’s attorney(s) or accountant(s);

•

copies of all lists of commercial customers and licensees that (i) are or (ii) have been used or held for use in the last five (5) years by Seller or the Subsidiaries in connection with the Intellectual Property Assets and the Assigned Contracts;

•

all consumer data collected and maintained in connection with the operation of the Vince Business, to the extent such consumer data is assignable to Buyer pursuant to the terms of the Asset Purchase Agreement in accordance with all applicable Laws and the Seller Privacy Commitments; provided, however, that Buyer may retain a copy of such consumer data during the term of the License Agreement for use in accordance with the terms of the License Agreement;

•	to the extent transferable, all express and implied warranties, indemnities and guarantees to the extent primarily related to the Intellectual Property Assets or Assigned Contracts;

•	all proceeds, benefits and assets of the foregoing; and

•	all claims, demands and causes of action (including all rights in any Proceedings) against third parties relating to the foregoing, whether arising by way of counterclaim or otherwise.

Liabilities Assumed. Buyer has agreed to assume the following liabilities from the Company (referred to in this discussion as the “Assumed Liabilities”):

•

all Liabilities and obligations of Seller arising under any Assigned Contract after the Closing Date, other than to the extent such liabilities or obligations are a result of Seller’s or any of its Affiliate’s default or breach, prior to the Closing Date, of the provisions of any such Assigned Contract;

•	all Liabilities arising or incurred from and after the Closing Date in connection with Buyer’s ownership, possession or use of the Acquired Assets; and

•	the liabilities and obligations set forth on Schedule 2.3 of the Asset Purchase Agreement.

The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under any arrangements or understanding with Buyer or Seller or any of their respective Affiliates.

Excluded Assets. Notwithstanding anything to the contrary, the Acquired Assets exclude, and the Company is not selling to Buyer the following assets:

•	the rights which accrue to Seller under the Asset Purchase Agreement, the License Agreement, and any other agreements entered into in connection with the transactions contemplated thereby;

•	the corporate records of Seller;

•	any of Seller’s rights under any Contract or oral agreement other than the Assigned Contracts;

•	rights or licenses to any Intellectual Property owned by a third party set forth on Schedule 2.2 of the Asset Purchase Agreement, other than pursuant to the Assigned Contracts;

•	the capital stock of, or any membership interest, partnership interest or any similar equity interest in, any Person held by Seller;

•

Seller’s pro-rated share of any Royalty Payment made by any licensee under any Assigned Contract during a Straddle Period (the “Seller’s Straddle Period License Payments”) in accordance with Section 6.12 of the Asset Purchase Agreement;

•	all tangible and real property assets of Seller and the Subsidiaries, excluding all tangible embodiments of any of the Intellectual Property Assets;

•	all physical inventory of products, including products that are in production;

•	all items, assets and contracts set forth on Schedule 2.2 to the Asset Purchase Agreement;

•

any (1) Tax refunds with respect to Taxes that are Excluded Liabilities, including, without limitation, any Tax refunds of Seller or any of its Affiliates with respect to any tax period and (2) any income Tax Returns of Seller of any of its Affiliates;

•	any assets that are not expressly set forth in Section 2.1 of the Asset Purchase Agreement; and

•	all claims and causes of action relating to the foregoing.

Excluded Liabilities. The Company will retain, and Buyer will not assume and will not be responsible to pay, perform or discharge any of the following liabilities or obligations (referred to in this discussion as the “Excluded Liabilities”):

•

if applicable, all expenses related to assignments or transfers of Intellectual Property Assets made to Seller by Affiliates of Seller or predecessors-in-interest of the Acquired Assets prior to Closing (or on or after the Closing Date in connection with any IP Title Defect Corrections Actions required under and pursuant to Section 6.12 of the Asset Purchase Agreement), including all such legal expenses and filing fees for recordation with applicable Governmental Entities;

•

any and all liabilities for (i) Taxes of or imposed on Seller for any period, (ii) Taxes related or attributable to the Acquired Assets for any taxable period or portion thereof ending on or before the Closing Date, (iii) Transfer Taxes, (iv) Taxes of any Person for which Seller or any beneficial owner of Seller is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or non-U.S. Law), or as a transferee or successor or under any Contract or otherwise and (v) Taxes pertaining to the Excluded Assets or the Excluded Liabilities for any period;

•

any liabilities or obligations arising out of or relating to the employment or termination of employment of any employee or consultant of Seller or any of its Affiliates (including under any employment or related benefits plans), including, all liabilities or obligations arising out of or relating to the termination of any such employee on or after the Closing;

•

liabilities or obligations of Seller arising from an audit, notice of action, penalty, complaint or investigation by the United States Customs and Border Protection, the United States Customs Services or any other Governmental Entity or otherwise relating to any claim of violation of or non-compliance with any Law;

•	liabilities and obligations of or arising from the operations of the Vince Business;

•	any amounts due to Seller’s Affiliates;

•	all Transaction Costs of Seller and its Affiliates;

•	any liabilities or obligations of Seller or any of its Affiliates under any Contract or oral agreement other than the Assigned Contracts;

•	any liabilities or obligations of Seller, its Affiliates or the Vince Business prior to the Closing, whether or not such other liabilities or obligations arose before, at or after the Closing;

•	any liabilities or obligations of Seller or any of its Affiliates that relate to any indemnity, defense or hold harmless provision or agreement for occurrences prior to the Closing Date; or

•	any liability, obligation or Taxes related to the Excluded Assets.

Purchase Price. The Asset Sale contemplates that Buyer pays to Seller aggregate consideration consisting of (i) Buyer making a cash payment to Seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”).

Representations and Warranties. The Asset Purchase Agreement contains customary representations and warranties the Company is making to the Buyer, which include, among other things, those relating to:

•	corporate authority to enter into the Asset Purchase Agreement;

•	binding authority of the Asset Purchase Agreement;

•	due organization and good standing;

•	geographic placement and registration of the Company’s business;

•	compliance with laws;

•	consents required to consummate the transactions contemplated by the Asset Purchase Agreement;

•	ownership of the Acquired Assets;

•	sufficiency of the Acquired Assets to operate the Vince Business;

•	adequate rights to transfer the Acquired Assets to Buyer;

•	validity, enforceability and subsistence of the Intellectual Property Assets;

•	non-infringement of or by the Intellectual Property Assets;

•	reasonableness of trade secret and confidential information protections;

•	data privacy and security compliance;

•	absence of certain liabilities;

•	status as an Accredited Investor under the Securities Act;

•	absence of material changes or events;

•	tax matters;

•	absence of certain payments;

•	absence of litigation; and

•	matters related to contracts and commitments.

The Buyer has made representations and warranties to the Company regarding its legal capacity and authority to enter into and perform its obligations under the Asset Purchase Agreement (including the issuance of the Equity Consideration and the sufficiency of its funds to satisfy all of the Closing Date obligations), the lack of required consents or approvals and its limited operations since its date of formation. The representations and warranties of the Buyer and the Company expire 18 months following the Closing (other than Fundamental Representations).

Certain Covenants and Understandings. The Asset Purchase Agreement contains customary covenants with respect to the operation of the Vince Business during the period between signing of the Asset Purchase Agreement and Closing (the “Interim Period”). During the Interim Period, Seller covenants and agrees to the typical affirmative and negative covenants with respect to the operation of the Vince Business.

Specifically, Seller agrees that during the Interim Period (unless Buyer otherwise approves in writing and except as required by applicable laws or as otherwise expressly required by the Asset Purchase Agreement):

•	the Vince Business will be conducted in the Ordinary Course of Business;

•

it shall use, and shall cause the Subsidiaries to use, its and their commercially reasonable efforts to preserve intact the Vince Business, the Acquired Assets and material business relationships with licensors, licensees, suppliers, distributors and clients and others having business relationships with the Vince Business;

•

it shall, and shall cause the Subsidiaries to, maintain, protect and enforce the Vince Trademark and the Intellectual Property Assets in Seller’s reasonable discretion, to be exercised in the Ordinary Course of Business;

•

it shall, and shall cause the Subsidiaries to, upon request of Buyer, confer with one or more designated Representatives of Buyer to report material operational matters and to report the general status of ongoing operations, in each case, solely with respect to the Vince Business; and

•

keep, or cause the Subsidiaries to keep, all material insurance policies currently maintained with respect to the Vince Business, or suitable replacements or renewals, in full force and effect until the Closing.

Further, Seller agrees that during the Interim Period it shall not:

•	amend, renew or terminate any Assigned Contract;

•

sell, transfer, lease, abandon, encumber, dedicate to the public, permit to lapse, fail to maintain, cancel, license or otherwise dispose of any Acquired Asset (other than the non-exclusive licensing of Acquired Assets to suppliers and manufacturers in the Ordinary Course of Business or the abandonment of non-material Acquired Assets no longer used in or useful to the Vince Business in the Ordinary Course of Business); provided that the foregoing shall not apply to sales of Seller’s products in the Ordinary Course of Business, which sales to customer accounts are not the subject of any license or exclusivity (other than limited licenses to customers to market and sell products granted in connection with such sales in the Ordinary Course of Business);

•	pay, discharge, settle or satisfy any Assumed Liabilities other than in the Ordinary Course of Business;

•	enter into any transaction that would constitute an Assumed Liability;

•	subject any of the Acquired Assets to any Lien (other than any Lien incurred in the Ordinary Course of Business with respect to Taxes not yet due and payable);

•	enter into any Contract (or oral agreement) which, if entered into prior to April 21, 2023, would be considered a “Material Contract”; or

•	commit or agree (whether or not such Contract, commitment or agreement is legally binding) to do, or authorize, any of the foregoing actions.

No Solicitation. Seller has agreed not to encourage, solicit, initiate, or enter into, any Alternative Transaction Proposals and shall advise Buyer of any Alternative Transaction Proposals (including any inquiries which could reasonably be expected to result in an Alternative Transaction Proposal) and the materials terms thereof.

Indemnification. Seller has agreed to indemnify Buyer for losses and claims against Buyer arising from its breach of any of its representations or warranties or covenants in the Asset Purchase Agreement or any certificates or other documents required thereunder. With respect to breaches of any non-Fundamental Representations, Seller’s indemnity obligations are capped at $20,400,000 and its payment obligations only commence after Buyer has incurred the first $1,020,000 (the “Basket”) of claims otherwise eligible for indemnification. For the avoidance of doubt, Seller is only liable for losses in excess of the Basket. In addition, Seller will not be liable for any individual losses totaling less than $25,000. With respect to breaches of any Fundamental Representations, Seller’s indemnity obligations are capped at the total purchase price.

Buyer has agreed to similar indemnification obligations in favor of Seller with respect to losses and claims arising from its breach of any of its representations or warranties or covenants in the Asset Purchase Agreement or any of the certificates or other documents required thereunder, with Buyer subject to the same deductible and caps figures as Seller.

Seller and Buyer have also agreed to mutual indemnification obligations in favor of the other party with respect to losses and claims arising from any Assumed Liability, Excluded Asset or Excluded Liability, as applicable, for which there is no cap limit.

Conditions to Closing. The consummation of the Asset Sale is subject to the satisfaction or waiver of a number of conditions on or prior to the Closing, including approval of the Asset Sale by stockholders. The obligation of the Seller to sell and the Buyer to purchase the Acquired Assets is subject to various conditions, including in each case the following:

•	the Seller’s performance and satisfaction in all material respects of obligations under the Asset Purchase Agreement, including delivery of required documents;

•	the representations or warranties made in connection with the Asset Purchase Agreement remain true and correct to the extent specified therein;

•	no Material Adverse Effect has occurred;

•	there is no order preventing the transactions contemplated by the Asset Purchase Agreement or any Transaction Document;

•	the consent of Sun Capital, as the majority stockholder of the Company, is obtained; and

•

expiration of the 20-day waiting period following the date on which the Information Statement (in definitive form) was first sent or given to the stockholders of the Company in accordance with Rule 14c-2(b) of the Exchange Act.

Termination. After the Parties execute the Asset Purchase Agreement, such agreement may be terminated at any time prior to the effective time of the Asset Sale:

•	by either Buyer or Seller upon mutual written consent;

•

by either Buyer or Seller providing written notice to the other party if (A) the Asset Sale has not been consummated by July 20, 2023 (the “Outside Date”); provided that the Outside Date shall automatically be extended for one additional 30-day period in the event that the SEC elects to review the Information Statement prior to the mailing of the definitive Information Statement to the stockholders of the Seller, or (B) any order permanently restraining, enjoining or otherwise prohibiting the consummation of the Asset Sale shall become final and non-appealable; provided that the right to terminate the Asset Purchase Agreement pursuant to this clause (B) shall not be available to any Party that has breached in any material respect its obligations under the Asset Purchase Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the transactions contemplated thereby;

•

by either Buyer or Seller if the closing conditions are not satisfied because, due to the action or inaction of the other party, such party breaches one or more of its representations, and the breaching party does not cure such breach within a certain period of time as specified in the Asset Purchase Agreement; and

•

by Seller, until 30 days after April 21, 2023 or, if earlier, the Closing Date, in the event that Seller, in accordance with the terms of the agreement, determines to accept proposal for an alternative transaction that would result in a transaction that, if consummated, would be more favorable to the Company stockholders, provided that (i) such proposed transaction includes, subject to certain conditions described in the Asset Purchase Agreement, a bona fide proposal or offer relating to a merger, consolidation or similar transaction, a sale of all or substantially all of the Company’s assets or any tender offer or exchange offer to acquire all of the Company’s outstanding common stock and (ii) Seller pays to Buyer a termination fee in the amount of $3,570,000.

Operations of the Company Following the Asset Sale

In connection with the Closing, Buyer and Seller will enter into the License Agreement, pursuant to which Buyer will provide Seller with an exclusive license to use all the intellectual property assets related to the Vince Business in certain product categories and territories as set forth in the License Agreement and the go-forward business of the Buyer will be governed by the Operating Agreement.

License Agreement. In connection with the Closing, Seller and Buyer will enter into a License Agreement (the “License Agreement”). The License Agreement provides Vince with a license to use the Licensed Property (as defined therein) in the Territory, which is defined as the United States, Canada, Andorra, Austria, Germany, Switzerland, Belgium, Netherlands, Luxembourg, France, Monaco, Liechtenstein, Italy, San Marino, Vatican City, Iceland, Norway, Denmark, Sweden, Finland, Spain, Portugal, Greece, Republic of Cyprus (excluding Northern Cyprus), United Kingdom, Ireland, Australia, New Zealand, Mainland China, Hong Kong, Macau, Taiwan, Singapore, Japan and Korea (the “Core Territory”), together with all other territories (the “Option Territory”), which Option Territory may be changed unilaterally by ABG Vince at any time after the effective date of the License Agreement. Additionally, Vince may use the Licensed Property to design, manufacture, promote, market, distribute, and sell ready-to-wear Sportswear Products and Outerwear Products (the “Core Products”) and Home Décor and Baby Layettes (the “Option Products,” together with the Core Products, the “Licensed Products”), which Option Products may be changed unilaterally by ABG Vince at any time after the effective date of the License Agreement.

Subject to ABG Vince’s rights to unilaterally change the Option Territory and Option Products, ABG shall not undertake, or authorize a third party to undertake, among other things, (i) the distribution and sale of Licensed Products to be sold in the Territory; (ii) the operation of Licensed Property-branded retail locations located in the Core Territory; (iii) the operation of the website www.vince.com; and/or (iv) the operation of any e-commerce website, including any mobile variations thereof, that is in each case branded with the Licensed Property for the sale of Licensed Products into the Territory.

The initial term of the License Agreement begins on the date on which the Closing actually occurs (the “Closing Date”) and ends at the end of Vince’s 2032 fiscal year, unless sooner terminated pursuant to the terms of the License Agreement. Vince has the option to renew the License Agreement on the terms set forth in the License Agreement for eight consecutive periods of ten years each, unless the License Agreement is sooner terminated pursuant to its terms or Vince is in material breach of the License Agreement and such breach has not been cured within the specified cure period. Vince may elect not to renew the term for a renewal term. Vince may terminate the License Agreement if ABG Vince materially breaches any of its express representations or express warranties therein, and such breach has not been cured within the specified cure period. ABG Vince may terminate the License Agreement in the event Vince materially breaches the License Agreement and such breach has not been cured within the specified cure period. In addition, ABG Vince may terminate the License Agreement in the event of: (i) Vince’s failure to make any payment required under the License Agreement if such failure is not cured within the specified cure period; (ii) Vince’s failure to comply with the same provision of the License Agreement after recurrence and if such failure is not cured within the specified cure period; (iii) Vince’s failure to operate and/or maintain at least 45 retail store locations; (iv) Vince’s failure to procure or maintain insurance required under the License Agreement if such failure is not cured within the specified cure period; (v) Vince’s gross negligence or wanton misconduct if such actions are not cured within the specified cure period; (vi) the cessation of Vince’s operations; (vii) Vince makes an assignment for the benefit of creditors or files for bankruptcy, insolvency or similar laws, if such filing is not dismissed or stayed within the specified period; or (viii) Vince’s failure to achieve Minimum Net Sales in any three consecutive Contract Years during the Term. Vince will pay Buyer a royalty on net sales of Licensed Products and will commit to an annual guaranteed minimum royalty of $11.0 million and annual minimum net sales as specified in the License Agreement, in each case, during the initial term of the License Agreement, except that the guaranteed minimum royalty and minimum net sales for the first contract year during the initial term will be prorated to the period beginning on the Closing Date and ending at the end of Vince’s 2023 fiscal year. The annual guaranteed minimum royalty and annual minimum net sales for each subsequent renewal term will be the greater of (i) a percentage as set forth in the License Agreement of the guaranteed minimum net royalty or the minimum net sales (as applicable) of the immediately preceding contract year, and (ii) the average of actual Royalties (as defined in the License Agreement, with respect to the guaranteed minimum royalty) or actual Net Sales (as defined in the License Agreement, with respect to the annual minimum net sales) during certain years as set forth in the License Agreement of the preceding initial term or renewal term (as applicable). Vince will pay royalties comprised of a low single digit percentage of net sales arising from retail and e-commerce sales of Licensed Products and a mid single digit percentage of net sales arising from wholesale sales of such Licensed Products.

Operating Agreement. In connection with the Closing, Seller and Buyer will enter into an Amended and Restated Limited Liability Company Agreement of ABG-Viking, LLC (the “Operating Agreement”), which will evidence the ownership by Seller of the Seller Units and, among other things, will provide for the management of the business and the affairs of the Buyer, the allocation of profits and losses, the distribution of cash of the Buyer among its members and the rights, obligations and interests of the members to each other and to the Buyer. Pursuant to the Operating Agreement, Buyer will have the unilateral right to license and manage the intellectual property and related assets acquired from Seller pursuant to the Asset Sale that were previously managed by Seller prior to the Asset Sale, except that, as long as Seller holds at least a mid-teens percentage of the Buyer’s equity interests, Buyer must obtain Seller’s consent before making certain corporate and strategic actions. In exchange for its management services, ABG Vince will pay Authentic a quarterly management fee in an amount equal to the sum of (i) a percentage of Buyer’s gross revenues (less marketing and advertising payments received by ABG Vince from contractual counterparties which are required to be expended by ABG Vince on Marketing and Advertising (“Must Spend Marketing”) and certain commissions) for such quarterly period generated from the License Agreement entered into by Buyer and Seller at the Closing as specified in the License Agreement, plus (ii) a percentage of Buyer’s gross revenues (less Must Spend Marketing and certain commissions) for such quarterly period generated from all third-party licenses as specified in the License Agreement. After payment of the management fee and other specified costs and expenses, net available cash will be distributed to the members of Buyer (i.e., Seller and ABG Intermediate) on a pro rata basis.

Consequently, the Company’s existing management and Board will continue to have nominal direct operations and limited assets consisting primarily of holding its equity interests in Seller, indirectly holding its minority equity interest in Buyer through Seller, fulfilling its indirect rights and obligations under the Operating Agreement after the Closing and exercising its consent rights under the Operating Agreement after the Closing through Seller.

Although the final terms of the Asset Sale are expected to be materially similar to the terms described in this item, the Board may, in its sole discretion, change the terms of the Asset Sale to take into account a change in circumstances and may determine not to implement the Asset Sale.

Explanation of Material Differences in the Rights of Stockholders as a Result of the Asset Sale, if Material

There would be no material differences in the rights of stockholders as a result of the Asset Sale.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences relating to the proposed Asset Sale. The summary does not consider the effect of any applicable foreign, state, local or other tax laws nor does it address tax consequences applicable to stockholders that may be subject to special federal income tax rules. The following summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions. Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

Buyer will be an entity classified as a partnership for U.S. federal income tax purposes in connection with the completion of the Asset Sale and the Company’s receipt of the Equity Consideration. Consequently, the Company expects the Company’s receipt of the Equity Consideration from Buyer to be treated as the contribution and exchange of a 25% undivided interest in the Acquired Assets from the Company to Buyer (and the Buyer’s assumption of 25% of the Assumed Liabilities from the Company) in a tax-deferred transaction governed by Section 721(a) of the Code. The Company also expects the Company’s receipt of the Cash Consideration from Buyer and the Buyer’s assumption of 75% of the Assumed Liabilities from the Company will be treated as a taxable disposition of a 75% undivided interest in the Acquired Assets from the Company to Buyer. Based upon preliminary estimates, the Company believes that it will not recognize a material tax liability for U.S. federal income tax purposes from the Asset Sale because the taxable income the Company will recognize from the Asset Sale will be offset by the Company’s available net operating loss carryforwards and other applicable tax assets of the Company. Furthermore, a partnership, as an entity, is generally not subject to U.S. federal income tax but each partner subject to U.S. federal income tax or reporting requirements will be required to report on its federal income tax or information return its share of the income, gains, losses, deductions or credits for the partnership’s taxable year ending within or with such partner’s taxable year, whether or not cash or other property is distributed to such partner.

The Equity Consideration received by the Company in the Asset Sale will be treated as a partnership interest in Buyer for U.S. federal income tax purposes. Going forward, the Company will be allocated its allocable share of items of income and losses arising from Buyer’s ongoing operations with respect to the Company’s ownership of the Equity Consideration, subject to certain adjustments pursuant to the U.S. federal income tax rules that govern the allocation of taxable income of an entity classified as a partnership for U.S. federal income tax purposes among its partners.

The Company’s initial tax basis in the Equity Consideration received in the Asset Sale will, for U.S. federal income tax purposes, be equal to (i) the Company’s tax basis in a 25% undivided interest in the Acquired Assets that the Company will contribute to Buyer in exchange for the Equity Consideration, less (ii) 25% of certain of the Assumed Liabilities that Buyer will assume from the Company, plus (iii) Buyer’s allocable share of liabilities of the Buyer, which allocable share will be determined by the U.S. federal income tax rules governing the ownership of equity interests in an entity classified as a partnership. Buyer’s holding period in the Equity Considerations received from Buyer will, for U.S. federal income tax purposes, include Buyer’s holding period in a 25% undivided interest in the Acquired Assets that the Company will contribute to Buyer in exchange for the Equity Consideration.

For U.S. federal income tax purposes, Buyer’s initial tax basis in a 25% undivided interest in the Acquired Assets that Buyer received from the Company in exchange for the Equity Consideration will generally be equal to the Company’s tax basis in such Acquired Assets immediately prior to completing the Asset Sale, and Buyer’s holding period in such Acquired Assets will include the Company’s holding period in such assets. Buyer’s initial tax basis in the remaining 75% undivided interest in the Acquired Assets that Buyer will acquire from the Company for cash will be equal to the amount of cash consideration paid by Buyer to the Company, plus 75% of certain Assumed Liabilities that Buyer assumed from the Company pursuant to the Asset Sale, and Buyer’s holding period in such Acquired Assets will begin on the day following the completion of the Asset Sale.

The determination of to what extent the Company’s tax attributes will be available to offset the gain the Company will recognize from the Asset Sale is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that the Company may incur some amount of U.S. federal income tax liabilities as a result of the proposed Asset Sale.

While the Company does not anticipate any direct tax consequence to the stockholders as a result of the Asset Sale, each holder of the Company’s common stock is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and also as to any state, local, foreign or other tax consequences based on his or her own particular facts and circumstances.

Accounting Treatment of the Asset Sale

In accordance with accounting principles generally accepted in the United States, following the consummation of the Asset Sale, the Company will remove the assets sold in the Asset Sale from the Company’s consolidated balance sheet and record a gain or loss on the sale of such assets equal to the difference between the aggregate consideration received and the Company’s book value of the net assets sold. The Company will also record an investment in ABG Vince related to the Equity Consideration received.

Regulatory Approvals

Other than the approval of the Asset Purchase Agreement by the Company’s stockholders under the Delaware General Corporation Law, the Company is not aware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Asset Purchase Agreement or completion of the Asset Sale.

Presentation by the Company’s Financial Advisor

Solomon Partners (“Solomon”) presented a financial analysis of the Asset Sale to the Board on April 20, 2023.

Solomon provided its analysis for the information and assistance of the Board in connection with its consideration of the Asset Sale. The Solomon analysis constituted neither an opinion as to the fairness of the Asset Sale to the Company or any other party or entity nor a recommendation as to how the Board, any stockholder of the Company or any other entity should vote, consent or act with respect to the Asset Sale or any other matter.

In connection with preparing its financial analysis, Solomon, among other things:

•	reviewed certain publicly available financial statements and other information of the Company;

•

reviewed certain internal financial statements and other financial and operating data concerning the Company and the assets of the Company being sold in the Asset Sale (such assets, the “Vince IP”), in each case prepared and provided to Solomon by the management of the Company and approved for Solomon’s use by the Company;

•

reviewed certain financial projections for the Company, ABG Vince, the Company’s ownership of equity of ABG Vince as a result of the Asset Sale (the “Projections”) and considered cash tax savings to the Company arising from the use of Company tax attributes arising from the Company’s net operating losses (“NOLs”), in each case prepared and provided to Solomon by the management of the Company and approved for Solomon’s use by the Company;

•	discussed the past and current operations, financial condition and prospects of the Company, as well as the prospects of ABG Vince, with the respective managements of the Company and Authentic;

•	reviewed publicly available information regarding the financial terms of certain transactions that Solomon deemed relevant, in whole or in part, to the Asset Sale;

•	participated in certain discussions among management and other representatives of each of Authentic and the Company;

•	reviewed near-final forms of the transaction agreements as of April 20, 2023; and

•	performed such other analyses and reviewed such other material and information as Solomon deemed appropriate.

Solomon assumed and relied upon the accuracy and completeness of the information reviewed by Solomon for the purposes of its analysis and Solomon did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. Solomon relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to Solomon’s analysis. With respect to the Projections, Solomon assumed that the Projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and ABG Vince, as applicable, as well as of the NOLs. Solomon did not conduct a physical inspection of the facilities or property of the Company or ABG Vince or of the Vince IP. Solomon did not assume any responsibility for or perform any independent valuation or appraisal of any assets or liabilities of the Company or ABG Vince, nor was Solomon furnished with any such valuation or appraisal. The following analyses do not reflect any benefit the Company would receive from ABG Vince as a result of ABG Vince entering into new licenses and bringing in new revenue. Furthermore, Solomon did not advise on any tax, accounting, legal or regulatory effects of the Asset Sale or the structure of the Asset Sale on any person or entity, and Solomon assumed the correctness in all respects material to its analysis of all tax, accounting, legal and regulatory advice given to the Company.

Solomon assumed that the definitive agreements for the Asset Sale, when signed by the parties thereto, would be substantially the same as the draft agreements reviewed by Solomon and would not vary in any respect material to its analysis. Solomon also assumed that the Asset Sale would be consummated in accordance with the terms of such agreements, without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Asset Sale, no delay, limitation, restriction or condition would be imposed on or would occur that would have an adverse effect on the Company, ABG Vince or the contemplated benefits of the Asset Sale. Solomon has further assumed that all representations and warranties set forth in such agreements were and would be true and correct as of all the dates made or deemed made and that all parties to such agreements would comply with all covenants of such parties thereunder.

Solomon’s analysis was necessarily based on economic, market and other conditions as in effect on, and the information made available to Solomon as of April 19, 2023. In particular, Solomon did not express any opinion or analysis as to the impact of the Asset Sale on, or as to, the solvency or viability of the Company, Authentic or ABG Vince, or the ability of the Company, Authentic or ABG Vince to pay their respective obligations when they come due. Furthermore, the analysis by Solomon did not address the Company’s underlying business decision to undertake the Asset Sale, and its analysis did not address the relative merits of the Asset Sale as compared to any alternative transactions or business strategies that might have been available to the Company. The analysis by Solomon did not address any aspect or implication of the Asset Sale or any agreement, arrangement or understanding entered into in connection with the Asset Sale or otherwise, except as expressly identified herein. Solomon expressed no view as to, and its analysis did not address, the amount or terms or any aspect of any compensation to any officers, directors or employees of any parties to the Asset Sale, or any class of such persons, nor was the analysis an opinion as to the fairness (financial or otherwise) of any consideration to be received or paid by the Company in the Asset Sale or any other terms, nature or aspect of the Asset Sale.

The following summarizes the significant financial analyses performed by Solomon and provided to, and reviewed with, the Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand Solomon’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Solomon’s financial analyses. The following summary, however, does not purport to be a complete description of the financial analyses performed by Solomon, nor does the order of analyses described represent relative importance or weight given to those analyses by Solomon. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 19, 2023, and is not necessarily indicative of current market conditions.

Selected Transactions Analyses – Valuation of the Vince IP

Solomon analyzed certain publicly available information relating to the following selected transactions for the sale of intellectual property of a target in the retail industry since February 2015 (collectively, the “selected transactions”):

Target	Acquiror	Announcement Date
Express	WHP Global	December 2022
Isaac Mizrahi	WHP Global	May 2022
Martha Stewart / Emeril Lagasse	Marquee Brands	April 2019
Hi-Tec	Cherokee Global Brands	November 2016
GAIAM (Branded Consumer Products Business)	Sequential Brands Group	May 2016
Joe’s Jeans	Sequential Brands Group	September 2015
Pony (North America)	Iconix Brand Group	February 2015
Strawberry Shortcake	Iconix Brand Group	February 2015

Although none of the selected transactions is directly comparable to the Asset Sale, the selected transactions involved the sale of intellectual property assets of retailers that, for the purposes of analysis, may be considered similar to a sale of the Vince IP, and consequently, the selected transactions may be considered similar to the Asset Sale for purposes of analysis.

For each of the selected transactions, using publicly available information, Solomon calculated the multiple of the royalty income from the target’s intellectual property assets represented by the transaction value for the sale of such intellectual property assets.

Solomon then calculated an illustrative range of implied values of the Vince IP by applying the range of valuation multiples from the precedent selected transactions of 3.3x to 6.7x to the estimated implied royalty income for fiscal year 2023 from the Vince IP, as contained in the Projections. The following tables presents the results of this analysis:

	Selected Transactions Range	Implied Range of Values for the Vince IP (in millions)
2023E Implied Royalty Income from Vince IP (per the Projections)	3.3x – 6.7x	$57.2 – $117.5

	Selected Transactions Median	Implied Value for the Vince IP (in millions)
2023E Implied Royalty Income from Vince IP (per the Projections)	5.3x	$92.6

Illustrative Discounted Cash Flow Analysis – Vince IP

Solomon performed an illustrative discounted cash flow analysis on the projected royalties from the Vince IP using the Projections.

Using discount rates ranging from 14.1% to 16.1%, reflecting estimates of what the weighted average cost of capital would be for a company that would hold the Vince IP, Solomon discounted to present value as of May 31, 2023, (i) estimates of free cash flow from the projected royalties from the Vince IP through fiscal year-end 2032, as reflected in the Projections, and (ii) a range of illustrative terminal values for the free cash flow from the projected royalties from the Vince IP, which terminal values were calculated by applying perpetuity growth rates ranging from (1.0) to 1.0% to a terminal year estimate of the free cash flow from projected royalties from the Vince IP, as reflected in the Projections. In addition, as part of this analysis, Solomon analyzed a scenario where there were no free cash flows after the end of the terminal year due to the termination of all royalties after the end of the terminal year.

Adding the ranges of present values of the estimates of free cash flow and terminal values generated as described above, Solomon derived ranges of illustrative total values for the Vince IP of $80.0 million to $131.9 million.

Illustrative Discounted Cash Flow Analysis – The Equity Consideration

Solomon performed an illustrative discounted cash flow analysis on the income from a 25% ownership in ABG Vince using the Projections.

Using discount rates ranging from 14.1% to 16.1%, reflecting estimates of what ABG Vince’s weighted average cost of capital would be, Solomon discounted to present value as of May 31, 2023, (i) estimates of free cash flow from the income from a 25% ownership in ABG Vince through fiscal year-end 2032 as reflected in the Projections, and (ii) a range of illustrative terminal values for the free cash flows from the income from a 25% ownership in ABG Vince, which terminal values were calculated by applying perpetuity growth rates ranging from (1.0) to 1.0% to a terminal year estimate of the free cash flow from the income from a 25% ownership in ABG Vince, as reflected in the Projections. In addition, as part of this analysis, Solomon analyzed a scenario where there were no free cash flows after the end of the terminal year due to the termination of all royalty income at the end of the terminal year.

Adding the ranges of present values of the estimates of free cash flow and terminal values generated as described above, Solomon derived ranges of illustrative present values for a 25% ownership in ABG Vince of $15.6 million to $25.8 million.

Using discount rates ranging from 10.4% to 12.4%, reflecting estimates of what the Company’s weighted average cost of capital would be after the closing of the Asset Sale, Solomon discounted to present value as of May 31, 2023, the cash taxes saved from utilization of Company NOLs through fiscal year-end 2032.

Adding the ranges of present values of the estimates of cash taxes saved as a result of the Company NOLs, Solomon derived ranges of illustrative present values of total taxes saved of $6.5 million to $7.1 million.

Solomon then added (a) the ranges of obtained by adding the present values of the estimates of free cash flows and the terminal values described, plus (b) the ranges of present values of total cash taxes saved, plus (c) the $76.5 million of cash consideration being paid to the Company in the Asset Sale, to derive a range of implied transaction values of $98.6 million to $109.4 million.

Miscellaneous

Solomon performed a variety of financial analyses, the material portions of which are summarized above. The preparation of these analyses is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Solomon’s analysis. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Asset Sale.

Solomon prepared these analyses for the information and assistance of the Board in connection with its consideration of the Asset Sale. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which any businesses actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Authentic, ABG Vince, Solomon or any other person assumes responsibility if future results are materially different from those forecast.

The Asset Sale terms were determined through arm’s-length negotiations between the Company and Authentic and were approved by the Board. Solomon provided advice to the Board during these negotiations. Solomon did not, however, recommend any specific amount of consideration to the Board or the Company or that any specific amount of consideration constituted the only appropriate consideration for the Asset Sale.

As described above, Solomon’s analysis to the Board was one of many factors taken into consideration by the Board in making its determination to approve the transaction agreements.

Natixis, S.A. (“Natixis”), the holder of a majority of Solomon’s outstanding voting equity, is, together with its affiliates, engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management, insurance and other financial and non-financial activities and services for various persons and entities. Natixis and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Authentic, ABG Vince and/or any of their respective affiliates and third parties, including Sun Capital, the Company’s majority stockholder, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the Asset Sale. In addition, Natixis and its affiliates may have co-invested with Sun Capital and its affiliates from time to time and may have invested in limited partnership units of affiliates of Sun Capital from time to time and may do so in the future.

The Company selected Solomon as its financial advisor because it is a recognized financial advisory firm that has substantial experience in transactions similar to the Asset Sale. Pursuant to a letter agreement, dated August 12, 2022, the Company engaged Solomon to act as its financial advisor in connection with the proposed transaction. The engagement letter between the Company and Solomon provides for a transaction fee, which is contingent upon the closing of the Asset Sale. In addition, the Company has agreed to reimburse Solomon for its expenses and to indemnify Solomon against certain liabilities arising out of its engagement by the Company. Solomon has not during the two years prior to the date hereof provided any financial advisory services to the Company, Authentic, or ABG Vince for which Solomon received payment. Solomon has during the last two years provided financial advisory services to Sun Capital and/or its affiliates or portfolio companies for which Solomon has received compensation. In the future, Solomon, Natixis and their respective affiliates may provide financial advisory services to the Company, Authentic, ABG Vince, Sun Capital, or their respective affiliates or, in the case of Sun Capital, portfolio companies, and in the future may receive compensation for rendering these services.

FORECASTS

Unaudited Financial Forecasts Relating to the Asset Sale

In connection with the proposed Asset Sale, the Company’s management prepared forecasts relating to the Company after giving effect to the Asset Sale that included non-public historical and projected financial data relating to the Company (the “Forecasts”). The Forecasts were provided to Solomon for its use and consideration in its financial analysis in preparation of its advice to the Company. The Forecasts assumed, among other things, the Company will be paying royalties to ABG Vince based on net sales and certain third-party licenses and related royalty income will be contributed to ABG Vince as part of the Asset Sale and excluded any potential cost savings or other benefits following and as a result of the Asset Sale. The Forecasts do not take into account all the possible financial and other effects on the Company of the Asset Sale, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Asset Purchase Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Asset Purchase Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Asset Sale.

The summary of these Forecasts is being included in this Information Statement to give the Company’s stockholders access to the information that was provided to the Board and Solomon in the course of evaluating the Asset Sale. The inclusion of this information should not be regarded as an indication that the Company or its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such Forecasts set forth below should not be relied on as such.

The Forecasts were not prepared with a view toward public disclosure, nor were they prepared in compliance with generally accepted accounting principles in the United States (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The Forecasts are subject to various risks, including, among others, the potential impact of the announcement or consummation of the Asset Sale on the Company; the satisfaction of the conditions to consummate the Asset Sale, the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement; the amount of the costs, fees, expenses and charges related to the Asset Sale; changes in the general economic environment, or social or political conditions, that could affect the business of the Company; and other factors as set forth in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information” of this Information Statement.

The prospective financial information included in this document has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this document relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

Furthermore, the Forecasts do not take into account any circumstances or events occurring after April 7, 2023, the date they were prepared. The Company cannot give assurance that, had the Forecasts been prepared as of the date of this Information Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, the Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. Further, the Forecasts do not take into account the effect on the Company of any possible failure of the Asset Sale to occur. Neither the Company nor its affiliates, officers, directors, advisors or other representatives made, makes or is authorized in the future to make any representation to any stockholder of the Company or other person regarding the Company’s ultimate performance compared to the information contained in the Forecasts or to the effect that the future financial and operating performance set forth in the Forecasts will be achieved. The inclusion of the Forecasts herein should not be deemed an admission or representation by the Company or its advisors or any other person that it is viewed as material information of the Company, particularly in light of the inherent risks and uncertainties associated with such Forecasts.

Company Prepared Forecasts

	Fiscal Year
(Amounts in millions)	2023E		2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Net Sales(1)	$325.9		$358.0	$389.3	$419.7	$445.3	$471.2	$491.6	$511.2	$527.2	$542.3
Royalties from Net Sales	$14.8	(2)	$16.3	$17.6	$18.9	$20.0	$21.1	$22.0	$22.8	$23.5	$24.2
Royalties from Existing Third-Party Licenses	$2.7	(2)	$3.1	$3.4	$3.7	$3.9	$4.0	$4.1	$4.1	$4.2	$4.2

(1)	Excludes royalty income from existing third-party licenses being contributed to ABG Vince in the Asset Sale.
(2)	2023E will be pro rated based on the closing date of the Asset Sale.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of the Company’s common stock as of April 14, 2023:

•	each person, or group of persons, who beneficially owns more than 5% of the Company’s capital stock;

•	each named executive officer within the meaning of Rule 402(m)(2) under the Securities Act of 1933, as amended (the “Named Executive Officers”);

•	each of the Company’s directors; and

•	all directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of the Company’s common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 14, 2023 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

The calculation of the percentage of beneficial ownership is based on 12,350,779 shares of the Company’s common stock outstanding on April 14, 2023.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Vince Holding Corp., 500 5th Avenue, 20th Floor, New York, NY 10110.

Name of Beneficial Owner	Shares Beneficially Owned Number	Percentage of Shares Beneficially Owned Percentage
5% Stockholder:
Sun Capital (1)	8,481,318	68.7%
Fund 1 Investments, LLC	1,225,781	9.9%
Named Executive Officers & Directors:
Jack Schwefel	29,425	*
David Stefko (2)	133,464	1.1%
Marie Fogel (2)	19,053	*
Lee Meiner (2)	14,636	*
Matthew Garff (2)(3)	—	—
Jerome Griffith (2)	45,699	*
Robin Kramer (2)	17,460	*
Michael Mardy (2)	31,651	*
Eugenia Ulasewicz (2)	33,078	*
All Executive Officers and Directors as a Group (10 Persons):	215,975	1.7%

*	Represents less than 1.0%.
(1)

Includes 6,250,279 shares held of record by Sun Cardinal, LLC (“Sun Cardinal”), 2,083,432 shares held of record by SCSF Cardinal, LLC (“SCSF Cardinal”) and 147,607 shares held of record by SK Financial Services, LLC (“SK Financial Services”). Sun Cardinal is a wholly owned subsidiary of Sun Capital Partners V, L.P. (“SCP V”). SCSF Cardinal is jointly owned by Sun Capital Securities Offshore Fund, Ltd. (“SCSF Offshore”) and Sun Capital Securities Fund, L.P. (“SCSF LP”). SK Financial Services is jointly owned by SCSF Offshore, SCP V and SCSF LP. Indirectly through their respective living trusts, Messrs. Marc J. Leder and Rodger Krouse each control 50% of the shares in Sun Capital Partners V, Ltd. (“Sun Partners V Ltd”), which in turn is the general partner of Sun Capital Advisors V, L.P. (“Sun Advisors V”), which in turn is the general partner of SCP V. As a result, Messrs. Krouse and Leder (and/or their respective living trusts), Sun Partners V Ltd, Sun Advisors V and Sun Partners V LP may be deemed to have indirect beneficial ownership of the securities owned directly by Sun Cardinal. Each of Messrs. Krouse and Leder also controls, indirectly through their respective living trusts, 50% of the membership interests in Sun Capital Securities, LLC (“SCSF LLC”), which in turn is the general partner of Sun Capital Securities Advisors, LP (“SCSF Advisors”), which in turn is the general partner of SCSF LP. As a result, Messrs. Krouse and Leder (and their respective living trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SCSF Cardinal. Further, each of Messrs. Krouse and Leder (and their respective living trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SK Financial Services. Each of Messrs. Krouse and Leder (and their respective living trusts), Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore expressly disclaims beneficial ownership of any securities in which they do not have a pecuniary interest. The business address for Messrs. Krouse and Leder, Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, 4th Floor, Boca Raton, FL 33486.
(2)

Includes the following restricted stock units (“RSUs”) that have vested or will vest within 60 days of April 14, 2023, respectively: 8,928 RSUs granted to Mr. Schwefel, 11,718 RSUs granted to Mr. Stefko, 9,642 RSUs granted to Ms. Fogel, 8,304 RSUs granted to Mr. Meiner, 5,266 RSUs granted to Mr. Griffith, 5,266 RSUs granted to Ms. Kramer, 5,266 RSUs granted to Mr. Mardy and 5,266 RSUs granted to Ms. Ulasewicz.

(3)	The business address for Mr. Garff is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, 4th Floor, Boca Raton, FL 33486.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the reporting and information requirements of the Exchange Act, and as a result files reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Company, that file electronically with the SEC. The Company also maintains a website at www.vince.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, the Company’s website is not part of this Information Statement.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information the Company files with it into this Information Statement, which means that the Company can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Information Statement.

The Company incorporates by reference the documents listed below:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022, filed with the SEC on April 29, 2022;

•

the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2022, July 30, 2022 and October 29, 2022, filed with the SEC on June 9, 2022, September  12, 2022 and December 13, 2022, respectively;

•	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

•

the Company’s Current Reports on Form 8-K (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K), filed with the SEC on June 9, 2022, September  30, 2022, December  23, 2022, January  20, 2023 and April 24, 2023; and

•

the description of the Company’s securities filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022, filed with the SEC on April 29, 2022 and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a free copy of these filings incorporated by reference in this Information Statement, other than an exhibit to these filings unless the Company has specifically incorporated that exhibit by reference into this filing, without charge, by written or telephonic request directed to Vince Holding Corp., 500 5th Avenue, 20th Floor, New York, NY 10110, Attention: General Counsel. The Company’s telephone number at that address is (212) 944-2600.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

OTHER MATTERS

Other Business

The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Majority Stockholders.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Vince Holding Corp., 500 5th Avenue, 20th Floor, New York, NY 10110, Attention: General Counsel, or by calling (212) 944-2600. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

* * * * * * * * * * * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/Jonathan Schwefel
Jonathan Schwefel
Chief Executive Officer

ANNEX A

Execution Version

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

AMONG

ABG-VIKING, LLC

as Buyer,

VINCE, LLC

as Seller,

solely for purposes of Sections 6.10, 6.13, 6.14, 9.13 and 9.15 hereof

VINCE HOLDING CORP.

as Seller Guarantor

AND

solely for purposes of Sections 5.5 and 9.16 hereof

ABG INTERMEDIATE HOLDINGS 2 LLC

as Buyer Guarantor

April 21, 2023

INTELLECTUAL PROPERTY ASSET PURCHASE AGREEMENT

This INTELLECTUAL PROPERTY ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of April 21, 2023 (the “Effective Date”), by and among ABG-VIKING, LLC, a Delaware limited liability company (“Buyer”), VINCE, LLC, a Delaware limited liability company (“Seller”), solely for purposes of Sections 6.10, 6.13, 6.14, 9.13 and 9.15 hereof, VINCE HOLDING CORP., a Delaware corporation (“Seller Guarantor”) and, solely for purposes of Sections 5.5 and 9.16 hereof, ABG INTERMEDIATE HOLDINGS 2 LLC, a Delaware limited liability company (“Buyer Guarantor”) Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

A. Seller and the Subsidiaries (defined below) own all right, title and interest in and to the trademark VINCE and derivatives thereof, in each case associated with the Vince Business (collectively, the “Vince Trademark”) and all related Intellectual Property Assets (defined below).

B. Seller desires, for itself and the Subsidiaries, to sell and assign to Buyer, and Buyer desires to purchase from Seller and the Subsidiaries, the Vince Trademark and all related Intellectual Property Assets (excluding the Excluded Assets (defined below)), upon the terms and conditions set forth herein.

C. Seller Guarantor is the indirect owner of one hundred percent (100%) of the equity interests of Seller and will derive substantial economic benefit from the consummation of the transactions contemplated hereby.

D. Buyer Guarantor is the direct owner of one hundred percent (100%) of the equity interests of Buyer and will derive substantial economic benefit from the consummation of the transactions contemplated hereby.

E. On or prior to the date hereof Sun Capital (defined below) executed and delivered a Support Agreement in the form attached hereto as Exhibit A.

Now, therefore, in consideration of the premises and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. Whenever used in this Agreement, unless the context otherwise requires, the following words and phrases have the respective meanings ascribed to them as follows:

“ABG Member” has the meaning ascribed to it in the Buyer Operating Agreement.

“ABL Facility” means that certain Credit Agreement, dated as of August 21, 2018, by and among Seller, the Guarantors (as defined therein) named on Schedule 1.01 thereto, each Lender (as defined therein) from time to time party thereto, each L/C Issuer (as defined therein) from time to time party thereto, and Citizens Bank, N.A., as administrative agent, collateral agent and L/C issuer, as may be amended from time to time.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Adverse Recommendation Change” has the meaning set forth in Section 6.13(c).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and, without limitation of the previous sentence, any Person owning more than fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person. For the avoidance of doubt, (i) (a) with respect to Seller, “Affiliate” shall include the Subsidiaries and (b) Buyer will not be considered an Affiliate of any member of the Company Group; and (ii) with respect to Buyer, no member of the Company Group will be considered an Affiliate of Buyer.

“Agreement” has meaning as set forth in the preamble hereto.

“Alternative Transaction Agreement” shall have the meaning set forth in Section 6.13(c).

“Alternative Transaction Proposal” means any bona fide written inquiry, proposal or offer from any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Buyer or any of its subsidiaries) relating to: (i) any merger, joint venture, consolidation, share exchange, business combination, sale of assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving any member of the Company Group; (ii) any direct or indirect exchange, lease, license, acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of equity interests of any member of the Company Group or of assets or properties that constitute twenty percent (20%) or more of the net revenues, net income, or consolidated assets of the Company Group based on fair market value as determined by the Seller Guarantor Board, or twenty percent (20%) or more of the outstanding equity interests, directly or indirectly, of Seller; (iii) issuance of equity securities in any member of the Company Group; or (iv) any tender offer or exchange offer in which any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) offers to acquire beneficial ownership (as defined in Rule 13d-3(a) of the Exchange Act), or the right to acquire beneficial ownership, of twenty percent (20%) or more of the outstanding common stock of Seller Guarantor.

“Artwork” means all images, artwork, photography, samples, brochures, brand books and guidelines, marketing and sales literature, advertising materials, copy, commercials, catalogues, photographs, display materials, point-of-sale materials, media materials, packaging materials and other similar items and archival material.

“Assigned Contracts” means all of the Contracts listed on Schedule 2.1(b).

“Assignment Consent” has the meaning set forth in Section 2.10.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Basket” has the meaning set forth in Section 7.3(a).

“Bill of Sale” means the Bill of Sale, Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are not required to close in the State of New York.

“Buyer” has the meaning set forth in the preamble hereto.

“Buyer Documents” has the meaning set forth in Section 5.1.

“Buyer Fundamental Representations” means the representations and warranties made in Sections 5.1 (Organization; Authority, and Binding Obligations) and 5.3 (Broker Fees).

“Buyer Guarantor” has the meaning set forth in the preamble hereto.

“Buyer Indemnified Parties” has the meaning set forth in Section 7.2.

“Buyer Obligations” has the meaning set forth in Section 9.16.

“Buyer Operating Agreement” has the meaning set forth in Section 2.6(c).

“Buyer’s Straddle Period License Payments” has the meaning set forth in Section 2.1(c).

“Caleres Agreement” means the Amended and restated License Agreement, effective as of January 1, 2016, by and between Caleres, Inc. (formerly known as Brown Shoe Company) and Seller, as amended.

“Caleres Statement of Royalties” has the meaning set forth in Section 4.12.

“Cap” has the meaning set forth in Section 7.3(b).

“Citizens Consent Letter” means that certain Licensor Consent Letter Agreement, dated as of the Closing Date, by and between Citizens Bank, N.A., Buyer, and Seller, substantially in the form annexed hereto as Exhibit J.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Payment” has the meaning set forth in Section 2.5(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Group” means, collectively, Seller, each Subsidiary, Seller Guarantor, Vince Intermediate Holding, LLC, a Delaware limited liability company.

“Confidentiality Agreement” has the meaning set forth in Section 6.8(a).

“Contract” means any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, or any written concession, contract, lease, agreement or other instrument, obligation, commitment, understanding or arrangement of any kind to which a Person is a party.

“Copyright Assignment Agreement” means that certain Copyright Assignment Agreement, dated as of the Closing Date, by and between Buyer and Seller, substantially in the form annexed hereto as Exhibit C.

“Disclosure Schedules” means the disclosure schedules to this Agreement, attached hereto and made a part hereof.

“Domain Name Assignment Agreement” means that certain Domain Name Assignment Agreement, dated as of the Closing Date, by and between Buyer and Seller, substantially in the form annexed hereto as Exhibit D.

“Effective Date” has the meaning set forth in the preamble hereto.

“Equity Consideration” has the meaning set forth in Section 2.5.

“Exchange Act” has the meaning set forth in Section 6.13(c).

“Excluded Assets” has the meaning set forth in Section 2.2

“Excluded Contracts” has the meaning set forth in Section 2.2

“Excluded Liabilities” has the meaning set forth in Section 2.3.

“Exhibits” means the exhibits to this Agreement, attached hereto and made a part hereof.

“Funded Indebtedness” means any obligations of Seller for borrowed money pursuant to which the applicable creditor has a security interest in the Acquired Assets and which will be paid off, to the extent required to release any Liens on the Acquired Assets, at the Closing (it being understood and agreed, for the avoidance of doubt, that the ABL Facility will be partially paid at Closing to the extent required to release any Liens thereunder on the Acquired Assets).

“Governmental Entity” means any court, administrative agency or commission or any federal, state, provincial, local or foreign governmental entity or municipality or subdivision thereof including any taxing authority, or any agency or instrumentality of such governmental entity, municipalities or subdivision thereof, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or Orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inbound IP Claim” has the meaning set forth in Section 4.5(c).

“Indemnification Notice” has the meaning set forth in Section 7.4(a).

“Indemnified Party” has the meaning set forth in Section 7.4(a).

“Indemnifying Party” has the meaning set forth in Section 7.4(a).

“Independent Expert” has the meaning set forth in Section 2.7.

“Indirect Losses” means (a) any exemplary or punitive damages (other than exemplary or punitive damages recovered by third parties in connection with a Third Party Claim) and (b) any losses to the extent such losses are not available under applicable Law (provided that this clause (b) shall not apply to any losses that are recovered by third parties in connection with a Third Party Claim).

“Information Statement” has the meaning set forth in Section 6.14(a).

“Intellectual Property” means any and all common law or statutory intellectual property and similar proprietary rights existing in any jurisdiction worldwide, including: (a) all issued patents and pending patent applications and all divisions, provisionals, continuations, continuations-in-part, extensions, reexaminations or reissues thereof; (b) all trademark rights and service mark rights (whether registered or unregistered), and all rights in trade names, trade dress, logos, slogans, and other indicia of source or origin, product names, design marks (and all translations, adaptations, derivations and combinations of the foregoing), corporate names, brand names, derivative brands, fictional or assumed names, together with all goodwill connected with the use thereof and symbolized thereby, and all applications, registrations and renewals in connection therewith (collectively, “Trademarks”); (c) all rights in works of authorship including rights with respect to copyrights, designs (including computer aided designs (CADs)), patterns, tech-packs, Artwork, website and social media content, and other copyrightable works (whether or not published), and all applications, registrations, renewals and rights to prepare derivative works in connection therewith; (d) all intellectual property rights in Internet domain names and social media accounts, including social media usernames and handles; (e) all name, image and likeness rights, and all literary, dramatic, music, artistic, moral, and publicity rights; (f) all rights in trade secrets and confidential business or technical information and know-how, including techniques and assembly procedures; (g) all intellectual property rights in technology, software and all electronic data, databases and data collections; (h) all intellectual property rights in advertising material, molds, tradeshow booths, displays, design archives, prototypes; (i) all tangible embodiments of each of the foregoing (in whatever form and media) and (j) all other intellectual property rights and assets.

“Intellectual Property Assets” has the meaning set forth in Section 2.1(a).

“Intellectual Property Registrations” means all Intellectual Property that is subject to any issuance, registration, application or other filing by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including registered trademarks, domain names and registered copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Interim Period” has the meaning set forth in Section 6.1(a).

“Intervening Event” means any event, occurrence, fact, condition, change, development or effect arising after the date hereof that is material to the business, assets or operation of the Company Group, taken as a whole, that (i) is not known and not reasonably foreseeable by the Seller Guarantor Board as of the date hereof (or, if known or reasonably foreseeable, the consequences of which were not known and not reasonably foreseeable by the Seller Guarantor Board as of the date hereof), (ii) does not relate to the receipt, existence or terms of any Alternative Transaction Proposal, and (iii) does not relate to (A) changes in the market price of the outstanding common stock of Seller Guarantor or (B) the Company Group meeting, exceeding published or unpublished revenue or earnings projections (it being understood that the underlying causes of any such changes may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred).

“IP Assignment Agreements” means, collectively, the Trademark Assignment Agreement, the Copyright Assignment Agreement and the Domain Name Assignment Agreement.

“IP Title Defects” has the meaning set forth in Section 6.11.

“IP Title Defect Correction Actions” has the meaning set forth in Section 6.11.

“Knowledge of Seller” means the actual knowledge of Jonathan Schwefel, Amy Levy or Akiko Okuma.

“Laws” means any statute, law (including common law), ordinance, rule, regulation, Order or any other requirement or pronouncement enacted, promulgated, or imposed by any Governmental Entity.

“Liabilities” means any and all debts, liabilities, costs, guarantees, commitments, assessments, expenses, claims, losses, damages, deficiencies and obligations of any nature whatsoever, whether known or unknown, accrued or fixed, accrued or not accrued, choate or inchoate, perfected or unperfected, due or to become due, direct or indirect, whenever or however arising (including whether arising out of any Order, Law or under any Contract).

“License Agreement” has the meaning set forth in Section 4.5(d).

“Lien” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest mortgage, hypothecation, encumbrance, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Liquidated Damages Amount” has the meaning set forth in Section 9.13(c)(iii).

“Listed Intellectual Property” has the meaning set forth in Section 4.5(b).

“Losses” has the meaning set forth in Section 7.8.

“Material Adverse Effect” means any circumstance, event, change or effect that, individually or in the aggregate, (a) prevents, materially impairs, materially impedes or materially delays Seller’s ability to consummate the transactions contemplated by this Agreement or (b) has or would reasonably be expected to have a material adverse effect on the Intellectual Property Assets or the business, results of operations or condition (financial or otherwise) of Seller; provided, however, that, for the purposes of clause (b), “Material Adverse Effect” shall not include any circumstance, event, change or effect, directly or indirectly, arising out of or resulting from any of the following, either alone or in combination: (i) any changes in global, national or regional, political or economic conditions, including securities, credit, financial or other capital markets conditions; (ii) any failure, in and of itself, by Seller to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (provided that the exception in this clause (ii) shall not prevent or otherwise affect a determination that any circumstance, event, change or effect underlying such failure has resulted in or contributed to a Material Adverse Effect); (iii) the execution and delivery of this Agreement or any other Transaction Document (provided that this clause (iii) shall not apply to any representation or warranty that addresses the consequences resulting from the execution and delivery of this Agreement or any other Transaction Document, the performance of a party’s obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby); (iv) changes in Laws applicable to Seller, the enforcement or interpretation thereof following the date of this Agreement, or any action required to be taken under Law; (v) earthquakes, pandemics, epidemics, geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military actions threatened, existing or underway as of the date of this Agreement; (vi) any change in accounting principles required by GAAP or applicable regulations; (vii) any action taken with the express written consent or at the express written request of Buyer, including pursuant to the express terms of the Transaction Documents; or (viii) any change or effect that arises out of or is directly attributable to the announcement or pendency of this Agreement or the transactions contemplated by this Agreement, including any reduction in revenues or income, any loss of customers, any disruption in supplier, distributor or similar relationships; and provided further that in the case of clauses (i), (iv), (v) or (vi) such event, occurrence, fact, condition or change does not have a disproportionate effect on the Intellectual Property Assets or Seller relative to other companies or businesses engaged in the industry in which Seller operates.

“Material Contracts” means all Contracts (a) to which any member of the Company Group is a party or by which any member of the Company Group is bound in connection with the Vince Business, the Acquired Assets or the Assumed Liabilities, in each case, (i) that relate to the licensing of any of the Acquired Assets, other than such Contracts with manufacturers, customers, and other service providers in the Ordinary Course of Business; (ii) granting or evidencing a Lien (other than Permitted Liens and the Liens listed on Schedule 4.4 that will be discharged on or prior to Closing) on any Acquired Asset; (iii) limiting or restricting the ability of Seller or any of the Subsidiaries to (1) engage in the Vince Business in any material capacity (including any oral agreement or other Contract that grants first-refusal, exclusive or similar preferential rights with respect to any of the Acquired Assets and settlement agreements); (2) use any of the Intellectual Property Assets in any capacity; (3) compete with any Person or in any geographical area with respect to the Vince Business; or (iv) relating primarily to the Vince Business and requiring performance by Buyer after the Closing Date, which, in each case, cannot be cancelled without penalty or without more than sixty (60) days’ notice; or (b) relating to the Vince Business (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) between any member of the Company Group and any other member of the Company Group and any current or former officer or director of any entity in the Company Group.

“Mini-Basket” has the meaning set forth in Section 7.3(a).

“Non-Assignable Asset” has the meaning set forth in Section 2.10.

“Oakhurst Agreement” means the License Agreement, dated as of March 21, 2022, by and between Oakhurst Partners LLC, d/b/a Amicale Cashmere and Seller.

“Off-the-Shelf Software” means commercially available off-the-shelf software licensed pursuant to a “shrink-wrap license” (or the functional equivalent).

“Order” means a judgment, charge, stipulation, order, decree, writ, settlement, ruling or injunction of or with a Governmental Entity.

“Ordinary Course of Business” means the ordinary course of day-to-day operations of Seller and the Subsidiaries through the date hereof consistent with past custom and practice.

“Outbound IP Claim” has the meaning set forth in Section 4.5(c).

“Outside Date” has the meaning set forth in Section 9.13(a).

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Payoff Letters” has the meaning set forth in Section 3.3.

“Permitted Liens” means each of the following: (i) Liens approved in writing by Buyer; and (ii) Liens under the License Agreements.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, by and between Buyer and Seller, substantially in the form annexed hereto as Exhibit E.

“Proceeding” means any claim, counterclaim, notice of violation, action, arbitration, inquiry, hearing, audit, suit, Order, proceeding, litigation, citation, summons, subpoena or investigation of any nature, in each case whether, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Purchase Price” has the meaning set forth in Section 2.5(a).

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Consents” has the meaning set forth in Section 4.3.

“Required Stockholder Approval” has the meaning set forth in Section 4.1.

“Royalty Payment” has the meaning set forth in Section 6.12.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning as set forth in the preamble hereto.

“Seller Data” has the meaning set forth in Section 4.5(j).

“Seller Documents” has the meaning set forth in Section 4.1.

“Seller Fundamental Representations” means the representations and warranties made in Sections 4.1 (Authority and Binding Obligation), 4.4 (Title to Acquired Assets; Sufficiency of Assets), 4.5(a)-(e) (Intellectual Property), and 4.10 (Broker Fees).

“Seller Guarantor” has the meaning set forth in the preamble hereto.

“Seller Guarantor Board” has the meaning set forth in Section 6.13(a).

“Seller Guarantor Board Recommendation” has the meaning set forth in Section 4.1.

“Seller Indemnified Parties” has the meaning set forth in Section 7.1.

“Seller Obligations” has the meaning set forth in Section 9.15.

“Seller Privacy Commitments” has the meaning set forth in Section 4.5(j).

“Seller Units” has the meaning set forth in Section 2.5(a).

“Seller’s Straddle Period License Payments” has the meaning set forth in Section 2.2.

“Scheduled IP Title Defects” has the meaning set forth in Section 6.11.

“Stockholder Consent” has the meaning set forth in Section 4.1.

“Straddle Period” has the meaning set forth in Section 6.12.

“Subsidiaries” means each of Vince, LLC Branch, Vince SARL and Vince Group UK Ltd.

“Sun Capital” has the meaning set forth in Section 6.15.

“Superior Proposal” means a Takeout Proposal made after the execution and delivery of this Agreement, having terms that Seller Guarantor Board determines in good faith (after consultation with its financial advisor or outside legal counsel), considering such factors as Seller Guarantor Board considers in good faith to be appropriate, would result in a transaction that, if consummated, would be more favorable to the holders of common stock of Seller Guarantor (solely in their capacity as such) from a financial point of view than the transactions contemplated hereby (taking into account any revisions to this Agreement made or proposed in writing by Buyer prior to the time of such determination and after taking into account those factors and matters deemed relevant in good faith by Seller Guarantor Board, including if deemed relevant by Seller Guarantor Board, the identity of the Person making the proposal, the conditionality of such proposal, the likelihood of consummation in accordance with the terms of such proposal, and the legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal).

“Takeout Proposal” means any bona fide written inquiry, proposal or offer from any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Buyer or any of its Affiliates) relating to: (i) any merger, consolidation, business combination, or other similar transaction involving the Seller Guarantor and a Person that is not an Affiliate of any member of the Company Group as a result of which all of the outstanding shares of the capital stock of the Seller Guarantor are exchanged for, or converted into, cash; (ii) a sale of all or substantially all of the assets of the Seller Guarantor (which for purposes hereof shall not include any sale of assets that, in the aggregate, constitute less than ninety-five (95%) of the net revenues, net income, or consolidated assets of the Company Group based on fair market value as reasonably determined by the Seller Guarantor Board); or (iii) any tender offer or exchange offer in which any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) offers to acquire beneficial ownership (as defined in Rule

13d-3(a) of the Exchange Act), or the right to acquire beneficial ownership, of one hundred percent (100%) of the outstanding common stock of Seller Guarantor (subject to customary rollover or reinvestment by existing stockholders of Seller Guarantor; provided, that, any rollover or reinvestment of more than ten percent (10%) of the common stock of Seller Guarantor in the aggregate shall not be construed as customary for purposes hereof).

“Tax” or “Taxes” means all (a) taxes, charges, withholdings, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, in each case, in the nature of taxes, imposed by any United States federal, state, local or foreign or other Taxing Authority (including those related to income, net income, gross income, receipts, capital, windfall profit, severance, property (real and personal), production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, employment, payroll (including social security contributions), deductions at source, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, value added, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax) and (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return.

“Tax Return” means any return, declaration, form, report, claim, informational return (including all Forms 1099) or statement required to be filed with any Taxing Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxing Authority” means, with respect to any Tax or Tax Return, the authority that imposes such Tax or requires a Person to file such Tax Return and the agency (if any) charged with the collection of such Tax or the administration of such Tax Return, in each case, for such authority.

“Termination Fee” means a cash amount equal to $3,570,000.

“Third Party Claim” has the meaning set forth in Section 7.5.

“Trademark Assignment Agreement” means that certain Trademark Assignment Agreement, dated as of the Closing Date, by and between Buyer and Seller, substantially in the form annexed hereto as Exhibit F.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property”.

“Transaction Costs” means, any and all costs, fees or expenses associated with the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents, including (a) legal and accounting fees incurred in connection with this Agreement or any of the Transaction Documents or any of the transactions contemplated hereunder or thereunder; (b) all legal and accounting fees incurred in connection with paying off and terminating any Funded Indebtedness; and (c) any related Taxes with respect to any of items (a)-(b).

“Transaction Documents” means all agreements, documents, certificates and instruments to be executed by Buyer or Seller in connection with the transactions contemplated under this Agreement or thereunder.

“Transfer Taxes” has the meaning set forth in Section 2.8.

“Transferred Marks” means the trade name Vince and all Trademarks owned by Seller or the Subsidiaries that include the term “VINCE” or any terms confusingly similar thereto, and all other Trademarks owned by Seller or the Subsidiaries that are used primarily in connection with the Vince Business, including the Trademarks set forth on Schedule 4.5(b)(i).

“Treasury Regulations” mean the regulations promulgated under the Code, as such regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

“Vince Brand” means the brand name “VINCE” and, to the extent used by Seller or any of the Subsidiaries, other names similar thereto or constituting abbreviations or extensions thereof.

“Vince Business” means the business of Seller and the Subsidiaries operated as of the date hereof under the Vince Brand.

“Vince License Agreement” means that certain agreement, dated as of the Closing Date, by and between Buyer and Seller, substantially in the form annexed hereto as Exhibit G.

“Vince Trademark” has the meaning set forth in the recitals hereto.

Section 1.2 Rules of Construction. As used in this Agreement, except to the extent that the context otherwise requires: (a) the Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof; (b) where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; (c) the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense and vice versa; (d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated; (e) headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (f) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement they are deemed in all cases to be followed by the words “by way of illustration and not limitation”; (g) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (h) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (i) if any action is to be taken by any Party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day; (j) references to a Person are also to its permitted heirs, successors and assigns; (k) references to “dollar” amounts or “$” shall mean United States dollars; and (l) the use of “or” is not an exclusive concept and may include both of the matters separated by the word “or.”

ARTICLE II

PURCHASE AND SALE OF ACQUIRED ASSETS

Section 2.1 Purchase and Sale of Acquired Assets. On the terms and subject to the conditions of this Agreement, Seller shall sell, transfer, assign and deliver to Buyer, on the Closing Date, free and clear of any Liens (other than Permitted Liens), all of Seller’s right, title and interest in and to the following assets, properties, contracts and rights to the extent used or held for use by Seller, but expressly excluding the Excluded Assets (collectively, the “Acquired Assets”) and no other assets:

(a) the Listed Intellectual Property and all other Intellectual Property owned or held for use by Seller or the Subsidiaries and primarily used or held for use in the Vince Business, together with all rights to enforce such Intellectual Property with respect to past, present and future infringements and misappropriations thereof (excluding, for clarity, the Excluded Assets, the “Intellectual Property Assets”);

(b) the Assigned Contracts, except for any rights to receive Seller’s Straddle Period License Payments;

(c) Buyer’s pro-rated share of any Royalty Payment made by any third-party licensee under the Caleres Agreement and the Oakhurst Agreement during a Straddle Period (“Buyer’s Straddle Period License Payments”);

(d) to the extent within Seller’s possession or control, all original chain of tile documents, prosecution and opposition histories, copies of all records, documents, reports, analyses, and other writings, whether in hard copy or electronic, to the extent primarily relating to the foregoing (a) – (c), including legal files in the possession of Seller’s or the Subsidiaries’ legal departments or maintained by Seller’s attorney(s) or accountant(s);

(e) copies of all lists of commercial customers and licensees that (i) are or (ii) have been used or held for use in the last five (5) years by Seller or the Subsidiaries in connection with the Intellectual Property Assets and the Assigned Contracts;

(f) all consumer data collected and maintained in connection with the operation of the Vince Business, to the extent such consumer data is assignable to Buyer pursuant to the terms of this Agreement in accordance with all applicable Laws and the Seller Privacy Commitments; provided, however, that Buyer may retain a copy of such consumer data during the term of the Vince License Agreement for use in accordance with the terms of the Vince License Agreement;

(g) to the extent transferable, all express and implied warranties, indemnities and guarantees to the extent primarily related to the Intellectual Property Assets or Assigned Contracts;

(h) all proceeds, benefits and assets of the foregoing; and

(i) all claims, demands and causes of action (including all rights in any Proceedings) against third parties solely relating to the foregoing (a)-(i), whether arising by way of counterclaim or otherwise.

Section 2.2 Excluded Assets. Anything to the contrary in Section 2.1 notwithstanding, the Acquired Assets shall exclude and Buyer is not purchasing (a) the rights which accrue to Seller under this Agreement, the Vince License Agreement, and any other agreements entered into in connection with the transactions contemplated hereby, (b) the corporate records of Seller, (c) any of Seller’s rights under any Contract or oral agreement other than the Assigned Contracts (collectively, the “Excluded Contracts”), (d) rights or licenses to any Intellectual Property owned by a third party set forth on Schedule 2.2, other than pursuant to the Assigned Contracts, (e) the capital stock of, or any membership interest, partnership interest or any similar equity interest in, any Person held by Seller, (f) Seller’s pro-rated share of any Royalty Payment made by any licensee under any Assigned Contract during a Straddle Period (the “Seller’s Straddle Period License Payments”) in accordance with Section 6.12, (g) all tangible and real property assets of Seller and the Subsidiaries, excluding all tangible embodiments of any of the Intellectual Property Assets, (h) all physical inventory of products, including products that are in production, (i) all items, assets, and contracts set forth on Schedule 2.2, (j) any (1) Tax refunds with respect to Taxes that are Excluded Liabilities, including, without limitation any Tax refunds of Seller or any of its Affiliates with respect to any tax period and (2) any income Tax Returns of Seller of any of its Affiliates, (k) any assets that are not expressly set forth in Section 2.1 and (l) all claims and causes of action relating to the foregoing (collectively, the “Excluded Assets”).

Section 2.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement or any Transaction Document, Buyer agrees to assume, pay and perform as and when due only the following liabilities and obligations of Seller as of the Closing Date: (a) all Liabilities and obligations of Seller arising under any Assigned Contract after the Closing Date, other than to the extent such liabilities or obligations are a result of Seller’s or any of its Affiliate’s default or breach, prior to the Closing Date, of the provisions of any such Assigned Contract, (b) all Liabilities arising or incurred from and after the Closing Date in connection with Buyer’s ownership, possession or use of the Acquired Assets, and (c) the liabilities and obligations set forth on Schedule 2.3 (collectively, the “Assumed Liabilities”). The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under any arrangements or understanding with Buyer or Seller or any of their respective Affiliates. Other than the Assumed Liabilities, the Buyer shall not assume any liabilities or obligations (including any Excluded Liabilities) of Seller or any of its Affiliates of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 2.4 Excluded Liabilities. Notwithstanding anything contained herein to the contrary, Buyer shall not, nor shall any of its Affiliates, assume or cause to be assumed, or be deemed to have assumed and shall not be liable or responsible to pay, perform or discharge any liabilities or obligations (whether known or unknown, fixed, absolute, matured, unmatured, accrued or contingent, now existing or after the date hereof) of Seller or any of its Affiliates, other than Assumed Liabilities, including, without duplication: (a) if applicable, all expenses related to assignments or transfers of Intellectual Property Assets made to Seller by Affiliates of Seller or predecessors-in-interest of the Acquired Assets prior to Closing (or on or after the Closing Date in connection with any IP Title Defect Corrections Actions required under and pursuant to Section 6.12), including all such legal expenses and filing fees for recordation with applicable Governmental Entities; (b) any and all liabilities for (i) Taxes of or imposed on Seller for any period, (ii) Taxes related or attributable to the Acquired Assets for any taxable period or portion thereof ending on or before the Closing Date, (iii) Transfer Taxes, (iv) Taxes of any Person for which Seller or any beneficial owner of Seller is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or non-U.S. Law), or as a transferee or successor or under any Contract or otherwise and (v) Taxes pertaining to the Excluded Assets or the Excluded Liabilities for any period; (c) any liabilities or obligations arising out of or relating to the employment or termination of employment of any employee or consultant of Seller or any of its Affiliates (including under any employment or related benefits plans), including, all liabilities or obligations arising out of or relating to the termination of any such employee on or after the Closing; (d) liabilities or obligations of Seller arising from an audit, notice of action, penalty, complaint or investigation by the United States Customs and Border Protection, the United States Customs Services or any other Governmental Entity or otherwise relating to any claim of violation of or non-compliance with any Law; (e) liabilities and obligations of arising from the operations of the Vince Business; (f) any amounts due to Seller’s Affiliates; (g) all Transaction Costs of Seller and its Affiliates; (h) any liabilities or obligations of Seller or any of its Affiliates under any Contract or oral agreement other than the Assigned Contracts; (i) any liabilities or obligations of Seller, its Affiliates or the Vince Business prior to the Closing, whether or not such other liabilities or obligations arose before, at or after the Closing; (j) any liabilities or obligations of Seller or any of its Affiliates that relate to any indemnity, defense or hold harmless provision or agreement for occurrences prior to the Closing Date; or (k) any liability, obligation or Taxes related to the Excluded Assets (such liabilities or obligations that are not Assumed Liabilities, collectively, the “Excluded Liabilities”).

Section 2.5 Purchase Price. The aggregate consideration payable by Buyer to Seller for the Acquired Assets, subject to the terms and conditions of this Agreement, shall consist of (a) a cash payment in the amount of Seventy-Six Million Five Hundred Thousand Dollars ($76,500,000) (the “Closing Payment”) and (b) the issuance by Buyer of 250 Units of Buyer (the “Seller Units”), which the Parties agree shall be deemed to have an aggregate dollar value at the Closing equal to Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) (the “Equity Consideration”) (the Closing Payment and the Equity Consideration, collectively, the “Purchase Price”).

Section 2.6 Payment of the Purchase Price. The Purchase Price shall be payable at Closing as follows:

(a) The Closing Payment minus any Funded Indebtedness shall be paid to Seller at the Closing by wire transfer in immediately available funds to an account or accounts designated in writing by Seller at least three (3) Business Days prior to the Closing Date.

(b) The Funded Indebtedness shall be paid by Buyer on behalf of Seller by wire transfer in immediately available funds to the payees, in the amounts, and to the accounts set forth in the Payoff Letters.

(c) The Seller Units shall be issued to Seller at the Closing and the Parties and the ABG Member shall enter into that certain Amended and Restated Limited Liability Company Agreement of Buyer attached as Exhibit H (the “Buyer Operating Agreement”) evidencing the ownership by Seller of the Seller Units.

Section 2.7 Allocation of Purchase Price. The Purchase Price plus the Assumed Liabilities (and any other amounts paid under this Agreement to the extent treated as consideration for the Acquired Assets for U.S. federal income tax purposes) shall be allocated among the Acquired Assets being sold hereunder in the manner required by Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Buyer shall prepare the initial allocation schedule and shall deliver such allocation schedule to Seller within ninety (90) days following the Closing Date for Sellers’ review. If the parties agree upon an allocation schedule (including any modifications proposed by Seller and agreed by Buyer), then, except as otherwise required by a “determination” within the meaning of Section 1313 of the Code, (a) such agreed allocation shall be binding on the Parties for all Tax purposes, and (b) the Parties shall file their respective federal income Tax Returns, including all required IRS forms (including Form 8594), schedules or amendments thereto, consistent therewith. If, after their best efforts to negotiate in good faith, the Parties cannot mutually agree upon such allocation schedule within thirty (30) days after the delivery of such draft allocation schedule to Seller, (i) each Party shall promptly provide the other Party with its own draft of the allocation schedule, and (ii) Buyer and Seller shall each select a nationally recognized public accounting firm and such firms shall jointly select a third nationally recognized public accounting firm (such selected firm in any case, the “Independent Expert”) to resolve such differences as soon as practicable. The determination of the Independent Expert shall be final, and the proposed allocation as finalized shall be binding on the Parties for all Tax purposes as if such allocation has been originally agreed to by the Parties. The fees and expenses of the Independent Expert shall be borne equally by Buyer and Seller. The Parties agree to consult with one another with respect to any Tax audit, controversy or litigation relating to the allocations made pursuant to Code Section 1060 by the IRS or another taxing authority.

Section 2.8 Taxes Payable in Connection with the Transaction. Seller shall pay any and all sales, bulk sales, use and documentary transfer Taxes, impositions, liens, leases, assessments and similar charges if any, incurred by the Parties in connection with the transactions contemplated by this Agreement, including any bulk sales tax (“Transfer Taxes”), provided that, for the avoidance of doubt, Transfer Taxes shall exclude any income Taxes. Each Party shall in a timely manner sign any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such Tax.; provided, that, the Parties waive compliance with the provisions of any bulk sales Laws.

Section 2.9 Withholding Rights. Buyer shall be entitled to deduct and withhold from any amounts otherwise payable hereunder such amounts as it is required to deduct and withhold under the provisions of any applicable Laws. To the extent that amounts are so deducted and withheld, such deducted and withheld and timely paid to the appropriate Taxing Authority, amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.10 Non-Assignable Assets. Notwithstanding anything herein to the contrary, except with respect to the Required Consents set forth on Schedule 3.2(b)(i), if any Acquired Asset is not assignable or transferable (each, a “Non-Assignable Asset”) without the consent of, or waiver by (e.g., because such a purported assignment or transfer would constitute a breach of a contractual obligation with respect to such Acquired Asset as a result of the provisions thereof), a third party (each, an “Assignment Consent”), and any such Assignment Consent is not obtained on or prior to the Closing Date, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Assignable Asset, and such Non-Assignable Asset shall not be included in the Acquired Assets as of the Closing Date; provided that Seller shall use commercially reasonable efforts to (i) obtain an Assignment Consent in advance of the Closing; (ii) if it fails to obtain such Assignment Consent in advance of Closing, for twelve (12) months following the Closing Date, obtain such Assignment Consent as soon as commercially practicable following the Closing; and (iii) cooperate with Buyer to allow Buyer to assume the benefits and obligations with respect to such Non-Assignable Asset; provided, further, that nothing shall require Seller to pay any consideration to a third party to obtain or achieve any of (i)-(iii). Once an Assignment Consent is obtained for an Non-Assignable Asset, Seller will sell, transfer, assign and deliver to Buyer all of Seller’s right, title and interest in and to such Non-Assignable Asset without further consideration. For clarity, the failure to obtain any Assignment Consents prior to Closing, despite Seller’s commercially reasonable efforts to obtain such Assignment Consents, will not constitute a violation of any of the conditions to Buyer’s obligation to consummate the Closing set forth in Section 8.2.

Section 2.11 Tax Treatment. For applicable income Tax purposes Buyer, Seller and their respective Affiliates shall treat Seller’s receipt of the Seller Units from Buyer pursuant to the transactions contemplated by this Agreement as a contribution and exchange of twenty-five percent (25%) of an undivided interest in the Acquired Assets (and the Buyer’s assumption of 25% of the Assumed Liabilities from Seller) from Seller to

Buyer in a tax-deferred transaction governed by Section 721(a) of the Code (and similar or analogous state and local income Tax Law), and each of Buyer and Seller shall, and shall cause their respective Affiliates to file all applicable Tax Returns in accordance with such treatment unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

ARTICLE III

CLOSING

Section 3.1 Closing Date. Pursuant to the terms and subject to the conditions of this Agreement, the closing of the purchase and sale of the Acquired Assets (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Eastern Time, on a Business Day on a date not later than three (3) Business Days following satisfaction of all conditions (other than those that by their terms are to be satisfied or taken at the Closing (but subject to the satisfaction or waiver of such conditions) and those that are waived by the Party entitled to do so under applicable Law and the terms of this Agreement) set forth in Article VIII, or such other time and place as Buyer and Seller may agree to in writing (the date on which the Closing actually occurs being referred to herein as the “Closing Date”).

Section 3.2 Actions at the Closing. At the Closing:

(a) Seller and Buyer shall deliver, or cause to be delivered, to each other the applicable executed counterpart executed by such Party to the:

i.	Bill of Sale;

ii.	Buyer Operating Agreement;

iii.	Vince License Agreement;

iv.	Pledge Agreement;

v.	Copyright Assignment Agreement;

vi.	Domain Name Assignment Agreement;

vii.	Trademark Assignment Agreement; and

viii.	Citizens Consent Letter.

(b) Seller shall deliver, or cause to be delivered, to Buyer:

i.	the Required Consents set forth on Schedule 3.2(b)(i);

ii.

a certificate signed by an authorized officer of Seller, dated as of the Closing Date, certifying (A) that attached thereto are true, correct and complete copy of resolutions of the member and manager of Seller authorizing the execution, delivery and performance of this Agreement and the other Seller Documents and the transactions contemplated hereby and thereby; and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the other Seller Documents;

iii.	a copy of the Seller Guarantor Board Recommendation;

iv.	evidence, in form and substance satisfactory to Buyer, that all Liens on the Acquired Assets have been released other than Permitted Liens;

v.	a completed and executed Internal Revenue Service Form W-9;

vi.	a certificate signed by Seller, dated as of the Closing Date, certifying that the conditions set forth in Sections 8.1(a) through (c) have been satisfied; and

vii.	the instruments and documents set forth on Schedule 3.2(b)(vii).

(c)	Buyer shall deliver, or cause to be delivered, to Seller:

i.

a certificate signed by an authorized officer of Buyer, dated as of the Closing Date, certifying that attached thereto is a true, correct and complete copy of resolutions of the sole member of Buyer authorizing the execution, delivery and performance of this Agreement and the other Buyer Documents and the transactions contemplated hereby and thereby;

ii.	a certificate signed by Buyer, dated as of the Closing Date, certifying that the conditions set forth in Sections 8.2(a) and (b) have been satisfied; and

iii.	the Closing Payment payable in accordance with Section 2.6(a).

Section 3.3 Payoff Letters. No later than two (2) Business Days prior to the Closing Date, Seller shall furnish to Buyer a customary payoff letter and any related release documents, in each case in form and substance reasonably satisfactory to Buyer, from each holder of Funded Indebtedness (collectively, the “Payoff Letters”), which payoff letter(s) shall (a) reflect the amounts required in order to pay in full such Funded Indebtedness (including the wire transfer instructions for the repayment of such Funded Indebtedness) and (b) provide that, upon payment in full of such amounts indicated, all Liens with respect to the Acquired Assets shall be terminated and of no further force and effect, together with UCC-3 termination statements with respect to the financing statements filed against Seller with respect to the Acquired Assets by the holders of such Liens.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Schedules, Seller hereby represents and warrants to and for the benefit of Buyer as of the date hereof and as of the Closing as follows:

Section 4.1 Authority and Binding Obligation. Except for the Stockholder Consent, Seller has the full legal right, limited liability company power and authority to execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by Seller pursuant to this Agreement (collectively, the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby and to perform each of its obligations hereunder and thereunder. Except for the Stockholder Consent, the execution, delivery and performance by Seller of this Agreement and the other Seller Documents have been duly authorized by all necessary corporate or limited liability company action of Seller and its Affiliates. The Seller Guarantor Board, at a meeting duly called and held, has unanimously adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Seller Guarantor and its stockholders, (ii) approving this Agreement and the transactions contemplated hereby, (iii) directing that this Agreement be submitted to the stockholders of Seller Guarantor for their adoption and (iv) recommending that the stockholders of Seller Guarantor adopt this Agreement (collectively, the “Seller Guarantor Board Recommendation”). Except for the Stockholder Consent, no other actions on the part of Seller or any of its Affiliates are necessary to approve and adopt the Seller Documents or to approve the consummation of the transactions contemplated thereby. Assuming due authorization, execution and delivery by Buyer, this Agreement and the other Seller Documents to which Seller is a party constitute the valid and legally binding obligations of Seller, enforceable in accordance with their terms. The only vote of holders of any class or series of capital stock of Seller Guarantor or of Seller necessary to approve this Agreement and to consummate the transactions contemplated hereby is the vote or written consent of the holders of a majority of the outstanding common stock, par value $0.01 per share, of Seller Guarantor (the “Required Stockholder Approval”). The execution and delivery by Sun Capital (as defined below) of a written consent substantially in the form attached hereto as Exhibit I (the “Stockholder Consent”) shall satisfy the Required Stockholder Approval.

Section 4.2 Organization of Seller; Residence. Seller is duly organized and validly existing under the Laws of the State of Delaware. Schedule 4.2 lists all the jurisdictions in which Seller is qualified to do business and is in good standing as a foreign corporation or other entity, which are the only jurisdictions in which the nature of the activities conducted by the relevant entity or the character of the properties owned or leased by it makes such qualification necessary, except where the failure to so qualify would not impair or materially delay the ability of Seller to consummate the transactions contemplated hereby.

Section 4.3 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Seller Documents, the compliance by Seller with the terms and provisions hereof and thereof and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time, or both) (a) conflict with or result in any violation by Seller or any of its Affiliates under any provision of or result in acceleration, termination, cancellation or modification of, or constitute a default under (as applicable): (i) any provision of the organizational or governing documents of Seller; (ii) Contract or other oral agreement to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates may be bound or affected; or (iii) any Order or Law applicable to Seller, any of its Affiliates or any of their respective properties or assets, except for any such conflict or violation in the case of clause 4.3(a)(iii) that would not reasonably be expected to result in a Material Adverse Effect; or (b) result in the imposition of any Lien (other than Permitted Liens) on the assets of Seller or any of its Affiliates. Such execution, delivery or performance does not and will not result in the creation or imposition of any Lien upon Seller or require any filing with, or permit, authorization, consent or approval of a Governmental Entity. Schedule 4.3 sets forth those third party consents under Contracts or other oral agreement and consents of any Governmental Entity required in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Required Consents”).

Section 4.4 Title to Acquired Assets; Sufficiency of Assets. Except as set forth on Schedule 4.4 and except with respect to IP Title Defects (exclusive of Liens), Seller has good and valid title to all property included in the Acquired Assets, free and clear of any Lien (other than Permitted Liens). The Intellectual Property Assets, together with the Off-the-Shelf Software and third-party Intellectual Property licensed to Seller or a Subsidiary pursuant to the Assigned Contracts or the License Agreements, represent all of the Intellectual Property (a) owned or held for use by Seller or any Subsidiary and primarily used in connection with and constituting the Vince Brand; (b) necessary to manufacture, distribute and sell products consistent with the products, packaging and ancillary materials branded with or offered under any of the Transferred Marks manufactured, distributed and sold by Seller and the Subsidiaries as of Closing; and (c) together with the Excluded Assets and the rights in the Intellectual Property granted under the Vince License Agreement, necessary to conduct the Vince Business in substantially the same manner following the Closing as currently conducted.

Section 4.5 Intellectual Property.

(a) Seller is the sole and exclusive, legal and beneficial, and with respect to the Intellectual Property Registrations included in the Intellectual Property Assets, record, owner of all right, title and interest in and to the Intellectual Property Assets, free and clear of any Liens (other than Permitted Liens and the Liens listed on Schedule 4.4 that will be discharged on or prior to Closing). All of the Intellectual Property Registrations included in the Intellectual Property Assets are subsisting and valid and enforceable. The conduct of the Vince Business as currently conducted, and as conducted since January 1, 2018, does not and did not conflict with or infringe any Intellectual Property or proprietary rights of any third party. None of the Intellectual Property Assets infringes on, misappropriates, dilutes or conflicts with any Intellectual Property, proprietary or other right of any third party, and no Person is infringing any of Seller’s rights under or in respect of any of the Intellectual Property Assets. There is no claim for damages or Proceedings (including any oppositions, interferences or re-examinations) pending or, to the Knowledge of Seller, threatened against Seller with respect to the Intellectual Property Assets. The Intellectual Property Assets, together with the Off-the-Shelf Software and the third-party Intellectual Property licensed to Seller or a Subsidiary pursuant to the Assigned Contracts or the License Agreements, constitute all of the Intellectual Property primarily used or held for use in the conduct of the Vince Business.

(b) Schedule 4.5(b)(i) contains an accurate and complete list of all Intellectual Property Registrations owned by Seller or the Subsidiaries and primarily used or held for use in the Vince Business, including the owner of record, date of application or issuance and relevant jurisdiction as to each, as well as all unregistered Intellectual Property material to the Vince Business owned by Seller or the Subsidiaries and primarily used or held for use in the Vince Business (the “Listed Intellectual Property”). Upon the filing of all assignments executed in connection with the transactions contemplated by this Agreement with the applicable Governmental Entity in each applicable jurisdiction, and assuming proper recordation by each such Governmental Entity, Buyer will have clean record title to the Intellectual Property Registrations included in the Listed Intellectual Property. Seller’s rights to the Listed Intellectual Property have not lapsed, expired or been abandoned. Except as set forth on Schedule 4.5(b)(i), Seller has paid all filing, renewal and maintenance fees as may be required to establish, maintain and perfect its rights to the Intellectual Property Registrations included in the Listed Intellectual Property, which come due within sixty (60) days after the Effective Date. None of the Listed Intellectual Property has been, or will be, charged with Liens by Seller, any third party or otherwise, other than Permitted Liens or Liens that will be released at the Closing (other than under the License Agreements or the Vince License Agreement, and non-exclusive licenses of Intellectual Property Assets granted to suppliers, vendors, customers, and service providers in the Ordinary Course of Business). Except as set forth on Schedule 4.5(b)(ii), the consummation of the transactions contemplated by this Agreement or any other Transaction Document shall not create any right of termination, cancellation or reversion with respect to Seller’s ownership or use of, or the validity, or enforceability of the Listed Intellectual Property.

(c) Since January 1, 2018, neither Seller nor any of its Affiliates has sent or otherwise communicated to any other Person any written notice, charge, claim or assertion of actual or alleged infringement, misappropriation, interference with, or conflict by any other Person with, any Listed Intellectual Property, or assertion of unfair competition or violation of trade practices under the Laws of any jurisdiction by such Person. Except as set forth in Schedule 4.5(c)(i), (x) there are no Proceedings by any Person pending or threatened in writing contesting the validity, enforceability, registrability, use, ownership or other rights related to any of the Listed Intellectual Property, (y) none of the Listed Intellectual Property is subject to any outstanding or prospective Order (including any motion or petition therefor) and (z) none of the Listed Intellectual Property has been adjudged invalid, not subsisting or unenforceable in whole or in part. Schedule 4.5(c)(ii) lists all written claims, oppositions, cancellations, interferences, re-examinations and written notices of infringement, misappropriation, dilution, co-authorship, co-inventorship or threats thereof (including cease and desist letters) concerning any Listed Intellectual Property, (i) received by Seller since January 1, 2018 (each, an “Inbound IP Claim”), and (ii) sent by Seller since January 1, 2018 (each, an “Outbound IP Claim”), including, in each case, a brief description of all settled Inbound IP Claims and Outbound IP Claims during such time period, as well as a brief description of all currently pending Inbound and Outbound IP Claims.

(d) Schedule 4.5(d)(i) identifies each written license, sublicense or other agreement pursuant to which Seller or any of the Subsidiaries is a party relating to the Intellectual Property Assets owned by Seller or the right of Seller or the Subsidiaries to use the Intellectual Property or proprietary rights of any Person that is primarily used in the Vince Business (other than Off-the-Shelf Software and non-exclusive licenses of Intellectual Property Assets granted to suppliers, vendors, customers, and service providers in the Ordinary Course of Business), and all written consents, co-existence agreements, indemnifications, forbearances to sue, settlement agreements and cross-licensing arrangements, in each case relating to the Intellectual Property Assets (each a “License Agreement”). Each License Agreement is in full force and effect in accordance with its terms, and Seller or the Subsidiary party thereto is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and, to the Knowledge of Seller, no other party to any such License Agreement is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Neither Seller nor any Subsidiary has received written notice that Seller or the Subsidiary, as applicable, is in default under any License Agreement. Except as set forth in Schedule 4.5(d)(ii), to the Knowledge of Seller, no licensor or licensee under any License Agreement has provided written notice indicating its intent to terminate such License Agreement or not renew such License Agreement upon expiration of its current term. Except for the License Agreements and non-exclusive licenses of Intellectual Property Assets granted, or royalties or licensing fees payable, to suppliers, vendors, customers, and service providers in the Ordinary Course of Business, (i) neither Seller nor any Subsidiary has licensed any Person the right to use or otherwise exploit any Listed Intellectual

Property, and (ii) neither Seller nor any Subsidiary is obligated to pay any royalties or licensing fees to any Person in respect thereof. There are no claims pending nor, to the Knowledge of Seller, threatened in writing by any third party asserting that any of the Intellectual Property rights licensed to or by Seller (or any of its Affiliates) under any License Agreement, or any propriety designs developed by Seller (or any of its Affiliates) in connection with any License Agreement, infringes upon the Intellectual Property or other rights of such third party.

(e) There are no License Agreements which require consents or other actions in order (i) for Buyer to use and operate the relevant Intellectual Property Assets after the Closing Date or (ii) to consummate the transactions contemplated hereby or by any of the other Transaction Documents. The consummation of the transactions contemplated hereby or by any of the other Transaction Documents will not alter or impair any of the Intellectual Property Assets or Seller’s ownership of such Intellectual Property Assets prior to and including the Closing (or Buyer’s ownership thereof following Closing). Seller will not, as a result of the execution and delivery of this Agreement or any of the other Transaction Documents, or the performance of Seller’s obligations under this Agreement or any of the other Transaction Documents, be in breach of any License Agreement.

(f) Except as set forth in Schedule 4.5(f)(i), none of the License Agreements are due to expire within ninety (90) days of the Effective Date. Except as set forth in Schedule 4.5(f)(ii), there are no audits currently being conducted or, to the Knowledge of Seller, pending by any licensor with respect to any License Agreement.

(g) No present or former employee, officer or manager of Seller (or any Subsidiary or Affiliate thereof), nor any present or former agent, consultant, outside contractor or subcontractor of Seller (or any Subsidiary of Affiliate thereof) holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property Assets. Without limiting the generality of the foregoing and except as set forth on Schedule 4.5(g), Seller or the Subsidiaries have entered into binding, written agreements with each such Person, whereby such Persons assign to Seller or a Subsidiary any ownership interest and right they may have to any Intellectual Property Assets and acknowledge Seller’s or the Subsidiary’s exclusive ownership of such Intellectual Property Assets, or such rights have otherwise vested in Seller or a Subsidiary by operation of Law. Seller has provided Buyer with true and complete copies of all such agreements.

(h) Seller has taken commercially reasonable steps to protect its right, title and interest in, and the confidentiality of, the proprietary Intellectual Property Assets and all other proprietary information held or purported to be held by Seller, as a trade secret. As set forth in Section 4.5(h), no trade secrets or any other confidential information of Seller included within the Intellectual Property Assets or relating to the Vince Brand has been authorized by Seller to be disclosed or has been disclosed by Seller to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or other confidentiality information by the recipient. Seller has taken reasonable security measures to protect the confidentiality of all trade secrets and any other confidential information included within the Intellectual Property Assets (including any confidential information owned by a third Person to whom Seller has a confidentiality obligation).

(i) In connection with the operation of the Vince Business, Seller’s transmission, use, modification (including, but not limited to, framing, if applicable), linking and other practices in respect of content proprietary to any other Person does not, to the Knowledge of Seller, infringe or violate any proprietary or other right of any such Person and, to the Knowledge of Seller, no claim in respect of any such infringement or violation is threatened or pending.

(j) In connection with the operation of the Vince Business, Seller has in place written internal information security policies, which are published to employees and materially enforced, and which include comprehensive and appropriate technical, physical and organizational controls, safeguards, measures and procedures that protect the confidentiality and security of Seller, individual customer, employee and other confidential data (including, without limitation, personally identifiable data or information) (collectively, “Seller Data”) in accordance with standards in the industry in which Seller operates and in material compliance with applicable Law, contractual commitments of Seller and privacy and other data statements, disclosures and policies published to customers (collectively, “Seller Privacy Commitments”). Except as set forth on Schedule 4.5(j), Seller’s use, collection, storage, disclosure, dissemination and other processing of Seller Data are and have been in material accordance with the Seller Privacy Commitments. Seller has a written agreement with each third-party service provider having access to such Seller Data requiring compliance with such applicable Seller Privacy Commitments. Seller has not received any written notice of any complaint, investigation, or other Proceeding regarding Seller’s processing of Seller Data, to the Knowledge of Seller, there are no facts or circumstances reasonably likely to give rise to such a complaint, investigation or other Proceeding. Since January 1, 2018, there has been no security incident or breach with respect to Seller Data (whether by Seller or any third party service provider having access to such Seller Data) and, to the Knowledge of Seller, there are no facts or circumstances that would require or recommend Seller to notify a Governmental Entity of a security breach related to Seller Data (whether such requirement or recommendation would arise under Seller Privacy Commitments or otherwise).

Section 4.6 Material Contracts. Schedule 4.6(a) sets forth an accurate and complete list as of the date hereof of each of the Material Contracts. Other than the Assigned Contracts, there are no Contracts or oral agreements which license any of the Intellectual Property Assets, including the Transferred Marks, to any other Person that allow such Person to procure, distribute, import or sell any product branded with or offered for sale under any of the Transferred Marks, other than non-exclusive licenses of Intellectual Property Assets granted to suppliers, vendors, customers, and service providers in the Ordinary Course of Business. Except as set forth on Schedule 4.6(b), no member of the Company Group nor, to the Knowledge of Seller, any other party, is in breach of any provision of any Assigned Contract, and there exists no default or event of default of any members of the Company Group. To the Knowledge of Seller, no event, occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to become a default or event of default thereunder with respect to any provision under any Assigned Contract. Each Assigned Contract has not been terminated or been repudiated by Seller or any of its Affiliates nor, to the Knowledge of Seller, any other party thereto. Each Assigned Contract is in full force and effect and is the legal, valid and binding obligation of Seller and its Affiliates, as applicable, and, to the Knowledge of Seller, each of the other parties thereto, enforceable in accordance with the terms thereof, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar Laws relating to or affecting creditors’ rights generally (whether considered in a proceeding in equity or at law). All the covenants to be performed by Seller or its Affiliates under any Assigned Contract have been performed in all material respects. Except as set forth on Schedule 4.6(c), to the Knowledge of Seller, all of the material covenants to be performed by any other party to any Assigned Contract have been fully performed. Seller has delivered to Buyer true and complete copies of each Material Contract, together with all amendments and supplements thereto.

Section 4.7 Litigation; Insolvency. Except as set forth in Schedule 4.7, (a) there is no Proceeding pending nor, to the Knowledge of Seller, threatened against Seller or any of its Affiliates relating to the Acquired Assets or Assumed Liabilities before any Governmental Entity, including a seizure procedure or bankruptcy procedure; nor, to the Knowledge of Seller, has there occurred any event or circumstance that is reasonably expected to give rise to or serve as a basis for any such Proceeding or investigation and (b) there is no Proceeding pending nor, to the Knowledge of Seller, threatened against Seller or any of its Affiliates relating to the Vince Business before any Governmental Entity, including a seizure procedure or bankruptcy procedure; nor, to the Knowledge of Seller, has there occurred any event or circumstance that is reasonably expected to give rise to or serve as a basis for any such Proceeding or investigation, except in the case of Section 4.7(b), as has not had or would not reasonably be expected to have a Material Adverse Effect. Neither Seller nor any of its Affiliates is subject to or in default under any Order against or affecting any member of the Company Group with respect to the Vince Business, the Acquired Assets or the Assumed Liabilities. No member of the Company Group is engaged in any material legal action to recover monies due it or for damages sustained by it with respect to the Vince Business. Immediately prior to and after Closing, Seller will not be insolvent as such term is used or defined in any applicable Federal bankruptcy laws, and the Company Group has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations. Seller is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of Seller, and Seller intends to pay all valid claims in their entirety.

Section 4.8 Taxes. Seller has timely filed all income Tax Returns and all other material Tax Returns that relate to the Acquired Assets, and all such Tax Returns have been properly completed in material compliance with Law, and are true, correct and complete in all material respects. There are no material amounts of unpaid Taxes that are due and payable under applicable Law, the non-payment of which is or could reasonably be expected to become a Lien on, or otherwise would reasonably be expected to adversely affect, any of the Acquired Assets or the use thereof or would reasonably be expected to cause the Buyer to incur any liability. No claims with respect to any Taxes (including for deficiencies or additional Tax) relating to the Acquired Assets are ongoing, and no such claims are pending, nor to the Knowledge of Seller, threatened in writing. Seller is not party to any Tax sharing, Tax allocation or Tax indemnity agreement, except for (A) customary gross-up or indemnification provisions in commercial agreements entered into in the Ordinary Course of Business, the primary subject matter of which is not related to Taxes or (B) agreements that are not binding on Buyer and cannot be enforced against Buyer or the Acquired Assets following the completion of the transactions contemplated by this Agreement. Seller has no material amount of liabilities for any escheat or unclaimed property obligations that relate to the Acquired Assets. Seller has no Liability for Taxes under Treasury Regulations Section 1.1502-6 (or any analogous or similar Tax Law) or as a successor or transferee or otherwise for Taxes. None of the Acquired Assets were held or used by Seller (or any person related to Seller within the meaning of Treasury Regulation Section 1.197-2(h)(6)), or any person whom Seller or a related person acquired the Acquired Assets in a transaction where the user did not change, at any time on or prior to August 10, 1993.

Section 4.9 Certain Payments.

(a) During the past five (5) years, neither Seller, nor any manager, officer, agent, employee or other Person acting on behalf of Seller has (i) provided, or arranged for the provision of, any unlawful contribution, gift, entertainment or other unlawful expense relating to any political party or official thereof or any candidate for public office; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, the anti-laundering compliance provisions of the USA PATRIOT Act of 2001, as amended, or any anti-corruption Laws or regulations of the jurisdiction of organization or principal activities of Seller; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person (including any Representative or employee of any Governmental Entity); or (iv) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

(b) None of the Acquired Assets (i) have been acquired by Seller pursuant to a transaction that has involved directly or indirectly an illegal payment by Seller, or to the Knowledge of Seller, by the applicable buyer, to a representative or employee of any Governmental Entity or (ii) represents the proceeds of any illegal activity.

Section 4.10 Broker Fees. Other than the fees of Solomon Partners, LLC, which will be for the sole account of Seller, no broker or finder is entitled to any brokerage fees, commission or finders’ fee in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby or otherwise pursuant to any arrangement with Seller.

Section 4.11 Compliance with Laws. During the past five (5) years, Seller has complied in all material respects with all Laws, including in respect of the operation of the Vince Business, use of the Vince Brand and the Acquired Assets. During the past five (5) years, no member of the Company Group has received any written communication from a Governmental Entity that alleges that any member of the Company Group is not in compliance with any Law, including in respect of the use of the operation of the Vince Business, the use of the Vince Brand or the Acquired Assets, which has not been resolved in all respects.

Section 4.12 Caleres Statement of Royalties. Attached hereto as Schedule 4.12 is a true and complete copy of all statements of royalties provided by Caleres, Inc. to Seller during the past two (2) years pursuant to all license agreements between the parties (the “Caleres Statement of Royalties”). The Caleres Statement of Royalties fairly and accurately presents all royalties paid by Caleres, Inc. to Seller for the applicable periods therein.

Section 4.13 Absence of Certain Changes, Events and Conditions. Except as set forth on Schedule 4.13, since October 29, 2022 Seller and the Subsidiaries have operated the Vince Business in the Ordinary Course of Business and there has not been any: (a) sale, assignment, abandonment, cancellation, transfer, license or other disposition of any material assets or rights that would otherwise constitute Acquired Assets hereunder, except in the Ordinary Course of Business; (b) action taken or omitted to be taken by either Seller or any of the Subsidiaries that would, individually or in the aggregate, constitute a breach of Section 6.1, if such action had been taken or omitted to be taken after the date hereof; (c) imposition of any Lien upon any of the Acquired Assets, other than Permitted Liens or those imposed in the Ordinary Course of Business; or (d) event, circumstance, development, state of facts, occurrence, change or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.14 Copies of Documents. Seller has made available or provided to Buyer for inspection and copying, complete and correct copies of all documents referred to in the various Schedules to this Agreement.

Section 4.15 Accredited Investor. Seller is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Seller acknowledges that there are risks associated with the transactions contemplated hereby and of its ownership of the Seller Units, and further acknowledges that the Seller Units have not been registered under the U.S. federal securities Laws or under any state securities Laws, and that the Seller Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transaction is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state securities Laws or pursuant to an exemption from registration thereunder. Seller is acquiring the Seller Units for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributions or selling the Seller Units, in violation of the federal securities Laws or any applicable state securities Law. Seller is able to bear the economic risk of holding the Seller Units for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment.

Section 4.16 Investigation. Seller is a sophisticated entity, knowledgeable about the industry in which Buyer operates, experienced in investments in such businesses and able to bear the economic risk associated with the purchase of the Seller Units. Seller has such knowledge and experience as to be aware of the risks and uncertainties inherent in the purchase of interests of the type contemplated in this Agreement and has independently made its own analysis and decision to enter into this Agreement. Seller has had access to the books, records, facilities and personnel of Buyer for purposes of conducting Seller’s due diligence investigation of Buyer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

In connection with the purchase of the Acquired Assets from Seller, and in order to induce Seller to enter into this Agreement, except as set forth in the Schedules, Buyer represents and warrants to Seller as of the date hereof and as of the Closing as follows:

Section 5.1 Organization; Authority; Binding Obligation. Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has the legal right, limited liability company power, authority and capacity to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by Buyer pursuant to this Agreement (collectively, the “Buyer Documents”), to perform its obligations hereunder and thereunder and, upon Closing, own, possess and hold the Acquired Assets and assume, pay and perform, as and when due, the Assumed Liabilities. The execution, delivery and performance by Buyer of this Agreement and each of the other Buyer Documents have been duly authorized by all necessary corporate action of Buyer. Assuming due authorization, execution and delivery by Seller, this Agreement constitutes, and each of the other Buyer Documents when executed and delivered by Buyer will constitute, a valid and binding obligation of Buyer, enforceable in accordance with its respective terms.

Section 5.2 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the other Buyer Documents do not and will not (with or without notice or lapse of time, or both) (a) conflict with or result in any violation of (i) the certificate or articles of incorporation, bylaws or similar governing documents of Buyer, or (ii) any Order or regulation applicable to Buyer or its properties or assets, or (b) violate or conflict with, or result in a breach under, or require any consent or approval to be obtained from any party to, any Contract to which Buyer is subject or is bound.

Section 5.3 Broker Fees. No broker or finder is entitled to any brokerage fees, commission or finders’ fee in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby pursuant to any arrangement with Buyer.

Section 5.4 Seller Units. The Seller Units, are duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens, other than those restrictions under applicable federal and state securities laws or as set forth under the Buyer Operating Agreement. None of the Seller Units have been issued in violation of (a) any applicable Law, including applicable federal and securities laws, and the rules and regulations promulgated thereunder or (b) any preemptive or other rights of any person to acquire securities of Buyer.

Section 5.5 Sufficiency of Funds. Buyer and Buyer Guarantor together have available sufficient cash, lines of credit or other sources of immediately available funds to enable Buyer to satisfy all of the Closing Date obligations of Buyer under this Agreement (including paying the Purchase Price and all costs and expenses required to be paid by Buyer) and consummate the transactions contemplated by this Agreement.

Section 5.6 Limited Operations. Buyer was formed on April 13, 2023, and since that date has not, except as expressly set forth in this Agreement, (A) conducted any business operations or taken any action for which the consent of Seller would be required under the Buyer Operating Agreement, (B) employed any Person or (C) incurred or become responsible for any material Liability.

Section 5.7 Information in Information Statement. None of the information supplied or to be supplied by Buyer in writing specifically for inclusion or incorporation by reference in the Information Statement (except to the extent amended or supplemented by Buyer, in which case this Section 5.6 shall apply to such information as so amended or supplemented), as of the date it is first mailed to the stockholders of Seller, and at the time of such mailing, will contain any untrue statement of a material fact except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of Seller for inclusion or incorporation by reference in the Information Statement.

ARTICLE VI

CERTAIN COVENANTS AND UNDERSTANDINGS

Section 6.1 Interim Operations of the Business.

(a) Seller covenants and agrees (for itself and the Subsidiaries) that, after the date of this Agreement and through the Closing (the “Interim Period”) (unless Buyer otherwise approves in writing) and except as required by applicable Laws or as otherwise expressly required by this Agreement, (i) the Vince Business shall be conducted in the Ordinary Course of Business; (ii) Seller shall use and shall cause the Subsidiaries to use its and their commercially reasonable efforts to preserve intact the Vince Business, the Acquired Assets and material business relationships with licensors, licensees, suppliers, distributors, clients and others having business relationships with the Vince Business; and (iii) Seller shall, and shall cause the Subsidiaries to, maintain, protect and enforce the Vince Trademark and the Intellectual Property Assets in Seller’s reasonable discretion, to be exercised in the Ordinary Course of Business. In addition, Seller shall and shall cause the Subsidiaries to, upon request of Buyer, confer with one (1) or more designated Representatives of Buyer to report material operational matters and to report the general status of ongoing operations, in each case, solely with respect to the Vince Business. Seller shall keep, or cause the Subsidiaries to keep, all material insurance policies currently maintained with respect to the Vince Business, or suitable replacements or renewals, in full force and effect until the Closing.

(b) In furtherance and not in limitation of Section 6.1(a), other than as set forth on Schedule 6.1(b), and except as required by applicable Laws, as otherwise expressly required by this Agreement or as consented to in writing by Buyer, Seller agrees that during the Interim Period, it shall not, and shall cause each of its Affiliates not to, effect any of the following (as each pertains to or is related to the Vince Business, the Acquired Assets or the Assumed Liabilities) without the prior written consent of Buyer in each instance: (i) amend, renew or terminate any Assigned Contract; (ii) sell, transfer, lease, abandon, encumber, dedicate to the public, permit to lapse, fail to maintain, cancel, license or otherwise dispose of any Acquired Asset (other than the non-exclusive licensing of Acquired Assets to suppliers and manufacturers in the Ordinary Course of Business or the abandonment of non-material Acquired Assets no longer used in or useful to the Vince Business in the Ordinary Course of Business); provided that the foregoing shall not apply to sales of Seller’s products in the Ordinary Course of Business, which sales to customer accounts are not the subject of any license or exclusivity (other than limited licenses to customers to market and sell products granted in connection with such sales in the Ordinary Course of Business); (iii) pay, discharge, settle or satisfy any Assumed Liabilities other than in the Ordinary Course of Business; (iv) enter into any transaction that would constitute an Assumed Liability; (v) subject any of the Acquired Assets to any Lien (other than any Lien incurred in the Ordinary Course of Business with respect to Taxes not yet due and payable); (vi) enter into any Contract (or oral agreement) which, if entered into prior to the date hereof would be required to be set forth on Schedule 4.6(a); or (vii) commit or agree (whether or not such Contract, commitment or agreement is legally binding) to do, or authorize, any of the foregoing actions.

Section 6.2 Further Actions.

(a) During the Interim Period, subject to the terms and conditions of this Agreement, each Party agrees to use commercially reasonable efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in an expeditious manner. From time to time following the Closing, if any further action is necessary to carry out the purposes of this Agreement, Seller Documents and the Buyer Documents to which a Party is a party, including without limitation, with respect to the recordation of documents with Governmental Entities in each applicable jurisdiction to effect or evidence the assignment of the Intellectual Property Assets to Buyer, Seller and Buyer will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VII below).

(b) Except as set forth in the Vince License Agreement, Seller shall promptly transfer or deliver to Buyer any of the Acquired Assets delivered to, or retained or received by, Seller after the Closing Date. For the avoidance of doubt, the Parties acknowledge that certain tangible embodiments of the Intellectual Property Assets, along with certain Seller Data, will be retained by Seller for Seller’s use for purposes of its performance of its obligations under the Vince License Agreement. Such tangible embodiments and Seller Data (each to the extent constituting an Acquired Asset) shall remain Acquired Assets of Buyer, and Seller shall deliver and return the same to Buyer in accordance with the terms of the Vince License Agreement.

(c) Following the Closing, Seller agrees to use commercially reasonable efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to deliver, or cause to be delivered, to Buyer all such other instruments of assignment, transfer or conveyance as may be required in the reasonable opinion of Buyer and its counsel to vest in Buyer, good and valid title to the Acquired Assets, free and clear of any Liens, and to put Buyer in actual possession or control of the Acquired Assets (but solely to the extent that Buyer is not reasonably able to do so on its own, including by exercising its rights as Seller’s attorney as contemplated under Section 6.5).

Section 6.3 Notice of Certain Events. During the Interim Period, Seller shall promptly notify Buyer in writing of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement which would reasonably be expected to prevent, materially impair, materially impede or materially delay Seller’s ability to consummate the transactions contemplated by this Agreement. Buyer’s receipt of information pursuant to this Section 6.3 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 6.4 Access to Information. Subject to compliance with contractual obligations and applicable Laws, during the Interim Period, Seller shall afford to Buyer and Buyer’s Affiliates, authorized accountants, counsel and other designated representatives reasonable access (including using commercially reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours in a manner so as to not unreasonably interfere with the conduct of business to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information relating to the Acquired Assets, insofar as such access is reasonably required by Buyer; provided, that no investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by Seller herein. For the avoidance of doubt, Seller shall not have any obligation to cooperate or disclose any documents or other information pursuant to this Section 6.4, if Seller or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, are adverse parties in any Proceeding and such assistance, testimony, documents or other information is reasonably pertinent thereto; provided that, nothing in this Section 6.4 shall limit in any respect any rights a party may have with respect to discovery or the production of documents or other information in connection with any such Proceeding.

Section 6.5 Buyer Appointed Attorney for Seller. Seller hereby constitutes and appoints Buyer, and its successors and assigns, effective of as of the Closing Date, the true and lawful attorney of Seller, in the name of Buyer or Seller but for the benefit of Buyer: (a) to institute and prosecute all cancellation, opposition, and re-examination Proceedings and other administrative Proceedings before a the U.S. Trademark Trial and Appeal Board or foreign equivalent which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets; (b) to prepare, execute and submit to the proper authority any and all documents necessary or desirable to effectuate, confirm, file or record any documentation which Buyer may deem proper in connection with the administration or prosecution of any of the Acquired Assets; and (c) subject to Section 7.4, to defend or compromise any and all such Proceedings or actions as described in clauses (a) and (b). Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. For the avoidance of doubt, nothing in this Section 6.5 shall limit Buyer’s right to seek indemnification with respect to any underlying Proceeding.

Section 6.6 Books and Records; Personnel. From and after the Closing Date, each Party shall use commercially reasonable efforts to make available to the other Party upon written request and at the requesting Party’s expense: (i) personnel to assist locating and obtaining records and files for periods prior to Closing Date; and (ii) personnel whose assistance or participation is reasonably required in anticipation of, preparation for, or the prosecution or defense of existing or future claims or actions, copies of non-income Tax Returns to the extent relating to the Acquired Assets or other matters in which Buyer, on the one hand, and Seller, on the other hand, do not have any adverse interest or which are not otherwise protected by attorney-client privilege. Notwithstanding anything to the contrary in this Agreement, in no event shall Seller be required to provide Buyer with a copy of Seller’s income Tax Returns.

Section 6.7 Tax Matters. Subject to the last sentence of Section 6.6, Buyer and Seller agree to (and shall cause each of their respective Affiliates to) provide each other with such information and assistance as is reasonably necessary, including access to records and personnel, for the preparation of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with an audit or otherwise. In addition, Buyer and Seller shall promptly notify the other in writing upon receipt by such Party or any of its Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities for which the other Party would be required to indemnify such Party pursuant to Article VII; provided, that failure to comply with this provision shall not affect such Party’s right to indemnification except, and only to the extent that, the other Party’s defense is prejudiced by such failure.

Section 6.8 Confidentiality; Publicity.

(a) Buyer acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of a Mutual Nondisclosure Agreement, dated as of October 31, 2022, between Vince, LLC and Authentic Brands Group LLC (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference; provided, that, to the extent that any other provision of this Agreement may conflict, or is otherwise inconsistent, with the Confidentiality Agreement (including Section 6.14 hereof), the provisions of this Agreement shall govern.

(b) The Parties agree that no public release or announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents, including the Information Statement and any supplement or amendment thereto, shall be issued by any Party without the prior written consent of the other Party (which consent not to be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Laws (including securities Laws) or rules or regulations of any United States or foreign securities exchange, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement and shall otherwise meaningfully consult with such other party (to the extent practicable) in advance of such issuance.

Section 6.9 Communication with Licensees. Prior to the Closing, upon reasonable advance notice, Seller and the Subsidiaries will permit Buyer and its Representatives to discuss, and will, if requested by Buyer, assist Buyer and its Representatives (including by making introductions) in any discussions of, the affairs, finances and accounts of the Vince Business with licensees of the Vince Business.

Section 6.10 Use of Transferred Marks. In no event later than twelve (12) months following the Closing Date, Seller Guarantor and Seller shall take and shall cause their applicable Affiliates to take, whatever steps are necessary to change the legal entity and/or trade name of and any “doing business as” registrations used by Seller, the Subsidiaries and Vince Intermediate Holding, LLC, in each case, in all relevant jurisdictions to a name that does not include any trademarks that are a part of the Transferred Marks. It is acknowledged and agreed that Seller, the Subsidiaries and Vince Intermediate Holding, LLC may continue to use trademarks that are a part of the Transferred Marks as currently incorporated into their legal entity names or “doing business as” registrations during such period, not to exceed twelve (12) months following the Closing Date. Except to the limited extent permitted by the immediately preceding sentence or under the Vince License Agreement, Seller Guarantor and Seller covenant that after the Closing Date, they will not, and will cause each of their Affiliates to not, adopt, use or register or authorize any other Person to adopt, use or register, any trade names, trademarks, service marks or Internet domain names consisting of or incorporating any of Transferred Marks or Internet domain names confusingly similar thereto.

Section 6.11 Intellectual Property Title Matters. To the extent that any Intellectual Property Registration included in the Listed Intellectual Property is not in the current legal name of Seller or one of the Subsidiaries, is subject to a chain of title defect, or is subject to any form of Lien (other than Permitted Liens and the Liens listed on Schedule 4.4 that will be discharged on or prior to Closing) (“IP Title Defects”), Seller shall, and shall cause each of its Affiliates to, prior to Closing (a) use commercially reasonably efforts to prepare, execute and record such instruments and documents necessary to cure such IP Title Defects, including any IP Title Defects discovered during the Interim Period by either Party, and (b) prepare, execute and record such instruments and documents necessary to cure those IP Title Defects set forth on Schedule 6.11 (such IP Title Defects, the “Scheduled IP Title Defects”), in each case ((a)-(b)), prior to Closing so as to allow for the assignment thereof to Buyer as part of the transactions contemplated herein (all such actions, the “IP Title Defect Correction Actions”); provided, that if Seller or the Subsidiaries are unable to cure any IP Title Defect prior to the Closing, Seller and each of the Subsidiaries shall have a continuing obligation following the Closing to use commercially reasonable efforts to take IP Title Defect Correction Actions (solely with respect to the Intellectual Property Registrations included in the Listed Intellectual Property existing as of the Closing) to promptly resolve such issue. Seller and each of the Subsidiaries shall be responsible for and pay its own expenses incurred in connection with any IP Title Defect Correction Actions, and shall deliver all documentation that is filed concerning the IP Title Defect Correction Actions to Buyer at such time the IP Title Defect Correction Actions are taken.

Section 6.12 License Fees. Notwithstanding anything to the contrary set forth herein or in the Vince License Agreement, Seller is entitled to retain all of Seller’s Straddle Period License Payments, and Buyer is entitled to retain all of Buyer’s Straddle Period License Payments. Accordingly, within thirty (30) days following Buyer’s receipt of a royalty statement and payment (the “Royalty Payment”) from a licensee covering a period of time which commences before the Closing Date and ends on or after the Closing Date (a “Straddle Period”), Buyer shall provide a copy of such royalty statement to Seller along with its calculation of Seller’s Straddle Period License Payments and payment of the same by wire transfer of immediately available funds to an account or accounts directed by Seller in writing. Further, if Seller receives prior to or after the Closing Date a royalty statement and payment from a licensee covering a Straddle Period, then, within the later of thirty (30) days of receipt of such statement or at the Closing Date, Seller shall provide a copy of such royalty statement to Buyer along with its calculation of Buyer’s Straddle Period License Payments and payment of the same by wire transfer of immediately available funds to an account or accounts directed by Buyer in writing. For the avoidance of doubt, the proportion of any Royalty Payment that is a Seller’s Straddle Period License Payment shall be the fraction whose numerator is the number of days from the first day of the contract quarter to the day before the Closing Date and whose denominator is the number of days in the contract quarter. Further, the proportion of any Royalty Payment that is a Buyer’s Straddle Period License Payment shall be the fraction whose numerator is the number of days from the Closing Date to the last day of the contract quarter and whose denominator is the number of days in the contract quarter.

Section 6.13 Alternative Transaction Proposal.

(a) From the date hereof until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, except as otherwise provided in this Section 6.13, Seller and Seller Guarantor shall not, and Seller Guarantor shall cause each of the other members of the Company Group and each officer, director, employee and manager of any member of the Company Group not to, and will use commercially reasonable efforts to cause the other Representatives of the Company Group not to (and will not authorize or knowingly permit such other Representatives to), directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any Alternative Transaction Proposal or the making of any Alternative Transaction Proposal; (ii) other than with Buyer or its Representatives and other than to inform any Person of the provisions of this Section 6.13(a), (A) engage in, continue or otherwise participate in any discussions or negotiations, (B) provide or afford access to any properties, assets, books and records or personnel of any member of the Company Group or (C) furnish to any Person any non-public information, in each case of clauses (A) through (C), regarding, in connection with, relating to, or for the purpose of initiating, encouraging or facilitating, any Alternative Transaction Proposal or the making thereof or any inquiry, offer or proposal that could reasonably constitute an Alternative Transaction Proposal; (iii) execute or enter into, or propose to enter into, any Alternative Transaction Agreement; (iv) grant any waiver or release under, or fail to reasonably enforce, any confidentiality, “standstill” or similar agreement with respect to any class of securities of any member of the Company Group; or (v) authorize, agree or commit or knowingly permit any Representative to do any of the foregoing. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, but subject to the final sentence of this Section 6.13(a), if at any time after the date hereof and prior to the earlier of (x) the date that is thirty (30) days from the date hereof and (y) the Closing Date, the Company Group receives an Alternative Transaction Proposal that did not result from a breach of this Section 6.13, Seller Guarantor, and the board of directors of Seller Guarantor (the “Seller Guarantor Board”) determines in good faith after consultation with its financial advisors and outside legal counsel based on information then available that such Alternative Transaction Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, and that the failure to take such action would violate the fiduciary duties of the Seller Guarantor Board, the Seller Guarantor Board may, at least forty-eight (48) hours after giving Buyer written notice (which notice shall contain the identity of the Person making such Alternative Transaction Proposal, a copy of the Alternative Transaction Proposal if it is in writing or otherwise a description of the material terms and conditions thereto and a statement to the effect that the Seller Guarantor Board has made the determination required by this Section 6.13(a) in respect thereof and that Seller Guarantor intends to furnish non-public information to, or enter into discussions or negotiations with, such Person making such Alternative Transaction Proposal) (x) furnish information with respect to Seller Guarantor and its subsidiaries to the Person making such Alternative Transaction Proposal (and its Representatives) pursuant to an executed confidentiality agreement containing terms that are no less favorable to the Company Group, in the aggregate, than the terms of the Confidentiality Agreement; provided, that a copy of all such information not previously provided to Buyer (or its Representatives) is provided to Buyer as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) after such information has been furnished to such Person (or its Representatives) and (y) participate in discussions or negotiations with the Person making such Alternative Transaction Proposal (and its Representatives) regarding such Alternative Transaction Proposal.

(b) On the date hereof, Seller and Seller Guarantor shall immediately cease and cause to be terminated, and Seller Guarantor shall cause the other members of the Company Group and its and their Representatives to immediately cease and cause to be terminated, any activities, solicitations, discussions or negotiations with any Person and its Affiliates and Representatives (other than the Parties and their respective Representatives and designees) in connection with or relating to an Alternative Transaction Proposal, in each case that exists as of the date hereof. Seller and Seller Guarantor also each agree that it will promptly after the date hereof (and in any event within two (2) Business Days) (i) request each Person (other than Buyer and its Representatives and designees) that has, prior to the date hereof, executed a confidentiality agreement in connection with its consideration of, or otherwise relating to, an Alternative Transaction Proposal, to promptly return or destroy all confidential information furnished to such Person or any of its Affiliates or Representatives by or on behalf of the Company Group prior to the date hereof and (ii) terminate any access to any data room (electronic or otherwise) previously provided to any such Person, its Affiliates or its or their respective Representatives. It is understood that any violation of the restrictions of this Section 6.13(b) in any material respect by any Representative of any member of the Company Group shall be deemed a breach of this Section 6.13(b) by Seller and Seller Guarantor, if Seller and Seller Guarantor do not cure any such violation within three (3) Business Days following the date on which Buyer obtains knowledge of such violation.

(c) Except as otherwise provided in this Section 6.13, neither the Seller Guarantor Board nor any committee thereof shall, directly or indirectly, (i) (A) withdraw (or qualify, amend or modify in a manner adverse to Buyer) or publicly propose to withdraw (or qualify, amend or modify in a manner adverse to Buyer) the approval, recommendation or declaration of advisability of this Agreement and the transactions contemplated by this Agreement, (B) adopt a formal resolution to recommend, adopt, approve or declare advisable or publicly propose to recommend, adopt, approve or declare advisable, any Alternative Transaction Proposal, (C) if an Alternative Transaction Proposal not subject to Regulation 14D under the Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder, the “Exchange Act”) shall have been publicly announced or disclosed, fail to publicly reaffirm the recommendation of the Seller Guarantor Board within five (5) Business Days, if possible, prior to the earlier of (i) thirty (30) days following the date hereof and (ii) the Closing Date or (D) make any public recommendation in connection with an Alternative Transaction Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act or the rules promulgated thereunder, other than a recommendation against such offer or a “stop, look and listen” communication by Seller Guarantor Board to Seller Guarantor’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) adopt or approve, or publicly propose to adopt or approve, cause, authorize or allow any member of the Company Group to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, asset purchase agreement, license agreement or (in each case) other similar agreement, arrangement or understanding other than a confidentiality agreement entered into in compliance with Section 6.13(a) (each, an “Alternative Transaction Agreement”) (A) constituting or that would reasonably be expected to lead to or otherwise relates to any Alternative Transaction Proposal or (B) requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, but subject to Seller’s compliance in all material respects with the other provisions of this Section 6.13, as applicable, at any time prior to the earlier of (x) the date that is thirty (30) days from the date hereof and (y) the Closing Date, the Seller Guarantor Board may, in response to a Superior Proposal that did not result from a breach of this Section 6.13 (and has not been withdrawn), make an Adverse Recommendation Change (i) if the Seller Guarantor Board determines, in good faith, after consultation with its outside legal or financial advisors, that the failure to take such action would violate the directors’ fiduciary duties to the stockholders of Seller Guarantor under applicable Law and (ii) after complying with Section 6.13(e).

(d) Without limiting Section 6.13(c), but subject to Section 6.13(e), prior to the earlier of (i) thirty (30) days following the date hereof and (ii) the Closing Date, in response to a written Alternative Transaction Proposal that did not result from a breach of this Section 6.13 that the Seller Guarantor Board determines in good faith, after consultation with its outside legal or financial advisors, constitutes a Superior Proposal and that the failure to terminate this Agreement would violate the Seller Guarantor Board’s fiduciary duties under applicable Law, Seller and Seller Guarantor may terminate this Agreement pursuant to Section 9.13(a)(v) and this Section 6.13(d) and, concurrently with such termination, enter into an Alternative Transaction Agreement with respect to such Superior Proposal; provided, however, that neither Seller nor Seller Guarantor shall be permitted to terminate this Agreement pursuant to Section 9.13(a)(v) and this Section 6.13(d) unless each Seller and Seller Guarantor are in compliance with their obligations set forth in Section 6.13(c).

(e) Notwithstanding anything to the contrary contained in this Agreement, the Seller Guarantor Board shall not be entitled to either (x) make an Adverse Recommendation Change pursuant to Section 6.13(c) or (y) terminate this Agreement pursuant to Section 9.13(a)(v) and Section 6.13(d), unless (i) Seller and Seller Guarantor shall have provided to Buyer three (3) Business Days’ prior written notice advising Buyer that the Seller Guarantor Board intends to take such action, and (A) if relating to a Superior Proposal, such notice shall contain the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Seller Guarantor Board, including the identity of the Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) making such Alternative Transaction Proposal and a copy of such Alternative Transaction Proposal or (B) if relating to an Intervening Event, such notice shall contain the material facts and circumstances of such Intervening Event and (ii) (A) during such three (3)-Business Day period, if requested by Buyer and so long as Buyer continues to negotiate in good faith, Seller and Seller Guarantor shall have, and shall have caused their respective Representatives to have, engaged in negotiations in good faith with Buyer to enable Buyer to propose revisions to the terms of this Agreement or other agreements contemplated hereby and regarding any such amendments proposed in writing by Buyer, (B) the Seller Guarantor Board shall have considered in good faith any adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Buyer no later than the third (3rd) Business Day of such three (3)-Business Day period, (C)(1) with respect to a Superior Proposal, the Seller Guarantor Board shall have determined in good faith, after consultation with outside legal or financial advisors, that the Alternative Transaction Proposal constitutes a Superior Proposal after taking into account the adjustments to this Agreement that were offered by Buyer and that the failure to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.13(a)(v) would violate the directors’ fiduciary duties under applicable Law and (2) with respect to an Intervening Event, Seller Guarantor shall have determined in good faith that failure to make an Adverse Recommendation Change would violate the Seller Guarantor Board’s fiduciary duties under applicable Law, and (D) in the event of any change to (1) any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of an Alternative Transaction Proposal, or (2) the facts or circumstances relating to an Intervening Event, Seller and Seller Guarantor shall, in each case, have delivered to Buyer an additional notice consistent with that described in clause (i) above and a new notice period under clause (i) of this proviso shall commence during which time Seller and Seller Guarantor shall be required to comply with the requirements of this Section 6.13(e) anew with respect to such additional notice, including clauses (i) and (ii) of this Section 6.13(e); and provided that Seller and Seller Guarantor have complied in all material respects with their respective obligations under this Section 6.13.

(f) Notwithstanding anything to the contrary contained herein, Seller, Seller Guarantor or Seller Guarantor Board, directly or indirectly through their respective Representatives, shall be permitted to (i) take or disclose any position or disclose any information reasonably required under applicable Law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to Seller Guarantor’s stockholders) and, to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any Alternative Transaction Proposal, (ii) make any “stop, look and listen” communication to Seller Guarantor’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to Seller Guarantor’s stockholders) or take a neutral or no position with respect to any Alternative Transaction Proposal and (iii) make any other disclosure to Seller Guarantor’s stockholders that, in the reasonable determination of the Seller Guarantor Board, is required by applicable Law (provided, however, that any disclosures permitted under this Section 6.13(f) shall not, in and of themselves, constitute an Adverse Recommendation Change or form a basis for Seller to terminate this Agreement pursuant to Section 9.13(a)(v)).

(g) From and after the date hereof, without limiting any other obligations of Seller or Seller Guarantor hereunder, Seller or Seller Guarantor shall as promptly as reasonably practicable (and in no event later than forty-eight (48) hours after receipt) notify Buyer of any Alternative Transaction Proposal or bona fide inquiry (whether written or oral) from any Person or group in respect of a potential Alternative Transaction Proposal or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Seller, Seller Guarantor or any of its Representatives in connection with an Alternative Transaction Proposal and such notice shall include (x) the identity of the Person or group making such Alternative Transaction Proposal or inquiry, and (y) the material terms and conditions of any such Alternative Transaction Proposal or inquiry and, if written, a copy thereof. Seller or Seller Guarantor shall keep Buyer reasonably informed, on a reasonably prompt basis, of the status and material terms (including any changes to the material terms and conditions thereof) of any such Alternative Transaction Proposal or inquiry in respect thereof and, if written, provide to Buyer a copy thereof.

Section 6.14 Information Statement.

(a) As promptly as reasonably practicable following the date hereof (and in any event no later than thirty (30) days after the date hereof), Seller Guarantor shall prepare and file with the Securities and Exchange Commission (the “SEC”), an Information Statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, this Agreement and the transactions contemplated hereby and (ii) the notice of action by written consent required by Section 228 of the DGCL (as amended or supplemented from time to time, the “Information Statement”). Seller Guarantor shall allow the Buyer and its Representatives reasonable time to review and comment on the Information Statement (including, for the avoidance of doubt, each supplement or amendment thereto), and shall consider in good faith any reasonable comments by Buyer or its Representatives that are provided to Seller Guarantor in a timely manner, prior to the filing thereof (including, for the avoidance of doubt, each supplement or amendment thereto). Buyer and Seller Guarantor shall reasonably cooperate with one another in connection with the preparation of the Information Statement and Buyer shall furnish such information concerning Buyer as Seller Guarantor may reasonably request in connection with the preparation of the Information Statement to the extent such information is required by the Exchange Act to be set forth in the Information Statement; provided, that the Parties shall cooperate to prevent the release of any information supplied by any Party that is reasonably considered to be competitively sensitive by such Party (including through the redaction of such information from any exhibits filed with the SEC, and the submission of confidential treatment requests, to the extent necessary or appropriate to preserve the confidentiality of such information). Buyer shall cause the information relating to Buyer supplied by it for inclusion in the Information Statement, at the time of the mailing of the Information Statement or any amendments or supplements thereto not to contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller Guarantor shall respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC concerning the Information Statement, and to have the Information Statement cleared by the SEC as promptly as reasonably practicable after such filing. Seller Guarantor shall cause the Information Statement (in definitive form) to be sent or given to the stockholders of Seller Guarantor as promptly as reasonably practicable (and in any event within three (3) Business Days) after the earlier to occur of (i) the tenth day after the Information Statement is filed with the SEC, if the SEC has not informed Seller Guarantor that it will review the Information Statement (or informs Seller Guarantor or its Representatives that it will not review the Information Statement) and (ii) the date the SEC informs Seller Guarantor or its Representatives that it has no further comments on the Information Statement.

(b) The Seller Guarantor shall as promptly as reasonably practicable notify the Buyer of (i) the receipt of any comments from the SEC (or its staff) and all other written correspondence and oral communications with the SEC (or its staff) relating to the Information Statement and (ii) any request by the SEC (or its staff) for any amendment or supplement to the Information Statement or for additional information with respect thereto, and shall supply the other party hereto with copies of all material correspondence between Seller Guarantor or any of its Representatives, on the one hand, and the SEC (or its staff), on the other hand, with respect to the Information Statement. All filings by Seller Guarantor with the SEC (or its staff), responses to any comments from the SEC (or its staff) and all mailings to the stockholders of Seller Guarantor relating to the transactions contemplated hereby, including the Information Statement and any amendment or supplement thereto, shall be subject to the reasonable prior review and comment of Buyer; provided, that Seller Guarantor will no longer be required to comply with the foregoing if the Seller Guarantor Board has effected, directly or indirectly, (i) a withdrawal (qualification, amendment or modification in a manner adverse to Buyer) or public proposal to withdraw the approval, recommendation or declaration of advisability of this Agreement and the transactions contemplated hereby in accordance with Section 6.13, (ii) an adoption of a formal resolution to recommend, adopt, approve or declare advisable or public proposal to recommend, adopt, approve or declare advisable, any Alternative Transaction Proposal in accordance with Section 6.13, or (iii) the making of any public recommendation in connection with the Alternative Transaction Proposal that is a tender or exchange offer subject to Regulation 14D, other than a recommendation against such offer or a “stop, look and listen” communication by the Seller Guarantor Board to Seller Guarantor’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or shall have resolved to do so in accordance with Section 6.13.

Section 6.15 Delivery of Stockholder Consent. Seller Guarantor shall obtain from Sun Cardinal, LLC, SCSF Cardinal, LLC and SK Financial Services, LLC (collectively, “Sun Capital”) and deliver to Buyer the Stockholder Consent, duly executed by Sun Capital as soon as practicable following the execution and delivery of this Agreement and, in any event, no later than 11:00] p.m. (New York City time) on the date of this Agreement. In connection with the Stockholder Consent, Seller Guarantor shall take all actions necessary or advisable to comply in all material respects, and shall comply in all material respects, with the DGCL, including Section 228 thereof, and the organizational documents of Seller Guarantor.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by Buyer. Buyer shall, from and after the Closing, defend and promptly indemnify and hold harmless Seller and its officers, managers, members, trustees, attorneys and representatives (collectively the “Seller Indemnified Parties”), from, against, for, and in respect of and pay any and all Losses (as defined below) suffered, sustained or incurred by any such Party arising out of or resulting from:

(a) any breach of any representation or warranty of Buyer contained in this Agreement or any of the Buyer Documents;

(b) any breach of any covenant or agreement of Buyer contained in this Agreement; or

(c) any Assumed Liability.

Section 7.2 Indemnification by Seller. Seller shall, from and after the Closing, defend, indemnify, and hold harmless Buyer, its Affiliates, and each of their respective officers, managers, directors, members, stockholders, attorneys and other Representatives (collectively “Buyer Indemnified Parties”) from, against, for and in respect of and pay any and all Losses suffered, sustained or incurred by any such Party arising out of or resulting from:

(a) any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any representation or warranty of Seller contained in this Agreement or any of the Seller Documents;

(b) any breach of any covenant or agreement of Seller contained in this Agreement; or

(c) any Excluded Asset or Excluded Liability.

Section 7.3 Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary:

(a) Seller shall not have any indemnification obligations under Section 7.2(a) (other than such indemnification obligations with respect to any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any of the Seller Fundamental Representations) unless and until the Losses under Section 7.2(a) exceed One Million Twenty Thousand Dollars ($1,020,000) in the aggregate (the “Basket”); thereafter, Seller shall be required to pay or be liable only for the Losses for which it is liable pursuant to Section 7.2(a) in excess of the Basket; provided, however, that Seller shall not be liable for any individual Losses under Section 7.2(a) which do not exceed Twenty-Five Thousand Dollars ($25,000) (the “Mini-Basket”);

(b) Seller’s indemnification obligations under Section 7.2(a) (other than such indemnification obligations with respect to any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any of the Seller Fundamental Representations) shall not exceed Twenty Million Four Hundred Thousand Dollars ($20,400,000) (the “Cap”);

(c) in the case of any indemnification obligations involving (i) any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any of the Seller Fundamental Representations or (ii) Seller’s indemnification obligations under Section 7.2(b), Seller shall be liable for all Losses associated therewith up to the amount of the Purchase Price;

(d) Buyer shall not have any indemnification obligations under Section 7.1(a) (other than such indemnification obligations with respect to any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any of the Buyer Fundamental Representations) unless and until the Losses under Section 7.1(a) exceed the Basket; thereafter, Buyer shall be required to pay or be liable only for Losses for which it is liable pursuant to Section 7.1(a) in excess of the Basket; provided, however, that Buyer shall not be liable for any individual Losses under Section 7.1(a) which to not exceed the Mini-Basket;

(e) Buyer’s indemnification obligations under Section 7.1(a) (other than such indemnification obligations with respect to any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any of the Buyer Fundamental Representations) shall not exceed the Cap;

(f) in the in the case of any indemnification obligations involving (i) any breach (or, with respect to a Third Party Claim, any alleged breach) or inaccuracy of any of the Buyer Fundamental Representations, or (ii) Buyer’s indemnification obligations under Sections 7.1(b), Buyer shall be liable for all Losses associated therewith up to the amount of the Purchase Price;

(g) the limitations on indemnification set forth in Sections 7.3(a) through (f) above shall not limit the right of any Buyer Indemnified Party or Seller Indemnified Party to recover Losses from Seller or Buyer, as applicable, resulting from fraud, willful breach or criminal misconduct;

(h) for the avoidance of doubt, the limitations on indemnification set forth in Section 7.3(a) through (c) above shall not apply to any indemnification obligations of Seller under Sections 7.2(c) or (d); and

(i) for the avoidance of doubt, the limitations on indemnification set forth in Section 7.3(d) through (f) above shall not apply to any indemnification obligations of Buyer under Section 7.1(c).

Section 7.4 Procedure.

(a) Any Party (the “Indemnified Party”) seeking indemnification pursuant to this Agreement shall promptly give the Party from whom such indemnification is sought (the “Indemnifying Party”) written notice of the matter with respect to which indemnification is being sought, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom, the method of computation of such liability, and the basis of the claim or indemnification obligation and a reference to the provisions of this Agreement or any other agreement, instrument or certificate delivered pursuant hereto in respect of which such liability relates (the “Indemnification Notice”). The Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder; provided that the failure of the Indemnified Party to give such prompt notice shall not adversely affect the Indemnified Party’s right to indemnification hereunder except, and only to the extent that, in the case of a claim made by a third party, the defense of that claim is materially prejudiced by such failure.

(b) Within twenty (20) calendar days after receipt of an Indemnification Notice with respect to a claim that does not involve a Third Party Claim, the Indemnifying Party shall by written notice (the “Response Notice”) delivered to the Indemnified Party either (i) concede liability in whole as to the claimed amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the claimed amount, by check or wire transfer), (ii) deny liability in whole as to such claimed amount or (iii) concede liability in part and deny liability in part as to such claimed amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of such agreed amount, by check or wire transfer). If the Parties are not able to resolve any dispute over a claim that is not a Third Party Claim for which an Indemnification Notice has been provided in accordance with this Section 7.4 within twenty (20) calendar days after the receipt of a Response Notice denying liability in whole or in part, such dispute shall be subject to, and resolved in accordance with, Section 9.3.

Section 7.5 Settlement of Third Party Claims. In connection with any indemnification claim arising out of a claim or legal Proceeding by a Person who is not a Party, including their respective Affiliates, as applicable (a “Third Party Claim”), the Indemnifying Party shall have the right, but not the obligation, to participate in or, by giving written notice to the Indemnified Party not later than thirty (30) days following Indemnifying Party’s receipt of the Third Party Claim notice, to assume the defense of any Third Party Claim at the Indemnifying Party’s sole expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (i) the Indemnified Party believes in its good faith judgment would be detrimental to, or materially injure, the Vince Brand or the reputation or future business prospects the Vince Brand or Indemnified Party if an adverse determination were rendered with respect thereto, (ii) relates to or arises in connection with any criminal or quasi-criminal Proceeding, indictment or allegation, (iii) seeks an injunction or other equitable relief against the Indemnified Party or (iv) the Indemnified Party believes in its good faith judgment could result in Losses in excess of the maximum amount that such Indemnified Party would then be entitled to recover from the Indemnifying Party under this Article VII. As a condition to the Indemnifying Party’s assumption of the defense of any Third Party Claim, the Indemnifying Party shall, first enter into a written agreement with the Indemnified Party whereby the Indemnifying Party is unconditionally and irrevocably obligated to pay and satisfy any Losses which may arise with respect to such Third Party Claim and provide evidence of its ability to satisfy such obligation, in each case, in form and substance reasonably satisfactory to the Indemnified Party. Subject to the preceding proviso, the Indemnifying Party shall be entitled to agree to a settlement of, or the stipulation of any judgment arising from, any such Third Party Claim, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that no such consent shall be required from the Indemnified Party if (a) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (b) in the case of a settlement, the settlement is conditioned upon a release by the claimant of the Indemnified Party, and (c) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party, impose any restriction upon its use of the Vince Brand or otherwise adversely affect the Vince Business or result in injunctive or other equitable relief of any nature imposed against any Indemnified Party. From and after the date that the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not be entitled to any further reimbursement for any fees or disbursement of its legal counsel arising on or after such date in connection with such Third Party Claim; provided, however, that, notwithstanding the foregoing, from and after the date the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall be entitled at any time, at its own cost and expense (which cost and expense shall not constitute a Loss) to participate in such contest and defense and to be represented by attorneys of its own choosing; provided, further that, (i) the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party that are incurred prior to the date the Indemnifying Party assumes control of the defense of such Third Party Claim and (ii) if, in the reasonable opinion of counsel to the Indemnified Party there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. To the extent the Indemnified Party takes over the defense of any such claim pursuant to the proviso contained in the first sentence of this Section 7.5 the Indemnified Party shall not consent to any settlement of, or the stipulation of any judgment arising from, any such Third Party Claim, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned. If the Indemnifying Party elects not to compromise or defend a Third Party Claim, fails to timely notify the Indemnified Party in writing of its election to defend as provided in this Section 7.05, fails to diligently prosecute the defense of such Third Party Claim or if any of clauses (i) through (iv) of the first sentence of this Section 7.05 becomes true, the Indemnified Party may, pay, compromise or defend such Third Party Claim and be indemnified for any and all Losses based upon, arising from or relating to such Third Party Claim (and all reasonable and documented costs or expenses paid or incurred by the Indemnified Party in connection with such defense shall constitute Losses). The Indemnifying Party and the Indemnified Party shall, and shall cause their respective Affiliates and Representatives to, cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including by retaining and providing (subject to the provisions of Section 6.6) records and information relating to such Third Party Claim and by making available, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, reasonable access to management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim (including providing additional information and explanation of any materials provided hereunder).

Section 7.6 Payment; Right of Set Off.

(a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such agreement or final, non-appealable adjudication, as applicable, by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such ten (10) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

(b) Buyer shall have the right to set off the amount of any payment to be made by Buyer to Seller in respect of (i) royalties due hereunder, or (ii) distributions payable under the Buyer Operating Agreement, by the amount of any Losses for which Buyer is entitled to indemnification pursuant to this Article VII, and is agreed by Seller or has been finally adjudicated to be owed to Buyer as an Indemnified Party. In addition, if any claim for indemnification made by Buyer remains unresolved, Buyer may withhold the unresolved claim amount from any royalties due hereunder or distributions payable under the Buyer Operating Agreement until such claim is resolved pursuant to the terms of this Agreement. The exercise of such right of set off by Buyer, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement. Neither the exercise nor the failure to exercise such right of set off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

(c) Seller shall have the right to set off the amount of any payment to be made by Seller to Buyer in respect of Buyer’s Straddle Period License Payments by the amount of any Losses for which Seller is entitled to indemnification pursuant to this Article VII, and is agreed by Buyer or has been finally adjudicated to be owed to Seller as an Indemnified Party. In addition, if any claim for indemnification made by Seller remains unresolved, Seller may withhold the unresolved claim amount from Buyer’s Straddle Period License Payments. The exercise of such right of set off by Seller, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement. Neither the exercise nor the failure to exercise such right of set off will constitute an election of remedies or limit Seller in any manner in the enforcement of any other remedies that may be available to it.

Section 7.7 Survival. All representations and warranties made by Buyer and Seller in this Agreement, the other Buyer Documents and the other Seller Documents, as applicable, shall survive the Closing Date for a period of eighteen (18) months from the Closing Date (except that the Buyer Fundamental Representations and Seller Fundamental Representations shall each survive the Closing Date for a period of six (6) years from the Closing Date) and in each case shall be unaffected by any investigation made by or on behalf of any Party, by knowledge obtained as a result thereof or otherwise or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived in accordance herewith. The covenants contained in this Agreement shall survive consistent with the terms of the relevant covenant or agreement or indefinitely if no such term exists or is reasonably apparent on its face.

Section 7.8 Definition of Losses. For purposes of this Article VII, “Losses” means losses, damages, obligations, debts, awards, assessments, demands, claims, assessments, deficiencies, and other liabilities, judgments, settlements, monetary damages, fines, penalties, interest, Taxes (excluding any Taxes with respect to any taxable period (or portion thereof) that begins after the Closing Date), or expenses of whatever kind, including reasonable attorneys’, accountants’ and other professionals’ fees and expenses and the cost of investigation, enforcement, defense and settlement of any right to indemnification hereunder and the cost of pursuing any insurance providers, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to this Article VII, all amounts paid incidental to any compromise or settlement of any such claim, lawsuit or arbitration, in each case, whether or not arising out of Third Party Claims; provided that notwithstanding anything herein to the contrary, “Losses” shall not include (i) Indirect Losses or (ii) with respect to Seller, any of the foregoing items of losses set forth in this Section 7.8 incurred by Seller in its capacity as licensee under the Vince License Agreement, which losses are exclusively subject to the terms of the Vince License Agreement.

Section 7.9 Additional Indemnification Provisions.

(a) Buyer and Seller shall treat any amounts payable after the Closing by Seller to Buyer (or by Buyer to Seller) pursuant to this Agreement (including any indemnification payments made pursuant to this Article VII) as an adjustment to the Purchase Price unless otherwise required by applicable Laws.

(b) For purposes of determining any breach or inaccuracy in any representation or warranty, and the amount of Losses resulting therefrom, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material”, “materiality”, “in all material respects”, “Material Adverse Effect”, or any similar term or phrase shall be disregarded, it being the understanding of the Parties that for purposes of determining liability (and any resulting Losses) under this Article VII, the representations and warranties of the Parties contained in this Agreement shall be read as if such terms and phrases were not included in them.

(c) The Parties agree that each Seller Indemnified Party and Buyer Indemnified Party is a third party beneficiary of this Article VII, having the benefits of, and the right to enforce, this Article VII.

Section 7.10 No Circular Recovery. Notwithstanding anything to the contrary in this Agreement, Seller shall not have any right of contribution or claim of indemnification against Buyer or any other Buyer Indemnified Party with respect to any obligations of, or claims against, Seller under or with respect to this Agreement or the transactions contemplated hereby. Seller hereby waives and releases any claims it might have in its capacity as a member of Buyer or under any organizational documents of Buyer, and agrees that it shall not make any claim for, indemnification, contribution or reimbursement against or from Buyer or any other Buyer Indemnified Party with respect to any obligations of, or claims against, Seller under or with respect to this Agreement or the transactions contemplated hereby.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following additional conditions:

(a) Seller shall have performed and satisfied in all material respects each of its agreements, covenants and obligations set forth in this Agreement required to be performed and satisfied by it at or prior to the Closing;

(b) each of (i) the representations and warranties made in Sections 4.1 (Authority and Binding Obligation), 4.4 (Title to Acquired Assets; Sufficiency of Assets) and 4.10 (Broker Fees) shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct as of such earlier date); (ii) the representations and warranties made in Sections 4.5(a)-(e) (Intellectual Property), shall, except for de minimis inaccuracies, be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct as of such earlier date); and (iii) the other representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (without regard to any express qualifier therein as to materiality or Material Adverse Effect), except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct as of such earlier date) and except for such breaches that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(c) no Material Adverse Effect shall have occurred;

(d) there shall not be any Order in effect preventing consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents;

(e) Seller shall have delivered to Buyer the documents and deliveries set forth in Sections 3.2(a) and (b);

(f) Seller and the Subsidiaries shall have prepared, executed and filed all instruments and documents necessary to cure all of the Scheduled IP Title Defects and delivered documentary evidence thereof to Buyer; and

(g) the Stockholder Consent shall have been obtained.

Section 8.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction (or waiver by Seller) at or prior to the Closing of each of the following additional conditions:

(a) Buyer shall have performed and satisfied in all material respects each of its agreements and obligations set forth in this Agreement required to be performed and satisfied by it at or prior to the Closing;

(b) each of (i) the Buyer Fundamental Representations shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct as of such earlier date), and (ii) the other representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without regard to any express qualifier therein as to materiality or material adverse effect), except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct in all material respects as of such earlier date), except for such breaches that, in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer or otherwise prevent, materially impair, materially impede or materially delay Buyer’s ability to consummate the transactions contemplated hereby;

(c) there shall not be any Order in effect preventing consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents;

(d) Buyer shall have delivered to Seller duly executed counterparts to the documents and deliveries set forth in Sections 3.2(a) and (c);

(e) the Stockholder Consent shall have been obtained; and

(f) at least twenty (20) days shall have elapsed since the date on which the Information Statement (in definitive form) was first sent or given to the stockholders of Seller Guarantor in accordance with Rule 14c-2(b) of the Exchange Act.

Section 8.3 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 6.2(a).

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fees and Expenses. Each Party will bear its own direct expenses incurred in connection with the negotiation and preparation of this Agreement and the Transaction Documents and the consummation and performance of the transactions contemplated hereby; provided, that, any recordable fees and expenses relating to the IP Assignment Agreements shall be the responsibility of Buyer. Notwithstanding the foregoing, Buyer and Seller acknowledge and agree that Buyer shall be solely responsible, at its sole cost and expense, for all applicable recordation and perfection of the assignment of the Intellectual Property Assets from the title owner of each such Intellectual Property Asset to Buyer.

Section 9.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when received by the addressee if delivered by hand or sent by a nationally recognized overnight courier (receipt requested); (b) on the date sent by e-mail (with confirmation of transmission) if sent between 9:00 A.M., and 6:00 P.M. New York City time on any Business Day, and on the next Business Day if sent outside of such hours or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. In the case of facsimile or e-mail of a PDF document, such copies shall also be sent by overnight courier service or by registered mail. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.2):

If to Buyer:	With a copy to:

c/o Authentic Brands Group 1411 Broadway, 21st Floor New York, New York 10018 Attn: Jay Dubiner Phone: (212) 760-2412 E-mail: jdubiner@authentic.com

Katten Muchin Rosenman LLP

50 Rockefeller Plaza

New York, New York 10020

Attn: Karen Ash, Esq. and Ilana Lubin, Esq.

Phone: (212) 940-8554; (212) 940-6500

E-mail: Karen.Ash@katten.com;

             Ilana.Lubin@katten.com

If to Seller:	With a copy to:

c/o Vince Holding Corp. 500 Fifth Ave, 20th Floor New York, New York 10110 Attn: General Counsel Phone: (212) 944-2600 E-mail: legal@vince.com	Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Attn: Patrick Dorime; Erica Han Phone: (212) 596-9794; (617) 951-7519 E-mail: Patrick.Dorime@ropesgray.com; Erica.Han@ropesgray.com

Any notice given hereunder may be given on behalf of any Party by its counsel or other authorized Representatives.

Section 9.3 Governing Law; Disputes. This Agreement shall be construed in accordance with, and governed by, the laws of Delaware as applied to contracts made and to be performed entirely in the State of Delaware without regard to principles of conflicts of law. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Delaware or any federal court located in the State of Delaware or the Delaware Chancery Court in New Castle County for purposes of any suit, action or other Proceeding arising out of this Agreement (and agrees not to commence any Proceeding relating hereto except in such courts). Each of the Parties hereto agrees that service of any process, summons, notice of document by United States registered mail at its address set forth herein shall be effective service of process for any Proceeding brought against it in any such court. Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of Delaware or any federal court sitting in the State of Delaware or the Delaware Chancery Court in New Castle County and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.4 Waiver of Jury Trial. Each Party to this Agreement hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, counterclaim, demand, action, or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each Party to this Agreement hereby agrees and consents that any such claim, counterclaim, demand, action, or cause of action shall be decided by court trial without a jury and that the Parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the Parties hereto to the waiver of their right to trial by jury.

Section 9.5 Entire Agreement. This Agreement, including the Schedules, the Disclosure Schedules and Exhibits hereto, and all other certificates and instruments of transfer are intended to embody the complete, final and exclusive agreement among the Parties with respect to the purchase of the Acquired Assets and are intended to supersede all previous negotiations, commitments, writings, agreements and representations, written or oral, with respect thereto and may not be contracted by evidence of any such prior or contemporaneous agreement, understanding or representations, whether written or oral.

Section 9.6 Assignability; Binding Effect. This Agreement may not be assigned by either Buyer or Seller without the prior written consent of the other Party. This Agreement and the rights, covenants, conditions and obligations of the Parties and any instrument or agreement executed pursuant hereto shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 9.7 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each Party, or in the case of a waiver, the Party waiving compliance; provided, however, that no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any Party, such waiver or consent shall be given in writing. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 9.8 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by Law.

Section 9.9 Third-Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer rights or remedies under or by reason of this Agreement on any persons other than the Parties, each Indemnified Party and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provisions give any third Person any right of subrogation over or action against any Party.

Section 9.10 Certain Interpretative Matters. The language in all parts of this Agreement shall in all cases be construed simply, accurately to its fair meaning, and not strictly for or against any of the Parties. There shall be no presumption against any Party on the ground that such Party was responsible for drafting this Agreement or any part thereof, and any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Section 9.11 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart evidencing execution by each Party. The exchange by electronic mail or other electronic transmission device (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.simplyagree.com) of one or more signatures to this Agreement shall be deemed originals.

Section 9.12 Schedules. The Exhibits, Schedules or any certificate provided hereunder and any written disclosure required hereby are incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full. Notwithstanding anything to the contrary contained in this Agreement or in the Schedules, information contained in one section in the Disclosure Schedules shall be considered directly and exclusively responsive to the section of this Agreement to which it relates and no other except where it is readily apparent that such information applies to another section(s). The disclosure of any information in the Disclosure Schedules shall not be deemed an admission of liability under any applicable Law, or that it is material, nor shall such information be deemed to establish a standard of materiality.

Section 9.13 Termination; Effects of Termination.

(a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

i.	by mutual written consent of Buyer and Seller;

ii.

by either Buyer or Seller, by giving written notice of such termination to the other Party, if (A) the Closing shall not have occurred on or prior to July 20, 2023 (the “Outside Date”); provided that, subject to the other provisions of this Section 9.13, the Outside Date shall automatically extend for one (1) additional thirty (30) day period in the event that the SEC elects to review the Information Statement prior to the mailing of the definitive Information Statement to the stockholders of Seller Guarantor; or (B) any Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this clause (B) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the transactions contemplated hereby;

iii.

by Buyer (A) if, as a result of action or inaction by any member of the Company Group, or as a result of any breach of, or inaccuracy in, any representation of Seller set forth in this Agreement, the conditions to Closing set forth in Section 8.1 are not satisfied and such failure to comply, perform, breach, or inaccuracy has not been waived or, if such breach is curable, cured by Seller prior to the earlier to occur of (x) fifteen (15) days after receipt of Buyer’s notice of any such failure to comply, perform, breach or inaccuracy, and (y) fifteen (15) days prior to the Outside Date, (B) upon a material breach by Seller or Seller Guarantor of any of the covenants of Seller or Seller Guarantor set forth in Article VI of this Agreement and such breach has not been waived or, if such breach is curable, cured by Seller prior to the earlier to occur of (x) fifteen (15) days after receipt of Buyer’s notice of any such failure to perform, breach or inaccuracy, and (y) fifteen (15) Business Day prior to the Outside Date, (C) if the Stockholder Consent has not been obtained prior to 11:01 p.m. (New York City time) on the date of this Agreement or (D) if the Seller Guarantor Board shall have failed to make the Seller Guarantor Board Recommendation or shall have effected an Adverse Recommendation Change, whether or not permitted by this Agreement;

iv.

by Seller if, as a result of action or inaction by Buyer or as a result of any breach of, or inaccuracy in, any representation of Buyer set forth in this Agreement, the conditions to Closing set forth in Section 8.2 are not satisfied and such failure to perform, breach, or inaccuracy has not been waived or, if such breach is curable, cured by Buyer prior to the earlier to occur of (x) fifteen (15) days after receipt of Seller’s notice of any such failure to perform, breach or inaccuracy, and (y) fifteen (15) days prior to the Outside Date; or

v.

by Seller if, at any time prior to the earlier of (y) thirty (30) days following the date hereof and (z) the Closing Date (a) the Seller Guarantor Board has received a Superior Proposal that did not result from a breach of Section 6.13, (b) Seller Guarantor has complied in all material respects with its obligations under Section 6.13(e), and (c) to the extent permitted by and effected in accordance with Section 6.13(d), the Seller Guarantor Board approves, and Seller, concurrently with the termination of this Agreement pursuant to this Section 9.13(a)(v), enters into, an Alternative Transaction Proposal with respect to such Superior Proposal;

provided that the Party seeking termination pursuant to clause (iii)(A) or (iv)(A) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, including its obligation to close upon satisfaction of conditions and such breach would result in the failure to satisfy one or more conditions to Closing as set forth in Section 8.1 (with respect to Seller) or Section 8.2 (with respect to Buyer).

(b) Except as otherwise provided in Section 9.13(c), in the event of termination of this Agreement pursuant to this Section 9.13, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that the provisions set forth in this Article IX shall survive the termination of this Agreement. Notwithstanding the foregoing, no termination of this Agreement shall relieve any Party from any liability arising from or relating to any fraud, willful breach or criminal misconduct by such Party prior to termination of this Agreement.

(c) In the event that this Agreement is terminated by Seller pursuant to Section 9.13(a)(v), then Seller Guarantor shall reimburse Buyer for all expenses reasonably incurred by or on its behalf in connection with the transactions contemplated by this Agreement and each of the other Transaction Documents, including all documented, reasonable expenses of counsel, accountants, investment bankers, experts and other consultants of Buyer and its Affiliates, in connection with the transactions contemplated hereby and thereby within five (5) Business Days after the receipt by Seller of an invoice therefor; provided, that the payment by Seller Guarantor of such expenses shall not relieve Seller of any other obligation (including any obligation to pay the Liquidated Damages Amount or the Termination Fee). In addition:

i.

in the event that this Agreement is terminated pursuant to Section 9.13(a)(v), then within two (2) Business Days following such termination, Seller or Seller Guarantor shall pay to Buyer the Termination Fee;

ii.

in the event that this Agreement is terminated pursuant to Section 9.13(a)(ii)(A) prior to receipt of the Stockholder Consent or prior to the date that is twenty (20) days following the date the Information Statement is sent or given to the stockholders of Seller Guarantor, then within two (2) Business Days following such termination, Seller or Seller Guarantor shall pay to Buyer the Termination Fee;

iii.

in the event that this Agreement is terminated by Buyer pursuant to Section 9.13(a)(iii)(B), then within two (2) Business Days following the termination of this Agreement, Seller or Seller Guarantor shall pay to Buyer, as liquidated damages and not as a penalty, an amount, in cash, equal to $3,570,000 (the “Liquidated Damages Amount”); and

iv.

in the event that this Agreement is terminated by Buyer pursuant to Section 9.13(a)(iii)(C) or (D), then within two (2) Business Days following the termination of this Agreement, Seller or Seller Guarantor shall pay to Buyer, the Termination Fee, provided that, under no circumstance shall the Termination Fee and Liquidated Damages Amount both be payable by Seller or Seller Guarantor to Buyer hereunder nor should the Termination Fee or Liquidated Damages Amount be payable more than once.

Plus, in each case, the expenses set forth in the first sentence of this Section 9.13(c) and all other expenses reasonably incurred in connection with the enforcement of its rights under this Section 9.13(c).

The Parties intend that the Liquidated Damages Amount constitute compensation, and not a penalty. The Parties acknowledge and agree that Buyer’s harm caused by Seller’s breach giving rise to termination by Buyer pursuant to Section 9.13(a)(iii) would be impossible or very difficult to accurately estimate as of the Effective Date, and that the Liquidated Damages Amount are a reasonable estimate of the anticipated or actual harm that might arise from such breach. Seller’s payment of the Liquidated Damages Amount is Seller’s sole liability and entire obligation and Buyer’s exclusive remedy for Seller’s breach giving rise to termination by Buyer under Section 9.13(a)(iii). For the avoidance of doubt, the Liquidated Damages Amount shall be deemed to include the expenses set forth in the immediately preceding paragraph.

Section 9.14 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms and that any remedy at law for any breach of the provisions of this Agreement would be inadequate. Accordingly, the Parties acknowledge and agree that each Party hereto shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction (without being required to provide any bond or any other security in connection with such injunction), this being in addition to, and in no respects a waiver of, any other remedy to which any Party is entitled at law or in equity.

Section 9.15 Seller Guarantee.

(a) Seller Guarantor hereby irrevocably and unconditionally guarantees to Buyer the prompt and full discharge by Seller of all of its covenants, agreements, obligations and liabilities under this Agreement and the other Transaction Documents, including the due and punctual payment of all amounts which are or may become due and payable by Seller hereunder when and as the same shall become due and payable (collectively, the “Seller Obligations”), in accordance with the terms thereof. Seller Guarantor acknowledges and agrees that, with respect to all Seller Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any claim or remedies against Seller. If Seller shall default in the due and punctual performance of any Seller Obligation, including the full and timely payment of any amount due and payable pursuant to any Seller Obligation, Seller Guarantor will forthwith perform or cause to be performed such Seller Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

(b) Seller Guarantor’s obligations hereunder shall remain in full force and effect until the Seller Obligations shall have been performed in full. If at any time any performance or payment by any Person of any Seller Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of Seller or otherwise, Seller Guarantor’s obligations hereunder with respect to such Seller Obligation shall be reinstated at such time as though such Seller Obligation had become due and had not been performed. Seller Guarantor acknowledges and agrees that its obligations under this Section 9.15 shall continue and not be reduced, discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of Seller to assert any claim or demand or to enforce any right or remedy against Buyer; (ii) any change in the time, place or manner of payment or performance of any of the Seller Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement (other than this Section 9.15, as applicable); (iii) any change in the corporate existence, structure or ownership of Seller; (iv) the existence of any claim, set-off or other right which Seller Guarantor may have at any time against Seller or any of the Subsidiaries, whether in connection with the Seller Obligations or otherwise; (v) the adequacy of any means Seller may have of obtaining payment or performance related to the Seller Obligations; (vi) the value, genuineness, regularity, illegality or enforceability of this Agreement or any Transaction Document; (vii) any waiver, amendment or modification of this Agreement or any Transaction Document, in each case, in accordance with the terms hereof or thereof; (viii) the addition, substitution or release of any Person now or hereafter liable with respect to the Seller Obligations or otherwise interested in the transactions contemplated by this Agreement or any Transaction Document; (ix) the lack of authority of any officer, director or any other person acting or purporting to act on behalf of Seller, or any defect in the formation of Seller; (x) any change in the applicable Law of any jurisdiction; (xi) any present or future action of any

Governmental Entity amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any portion of the Seller Obligations; (xii) any of the administration, insolvency, bankruptcy, liquidation or cessation of business of Seller or Buyer; (xiii) any invalidity, illegality, unenforceability, irregularity or frustration in any respect of any of the liabilities or obligations referred to in this Section 9.15; or (xiv) any other act, omission, event or circumstances which, but for this provision, might operate to prejudice, affect or otherwise affect the liability of Seller Guarantor under this Section 9.15.

(c) With respect to its obligations hereunder, Seller Guarantor expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar applicable Law now or hereafter in effect, any right to require the marshalling of assets of Seller, and all suretyship defenses generally.

Section 9.16 Buyer Guarantee.

(a) Buyer Guarantor hereby irrevocably and unconditionally guarantees to Seller the prompt and full discharge by Buyer of all of its covenants, agreements, obligations and liabilities under this Agreement and the other Transaction Documents, including the due and punctual payment of all amounts which are or may become due and payable by Buyer hereunder when and as the same shall become due and payable (collectively, the “Buyer Obligations”), in accordance with the terms thereof. Buyer Guarantor acknowledges and agrees that, with respect to all Buyer Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any claim or remedies against Buyer. If Buyer shall default in the due and punctual performance of any Buyer Obligation, including the full and timely payment of any amount due and payable pursuant to any Buyer Obligation, Buyer Guarantor will forthwith perform or cause to be performed such Buyer Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

(b) Buyer Guarantor’s obligations hereunder shall remain in full force and effect until the Buyer Obligations shall have been performed in full. If at any time any performance or payment by any Person of any Buyer Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of Buyer or otherwise, Buyer Guarantor’s obligations hereunder with respect to such Buyer Obligation shall be reinstated at such time as though such Buyer Obligation had become due and had not been performed. Buyer Guarantor acknowledges and agrees that its obligations under this Section 9.16 shall continue and not be reduced, discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of Buyer to assert any claim or demand or to enforce any right or remedy against Seller; (ii) any change in the time, place or manner of payment or performance of any of the Buyer Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement (other than this Section 9.16, as applicable); (iii) any change in the corporate existence, structure or ownership of Buyer; (iv) the existence of any claim, set-off or other right which Buyer Guarantor may have at any time against Buyer or any of its subsidiaries, whether in connection with the Buyer Obligations or otherwise; (v) the adequacy of any means Buyer may have of obtaining payment or performance related to the Buyer Obligations; (vi) the value, genuineness, regularity, illegality or enforceability of this Agreement or any Transaction Document; (vii) any waiver, amendment or modification of this Agreement or any Transaction Document, in each case, in accordance with the terms hereof or thereof; (viii) the addition, substitution or release of any Person now or hereafter liable with respect to the Buyer Obligations or otherwise interested in the transactions contemplated by this Agreement or any Transaction Document; (ix) the lack of authority of any officer, director or any other person acting or purporting to act on behalf of Buyer, or any defect in the formation of Buyer; (x) any change in the applicable Law of any jurisdiction; (xi) any present or future action of any Governmental Entity amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any portion of the Buyer Obligations; (xii) any of the administration, insolvency, bankruptcy, liquidation or cessation of business of Buyer or Seller; (xiii) any invalidity, illegality, unenforceability, irregularity or frustration in any respect of any of the liabilities or obligations referred to in this Section 9.16; or (xiv) any other act, omission, event or circumstances which, but for this provision, might operate to prejudice, affect or otherwise affect the liability of Buyer Guarantor under this Section 9.16.

(c) With respect to its obligations hereunder, Buyer Guarantor expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar applicable Law now or hereafter in effect, any right to require the marshalling of assets of Buyer, and all suretyship defenses generally.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their individual capacities or in their respective names by their respective officers duly authorized, as applicable, as of the date first written above.

BUYER: ABG-VIKING, LLC

By:	/s/ Jay Dubiner
	Name:	Jay Dubiner
	Title:	Chief Legal Officer

SELLER: VINCE, LLC

By:	/s/ Jonathan Schwefel
	Name:	Jonathan Schwefel
	Title:	Chief Executive Officer

Solely for purposes of Sections 6.10, 6.13, 6.14, 9.13 and 9.15 hereof: SELLER GUARANTOR: VINCE HOLDING CORP.

By:	/s/ Jonathan Schwefel
	Name:	Jonathan Schwefel
	Title:	Chief Executive Officer

Solely for purposes of Sections 5.5 and 9.16 hereof: BUYER GUARANTOR: ABG INTERMEDIATE HOLDINGS 2 LLC

By:	/s/ Jay Dubiner
	Name:	Jay Dubiner
	Title:	Chief Legal Officer

[SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY PURCHASE AGREEMENT]

EXHIBIT A

Support Agreement

EXHIBIT B

Bill of Sale

EXHIBIT C

Copyright Assignment Agreement

EXHIBIT D

Domain Name Assignment Agreement

EXHIBIT E

Pledge Agreement

EXHIBIT F

Trademark Assignment Agreement

EXHIBIT G

Vince License Agreement

Agreed Form

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL BECAUSE IT WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

VINCE

LICENSE AGREEMENT

SUMMARY OF COMMERCIAL TERMS

(“Commercial Terms”)

This Agreement (as hereinafter defined) is effective as of the Effective Date defined below, and is by and between ABG-Vince, LLC, a Delaware limited liability company (“Licensor”) and the Licensee defined below (Licensor and Licensee may be hereinafter referred to, each individually as a “Party”, and collectively as the “Parties”).

1.	Effective Date:	“Effective Date” shall be defined as the Closing Date (“Closing”) as defined in that certain Intellectual Property Asset Purchase Agreement, by and between Licensor and Vince, LLC (the “Purchase Agreement”). Notwithstanding the foregoing, or anything to the contrary contained in the Agreement, this Agreement is subject to and conditioned upon the occurrence of the Closing (as defined in the Purchase Agreement). In the event that the Purchase Agreement is terminated prior to the Closing, then this Agreement will automatically terminate and be of no further force and effect.

2.	Licensee: Corporate Organization: Address:	“Licensee” shall be defined as: Vince, LLC Licensee is a limited liability company organized in the state of Delaware. 500 Fifth Avenue 20th Floor New York, NY 10110

	Main Contact: Telephone: Email:	[***]

	Finance Contact: Telephone:	[***]
	Email:	www.vince.com

Website:

3.	Licensed Property:

(a)   “Licensed Property” shall be defined as: the rights in and to the following trademarks (and each of the following trademarks where “VINCE” is followed by a period “VINCE.”), whether registered under applicable laws of the Territory (as hereinafter defined) and/or protected under common law of the Territory, to the extent recognized:

Licensed Property

VINCE

CRAFTED BY VINCE

VINCE TRAVELER

VINCE BABY

VINCE ASSEMBLED

VINCE UNFOLD

VINCE FASHION

WARDROBE ESSENTIALS

(b)   During the Term, if Licensor desires to license to Licensee, or if Licensee desires to license from Licensor, one or more derivatives, transliterations, variations, abbreviations, composites, and/or variations of any particular Licensed Property (“Derivative(s)”), for the distribution and/or sale in the Territory of any Product(s) that are the same as those Specific Products (as such term is used in Section 4(a) of the Commercial Terms) for which Licensee has been granted the right to use such particular Licensed Property under this Agreement, then the Party that is so desirous shall notify the other Party of the specific Derivative(s) and Specific Product(s) (“Derivative Product(s)”) that they desire to license/be licensed, and, (i) in the case of Licensee requesting, Licensor Approval or (ii) in the case of Licensor requesting, the mutual written agreement of the Parties, on a case-by-case basis, [***], subject to the terms and conditions of this Agreement; and such Derivative Product(s) shall be deemed to be ‘Licensed Products’ for all purposes of this Agreement.

(c)   According to Licensee, the rights in and to the Licensed Property are, as of the Effective Date, also supported by those registered trademarks set forth on Schedule A, which is attached hereto and incorporated herein by reference (“Registrations”).

(d)   The Parties acknowledge that in connection with the Closing (as ‘Acquired Assets’ under the Purchase Agreement), Licensor is acquiring certain designs, images, content, and other intellectual property that are not included in the Licensed Property or the Designated URL but that were used by Licensee on or in connection with the Licensed Products and/or the Advertising & Promotion thereof prior to the Effective Date (“Closing IP Assets”). Additionally, the Parties acknowledge that Licensor shall be the owner of certain intellectual property rights developed or acquired by

Licensee during the Term, including as set forth in and Section 10(c) of the Commercial Terms and Section 5(a)(i)(A) of the Standard Terms (such intellectual property rights, together with the Closing IP Assets, the “Other IP Assets”). In the event that Licensor provides Licensee with any Other IP Assets to be used in, on or in connection with Licensed Products or the Advertising & Promotion thereof, or Licensee is otherwise in possession of any Other IP Assets as of or after the Effective Date, Licensee (and, as applicable, its Affiliate Operators and Sub-Contractors) may continue, on a non-exclusive basis, to use and exploit such Other IP Assets during the Term solely in, on or in connection with Licensed Products or the Advertising & Promotion thereof, in each case, subject to the terms and conditions of this Agreement and subject to following: (i) Licensee hereby acknowledges that Licensor may not be the owner of the Other IP Assets, and as such, Licensor makes no representations or warranties whatsoever regarding the Other IP Assets, or any license or rights granted therein, all of which are provided “as-is”, (ii) Licensor hereby disclaims any and all representations and warranties with respect to the Other IP Assets, including, without limitation, any and all implied warranties of title, merchantability, or fitness for a particular purpose, (iii) Licensee acknowledges and agrees to assume all risk associated with the use of the Other IP Assets. Nothing contained herein shall obligate Licensor to maintain any agreements which it may have in place for any Other IP Assets, and any failure by Licensor to have or maintain any such agreements, shall not be deemed a breach of this Agreement.

4.	Licensed Products:

(a)   “Products” shall be defined, individually and collectively, as the Core Products and the Option Products, unless specifically identified, as follows:

(i) “Core Products” shall be defined, individually and collectively, as the following:

Product Category	Specific Products	Designed For
Sportswear Products	Each of the following ready-to-wear sportswear products, in each case: (A) made and/or designed specifically for adult men and/or adult women; (B) designed to be worn specifically for casual wear (which may include the ‘travel pant’ offered as of the Effective Date and athleisure sportswear that does not include technical or performance attributes, but excludes sleepwear, and activewear); (C) made with or without leather; (D) made with or without denim; and (E) that are sold only to sportswear buyers in sportswear departments of the Approved Accounts (for those Approved Accounts that have such buyers and/or departments): (I) shirts and polo shirts; (II) t-shirts; (III) pants; (IV) shorts; (V) jackets; (VI) skirts; (VII) knit, wool, cashmere woven and fleece sweaters; (VIII) dresses; (IX) tops in a camisole silhouette (but excluding camisoles intended to be worn as intimate apparel); and (X) loungewear joggers pants, hoodies, and sweatpants that do not include technical or performance attributes.	Adult Men and Adult Women

Outerwear Products	Each of the following outerwear category apparel items designed to be worn outside other clothing garments and made with or without leather: (A) coats; (B) topcoats; (C) jackets; (D) parkas; (E) puffer jackets; (F) blazers; (G) vests; and (H) raincoats.	Adult Men and Adult Women

(ii) “Option Products” shall be defined, individually and collectively, as the following:

Product Category	Specific Products	Designed For
Home Décor Products	Each of the following home décor items: (A) decorative pillows; (B) blankets; and (C) throws.	Adult Men and Adult Women

Baby layette	Baby layette	Babies

(b)   “Licensed Products” shall be defined, individually and collectively, as Licensed Core Products and Licensed Option Products, unless specifically identified, as follows:

(i) “Licensed Core Products” shall be defined as: the Specific Products set forth in Section 4(a)(i) above, that are ‘Designed For’ those individuals specified in Section 4(a)(i) above, bearing the Licensed Property; and

(ii)  “Licensed Option Products” shall be defined as: the Specific Products set forth in Section 4(a)(ii) above, that are ‘Designed For’ those individuals specified in Section 4(a)(ii) above, bearing the Licensed Property.

(c)   Procedure for Option Products.

(i) The Parties hereby acknowledge and agree that Licensor shall have the right to remove Licensed Option Product(s) from this Agreement, upon written notice to Licensee (“OP Notice”). After the date that Licensor issues such OP Notice to Licensee (“Withdrawal Effective Date”), all rights in and to such Licensed Option Product(s) shall revert to Licensor, subject to the Licensee’s sell-off rights in Section 4(c)(ii) of the Commercial Terms (such withdrawn Licensed Option Products shall be defined herein as the “Withdrawn OPs”).

(ii)  If Licensor actually withdraws any Withdrawn OPs from the rights granted to Licensee hereunder by sending an OP Notice, then Licensee shall have the limited, non-exclusive right for (A) a period [***] following the Withdrawal Effective Date with respect to sales to/through Approved Accounts (other than Retail Locations and the E-Commerce Websites) and (B) [***] with respect to sales to/through Retail Locations and the E-Commerce Websites, in each case ((A) and (B)) solely to fulfill accepted and existing orders of the applicable Licensed Option Product(s) specified in the OP Notice in the Territory to/through such Approved Accounts, in each case, solely to the extent such orders of Licensed Option Products were actually accepted and placed in the ordinary course of business on or before the Withdrawal Effective Date.

5.	Term:

(a)   “Initial Term” shall be defined as: the period beginning on the Effective Date and ending on the end of Licensee’s 2032 fiscal year, unless sooner terminated pursuant to the terms hereof, with each ‘Contract Year’ included therein being defined as the following:

Contract Year	Actual Dates	Expected Dates as of the Effective Date
1	Effective Date – end of Licensee’s 2023 fiscal year	Effective Date – February 3, 2024

2	Licensee’s 2024 fiscal year	February 4, 2024 – February 1, 2025

3	Licensee’s 2025 fiscal year	February 2, 2025 – January 31, 2026

4	Licensee’s 2026 fiscal year	February 1, 2026 – January 30, 2027

5	Licensee’s 2027 fiscal year	January 31, 2027 – January 29, 2028

6	Licensee’s 2028 fiscal year	January 30, 2029 – January 27, 2030

7	Licensee’s 2029 fiscal year	January 28, 2030 – January 26, 2031

8	Licensee’s 2030 fiscal year	January 29, 2031 – February 3, 2032

9	Licensee’s 2031 fiscal year	February 4, 2032 – February 1, 2033

10	Licensee’s 2032 fiscal year	February 2, 2032 – January 31, 2033

For purposes of the above, it is acknowledged and agreed that Licensee’s fiscal years are based on 5-4-4 calendar years with the same quarter and year-end dates as the National Retail Federation’s 4-5-4 calendar years. In the event Licensee desires to change its fiscal year calendar to a calendar year calendar, then it shall notify Licensor in writing and after Licensee’s receipt of such notice, Licensor and Licensee shall enter into a written amendment to this Agreement (to make such change on a prospective basis) to be signed by duly authorized representatives of both Licensee and Licensor in each instance.

(b)   Licensee shall have eight (8) option(s) to renew the Agreement (“Renewal Option(s)”) on the terms set forth herein for consecutive period(s) of ten (10) years each, unless sooner terminated pursuant to the terms hereof (each, a “Renewal Term” numbered consecutively, e.g., Renewal Term 1, etc.), which Renewal Option(s) shall be exercised, if at all, by providing written notice to Licensor prior to the later of (i) eighteen (18) months before the end of the then-current Contract Period and (ii) July 31 of the penultimate Contract Year of the then-current Contract Period (as hereinafter defined) (such period being defined herein as the “Renewal Window(s)”), and which Renewal Option(s) may only be exercised and effective if and only if the Renewal Condition (as hereinafter defined) is met. In the event that Licensee effectively exercises a Renewal Option during the applicable Renewal Window but thereafter fails to satisfy the Renewal Condition, then at Licensor’s discretion, either: (i) the renewal of this Agreement shall be voided, and the Agreement shall expire upon the expiration of the then-current Contract Period; or (ii) such failure to satisfy any such Renewal Conditions shall be waived and this Agreement shall continue in full force and effect into the Renewal Term on the terms set forth herein.

(c)   “Renewal Condition” shall mean Licensee has not [***] this Agreement and failed to cure such breach within the applicable cure period set forth in Section 9(a)(i) of the Standard Terms [***] after receiving written notice from Licensor of such breach, both at the time any given Renewal Option is exercised and throughout the remainder of the then-current Contract Period.

(d)   For purposes of the Agreement: (i) the Initial Term and each Renewal Term (if any) are hereinafter individually and collectively referred to as the “Term” and individually as a “Contract Period”; (ii) a “Contract Quarter” shall be defined as Licensee’s fiscal quarters (except that the first fiscal quarter of the Term shall mean the period starting on the Effective Date and ending on the end of Licensee’s then-current fiscal quarter); and (iii) for Renewal Terms (if any), each “Contract Year” included therein shall be defined as: each of Licensee’s fiscal years (except that the first Contract Year shall commence on the Effective Date and end at the end of Licensee’s 2023 fiscal year and the last Contract Year shall end on the applicable date of termination or expiration of the Agreement), and shall be numbered consecutively beginning with the first number after the last Contract Year during the immediately preceding Contract Period.

6.	Territory:

(a)   “Territory” shall be defined, individually and collectively, as Core Territory and Option Territory, unless specifically identified, as follows:

(i) “Core Territory” shall be defined as: United States, Canada, Andorra, Austria, Germany, Switzerland, Belgium, Netherlands, Luxembourg, France, Monaco, Liechtenstein, Italy, San Marino, Vatican City, Iceland, Norway, Denmark, Sweden, Finland, Spain, Portugal, Greece, Republic of Cyprus (excluding Northern Cyprus), United Kingdom, Ireland, Australia, New Zealand, Mainland China, Hong Kong, Macau, Taiwan, Singapore, Japan, Korea.

6.	Territory:	(ii) “Option Territory” shall be defined as: worldwide, excluding Core Territory.

7.	Scope:

(a)   Subject to the terms and conditions of this Agreement, including Licensor’s right to withdraw Option Products and Option Territories, Licensor shall not itself undertake, and shall not enter into any agreement with or authorizing any party (except Licensee) to undertake: (i) the distribution and sale of Licensed Products to be sold in the Territory during the Term of the Agreement; (ii) the operation of Retail Locations located in the Core Territory during the Term of the Agreement; (iii) the operation of the website www.vince.com during the Term of the Agreement; (iv) the operation of any e-commerce website, including any mobile variations thereof, that is in each case branded with the Licensed Property for the sale of Licensed Products into the Territory during the Term of the Agreement (but excluding, for the avoidance of doubt, e-commerce websites and mobile variations thereof that are branded with the Licensed Property but do not sell Licensed Products); and/or (v) [***].

(b)   Co-Branded Products. Notwithstanding the foregoing or anything contained in the Agreement to the contrary, subject to the terms and conditions of this Agreement, including Licensor’s right to withdraw Option Products and Option Territories, Licensee may, on a non-exclusive basis, design, manufacture, distribute, sell and promote Licensed Products in accordance with the terms and conditions of this Agreement that are co-branded with the Licensed Property and one or more trademarks other than the Licensed Property as part of co-branding / endorsement / collaboration projects and partnerships with third party brands (the “Collaboration Products”); provided, however, that any and all such Collaboration Products shall be subject to, and shall otherwise comply with, the terms and conditions of this Agreement, including by way of example and not limitation, any and all of Licensor’s approval rights under this Agreement.

(c)   Subject to the terms and conditions of this Agreement, including Licensor’s right to withdraw Option Products and Option Territories, [***], the distribution or sale in the Territory during the Term of any Products that are co-branded with the Licensed Property and a third party brand.

(d)   New Agreement(s).

(i) Notwithstanding anything to the contrary contained in the Agreement, Licensee further acknowledges that during the Term, Licensor shall have the right to withdraw the rights granted (in whole or in part, in Licensor’s sole discretion) to Licensee in connection with any countries and/or geographic regions in the Option Territory, upon the provision of written notice to

Licensee (“Withdrawal Notice”). In the event Licensor issues any such Withdrawal Notice to Licensee, then effective on and as of the date of such Withdrawal Notice (“Territory Withdrawal Effective Date”), Licensor and Licensee each hereby acknowledge and agree that the rights granted to Licensee with respect to those countries and/or geographic regions in the Option Territory that is/are the subject of the Withdrawal Notice (each a “Removed Region”) shall terminate and immediately revert to Licensor, and Licensee shall cease any and all use of the Licensed Property in the Removed Regions, including but not limited to, sales of Licensed Products in any such Removed Region, subject to Licensee’s sell-off rights in Section 7(d)(iv) of the Commercial Terms below.

(ii)  Promptly after Licensee’s receipt of the Withdrawal Notice, Licensor and Licensee shall enter into a written amendment to this Agreement to be signed by duly authorized representatives of both Licensee and Licensor in each instance [***] commencing specifically with the Contract Year that follows after the Contract Year in which the Withdrawal Effective Date occurred.

(iii)  [***]

(iv) If Licensor actually withdraws any Removed Region from the Option Territory of this Agreement by sending a Withdrawal Notice, then Licensee shall have the limited, non-exclusive right for (A) a period of [***] following the Territory Withdrawal Effective Date with respect to sales to/through Approved Accounts (other than Retail Locations and the E-Commerce Websites) and (B) [***] with respect to sales to/through Retail Locations and the E-Commerce Websites, in each case ((A) and (B)) solely to fulfill accepted and existing orders of Licensed Product(s) placed specifically for the Approved Accounts in such Removed Region, in each case, solely to the extent such orders of Licensed Products in the Removed Region were actually accepted and placed in the ordinary course of business on or before the Territory Withdrawal Effective Date.

8.	Distribution Channels & Approved Accounts:

(a)   Licensee shall be permitted to sell the Licensed Products solely to/through the accounts (collectively, the “Approved Accounts”) for each distribution channel (collectively, the “Distribution Channels”) set forth on Schedule B, which is attached hereto and incorporated herein by reference. In the event Licensee wishes to sell the Licensed Products to/through any accounts not included within the Approved Accounts, then Licensee shall submit the same to Licensor for Licensor’s prior written Approval in each instance. The Parties will review and update the list of Approved Accounts and Comparable Brands in good faith every five (5) years during the Term.

(b)   In the event that Licensor, using Licensor’s good faith, commercially reasonable judgment, believes that an Approved Account (excluding Retail Locations and E-Commerce Websites) and previously identified within any particular Distribution Channel, as set forth on Schedule B, is no longer consistent with the brand positioning for the Licensed Property (e.g., as a result of a material reduction in quality since the Approved Account was initially approved), Licensor shall have the right, in Licensor’s reasonable discretion, upon written notice to Licensee (“Removal Notice”), to: (i) remove such Approved Account from the Distribution Channels completely, or (ii) re-assign such Approved Account to a different Distribution Channel; provided that, in both cases, Licensor will in good faith first discuss with Licensee the basis for such belief [***] (it being understood and agreed that the final decision shall be in Licensor’s reasonable discretion).

(c)   If Licensor removes any Approved Account pursuant to Section 8(b) (“Removed Account”), then Licensee shall have the limited, non-exclusive right for a period of [***] following the date of the Removal Notice (the date of the Removal Notice is the “Removal Effective Date”), to fulfill accepted and existing orders of Licensed Products to/through such Removed Account the extent such orders of Licensed Products were actually accepted and placed in the ordinary course of business on or before the Removal Effective Date.

(d)   Promptly after Licensee’s receipt of a Removal Notice, to the extent that the applicable Removed Account together with any prior Removed Accounts for which no prior [***], taken together in the aggregate, constitute at [***] before the date of the Removal Notice, Licensor and Licensee shall enter into a written amendment to this Agreement to be signed by duly authorized representatives of both Licensee and Licensor in each instance [***] commencing specifically with the Contract Year immediately following the Contract Year in which the Removal Effective Date occurred.

(e)   As used herein, “Proportionate-AA-Reduction” shall be defined as: a percentage reduction of the GMR and Minimum Net Sales thresholds, calculated by dividing: (A) Licensee’s Net Sales of Licensed Products to/through the Removed Account [***]; by (B) Licensee’s Net Sales of all Licensed Products through all Approved Accounts, including the Removed Account, [***].

(f)   To the extent Licensee sells any Licensed Products to/through any e-commerce website for an Approved Account (which, for the avoidance of doubt, include both the Owned E-Commerce Distribution Channel and the e-commerce websites for other Distribution Channels and Approved Accounts, if any) (“E-Commerce Site(s)”): (i) Licensee shall not, nor shall Licensee permit others (including any

Approved Account) to, ship Licensed Products outside of the Territory; and (ii) Licensee shall use commercially reasonable efforts to require a statement on any third-party E-Commerce Site stating that Licensed Products can only be shipped to customers located within the Territory.

9.	Retail Rights:

(a)   The retail rights granted to Licensee in this Section 9 shall be collectively defined as part of the “Retail Rights”. Licensee hereby acknowledges that all terms, definitions and provisions set forth in Sections 1 through 7 above shall apply to the Retail Rights granted to Licensee hereunder.

(b)   For purposes of this Agreement, the “Retail Locations” shall be defined, individually and collectively, as the Retail Stores, Shop-In-Shops and Pop-Up-Shops, unless specifically identified:

(i) “Retail Store(s)” shall be defined as: ‘VINCE’ and/or ‘VINCE.’ Licensed Property-branded, free standing brick and mortar full price and outlet retail stores located in the Territory, which are owned, opened or otherwise operated by Licensee or Affiliate Operators in accordance with the terms and conditions of this Agreement;

(ii)  “Shop-In-Shop(s)” shall be defined as: ‘VINCE’ and/or ‘VINCE.’ Licensed Property-branded retail concession locations within department stores, malls or other retail stores in the Territory, in each case, owned, opened or operated by Licensee or Affiliate Operators in accordance with the terms and conditions of this Agreement; and

(iii)  “Pop-Up-Shop(s) ” shall be defined as: ‘VINCE’ and/or ‘VINCE.’ Licensed Property-branded retail sales location(s) within: department stores, malls or other retail stores in the Territory, which are owned, opened or operated by Licensee or Affiliate Operators for a limited duration and/or specialized sales event for a collection of Licensed Products in accordance with the terms and conditions of this Agreement.

(c)   Retail Locations. Subject to the terms and conditions of this Agreement, Licensee shall have the right to: (i) maintain those existing Retail Locations in the Core Territory in a manner materially consistent with the operation of the same prior to the Effective Date hereof (which Licensor hereby Approves); and (ii) open and operate Retail Locations in the Core Territory and to sell solely the Licensed Products and Purchased Products (and, as applicable, Approved third party products) therefrom in a manner that is materially consistent with the opening and operation of Retail Locations in the Territory prior to the Effective Date hereof. The new Retail Locations opened by Licensee shall be built and designed according to plans, which have been Approved in advance by Licensor, and the sites and spaces for the Retail Locations shall be subject to Licensor’s Approval, and shall be owned or leased by Licensee in accordance with all terms and conditions of this Agreement.

(d)   Licensee shall submit all sites to Licensor for Approval, in the form and manner as Licensor may reasonably specify, pursuant to Section 4 of the Standard Terms. The Retail Locations shall be subject to Licensor’s prior written Approval, as set forth in Section 4 of the Standard Terms. No Retail Location may be opened for business unless and until Licensor has given its final Approval for such Retail Location in accordance with Section 4. For clarity, all Retail Locations existing as of the Effective Date are deemed Approved.

(e)   No name, mark, image, graphic or logo other than the Licensed Property shall appear on products, signage, hangers, displays, packaging, shopping bags, labels, tags or similar items within the Retail Locations without Licensor’s Approval in each instance. Notwithstanding anything herein to the contrary, Licensee shall have a right to sell such third-party branded products and services that are already available for sale in any Retail Locations as of the Effective Date (“Third-Party Retail Products”) until Licensor enters into a license agreement with a third party for the production of the same or a similar type of product as the Third-Party Retail Products (e.g., sunglasses, watches, handbags, etc.) bearing the Licensed Property and such products are available to Licensee for purchase and re-sale in the Retail Locations; provided that Licensee shall have the limited, non-exclusive right for a period [***] following Licensee’s receipt of written notice that Licensor has entered into such a license agreement to sell through Licensee’s inventory of such Third-Party Retail Products that was in existence as of the date of such notice.

(f)   Licensee shall actively promote, advertise and sell the Licensed Products and, as applicable, use commercially reasonable efforts to promote, advertise and sell the Purchased Products (as defined below), in each case, through the Retail Locations. Licensee shall use commercially reasonable efforts to purchase and offer in Retail Stores a full line, representing substantially all currently-available categories of Licensed Products and those other certain product(s) bearing the Licensed Property that are each manufactured by or on behalf of Licensor’s contracted third-party suppliers and/or licensees (“Supplier(s)”) under existing license agreement(s) with Licensor, to be purchased by Licensee directly from such Suppliers (“Purchased Products”). Licensee shall purchase any Purchased Products directly from the Suppliers, in each case, at a price and on terms of sale to be negotiated and agreed upon directly between Licensee and the applicable Supplier(s) in each instance. A current list of the Purchased Products and the Suppliers is set forth on Schedule B-2, attached hereto, which list may be updated by Licensor from time-to-time, upon notice to Licensee. Licensee shall only be permitted to purchase the Purchased Products from the Suppliers that are set forth on Schedule B-2, or otherwise Approved by Licensor in advance in writing, in each instance; provided, however, that Licensor shall not be liable, and shall incur no liability to Licensee, any Supplier, and/or any other third party, (A) by reason of Licensor providing or not providing any such approval; (B) for any failure by Licensor to secure any particular purchases of Purchased Products or any particular terms of sale for any Purchased Products; and/or (C) for any failure by any Supplier or any other approved source of Purchased Products to sell or supply any Purchased Products to Licensee (in general or on with any particular terms); it being expressly understood that any such failure shall not be deemed a breach of the Agreement by Licensor. Licensee shall contract directly with the Suppliers for the purchase of the Purchased Products, and such Purchased Products shall be shipped directly to Licensee at Licensee’s sole cost and expense. In the event of any delivery problems, discrepancies, claims or defects regarding the Purchased Products purchased by Licensee from any Supplier(s), Licensee shall deal directly with the Supplier(s) and shall look solely to the Supplier(s) in the event of such delivery problems, discrepancies, claims and/or defects. Licensee acknowledges that Licensor shall not be liable or responsible in any event in connection with Licensee’s dealings with the Suppliers. In the event of any dispute between or among Licensee and the Suppliers, then upon Licensee’s written request, Licensor may, but shall have no obligation, to attempt to mediate any such dispute in order to help facilitate a resolution. Licensee shall remain solely responsible to the Supplier(s) for payment of any Purchased Products ordered from such Supplier(s).

(g)   Licensee shall at all times operate and stock the Retail Locations in a manner at least equal to the local standard of other high-end retail stores for brands with an image, reputation, prestige consistent with the Licensed Property.

(h)   Licensee shall maintain the interior and exterior of the Retail Locations and the surrounding premises in safe, good, clean and attractive condition.

(i) Minimum Retail Stores. During each Contract Year of the Term, Licensee shall be required to operate and maintain a minimum number of Retail Stores and Shop-in-Shops in the Territory (“Minimum Retail Stores” or “MRSs”).

(i) For each Contract Year during the Initial Term, the MRSs shall be:

Contract Year	Minimum Retail Stores
1 (2023/2024)	45
2 (2024/2025)	45
3 (2025/2026)	45
4 (2026/2027)	45
5 (2027/2028)	45
6 (2028/2029)	45
7 (2029/2030)	45
8 (2031/2031)	45
9 (2030/2032)	45
10 (2032/2033)	45

(ii) For each Contract Year during any Renewal Term, the MRS threshold shall be forty-five (45).

10.	E-Commerce Rights:

(a)   The e-commerce rights granted to Licensee in this Section 10 shall be collectively defined as the “E-Comm Rights.” Licensee and Licensor hereby acknowledge that all terms, definitions and provisions set forth in Sections 1 through 7 above apply to the E-Commerce Rights.

(b)   For purposes of this Agreement:

(i) “E-Commerce Website” shall be defined as: the following e-commerce website, including all mobile variations thereof, operated by Licensee, branded with the Licensed Property, located at www.vince.com (“Designated URL”), which sells solely the Licensed Products and Purchased Products (and, subject to Licensor’s Approval in each instance, Third-Party E-Commerce Products) to customers located in the Territory; and

(ii)  “Customer Information” shall be defined as all information provided by or obtained from customers of the E-Commerce Website the name, mailing address, telephone number, e-mail address, mailing and subscriber lists, order and order processing information (including order history) and any other identifying information or related contact information provided by or obtained from customers through the E-Commerce Website and/or provided by or obtained by Licensor; provided, however, for purposes of the Agreement, Customer Information does not include: (A) any information that either Licensee or Licensor owns or to which Licensor or Licensee has the rights and which is obtained from customers other than through transactions contemplated under this Agreement, or (B) any information or data derived from Customer Information, including information relating to the financial performance and/or operations of the E-Commerce Website(s), which in each case is non-personally identifiable information. Licensee shall use Customer Information solely for purposes of the Business, and for no brands other than the Licensed Property (unless otherwise Approved by Licensor). Upon Licensee’s request and subject to applicable Laws, the Parties will discuss in good faith [***], in connection with a potential or actual transaction between Licensee and Affiliate Operator that contemplates or includes a sub-license under this Agreement.

(c)   Notwithstanding anything contained in the Agreement to the contrary, the Parties hereto acknowledge and agree that: (i) as between the Parties, Licensor is the owner of the E-Commerce Website, including, without limitation, any URLs and custom top level and second level domains associated with the E-Commerce Website, and the editorial and product-related content contained on the E-Commerce Website, the Images (as hereinafter defined) [***]; in each case to the [***] from Licensee to Licensor and subject to the terms and restrictions of [***] (it being understood and agreed that Licensee shall [***]; (ii) Licensee shall undertake, using its best efforts, all acts reasonably necessary to surrender control and ownership of the E-Commerce Website to Licensor on expiration or earlier termination of this Agreement; and (iii) the use and operation of the E-Commerce Website shall be subject to the terms and conditions set forth in this Agreement. During the Term, the Parties agree that Licensee shall have the right to use, collect and otherwise process Customer Information in connection with the operation of the E-Commerce Website and the promotion, sale, and distribution of the Licensed Products, subject to the terms and conditions of this Agreement. Following expiration or termination of this Agreement, Licensee may retain and use the data described in (A) and (B) solely to the extent necessary to comply with applicable Laws.

(d)   Licensee hereby acknowledges that Licensee shall not be permitted to sell any third-party branded products or services (other than Approved Collaboration Products) on/through the E-Commerce Website without Approval and Licensee shall not include any third-party content other than in connection with the Licensed Property (including Collaboration Products) on the E-Commerce Website, in accordance with the terms and conditions of this Agreement. Licensee shall only be permitted to sell, and offer for sale, the Licensed Products through the E-Commerce Website in the Territory pursuant to the terms and conditions of this Agreement. Notwithstanding anything herein to the contrary, Licensee shall have a right to sell such third-party branded products and services that are already available for sale on the E-Commerce Website as of the Effective Date (“Third-Party E-Commerce Products”) until Licensor enters into a license agreement with a third party for the production of the same or a similar type of product (e.g., sunglasses, watches, handbags, etc.) as the Third-Party E-Commerce Products bearing the Licensed Property and such products are available to Licensee for purchase and re-sale on the E-Commerce Website; provided that Licensee shall have the limited, non-exclusive right for a period of [***] following Licensee’s receipt of written notice that Licensor has entered into such a license agreement to sell through Licensee’s inventory of such Third-Party E-Commerce Products that was in existence as of the date of such notice.

(e)   Licensee shall actively promote, advertise and sell the Products through the E-Commerce Website, and Licensee shall use commercially reasonable efforts to purchase and offer a full line, representing substantially all currently-available categories of Licensed Products and Purchased Products.

(f)   The E-Commerce Website shall be built, designed and operated in accordance with all applicable Laws, rules, ordinance and regulations, and in accordance with the plans to be reasonably discussed with Licensor. The E-Commerce Website shall be considered “Materials” as such term is defined in the Standard Terms. The E-Commerce Website, as it exists as of the Effective Date, is deemed Approved.

(g)   Licensee shall be responsible for the operations and maintenance of the E-Commerce Website on a regular basis as outlined in this Agreement. The obligation to update and maintain the E-Commerce Website, and all content and technical specifications therefor (including, without limitation, refreshing the general look and feel of the E-Commerce Website on a regular basis in order to include, among other things, the most up-to-date product information and/or seasonal content, etc.) shall belong solely with Licensee, subject to Licensor’s Approval rights under this Agreement. Each Contract Year, Licensee will present to Licensor Licensee’s planned updates and enhancements with respect to the E-Commerce Website for Licensor’s Approval (as applicable), and will reasonably consider any feedback provided by Licensor.

(h)   In connection with Licensee’s operation of the E-Commerce Website, Licensee shall be responsible for the following activities, which shall at all times be subject to Licensor’s Approval:

(i)  Designing and developing the interface of the E-Commerce Website, in a manner materially consistent with design and operation of the E-Commerce Website in existence as of the Effective Date (“Prior Website”) in all manners, including, without limitation, in design, aesthetic look and feel, operation and functionality of the Prior Website; provided that the foregoing shall not limit Licensee’s ability to modernize the E-Commerce Website to reflect current and up-to-date user expectations and technology in accordance with the terms and conditions of this Agreement;

(ii)  Providing or procuring from a reputable, qualified, and first-class third-party vendor (which vendor shall be deemed a ‘Sub-Contractor’ for purposes of this Agreement) hosting and maintenance services for the E-Commerce Website, including, without limitation, E-Commerce Website functionality, interface, data storage, management of services and/or tools provided by third party vendors and upgrading such services and/or tools as necessary to keep the E-Commerce Website operating with current and up-to-date technology;

(iii)   Shooting, re-touching and editing, or procuring from a reputable, qualified, and first-class third-party vendor (which vendor shall be deemed a ‘Sub-Contractor’ for purposes of this Agreement), high-resolution photos of all Licensed Products available for sale through the E-Commerce Website, which photos shall reflect the aesthetic qualities of the high-resolution photos of products displayed on the E-Commerce Website (“Image(s)”), and using commercially reasonably efforts to ensure that the E-Commerce Website displays at least three (3) Images (e.g., front, back and side) for each applicable Licensed Product SKU;

(iv) Providing any and all Images, requested by Licensor in writing to Licensor and/or any third party designated by Licensor in writing to Licensor and/or any such third party, at Licensor’s and/or such third party’s sole cost and expense, which Licensor and/or any such third party shall be free to use (subject to the remainder of this sentence) for such purposes as are specified in writing to Licensee; provided, however, that Licensee shall notify Licensor and any such third party of any terms, conditions, or limitations applicable to the use of any such Images. Licensee shall obtain any and all necessary rights for Licensee to use Images (including, without limitation, on the E-Commerce Website); [***]. Licensee shall provide Licensor and/or any such third party with details of any and all restrictions regarding [***];

(v)   Providing reasonable customer care services consistent with (or more favorable to customers than) industry standards for brands similarly situated to the Licensed Property, such as a call center and email communications, during Licensee’s standard customer service hours as of the Effective Date (which standard customer service hours Licensee will use commercially reasonable efforts to ensure are between 10:00am and 7:00pm local time (at a minimum), provided that in no event shall the overall level of service be materially diminished from what it is as of the Effective Date), in the Territory, and which shall, at a minimum, be no less than the customer care services offered by Licensee as of the Effective Date;

(vi) Managing the storage and warehousing of Licensed Products, as applicable;

(vii)  Displaying Licensed Product pricing in all applicable local currencies in the Territory and coordinating payment processing for customer purchases of the Licensed Products;

(viii)  Managing the fulfillment, shipping, handling and delivery of Licensed Products to customers;

(ix) Offering discounts and markdowns on Licensed Products according to Licensee’s reasonable plans and cadences that are consistent with the image, reputation and prestige of the Licensed Property and the Licensed Products as of the Effective Date, and otherwise in accordance with this Agreement;

(x)   Providing Licensor with monthly sales reports of sales analytics including, but not limited to: gross sales, Net Sales, quantities, returns, Royalties, etc. (“Monthly Sales Report(s)”), such Monthly Sales Reports shall be submitted to Licensor once a month within ten (10) business days of the end of each calendar month and shall provide information for the immediately preceding month;

(xi) Providing Licensor with monthly marketing reports of marketing analytics including, but not limited to: E-Commerce Website traffic, references, etc. (“Monthly Marketing Report(s)”), such Monthly Marketing Reports shall be submitted to Licensor within ten (10) business days of the end of each calendar month during the Term and shall provide information for the immediately preceding calendar month;

(xii)  Using current industry standard tools to develop and maintain a safe and secure environment for users of the E-Commerce Website (including, without limitation, when collecting and maintaining Customer Information and processing payment transactions, etc.) as well as developing and implementing an appropriate Privacy Policy and Terms of Use for such users in accordance with the terms of the Agreement and all applicable Laws;

(xiii)  Ensuring that the Privacy Policy and Terms of Use for the E-Commerce Website inform all users thereof of any collection or use of Customer Information as required by applicable Laws;

(xiv) Providing, upon reasonable written request and subject to the entry of any such additional agreements as are reasonably necessary to ensure the Parties’ compliance with applicable data protection Laws, [***]; and

(xv)   Providing Licensor with user access to web analytics from Google during the Term (including, but not limited to, Google Analytics, Google Search Console, Google Merchant Center, Google AdWords, Google Tag Manager and Google My Business).

11.	Net Sales:

(a)   For purposes of this Agreement: “Net Sales” shall be defined, individually and collectively, as Net Retail Sales and Net Wholesale Sales, unless specifically identified, as follows:

(i) “Net Retail Sales” shall be defined as: Licensee’s and any of its subsidiaries’ and other affiliates’ (including, by way of example and not limitation, Affiliate Operators’) gross revenue from or relating to sales (or rentals, as applicable) of Licensed Products, Purchased Products, and any other products and services (e.g., Third-Party Retail Products and Third-Party E-Commerce Products) to/through the Retail Locations and the E-Commerce Website, as well as the Approved Accounts ‘Rent The Runway’ and ‘Vince Unfold’ (individually and collectively, the “Retail Accounts”) less only: (A) applicable sales taxes, (B) actual bona fide returns of Licensed Products supported by credit memoranda actually issued to customers, and (C) Licensee’s actual out-of-pocket shipping and insurance costs actually paid to unaffiliated third parties, but, in each case, only if actually billed to customers at Licensee’s actual out-of-pocket cost (with no markup or profit for Licensee) and stated separately on the written invoice issued by Licensee to such customer for such products; and

(ii)  “Net Wholesale Sales” shall be defined as: Licensee’s and any of its subsidiaries’ and other affiliates’ (including, by way of example and not limitation, Affiliate Operators’) gross sales of Licensed Products to/through the Approved Accounts (excluding the Retail Accounts), less only: (A) applicable sales taxes, (B) Deductions (as hereinafter defined), and (C) shipping and insurance costs (including shipping errors and freight deductions), but, in each case, only if actually billed to customers and stated separately on the invoice. “Deduction(s)” shall be defined as: (W) the amount of any discounts actually earned and taken by customers for prompt payments (e.g., payment terms discounts) (but not estimated discounts), (X) authorized returns actually made by customers for Licensed Products; (Y) markdowns, allowances, and chargebacks actually given to/taken by customers; and (Z) quality adjustments. The total of all Deductions to arrive at Net Wholesale Sales shall not exceed [***] of total gross sales to/through the Approved Accounts (excluding the Retail Accounts) per Contract Year.

(b)   Net Sales accrue in the Contract Quarter during which the Licensed Products are sold by Licensee, regardless of when or if Licensee collects the revenue from such sale. For purposes of this Agreement, a Licensed Product shall be considered “sold” upon the date when such Licensed Product is invoiced, shipped or paid for, whichever event occurs first.

12.	Minimum Net Sales:	During the Term, Licensee shall be required to meet certain minimum Net Sales thresholds (“Minimum Net Sales”). (i) For each Contract Year during the Initial Term, the Minimum Net Sales shall be:

Contract Year	Minimum Net Sales
1 (2023/2024)	[	***]
2 (2024/2025)	[	***]
3 (2025/2026)	[	***]
4 (2026/2027)	[	***]
5 (2027/2028)	[	***]
6 (2028/2029)	[	***]
7 (2029/2030)	[	***]
8 (2030/2031)	[	***]
9 (2031/2032)	[	***]
10 (2032/2033)	[	***]

(ii)  For each Renewal Term (if any): (A) the first Contract Year’s Minimum Net Sales shall be the greater of: (I) [***] of the Minimum Net Sales of the final Contract Year of the preceding Contract Period; or (II) [***] of the [***] of the actual Net Sales in the [***] of the preceding Contract Period; and (B) the Minimum Net Sales for each subsequent Contract Year within that same Contract Period shall be [***] of the prior Contract Year’s Minimum Net Sales.

(iii)  Upon Licensee’s reasonable request, the Parties will meet and confer in good faith to discuss a potential reasonable corresponding adjustment to the Minimum Net Sales in the event Licensee, due to no fault of Licensee, [***].

(b)   Notwithstanding anything to the contrary contained in the Agreement, [***], Licensee shall not be deemed in breach of this Agreement, provided that Licensor shall have the right to terminate the Agreement in the event that Licensee fails to achieve Minimum Net Sales in consecutive years pursuant to Section 9(a)(i)(I) of the Standard Terms.

13.	Royalty(ies):	(a) “Royalty(ies)” shall be defined as: (i) [***] of Net Retail Sales; and (ii) [***] of Net Wholesale Sales.

14.	Guaranteed Minimum Royalty:

(a)   “Guaranteed Minimum Royalty(ies)” (also referred to herein as “GMR(s)”) shall be defined as non-returnable advances recoupable against Royalties earned in the same Contract Year.

(i) For each Contract Year during the Initial Term, the GMR shall be:

Contract Year	Guaranteed Minimum Royalty
1 (2023/2024)

$5,500,000 USD

plus

$2,750,000 USD multiplied by a fraction, the numerator of which is the number of calendar days left in the current Contract Quarter commencing with the Effective Date and the denominator of which is the total number of calendar days in the full Contract Quarter in which the Effective Date exists.[1]

2 (2024/2025)	$11,000,000 USD
3 (2025/2026)	$11,000,000 USD
4 (2026/2027)	$11,000,000 USD
5 (2027/2028)	$11,000,000 USD
6 (2028/2029)	$11,000,000 USD
7 (2029/2030)	$11,000,000 USD
8 (2030/2031)	$11,000,000 USD
9 (2031/2032)	$11,000,000 USD
10 (2032/2033)	$11,000,000 USD

(ii)  For each Renewal Term (if any), the GMR for each Contract Year in such Renewal Term shall be equal to the greater of (A)[***] of the GMR of the [***] or (B) [***] of the [***] of the actual earned Royalties [***] of the preceding Contract Period.

[1]

If the Effective Date is on or after July 30, 2023, then the amount of the GMR for Contract Year 1 (2023/2024) and the calculation of the amount of the Signing Payment in Section 15(a)(i) of the Commercial Terms will be amended to have the partial quarter be the third Contract Quarter of Contract Year 1 (2023/2024).

(b)   Licensee hereby acknowledges that the GMR is payable to Licensor even if Licensee fails to manufacture, sell or market the Licensed Products during the Term, and is a condition of Licensor entering into the Agreement.

(c)   Overages and Royalty Shortfalls.

(i) [***]

(ii)  Licensee must always make the GMR payments to Licensor as and when required hereunder. [***].

(iii)  [***].

15.	Payments to Licensor:

(a)   Timing of Payments.

(i) Payments Due on Signing of Agreement. Licensee shall pay an amount equal to the [***] (“Signing Payment”) concurrent with or within five (5) Business Days following the Closing.

(ii)  Minimums.

(A)  For the remaining two fiscal quarters of Contract Year 1 (2023/2024), Licensee shall pay the GMR to Licensor in equal quarterly installments of [***] on or before [***] and equal quarterly installments of [***] to Licensor within fifteen (15) days of [***].

(B)  Beginning with Contract Year 2 (2024/2025), and for each Contract Year thereafter for the remainder of the Initial Term, Licensee shall pay the GMR to Licensor in equal quarterly installments of [***] on or before the [***], and equal quarterly installments of [***] to Licensor within [***].

(C)  Beginning with Renewal Term 1 (if any), and for each Contract Year during Renewal Term 1 and thereafter for the remainder of the Term, Licensee shall pay the GMR to Licensor in equal quarterly installments of [***] the GMR for such Contract Year on or before the [***], and [***] for such Contract Year to Licensor within [***].

(iii)  Actuals. In the event that the actual earned Royalties in a given [***] exceed the previously-paid portion of the GMR attributable to such [***], Licensee shall pay the Royalties in excess of the previously paid portion of the GMR [***], to Licensor within [***] days of the end of such [***].

(b)   Wire Instructions. Licensee shall be solely responsible for any costs and/or fees associated with making any and all payments to Licensor as required under this Agreement, including, without limitation, wire transfer fees. Licensee shall pay all sums due to Licensor by wire transfer to the following account, unless otherwise instructed by Licensor and memorialized in a written amendment to this Agreement, duly executed by authorized signatories of, and delivered by, each of the Parties hereto:

Payee: ABG Intermediate Holdings 2, LLC

    Bank of America

    One Bryant Park

    New York, NY 10036

    Account Number: [***]

    ABA Routing Number (for domestic transfers):

    Wire: [***] / ACH: [***]

    Swift Code (for international transfers): [***]

(c)   Currency. All monetary figures included herein are in United States Dollars.

16.	Advertising & Promotion:

(a)   For purposes of this Agreement, “Advertising & Promotion” shall be defined as any and all efforts, products, advertisements, social media posts and the like, made for the purpose of marketing, selling and distributing the Licensed Products.

(b)   Licensee shall spend a minimum of [***] of Net Sales in each Contract Year during the Term on Advertising & Promotion expenditures for the Licensed Property and/or Licensed Products (the “Advertising Commitment”). The Advertising Commitment may be spent on costs and expenses attributable to each of the following, so long as the same arise directly from, and relate directly to, the Licensed Products: Tradeshows (as hereinafter defined), Summits (as hereinafter defined), digital advertising (e.g., search engine optimization, search engine marketing, etc.), public relations, point-of-sale advertising, store fixtures, and co-op advertising. In no event shall the Advertising Commitment be utilized for any general overhead, administrative or development costs or expenses. At the end of each Contract Year, if Licensee has not spent the entire Advertising Commitment if and as required hereunder (Licensee’s actual spend being defined herein as the “Actual AC Spend”), Licensee shall spend the difference between the Advertising Commitment and the Actual AC Spend (the “AC Shortfall”) on Advertising & Promotion of the Licensed Products [***].

17.	Tradeshows & Summits:

(a)   If requested by Licensor, Licensee shall participate in at least one (1) major tradeshow(s) to promote Licensed Products (each, a “Tradeshow”), designated by Licensor in Licensor’s sole discretion, per calendar year during the Term (for clarity, participation in more than one (1) tradeshow in any given calendar year is in Licensee’s commercially reasonable discretion). Licensee’s participation in any such Tradeshows shall be at Licensee’s sole cost and expense.

(b)   In the event that Licensor elects to host one (1) or more licensing summit(s) for Licensor’s other licensees and/or partners (“Summit(s)”) during the Term, then Licensee shall, upon Licensor’s request, attend one (1) such Summit per calendar year and additional Summits in such calendar year in Licensee’s commercially reasonable discretion, in each case, at Licensee’s sole cost and expense.

18.	Discounted Products & Free Units; Know-How:

(a)   Licensee shall offer to sell Licensed Products to Licensor’s employees (and shall actually sell to Licensor’s employees, if so desired by such employees), for their personal use, at the price discounts generally offered to Licensee’s own employees, but in no event at a price greater than Licensee’s regular United States wholesale prices therefor.

(b)   Licensee shall ship, at Licensee’s sole cost, up to [***] of Licensed Products (measured at Licensee’s LDP Cost) to Licensor in each Contract Year during the Term (“Free Units”). The assortment of Free Units shall be at Licensor’s sole discretion and will not be sold by Licensor.

(c)   In addition to the Free Units, Licensee shall provide the Licensor Parties, at no charge, such number of Licensed Products, and copies of various executions of the Advertising & Promotion, as such Licensor Parties may reasonably request from time to time for fashion shows, special events and presentations, showroom display, promotional photo shoots, photo layouts, retail displays, premium offers, giveaways, sales incentives, charitable giving, donations, gift-with-purchase programs, and for other promotional / public relations efforts (“PR Samples”). In the event that any PR Samples are needed prior to the commencement of production of the same seasonal collection of Licensed Products, Licensee shall provide pre-production samples of Licensed Products. In the event Licensee is unable to supply the Licensor Parties with PR Samples, the Licensor Parties shall have the right to source the same from third parties, with Licensee’s prior written consent not to be unreasonably withheld, conditioned or delayed, and such activity shall not be deemed a breach of exclusivity rights, if any, that may be granted under this Agreement. All PR Samples shall only be used for promotional purposes and shall not be sold by Licensor.

(d)   In no event shall Licensee be required to provide or sell Free Units and PR Samples with a combined value in excess of [***] per Contract Year (based on Licensee’s LDP cost).

(e)   Provision of Know-How.

(i) During the Term, Licensee hereby agrees to facilitate the sale of those Licensed Products from Licensee’s suppliers to Licensor’s third party licensees / partners (collectively, “Licensor Party(ies)”) for distribution and sale outside of the Territory at a price equal to: (A) the actual freight on board manufacturing cost for each Licensed Product (“FOB Cost”); plus (B) a specified percentage fee equal to [***] of such FOB Cost for each Licensed Product to be paid by such Licensor Party(ies) to Licensee (“Commission” and collectively with FOB Cost, the “Favorable Price”). In its capacity to facilitate the sale of Licensed Products to/through Licensor Party(ies) at the Favorable Price, Licensee agrees, in consultation with Licensor, to use commercially reasonable efforts during the Term to: (A) provide general support services regarding the Licensed Products to be purchased by the Licensor Party(ies) for purposes of establishing optimal practices and efficiencies regarding the business to be conducted in connection with the Licensed Products as contemplated hereunder, and (B) reasonably designate certain personnel to generally manage day-to-day communications and business matters with certain Licensor Party(ies) to the extent Licensee facilitates the sale of Licensed Products to such Licensor Party(ies) at the Favorable Price. For the avoidance of doubt, the FOB Cost will be paid directly by the Licensor Party(ies) to the supplier for such Licensed Products with no assumption of credit risk or other liability by Licensee and the Commission will be paid directly to Licensee.

(ii)  Without limiting Section 7(d)(i) of the Commercial Terms of the Agreement above, Licensee acknowledges and agrees that during the Term, there may be certain cost prohibitive circumstances (e.g., import duties, etc.) and/or other scenarios, whereby certain Licensor Party(ies) may be unable to and/or otherwise may not desire to purchase Licensed Products directly from or through Licensee’s suppliers. Accordingly, Licensee shall be required to provide and deliver to each applicable Licensor Party(ies), commercially reasonable quantities of Product based know-how relating specifically to the production and manufacture of Licensed Product(s), including, without limitation, tech packs, designs, patterns, information concerning research/development/design/fabrication services, information concerning sourcing/buying services and product(s) know-how services, in each case, for product(s) which are the same or substantially similar to the Licensed Product(s) sold by or on behalf of Licensee (collectively, the “Know-How”), which may be utilized by the applicable Licensor Party(ies) to itself produce, manufacture and otherwise source the Licensed Products for distribution and sale outside of the Territory. Licensee shall be entitled to receive a specified fee payable directly from the applicable

Licensor Party(ies) to whom Licensee provides such Know-How at a price equal to: (I) Licensee’s actual cost of the Know-How actually provided to the Licensor Party(ies) (“Actual KH-Cost”); plus (II) a specified percentage fee equal to [***] of the Licensor Party(ies) FOB Cost of the Licensed Products manufactured and sold using the Know-How (“Know-How-Fee”), which Know-How-Fee shall be negotiated directly between Licensee and the applicable Licensor Party and may be set forth in the applicable Services Agreement (as hereinafter defined) to be entered into directly by Licensee and the applicable Licensor Party, in each instance.

(iii)  In the event that Licensee reasonably determines that (I) [***] or (II) the [***], then in either case ((I) or (II)), upon Licensee’s request, the Parties will meet and discuss in good faith potential solutions to address [***].

(iv) Licensee further acknowledges and agrees that, it will be required to enter into a separate written agreement(s) (“Services Agreement(s)”) with all Licensor Party(ies) in connection with: (A) any and all assistance provided by Licensee to Licensor Party(ies) to facilitate sales of Licensed Products from Licensee’s suppliers to Licensor Party(ies) and for the Commission payable to Licensee in connection therewith; and/or (B) any and all Know-How to be provided or delivered to the Licensor Party(ies) and for the Actual KH-Cost plus Know-How Fee payable to Licensee in connection therewith. Licensee acknowledges that it shall contract directly with any and all Licensor Party(ies) for any and all aspects and all matters relating to the Services Agreements, including, but not limited to, the Commission, Know-How and the Know-How-Fee. Licensee acknowledges that Licensor shall not be liable or responsible in any event in connection with any of Licensee’s dealings with Licensor Party(ies). In the event of any dispute between or among Licensee and any Licensor Party regarding any Services Agreement, then upon receipt of Licensee’s written request, Licensor may, but shall have no obligation, to attempt to mediate any such dispute in order to help facilitate a resolution. The Services Agreement may include provisions to the effect that (1) the Licensor Party will pay suppliers for Licensed Products and Licensee for the Commission, Know-How-Fee and Actual KH-Cost, (2) Licensee will not assume any credit risk or other liability in respect of the Licensed Products, and (3) Licensor Party will be solely responsible for meeting import, export, labeling and other compliance obligations arising under the Laws of the jurisdiction in which it operates or distributes Licensed Products. Licensor and Licensee each hereby acknowledge and agree, that any and all terms and/or negotiations relating to the Services Agreements shall be handled and negotiated directly between Licensee and Licensor Party in each instance, and Licensor shall incur no liability of any kind in connection therewith. In addition, as between Licensor and Licensee, Licensee shall be responsible for ensuring that each Services Agreement includes the procedures, terms and conditions, pursuant to which: (I) Licensee will facilitate the sale of the Licensed Products from Licensee’s suppliers to the Licensor Party(ies) in return for receiving the Commission on such sales; and (II) Licensee will provide and deliver the Know-How to the Licensor Party(ies) in exchange for the Know-How-Fee and Actual KH-Cost. The Parties agree that no Royalties will be owed or accrue on the Know-How-Fee, Actual KH-Cost, Commission or similar amounts payable by Licensor Parties to Licensee under a Services Agreement.

19.	Insurance:

(a)   Licensee shall procure and maintain, at its sole cost and expense, and shall use commercially reasonable efforts cause its Sub-Contractors to obtain, at their sole cost and expense, during the Term and for a period of three (3) years thereafter (“Insurance Period”), comprehensive general liability insurance (including, without limitation, product liability insurance, inventory insurance, worker’s compensation insurance, operations liability insurance, advertising injury insurance, and intellectual property insurance), to defend and protect against claims arising out of or in connection with Licensee’s operation the Business, the Licensed Products and the Advertising & Promotion thereof. Such insurance policies must be obtained from a reputable provider reasonably acceptable to Licensor, in an amount not less than Five Million United States Dollars ($5,000,000 USD) in the aggregate, or Licensee’s standard insurance policy limits, whichever is greater.

(b)   Within five (5) business days of the date on which this Agreement is fully executed, Licensee shall submit to Licensor a certificate of insurance naming each of Licensor and Authentic Brands Group, LLC (“ABG”) as additional insureds (“COI”), which COI, or a renewal or replacement thereof, shall remain in force at all times during the Insurance Period, and shall require the insurer to provide at least thirty (30) days’ prior written notice to Licensee, and all additional insureds, of any termination, cancellation or modification thereof.

20.	Miscellaneous:

(a)   Within fifteen (15) business days of the date on which this Agreement is fully executed (or such other time mutually agreed by the Parties), Licensee shall:

(i) At Licensee’s sole cost, meet with Licensor’s creative, marketing, and branding team at Licensor’s office in New York City, New York, for a one-day introductory workshop for the Business; and

(ii)  At Licensee’s sole cost, schedule and actively participate in a demonstration of Licensor’s reporting and approvals software, RoyaltyZone, a detailed explanation of which can be found at www.royaltyzone.com (“RoyaltyZone”). Throughout the Term, Licensee shall comply with all accounting and approvals obligations set forth in the Agreement via RoyaltyZone.

(b)   As used in this Agreement, “Business” shall be defined as the business and other activities carried out by Licensee in connection with this Agreement, including the exercise of the Licensed Rights.

[Signature page follows]

A. Each Party agrees to, and accepts, the Standard Terms & Conditions (“Standard Terms”), which, in addition to these Commercial Terms, and unless otherwise agreed by the Parties in writing, govern Licensee’s use of the Licensed Property and the operation of the Business contemplated hereunder. The Standard Terms are set forth on Schedule C, attached hereto and incorporated herein by reference. These Commercial Terms, together with Standard Terms, and any other schedules, exhibits, attachments or addenda to either (collectively, the or this “Agreement”) collectively: (a) represent the complete agreement of the Parties with respect to the subject matter hereof; (b) are fully binding on the Parties hereto; and (c) supersede all previous documents and negotiations. In the event of any conflict between the terms contained in the Commercial Terms of the Agreement and the terms contained in the Standard Terms of the Agreement, the Commercial Terms shall govern. Each Party represents and warrants that it, prior to its execution hereof, had the opportunity to provide a copy of these Commercial Terms and the Standard Terms to, and review the same with, legal counsel of its own choosing, and that it has either obtained advice from such legal counsel or has declined to seek such advice.

B. The Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of law principles. All rights which are not specifically granted and licensed to Licensee in the Agreement are hereby reserved by Licensor, and Licensor may exercise such rights at any time. The Agreement shall not be binding upon Licensor unless or until such time as Licensor has signed this Agreement and received the Signing Payment.

AGREED & ACCEPTED:	AGREED & ACCEPTED:

LICENSEE:	LICENSOR:
Vince, LLC, for itself and all Affiliate Operators	ABG-Vince, LLC

By:	By:
Print:	Print:
Title:	Title:
Date:	Date:

[Signature page to Vince License Agreement]

This Schedule A is attached to and made part of the Agreement between ABG-Vince, LLC (“Licensor”) and Vince, LLC (“Licensee”) dated as of the Closing.

SCHEDULE A

Registrations

Trademark	Jurisdiction	Application Number	Application Date	Registration Number
VINCE	Argentina	3285271	Oct 18 2013	2837770
VINCE	Argentina	3285272	Oct 18 2013	2888967
VINCE	Argentina	3285273	Oct 18 2013	2700351
VINCE	Argentina	3308029	Feb 7 2014	2835835
VINCE	Australia	1667206	Sep 23 2014	IR 1230411
VINCE	Australia	1967101	Apr 11 2014	1967101
VINCE	Australia	1471257	Jan 25 2012	1471257
VINCE	Australia	1240481	Apr 9 2008	IR 960474
VINCE	Australia	1728175	Jul 29 2015	IR 12668747
VINCE	Australia	2083460	Mar 9 2020	IR 1526960
VINCE	Azerbaijan	1230411	Sep 23 2014	1230411
VINCE	Azerbaijan	1268747	Jul 29 2015	1268747
VINCE	Azerbaijan	960474	Apr 9 2008	960474
VINCE	Brazil	829702067	Apr 28 2008	829702067
VINCE	Brazil	829702130	Apr 28 2008	829702130
VINCE	Brazil	829702148	Apr 28 2008	829702148
VINCE	Brazil	840785798	Feb 6 2014	840785798
VINCE	Canada	1696081	Sep 30 2014	963,605
VINCE	Canada	1164353	Jan 8 2003	TMA658558
VINCE	Canada	1667952	Mar 13 2014	TMA1041289
VINCE	Canada	1979033	Aug 5 2019	N/A
VINCE	Chile	1.78.038	Oct 10 2013	1.135.483
CRAFTED BY VINCE	China	61013199	Dec 1 2021	61013199
CRAFTED BY VINCE	China	61037264	Dec 1 2021	61037264
CRAFTED BY VINCE	China	61432211	Dec 15 2021	61432211
VINCE	China	21377070	Sep 22 2016	21377070
VINCE	China	30258435	Apr 16 2018	30258435
VINCE	China	44037613	Feb 11 2020	44037613
VINCE	China	40589568	Aug 26 2019	40589568
VINCE	China	61475152	Dec 17 2021	61475152
VINCE	China	40589567	Aug 26 2019	40589567
VINCE	China	26453967	Sep 18 2017	26453967
VINCE	China	8249979	Apr 28 2010	8249979
VINCE	China	15440057	Sep 9 2014	15440057
VINCE	China	55708446	Apr 29 2021	55708446
VINCE	China	59257557	Sep 15 2021	59257557
VINCE	China	20841470	Aug 2 2016	20841470
VINCE	China	61668436	Dec 24 2021	61668436
VINCE	China	61490545	Dec 17 2021	61490545
VINCE	China	61661750	Dec 24 2021	61661750
VINCE	China	18933445	Jan 20 2016	18933445

Trademark	Jurisdiction	Application Number	Application Date	Registration Number
VINCE	China	61482571	Dec 17 2021	N/A
VINCE	China	63733928	Apr 1 2022	N/A
VINCE	China	67974519	Nov 17 2022	N/A
VINCE	China	63724835	Apr 1 2022	N/A
VINCE	China	61487908	Dec 17 2021	N/A
VINCE	China	61675451	Dec 24 2021	N/A
VINCE	China	63934900	Apr 13 2022	N/A
VINCE	China	65284114	Jun 14 2022	N/A
VINCE UNFOLD	China	43996082	Feb 4 2020	43996082
VINCE UNFOLD	China	43994914	Feb 4 2020	43994914
	China	21456777	Sep 29 2016	21456777
	China	21456779	Sep 29 2016	21456779
	China	65320248	Jun 15 2022	65320248
	China	65299950	Jun 15 2022	65299950
	China	65304265	Jun 15 2022	65304265
	China	67356489	Sep 22 2022	N/A
	China	65386952	Jun 17 2022	N/A
CRAFTED BY VINCE	EUTM	018614188	Dec 3 2021	018614188
CRAFTED BY VINCE	EUTM	018623567	Dec 16 2021	018623567
VINCE	EUTM	018210146	Mar 12 2020	18210146
VINCE	EUTM	1230411	Sep 23 2014	1230411
VINCE	EUTM	017980080	Nov 2 2018	017980080
VINCE	EUTM	002996700	Jan 7 2003	002996700
VINCE	EUTM	960474	Apr 9 2008	960474
VINCE	EUTM	1268747	Jul 29 2015	1268747
VINCE	EUTM	18080315	Jun 10 2019	18080315
VINCE	EUTM	1526960	Mar 9 2020	1526960
VINCE	Hong Kong	302747601	Sep 25 2013	302747601
VINCE	Hong Kong	200310246	Jan 6 2003	200310246
VINCE	Hong Kong	305032890	Aug 21 2019	305032890
VINCE	Hong Kong	302888308	Feb 6 2014	302888308
VINCE	Iceland	V0097249	Jun 24 2015	V0097249
VINCE	Iceland	V0101380	Aug 2 2016	V0101380
VINCE	India	IR 1230411 (2915929)	Sep 23 2014	IR 1230411
VINCE	India	3345620	Aug 25 2016	3345620
VINCE	Indonesia	D002014003164	Jan 24 2014	IDM000531739
VINCE	Indonesia	D002014011705	Mar 17 2014	IDM000528394
VINCE	Israel	310410	Sep 23 2014	310410
VINCE	Israel	1230411 (271212)	Sep 23 2014	1230411
VINCE	Israel	279024	Jul 29 2015	279024
VINCE	Israel	286929	Aug 2 2016	286929
VINCE	Israel	327125	Mar 9 2020	327125
VINCE	Japan	1230411	Sep 23 2014	1230411
VINCE	Japan	2015069506	Jul 21 2015	0005814277
VINCE	Japan	2019-081126	Jun 7 2019	6258074
VINCE	Japan	1268747	Jul 29 2015	1268747
VINCE	Japan	2003000161	Jan 6 2003	0004718937
VINCE	Japan	2011064829	Sep 8 2011	0005476864

Trademark	Jurisdiction	Application Number	Application Date	Registration Number
VINCE	Japan	1526960	Mar 9 2020	1526960
VINCE	Jordan	130961	Oct 27 2013	130961
VINCE	Jordan	130960	Oct 27 2013	130960
VINCE	Jordan	130959	Oct 27 2013	130959
VINCE	Jordan	134001	Feb 6 2014	134001
VINCE	Kazakhstan	1230411	Sep 23 2014	1230411
VINCE	Kazakhstan	960474	Apr 9 2008	960474
VINCE	Kazakhstan	1268747	Jul 29 2015	1268747
VINCE	Kazakhstan	1526960	Mar 9 2020	1526960
VINCE	Kuwait	145137	Nov 14 2013	124437
VINCE	Kuwait	145138	Nov 14 2013	123346
VINCE	Kuwait	145139	Nov 14 2013	123347
VINCE	Kuwait	148455	Feb 18 2014	148455
VINCE	Lebanon	10251	Oct 30 2013	154013
VINCE	Lebanon	14959	Feb 18 2014	157923
VINCE	Macau	164343	Jan 7 2020	164343
VINCE	Macau	164344	Jan 7 2020	164344
VINCE	Macau	164345	Jan 7 2020	164345
VINCE	Macau	164346	Jan 7 2020	164346
VINCE	Macau	164341	Jan 7 2020	164341
VINCE	Macau	164347	Jan 7 2020	164347
VINCE	Macau	164342	Jan 7 2020	164342
VINCE	Mexico	2342251	Mar 10 2020	2229322
VINCE	Mexico	1671329	Jul 29 2015	1775039
VINCE	Mexico	2342252	Mar 10 2020	2229323
VINCE FASHION	Mexico	1644021	Aug 12 2015	1599631
VINCE	Morocco	1268747	Jul 29 2015	1268747
VINCE	New Zealand	1020644	Sep 16 2013	1020644
VINCE	New Zealand	1195900	Nov 23 2021	1195900
VINCE	Norway	201508850	Sep 16 2013	283274
VINCE	Norway	201408803	Apr 9 2008	960474
VINCE	Norway	201512699	Jul 29 2015	1268747
VINCE	Norway	202005323	Mar 9 2020	1526960
VINCE	Oman	104175	Aug 17 2016	104175
VINCE	Oman	1268747	Jul 29 2015	1268747
VINCE	Oman	104176	Aug 17 2016	104176
VINCE	Philippines	1230411	Sep 23 2014	1230411
VINCE	Qatar	85612	Dec 3 2013	85612
VINCE	Qatar	85613	Dec 3 2013	85613
VINCE	Qatar	85614	Dec 3 2013	85614
VINCE	Qatar	87262	Feb 17 2014	87262
VINCE	Republic of Korea (South)	40-2018-0149907	Oct 31 2018	40-1567528
VINCE	Republic of Korea (South)	1230411	Sep 23 2014	1230411
VINCE	Republic of Korea (South)	40-2019-0087946	Jun 7 2019	40-1625123
VINCE	Republic of Korea (South)	1268747 (TM058837)	Jul 29 2015	1268747
VINCE	Republic of Korea (South)	4020110021472	Apr 20 2011	40-0925220

Trademark	Jurisdiction	Application Number	Application Date	Registration Number
VINCE	Republic of Korea (South)	4020100053052	Oct 15 2010	40-0892258
VINCE	Republic of Korea (South)	4520070004932	Nov 5 2007	4500327550000
VINCE	Republic of Korea (South)	4120110011189	Apr 20 2011	41-0245950
VINCE	Republic of Korea (South)	1209139	Feb 26 2014	1209139
VINCE	Russian Federation	2015722189	Jul 17 2015	595308
VINCE	Russian Federation	1230411	Sep 23 2014	1230411
VINCE	Russian Federation	1268747	Jul 29 2015	1268747
VINCE	Russian Federation	960474	Apr 9 2008	960474
VINCE	Russian Federation	1526960	Mar 9 2020	1526960
VINCE	Saudi Arabia	1435001491	Nov 27 2013	1435001491
VINCE	Saudi Arabia	1435001492	Nov 27 2013	1435001492
VINCE	Singapore	40201512654V	Sep 16 2013	40201500212V
VINCE	Singapore	1230411	Sep 23 2014	1230411
VINCE	Singapore	960474 (T0806430D)	Apr 9 2008	960474 (T0806430D)
VINCE	South Africa	2013/27764	Oct 7 2013	2013/27764
VINCE	South Africa	2013/27765	Oct 7 2013	2013/27765
VINCE	South Africa	2013/27766	Oct 7 2013	2013/27766
VINCE	South Africa	2014/03077	Feb 6 2014	2014/03077
VINCE	Switzerland	00324/2015	Sep 16 2013	679260
VINCE	Switzerland	960474	Apr 9 2008	960474
VINCE	Switzerland	1268747	Jul 29 2015	1268747
VINCE	Switzerland	1526960	Mar 9 2020	1526960
VINCE	Taiwan	097016454	Apr 10 2008	01377063
VINCE	Taiwan	103016900	Mar 28 2014	1670305
VINCE	Thailand	692936	Apr 18 2008	Kor375286
VINCE	Thailand	692937	Apr 18 2008	Kor315178
VINCE	Thailand	692938	Apr 18 2008	Bor43665
VINCE	Thailand	930018	Mar 17 2014	161110830
VINCE	Turkey	1179018	Sep 16 2013	1179018
VINCE	Turkey	1230411	Sep 23 2014	1230411
VINCE	Turkey	IR 960474 (2008/33057)	Apr 9 2008	IR 960474 (2008/33057)
VINCE	Turkey	1268747	Jul 29 2015	1268747
VINCE	Turkey	202022236	Feb 21 2020	202022236
VINCE	Ukraine	m201512201	Sep 16 2013	207937
VINCE	Ukraine	1230411	Sep 23 2014	1230411
VINCE	Ukraine	2016 16576	Aug 1 2016	241280
VINCE	Ukraine	1526960	Mar 9 2020	1526960
VINCE	United Arab Emirates	200153	Oct 29 2013	200153
VINCE	United Arab Emirates	200154	Oct 29 2013	200154
VINCE	United Arab Emirates	200155	Oct 29 2013	200155
VINCE	United Arab Emirates	207023	Mar 2 2014	207023
CRAFTED BY VINCE	United Kingdom	UK00003728779	Dec 3 2021	UK00003728779
CRAFTED BY VINCE	United Kingdom	UK00003733824	Dec 16 2021	UK00003733824

Trademark	Jurisdiction	Application Number	Application Date	Registration Number
VINCE	United Kingdom	UK00003700373	Sep 24 2021	UK00003700373
VINCE	United Kingdom	UK00801230411	Sep 23 2014	UK00801230411
VINCE	United Kingdom	UK00917980080	Nov 2 2018	UK00917980080
VINCE	United Kingdom	UK00902996700	Jan 7 2003	UK00902996700
VINCE	United Kingdom	UK00800960474	Apr 9 2008	UK00800960474
VINCE	United Kingdom	UK00801268747	Jul 29 2015	UK00801268747
VINCE	United Kingdom	UK00918080315	Jun 10 2019	UK00918080315
VINCE	United Kingdom	UK00003467062	Feb 14 2020	UK00003467062
VINCE	United Kingdom	UK00801526960	Mar 9 2020	UK00801526960
	United States of America	86978017	Apr 10 2014	4902935
	United States of America	85129380	Sep 14 2010	3954984
	United States of America	85129527	Sep 14 2010	4258156
	United States of America	85129401	Sep 14 2010	3954985
	United States of America	97139034	Nov 23 2021	N/A
	United States of America	88979933	May 28 2019	6472250
	United States of America	90976062	Jul 29 2020	6641227
	United States of America	97329449	Mar 24 2022	N/A
	United States of America	97715378	Dec 13 2022	N/A
	United States of America	90080064	Jul 29 2020	N/A
	United States of America	90433966	Dec 30 2020	N/A
CRAFTED BY VINCE	United States of America	97077214	Oct 15 2021	6894917
CRAFTED BY VINCE	United States of America	97166649	Dec 10 2021	6924711
VINCE	United States of America	87743617	Jan 4 2018	6694419
VINCE	United States of America	86977980	Apr 11 2014	4902930
VINCE	United States of America	90241777	Oct 8 2020	6402235
VINCE	United States of America	87977980	Oct 28 2016	5557147
VINCE	United States of America	85542556	Feb 14 2012	4251580
VINCE	United States of America	87981009	May 9 2016	5808245
VINCE	United States of America	76380074	Mar 8 2002	2929250
VINCE	United States of America	88983502	Dec 2 2019	6640240
VINCE	United States of America	87029332	May 9 2016	5973431
VINCE	United States of America	87975201	May 9 2016	5215427
VINCE	United States of America	85983917	Apr 4 2013	4871120
VINCE	United States of America	88984427	Dec 2 2019	6847273
VINCE	United States of America	97320103	Mar 18 2022	6895275
VINCE	United States of America	87981030	Jan 4 2018	5808249
VINCE	United States of America	77372502	Jan 15 2008	3680680
VINCE	United States of America	87981167	Oct 28 2016	5840835

Trademark	Jurisdiction	Application Number	Application Date	Registration Number
VINCE	United States of America	87977889	Oct 28 2016	5537419
VINCE	United States of America	90312431	Nov 11 2020	6403547
VINCE	United States of America	88804206	Feb 20 2020	N/A
VINCE	United States of America	88890034	Apr 27 2020	N/A
VINCE	United States of America	88712311	Dec 2 2019	N/A
VINCE	United States of America	97167285	Dec 10 2021	N/A
VINCE	United States of America	88805255	Feb 21 2020	N/A
VINCE	United States of America	97262504	Feb 10 2022	N/A
VINCE	United States of America	88890026	Apr 27 2020	N/A
VINCE	United States of America	97138982	Nov 23 2021	N/A
VINCE	United States of America	88814797	Feb 28 2020	N/A
VINCE BABY	United States of America	90976053	Jul 29 2020	6741356
VINCE BABY	United States of America	90080087	Jul 29 2020	N/A
VINCE TRAVELER	United States of America	90976575	Dec 2 2020	6726458
VINCE TRAVELER	United States of America	90353713	Dec 2 2020	N/A
VINCE UNFOLD	United States of America	88118158	Sep 14 2018	5985464
VINCE. ASSEMBLED	United States of America	88980130	May 28 2019	6472251
VINCE. ASSEMBLED	United States of America	97715369	Dec 13 2022	N/A
Vince. Unfold	United States of America	88445388	May 24 2019	5931365
WARDROBE ESSENTIALS	United States of America	97521839	Jul 27 2022	N/A
VINCE	Vietnam	4-2015-19384	Sep 16 2013	303013
VINCE	Vietnam	4-2016-23515	Aug 2 2016	307676
VINCE	WIPO	1230411	Sep 23 2014	1230411
VINCE	WIPO	960474	Apr 9 2008	960474
VINCE	WIPO	1268747	Jul 29 2015	1268747
VINCE	WIPO	1526960	Mar 9 2020	1526960

This Schedule B is attached to and made part of the Agreement between ABG-Vince, LLC (“Licensor”) and Vince, LLC (“Licensee”) dated as of the Closing.

SCHEDULE B

Distribution Channels & Approved Accounts

Distribution Channel	Approved Accounts	Permitted E-Commerce Sites of Approved Accounts
Wholesale and Discount Wholesale	See attached	Any E-Commerce Site of a wholesale or discount wholesale customer that is an Approved Account

Specialty	[***]	[***]

Owned Retail	All existing and future Retail Locations operated by Licensee or its Affiliate Operators

Owned E-Commerce	All E-Commerce Websites operated by Licensee or its Affiliate Operators	www.vince.com

Wholesale and Discount Wholesale

Sales Name	Country(ies)
[***]	[***]

SCHEDULE B-1

Comparable Brands

1.	[***]

2.	[***]

3.	[***]

4.	[***]

5.	[***]

6.	[***]

SCHEDULE B-2

Suppliers

[***]	[***]

[***]	[***]

[***]	[***]

This Schedule C is attached to and made part of the Agreement between ABG-Vince, LLC (“Licensor”) and Vince, LLC (“Licensee”) dated as of the Closing.

SCHEDULE C

STANDARD TERMS & CONDITIONS

(“Standard Terms”)

These Standard Terms, together with the Commercial Terms and any other schedules, exhibits, attachments or addenda to either (collectively, the “Agreement”), collectively: (a) represent the complete agreement of Licensee and Licensor with respect to the subject matter hereof; (b) are fully binding on the Parties hereto; and (c) supersede all previous documents and negotiations.

1.	GRANT OF LICENSE.

(a) Licensed Rights. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Term, the non-transferrable, non-assignable (except as expressly permitted under Section 14 of the Standard Terms of this Agreement), non-sub-licensable (except for sub-contracting or to Affiliate Operators as expressly permitted pursuant to Section 1(d)(iii) of these Standard Terms), indivisible right and license, to utilize and exploit the Licensed Property solely for and in connection with:

(i)	the design, manufacture, promotion, marketing, distribution and sale of the Licensed Products to/through the Approved Accounts located within the Territory;

(ii)	the development and operation of Retail Locations in the Core Territory (and any part of the Option Territory as may be agreed upon by Licensee and Licensor in writing);

(iii)	the development and operation of the E-Commerce Website for distribution of Licensed Products to end consumers into the Territory;

(iv)	[***];

(v)	[***].

(vi)	the Advertising & Promotion of the Licensed Products, solely within the Territory ((i)-(vi), collectively, the “Licensed Rights”).

(b) Licensee shall not, nor shall Licensee permit others (including any Approved Account) to: (A) distribute or sell any Licensed Products either outside the Territory, or to any accounts other than the Approved Accounts; (B) distribute or sell any Licensed Products to any party that Licensee knows, or has reason to know, is likely to sell such Licensed Products either outside the Territory, or to any accounts other than the Approved Accounts, or (C) solicit, engage in any Advertising & Promotion of, or otherwise exploit the Licensed Products, either outside the Territory or in a manner inconsistent with the distribution or sale of the Licensed Products to/through the Approved Accounts; provided that Approved Accounts may only sell Licensed Products to their own individual end customers in the portion of the Territory in which they are located. Licensee shall use commercially reasonable efforts to actively exercise the Licensed Rights, at all applicable times in accordance with this Agreement, and protect the Licensed Rights granted to Licensee hereunder. For clarity, Licensee shall not be restricted from (1) operating, or allowing Approved Accounts to sell Licensed Products through, authorized E-Commerce Sites in manner that allows such E-Commerce Site to be [***], so long as Licensed Products are not shipped or sold outside of the applicable portion of the Territory and are only for sale, shipment, and distribution to end consumers in the portion of the Territory where such Approved Account is an Approved Account only or (2) engaging in Advertising & Promotion activities on the Internet (including social media accounts) in a manner that [***].

(c) Assets. In the event that Licensor provides Licensee with other assets of or relating to the Licensed Property (e.g., photographs, marketing materials, etc.) that are not included in the Licensed Property (“Assets”) to be used in, on or in connection with Licensed Products or the Advertising & Promotion thereof, Licensee hereby acknowledges that Licensor may not be the owner of the same (or of certain rights therein), and any use or other exploitation of the same by or on behalf of Licensee shall be subject to the terms of this Agreement as well as those terms which are applicable to Licensee’s use of the Assets, whether pursuant to Licensor’s agreement with the owners thereof or otherwise (“Asset Terms”). Upon Licensee’s written request, Licensor will use commercially reasonable efforts to provide Licensee with any available Asset Terms for Assets that Licensor provides to Licensee. Nothing contained herein shall obligate Licensor to provide any Assets to Licensee, to secure any rights with respect to any Assets not owned by Licensor, or to maintain any agreements which Licensor may have in place for any Assets, and any failure by Licensor to do any of the foregoing shall not be deemed a breach of this Agreement.

(d) Limits on Licensed Rights.

(i) Legal Restrictions. Licensee’s exercise of all Licensed Rights, and Licensee’s operation of the Business, shall be exploited, conducted and maintained by Licensee in a lawful and ethical manner and in accordance with the terms of this Agreement, including, without limitation, the Standards of Practice set forth on Exhibit A, which is attached hereto and incorporated herein by reference (“Standards of Practice”). The Licensed Rights granted hereunder are granted subject to the U.S. Export Administration Regulations (“EAR”), International Traffic in Arms Regulations (“ITAR”), sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all other export control and sanctions Laws (as hereinafter defined) applicable to the Parties (collectively, “Trade and Export Control Laws”), and Licensee hereby agrees not to use, disclose, license, sub-license, or otherwise exploit the Licensed Property in violation of any Trade and Export Control Laws. Notwithstanding anything to the contrary set forth in this Agreement, the Territory authorized under this Agreement excludes the following countries or regions: Cuba, Iran, Burma (Myanmar), Sudan, North Korea and Syria. Further, Licensor may exclude (or add) any additional country or region from the Territory, by written notice to Licensee, upon the occurrence or imposition of any sanctions, embargo, trade ban (or the lifting of any of the foregoing) relating to such country or region imposed by any government entity with jurisdiction over Licensor or any of its affiliates or by internal corporate mandate. If a country or region becomes prohibited by Laws, the prohibition shall be automatic as of the effective date of such Laws without need of any notice from Licensor. It is Licensee’s responsibility to monitor any such changes.

(ii) No Sub-Branding or Co-Branding. Except as otherwise set forth in the Commercial Terms, Licensee hereby acknowledges and agrees that no Licensed Product shall be sub-branded or co-branded, nor shall any Licensed Products be sold or otherwise distributed under any marks or brand other than the Licensed Property, in each case, without Licensor’s Approval.

(iii) Sub-Contractors; Affiliate Operators.

(A) [***].

(B) Licensee shall use Licensee’s best efforts to ensure that all Sub-Contractors abide by the terms of this Agreement, including, without limitation, the Standards of Practice. All acts and omissions of all Sub-Contractors shall be deemed to be the acts and omissions of Licensee for all purposes of this Agreement, and Licensee shall be responsible and liable for any and all acts and omissions of any Sub-Contractor. In the event of a breach of this Agreement (including, without limitation, the Standards of Practice) by any Sub-Contractor, which breach, to the extent curable, is not cured within the applicable cure period (if any, as provided to Licensee, in each instance hereunder) of Licensee’s receipt of written notice from Licensor specifying the nature of such Sub-Contractor’s breach, Licensor shall have the right to: (I) cause Licensee to terminate such Sub-Contractor’s ability to operate any and/or all portions of the Business hereunder; and/or (II) proceed with a claim and/or action directly against such Sub-Contractor. Licensee hereby acknowledges that no such

Sub-Contractor shall have an opportunity to cure any breach which, by its terms or implication, cannot be cured. In the event that Licensor exercises its option set forth in (B)(I) above, then Licensee shall terminate such Sub-Contractor’s ability to operate any and/or all portions of the Business hereunder, and in the event that Licensor exercises its option set forth in (B)(II) above, Licensee shall cooperate with Licensor in connection with such claim and/or action, pursuant to Section 5(c) of the Standard Terms below.

(C) Affiliate Operators. The Parties hereby acknowledge that Licensee has authorized and/or may authorize each of the following of Licensee’s wholly- or majority-owned affiliate and/or subsidiary entities to service certain of Licensee’s Business operations under this Agreement: (i) a joint venture entity between Licensee and ImagineX for purposes of operating the Business in Greater China, (ii) Vince Group UK LTD for the purposes of operating the Business in the United Kingdom, and (iii) any additional entities that the parties may agree in writing in the future (“Affiliate Operator(s)”); and the Parties agree that each such Affiliate Operator may exercise and/or perform such obligations under the Agreement relating to such Business operations pursuant to the terms and conditions of this Agreement, including by exercising the rights licensed to Licensee under Section 1(a) of the Standard Terms. Licensee shall inform all Affiliate Operators of the terms, conditions, and requirements under this Agreement and shall ensure that all Affiliate Operators comply with the same. Licensee hereby represents and warrants to Licensor that Affiliate Operator is, as of the Effective Date, and shall remain at all times thereafter during the Term, either majority-owned and/or controlled (whether such control arises by means of ownership, agreement or otherwise) by Licensee or under common ownership with Licensee. Licensee shall notify Licensor in writing in advance of any proposed change to such Affiliate Operators for Licensor’s prior written Approval in each instance. Upon an Affiliate Operator’s failure to perform and observe any agreement, covenant, representation, warranty, term, and/or condition of the Agreement to be performed or observed by it, Licensee promptly shall perform and observe such agreement, covenant, representation, warranty, term and/or condition, or shall promptly cause the same to be promptly performed or observed. All acts and omissions of the Affiliate Operators, individually and collectively, shall be deemed to be the acts and omissions of the Licensee for all purposes of this Agreement.

(e) Reserved Channels/Products. Licensee hereby acknowledges and agrees that, for purposes of this Agreement: (A) the ‘Territory’ specifically excludes all of the following: (I) military bases and exchanges, and (II) each of the following that may be located in, pass through and/or do business in, any country technically located in the Territory: duty-free stores, travel retail stores, airlines and/or aircrafts, cruise ship lines and transportation service companies; and (B) notwithstanding anything to the contrary contained in the Agreement, the ‘Products’ specifically exclude all of the following (even if such products are the same as or substantially similar to the Licensed Products in styling, materials, componentry, color and/or the like): (i) all products for premium, casino, and corporate promotional and corporate gift programs (including, without limitation, advertising specialty industry or “ASI,” etc.), (ii) uniforms (e.g., teams, schools, professional, etc.), (iii) all products that are infused with alcohol and/or that contain cannabidiol (aka CBD Oil), cannabinoids, psilocybin, or any other similar or related ingredients, and (iv) any and all gift-with-purchase products and any and all purchase-with-purchase products (e.g., those offered together with fragrance, beauty, or other products), (v) all digital, virtual, or interactive products, features, or experiences, now known or hereafter devised, including without limitation, non-fungible tokens/NFTs, cryptocurrency, 3D printables, interactive/video games, virtual reality, avatars, other digital offerings (e.g., icons, screensavers, wallpapers, and ring tones), radio-frequency identification or near field communication (RFID/NFC), augmented reality, mixed reality, software programs, and applications or “apps,” each in all media and platforms (including mobile/wireless) now known or hereafter devised (all of the foregoing are, individually and collectively, the “Reserved Channels/Products”). The Reserved Channels/Products shall be deemed, for all purposes hereof, to be located outside the Territory, and not included in the Products (or Licensed Products), as applicable. Reserved Channels/Products shall not include products or channels that are expressly Approved by Licensor for sale by Licensee.

2.	CONSIDERATION; PAYMENTS; REPORTS.

(a) Consideration. As consideration for the Licensed Rights granted herein, Licensee shall comply with all terms and conditions of the Agreement, including, without limitation, paying all amounts due to Licensor, meeting minimum thresholds, and spending all amounts, in each case as and when required hereunder.

(b) Calculation of Royalties. Licensee shall have the unfettered right to establish the prices that it charges its customers for any Licensed Products sold pursuant to this Agreement; provided, however, that (i) such prices shall be generally consistent with the image, reputation, prestige, and worldwide marketing of the Licensed Property and (ii) solely for purposes of calculating the Royalty due to Licensor, and notwithstanding anything contained in the definition of Net Sales: if Licensed Products are sold to any party directly or indirectly affiliated or under common ownership or control with Licensee at a price less than the regular price charged to other parties, the Royalty due to Licensor shall be computed as though such sales were made to non-related but similarly situated third parties in an arms-length transaction; provided, however, that in the event such sale is an inter-company transfer where the Affiliate Operator purchasing the Licensed Products from Licensee subsequently re-sells them to/through an Approved Account, the Royalty due to Licensor shall be computed on the sale by the Affiliate Operator (e.g., to the Approved Account or to the end consumer of the Retail Locations or E-Commerce Website). In the event that Licensor suspects that Licensee has sold any Licensed Products at a discounted price for purposes of selling other products or services (i.e., as a “Loss-Leader”), whether such sales were made to an affiliate of Licensee or any other third party, Licensor shall be permitted to request, and Licensee hereby agrees to deliver, any and all documentation, backup and support materials, such that Licensor will have sufficient information to evaluate such sales. In the event Licensor reasonably determines that any Licensed Products were sold as a Loss-Leader (and such activity was not Approved in accordance with the terms of this Agreement), it shall constitute a breach of this Agreement by Licensee.

(c) No Deductions. Except as expressly permitted herein, Licensee may not deduct from, setoff or offset the Royalty or any other amount payable to Licensor for any reason. For purposes of illustration but without limitation, Licensee may not deduct from the GMR or the Royalties: uncollectible accounts, wire transfer fees, bank fees or any other fees associated with making any and all payments to Licensor, slotting fees, advertising or other expenses of any kind (including, without limitation, the Advertising Commitment), the costs incurred in the manufacture, sale, distribution or exploitation of the Licensed Products, collection or payment of Royalties or the conversion of any currency into United States Dollars.

(d) Payment Allocation. Licensor may, in Licensor’s sole discretion, allocate and apply payments it receives from Licensee hereunder. Partial payment by Licensee to Licensor of any amounts due hereunder shall not, in any circumstance, avoid default by Licensee as to the full amount of any such payments, and Licensee shall not be entitled to any return of the amount of any partial payments in the event of any expiration or termination of this Agreement.

(e) Taxes.

(i) [***].

(ii) As between Licensor and Licensee, Licensee shall be solely and exclusively responsible for all costs, fees and expenses associated with any imposition of fees, fines, taxes and/or other costs associated with complying with Laws concerning the operation of the Business, including, without limitation, any and all costs, taxes, fees and expenses that may be imposed on sales Licensed Products by a government authority in any country and/or region of the Territory (all collectively referred to as “Local Matters”). Licensee shall not take any steps or actions (or fail to take any steps or actions, where such failure would have the same impact), or make any representations, either directly or indirectly, in the name of or on behalf of Licensor, with respect to any Local Matters or otherwise, and Licensee shall not make any appearances or respond to any written or oral inquiries by any third party, without the prior written instruction of Licensor in each instance. Licensee hereby agrees to cooperate fully with Licensor with respect to Local Matters (including, without limitation, by providing Licensor with any with any documentation or other information requested by Licensor).

(f) Reports.

(i) Statements. Within [***] days following the end of each Contract Quarter [***] during the Term, and continuing until all payments required hereunder are made, Licensee shall submit to Licensor, via RoyaltyZone, a complete and accurate statement (each, a “Statement”), detailing: (A) all of the following information for each month included in such Contract Quarter (as well as year-to-date information), cross-referenced by each ‘SKU’ of Licensed Product (identified by seasonal collection, if applicable), and broken down first by each country of the Territory, then by Distribution Channel, then by Approved Account: (I) total estimated Net Sales; provided that such Net Sales will be calculated based on Licensee’s accrued amounts for returns and other Deductions, (II) total quantity (in units) sold, (III) invoiced price, (IV) gross revenue, (V) Licensee’s accrued amounts for Deductions; [***], and (VI) estimated Royalty due to Licensor based on (I); and (B) Licensee’s itemized expenditures of the Advertising Commitment, including, without limitation, spend by Advertisement (as hereinafter defined) type and by media outlet. In the event that Licensor issues any invoice(s) to Licensee for any payments due and/or owing hereunder, Licensee hereby acknowledges that the same would be done solely as a courtesy to Licensee, and no such invoice shall alter, change or otherwise impact the amount or due date of any such payment (the terms of which shall continue to be dictated by the terms of this Agreement).

(ii) Year-End Summaries. Within [***] days following the end of the fourth (4th) Contract Quarter of each Contract Year, Licensee shall submit to Licensor, via RoyaltyZone, a complete and accurate statement (“Year-End Summary” and together with the Statements, “Reports”), in the same format as the Statements, detailing all of the same information required for a Statement, in the aggregate, for the applicable Contract Year; provided that such Year-End Summary will include actual total Net Sales calculated based on actual returns and other Deductions, actual Deductions (broken down by Distribution Channel and Approved Account), and actual Royalty due to Licensor.

(iii) General. Included with each Report, Licensee shall submit to Licensor: (A) a copy of Licensee’s full and complete financial statements for that Contract Quarter or Contract Year, as applicable; and (B) a certification signed by Licensee’s chief financial officer (or an equivalent authorized representative) indicating that such authorized representative of Licensee has reviewed and agrees with all the information contained in such Report. If and when requested by Licensor, Licensee shall provide Licensor with additional information (e.g., Net Sales and/or orders booked/confirmed for Licensed Products by country, Net Sales by specific Approved Accounts and/or Distribution Channel, etc.), and/or backup and support materials, with respect to any item contained in any Report, such that Licensor will have sufficient information to evaluate the sources of any item contained in such Report, and to track Licensee’s Business under this Agreement. Licensor hereby reserves the right to modify the process for submission of Reports (e.g., using a software other than RoyaltyZone, etc.) on reasonable advance written notice to Licensee, but in no event shall Licensor modify the timing or frequency of the same without Licensee’s prior written approval, which approval may not be unreasonably withheld, conditioned or delayed.

(g) Books & Records; Audit. Licensor’s acceptance of any payment and/or any Statement pursuant to this Agreement is without prejudice, shall not be deemed a waiver by Licensor of any rights afforded to Licensor hereunder, at law or in equity, and shall not preclude Licensor from questioning the correctness thereof at any time or exercising any of its rights related thereto. Licensee shall keep complete and accurate books of accounts and records with respect to its activities and transactions relating to this Agreement, including by way of example and not limitation, manufacture, sale, distribution, Advertising & Promotion, and other exploitation of Licensed Products (“Books & Records”). Licensee shall maintain such Books & Records throughout the Term of this Agreement, and for a period of three (3) years following the expiration or termination of the Term (the “Retention Period”). During the Term and Retention Period, Licensor, or a third party designated by Licensor (Licensor and such third party being defined, for purposes of this Section, as an “Auditor”), shall have the right to conduct an audit upon reasonable prior written notice (e.g., 48 hours) during regular business hours to verify Licensee’s performance and compliance hereunder, including without limitation, by inspecting, examining, copying, making extracts (including in searchable electronic form), and retaining, the Books & Records insofar as they relate to this Agreement, including, without limitation, the computation of Royalties, and other amounts payable to Licensor and/or amounts that Licensee is required to spend under this Agreement, and Licensee hereby agrees to cooperate in good faith with the Auditor in connection therewith (including, without limitation, by providing the Auditor with backup and support documentation related to any Books & Records, e.g., Licensee’s standard wholesale prices for any Products, excel spreadsheets with formulas, etc.). All such Books & Records shall be available at Licensee’s corporate headquarters at the address set forth in this Agreement or otherwise reasonably accessible to Licensee. If requested by Auditor, Licensee shall provide related electronic data including Net Sales, Royalties and Deductions, in electronic form prior to any scheduled audit. In the event Licensee fails to so cooperate with the Auditor: the same shall be deemed a breach of this Agreement by Licensee. Licensor and/or such Auditor shall be permitted to inspect such Books & Records no more frequently than one (1) time during any twelve (12) month period, upon reasonable prior written notice to Licensee. In the event that any such inspection is conducted by a third-party Auditor, such Auditor shall agree in advance not to disclose to any third party, or use for the Auditor’s benefit, any Confidential Information (as hereinafter defined) of which the Auditor observes or becomes aware. The Books & Records and all other information provided by Licensee in connection with any audit described in this Section shall be Licensee’s Confidential Information. If any such inspection reveals a deficit in the amount paid to Licensor equal to [***] or more of the amount payable to Licensor hereunder for the period in question, then Licensee shall also reimburse Licensor for the cost of such audit, including, but not limited to the reasonable costs associated with the Auditor’s lodging, travel, and meals and Licensor’s engagement of such Auditor. Licensor or the Auditor will promptly notify Licensee in writing of any discrepancy (either a deficit or overpayment) revealed by any such inspection. Licensee shall make all payments to Licensor required to be made to eliminate any deficit or underpayment revealed by any such inspection within fifteen (15) days after Licensor’s written request therefor. Interest, compounded monthly, at the rate of [***] per month (or, if not legally permissible, then at the then maximum legal interest rate) shall accrue on any amount due to Licensor from and after the date upon which said payment is due until the date payment is actually received, whether said late payment was discovered in connection with this Section or otherwise.

3.	BUSINESS PROJECTIONS; ADVERTISING & PROMOTION.

(a) Projections. No later than [***] of each Contract Year during the Term and again by [***] of each Contract Year during the Term, Licensee shall submit to Licensor Licensee’s bona fide projections of Licensee’s anticipated and projected Net Sales (“Projections”) for: (i) the remainder of the Contract Year, and (ii) for the next Contract Year.

(b) A&P Plan. By the [***] of each Contract Year during the Term, Licensee shall submit to Licensor, in a form and with all information as requested by Licensor, a detailed preliminary proposal for Licensee’s Advertising & Promotion of the Licensed Products and/or Licensed Property for the immediately succeeding Contract Year, inclusive of budget (“Preliminary Plan”) for Licensor’s consideration and comment. By fifteen (15) days prior to the end of the fourth Contract Quarter each Contract Year during the Term, Licensee shall submit to Licensor an updated Preliminary Plan intended to serve as the final proposal for Licensee’s Advertising & Promotion of the Licensed Products and/or Property for the immediately succeeding Contract Year, inclusive of budget (“Proposed Plan”) for Licensor’s Approval. In the event Licensor provides Licensee with comments and/or suggested changes to Licensee’s Proposed Plan, Licensee shall, within ten (10) days of receipt of such comments from Licensor, make appropriate adjustments to the Proposed Plan, and re-submit the same to Licensor for Licensor’s Approval; it being understood that Licensor’s comments and/or suggested changes to the Proposed Plan shall not require Licensee to spend more than the Advertising Commitment. Once Licensee’s Proposed Plan is Approved by Licensor (such Approved Proposed Plan being defined herein as the “A&P Plan”), Licensee shall execute all Advertising & Promotion for the applicable Contract Year pursuant to the terms of such A&P Plan.

(c) No Promotional Use. Licensee shall entirely not itself, nor shall Licensee permit any third parties to, make use of the Licensed Property or Licensed Products for any promotional purposes (including, without limitation, premium offers, giveaways, sales incentives, charitable giving, donations, gift-with-purchase programs), without Licensor’s Approval in each instance. From the Effective Date until the first A&P Plan is Approved, Licensee’s promotional activities, as the same are being executed by Licensee as of the Effective Date, are hereby pre-Approved.

(d) No Third-Party Endorsements. Except as expressly contemplated under this Agreement, Licensee shall not contact or solicit any third party, or use the images or services of any such third party, whether as an endorsement, sponsorship or similar activity, in connection with the Licensed Products or the Business, without Licensor’s Approval in each instance.

(e) Press Releases. [***].

4.	APPROVALS; PRODUCTION.

(a) Approvals.

(i) Approval Rights. For purposes of this Agreement, “Approval” (and all grammatical variations thereof, e.g., Approve, Approved, etc.) shall be defined as Licensor’s prior written approval, which may be given or withheld in Licensor’s sole good faith discretion. Four (4) times per Contract Year (prior to commencement of Licensee’s spring, summer, fall and holiday seasons for the Licensed Products), the Parties will meet to discuss the Business and seasonal design direction and will in good faith discuss and agree upon updates to the Brand Toolbox and Legal Lines (if applicable) and [***] (including, without limitation, Licensed Products, Packaging (as hereinafter defined), Advertising & Promotion, any and all other items bearing any of the Licensed Property produced pursuant to this Agreement) (collectively, “Materials”). [***] Licensee hereby agrees that: (A) no Materials may be released or exhibited publicly, in any manner, unless and until Licensor has Approved the same, (B) all Approved Materials must be re-submitted for Approval each time a revision is made incorporating any material changes that are not otherwise materially consistent with other Materials previously Approved by Licensor, and (C) Licensor’s Approval of Materials hereunder is specifically limited to Approval of the use of the Licensed Property contained therein, and that to the extent any materials owned by third parties (e.g., logos, locations, individuals, etc.) (“Third-Party Materials”) are incorporated therein, Licensee shall be solely responsible for identifying such Third-Party Materials, and for obtaining an applicable license from the owners of such Third-Party Materials. Licensor hereby acknowledges and agrees that the following shall be deemed pre-Approved: (I) all Materials created by or on behalf of Licensee prior to the Effective Date for use in connection with Licensed Products are hereby deemed Approved for use by Licensee, (II) all Materials created by or on behalf of Licensee following the Effective Date for use in connection with Licensed Products are hereby deemed Approved for use by Licensee, so long as, and to the extent that, such Materials are the same as or materially consistent with those made by Licensee for and in connection with the Licensed Products prior to the Effective Date hereof, (III) uses of the Licensed Property and Packaging in Retail Locations that are the same as or materially consistent with those made by Licensee for and in connection with the same type of Retail Location operated by Licensee for the same Licensed Property in the applicable portion of the Territory in its ordinary course of business, (IV) the ‘look and feel’ of Retail Locations that is the same as or materially consistent with the ‘look and feel’ of each type of Retail Location operated by Licensee for each Licensed Property in the applicable portion of the Territory as of the Effective Date for the same type of Retail Location, (V) uses of each Licensed Property on the E-Commerce Website in the Territory, as applicable, that are the same as or materially consistent with those made by Licensee on the E-Commerce Website in the ordinary course of business prior to the Effective Date, and (VI) the ‘look and feel’, operation, and/or functionality of the E-Commerce Website that is the same as or materially consistent with the ‘look and feel’, operation, and/or functionality of the E-Commerce Website prior to the Effective Date.

(ii) Approval Process.

(A) General. Licensor shall respond to each request for Approval (“First Request”) within [***] of Licensor’s receipt of such request (“Approval Window”); provided, however that Licensor’s silence or failure to respond to any such request prior to the expiration of the Approval Window shall be deemed Licensor’s disapproval the Materials contained in such First Request, and in the case of Licensor’s silence or failure to respond to such First Request, Licensee may resubmit the request to Licensor with a copy to Licensor’s Legal Department via email to legaldept@authentic.com (“Second Request”). Any Second Request sent prior to the expiration of the Approval Window shall be void and of no force or effect. In the event that Licensor is silent with respect to, or fails to reply to, the Second Request within [***] of Licensor’s receipt thereof, Licensor’s silence or failure to respond to the Second Request shall be [***]. In the event that Licensor expressly disapproves any request by Licensee for Approval, then upon Licensee’s reasonable request, Licensor shall provide Licensee with reasonable explanations and/or information regarding the basis for such disapproval. Licensee hereby acknowledges that Licensor’s Approval of any particular Materials (I) that is expressly provided solely for a given seasonal collection and/or for a specific purpose shall only be deemed an Approval for said collection and/or purpose; and (II) shall not be deemed a legal review of any such Materials, but solely as a process meant to verify that the use of the Licensed Property has been done in a manner that complies with Licensor’s standards for the Licensed Property (including as may be set forth in the Brand Toolbox, as hereinafter defined) and other applicable terms of this Agreement. Licensee shall be required to re-submit any previously Approved Materials that were expressly Approved solely for a given collection or purpose to the extent Licensee wishes to use the same for subsequent collections and/or other purposes that are not otherwise Approved. Licensor hereby reserves the right to modify the process for submission of Approval requests (e.g., using a software other than RoyaltyZone, etc.) on reasonable advance written notice to Licensee, but in no event shall Licensor modify the timing, frequency or requirements of the same without Licensee’s prior written approval, which approval may not be unreasonably withheld, conditioned or delayed.

(B) Licensed Products. With respect to Licensed Products not otherwise Approved by Licensor in accordance with the terms of this Agreement, Licensee shall create and submit to Licensor for Approval, during the above-referenced seasonal meetings or otherwise via RoyaltyZone, Licensee’s concept (“Concept”) for the design of any SKU of Licensed Products that it intends to begin selling. After Approval of such Concept, Licensee may create and submit to Licensor for Approval, via personal delivery, messenger or mail, one (1) initial prototype sample (each, a “Prototype”) of any SKU of such Licensed Products. In the event Licensee wishes to create any Prototype(s) to become part of a core line of Licensed Products that continue across different seasons that is not otherwise Approved in accordance with the terms of this Agreement (“Core Prototype(s)”), then Licensee shall specify the same simultaneously with Licensee’s submission of the Core Prototype to Licensor for Approval. Licensor may decline for such Prototype to be Approved as a Core Prototype, but may Approve it as a Prototype. Following the Approval of a Core Prototype in any season to become part of the core line of Licensed Products (“Core Licensed Products”), Licensee shall not be required to re-submit a Core Prototype for the same Licensed Product in subsequent seasons, provided, however, that Licensee shall be required to submit Prototypes for non-core Licensed Products that are not otherwise Approved in accordance with the terms of this Agreement.

(C) Packaging. With respect to Packaging not otherwise Approved by Licensor in accordance with the terms of this Agreement, Licensee shall create and submit to Licensor for Approval (via messenger, personal delivery, email, or mail), the Concept for the design of all tags, hangtags, labels, wrapping and other packaging for any Licensed Product (collectively, “Packaging”), together with a list of Licensed Product SKUs for which such Packaging is intended to be used. After Approval of such Concept, Licensee may create and submit to Licensor for Approval, via personal delivery, messenger or mail, Prototypes demonstrating exemplars of the proposed Packaging. After Approval of such Prototypes, Packaging materially consistent with such Prototypes will be deemed Approved. Licensee shall reasonably consider purchasing Packaging from Licensor’s designated suppliers for the same, if any (“Licensor Suppliers”). In the event that Licensee chooses to purchase Packaging from Licensor Suppliers, (i) Licensee shall be required to negotiate all terms of sale directly with such Licensor Supplier; and (ii) Licensor shall not be liable for any act or omission of any such Licensor Supplier.

(D) Advertising & Promotion. With respect to Advertising & Promotional exploitations not otherwise Approved by Licensor in accordance with the terms of this Agreement, Licensee may create and submit to Licensor for Approval (via messenger, personal delivery, email or mail), the Concept (e.g., story boards, mock-ups, etc.) for each Advertising & Promotion exploitation (each, an “Advertisement”). After Approval of such Concept, Licensee may create and submit to Licensor for Approval, via messenger, in person at follow-up seasonal meetings, or email (as specified by Licensor), exemplars of the Advertisements intended for public exhibition. After Approval of such exemplars, Advertisements materially consistent with such exemplars will be deemed Approved.

(b)	Brand Standards.

(i) Brand Book & Style Guide. In the event Licensor provides Licensee with a brand book (“Brand Book”) and/or style guide (“Style Guide” and collectively with the Brand Book, the “Brand Toolbox”), Licensee shall follow the rules set forth therein (unless otherwise Approved). Licensee hereby acknowledges that the Brand Toolbox is subject to seasonal updates and other changes from time to time, and Licensee shall comply with such updates and changes on a prospective basis, within a commercially reasonable period of time not to exceed [***].

(ii) Nonconformities. If any Materials have a substantial or material departure from Materials that were Approved by Licensor, as determined by Licensor in Licensor’s discretion, then: (A) Licensor shall have the right, in its sole discretion, to demand that Licensee promptly cease all manufacture, distribution and/or exploitation of such Materials, Licensee shall promptly comply with any such demand, and (B) notwithstanding anything contained in the Commercial Terms, the Royalty for any products (including Licensed Products) sold by Licensee that bear Materials that were not Approved by Licensor, or that have a substantial or material departure from any Materials Approved by Licensor, shall be [***] of Net Sales of the same (“Nonconformity Royalty”); it being understood that in no event shall the Nonconformity Royalty count towards, be used as a credit against, or be used to recoup, any GMR (or other amounts) paid or due to Licensor hereunder. Licensee shall be required to re-submit any previously Approved, but non-conforming Materials, to the extent Licensee wishes to subsequently use the same. Licensor may additionally require that any Licensed Product, Packaging or Advertisement be immediately recalled if it believes in its reasonable business judgment that any of the foregoing may pose a health or safety hazard, or be detrimental to the goodwill of Licensor, its parent, subsidiaries or affiliated companies, or may pose a risk of materially degrading the goodwill of the Licensed Property; provided that prior to requiring such recall, Licensor will in good faith first discuss with Licensee the basis for such belief and consider other potential alternatives to the recall (it being understood and agreed that the final decision shall be made by Licensor).

(c) Manufacture; Quality Control. Licensee shall be permitted to manufacture the Licensed Products within or outside the Territory; provided, however, that Licensed Products may only be sold to/through the Approved Accounts in the Territory. Licensee acknowledges that: (i) Licensor’s evaluation of the Distribution Channels and Approved Accounts applicable to and appropriate for this Agreement is based on multiple criteria and related factors, including, without limitation, objective industry and quality standards specific to the Licensed Property (e.g., location, comparable product offerings, image of luxury and prestige, etc.); and (ii) if the Licensed Products produced hereunder are of inferior quality in material and/or workmanship, then the substantial goodwill which Licensor has built up and now possesses in the Licensed Property will be impaired. As such, throughout the Term, and upon reasonable advance notice to Licensee, Licensor, or a third party designated by Licensor (Licensor and such third party being defined, for purposes of this Section, as an “Inspector”) shall have the right during regular business hours to enter all premises and/or facilities (including, without limitation, manufacture, storage and shipping facilities) used by Licensee or any Sub-Contractor in connection with the Business (collectively, “Facilities”), such that the Inspector is able to inspect all Facilities for the purposes of quality control, and to ensure that the Business operated hereunder is in compliance with the terms of this Agreement and all applicable Laws, and Licensee hereby agrees to cooperate with the Inspector in connection therewith (including, without limitation, by providing the Inspector with access to the Facilities during regular business hours, etc.). The Parties acknowledge and agree that certain [***]. Licensor shall be solely responsible for all of the Inspector’s out-of-pocket costs in connection with any such inspection, including, without limitation, all business-class travel, airfare, and accommodations in close proximity to the Facilities. In the event that any such inspection is conducted by a third-party Inspector, such Inspector shall agree in advance not to disclose or use for the Inspector’s benefit any Confidential Information (as hereinafter defined) of which the Inspector observes or becomes aware.

(d) Development. All costs and expenses of the Business (including, without limitation, design, development, production, manufacture, distribution and sale of all Licensed Products, Concepts, Prototypes and Packaging, and other costs and expenses related to the Advertising & Promotion of Licensed Products, including, without limitation, to the expense of compliance with the approval requirements set forth in Section 4 of the Standard Terms) shall be borne by Licensee.

5.	INTELLECTUAL PROPERTY.

(a) Ownership.

(i) Licensor’s Rights.

(A) Intellectual Property. As between the Parties (and any Sub-Contractors and Affiliate Operators), Licensee hereby acknowledges that Licensor is the owner of all intellectual property rights (including, without limitation, copyright, patent, trademark, trade name, and trade secret rights), whether now known or hereafter devised, in and to any and all materials of any sort utilizing, or any rights arising out of, the Licensed Property and/or Assets (including, without limitation, Licensed Products, Packaging, Concepts, designs and Advertisements), including all such materials, Derivatives, and Licensed Property as may be developed or improved upon by Licensee (but excluding Licensee’s Reserved Rights set forth in Section 5(a)(ii)(A) of the Standard Terms below) or any third party (e.g., Sub-Contractors), and all goodwill that is attached or may become attached to the foregoing (all of the foregoing, together with all other rights of Licensor, the “Brand Rights”), and title thereto is and shall be in the name of Licensor or Licensor’s designees. With respect to any Brand Rights that are developed or created by or on behalf of Licensee hereunder, whether in connection with the Business or otherwise (e.g., any and all additions to, and new renderings, modifications or embellishments of, Licensed Property and/or Assets), the same shall, notwithstanding such development or creation by or on behalf of Licensee, be and remain the sole and exclusive property of Licensor, as follows: (I) to the extent any of the foregoing qualify as ‘works of authorship’ as such term is used in Section 102 et seq. of the United States Copyright Act, Title 17, United States Code (“Copyright Act”), then the same shall be deemed a “work made for hire” as defined in Section 101 et seq. of the Copyright Act; or (II) to the extent any of the foregoing are not deemed a “work made for hire” pursuant to the Copyright Act (e.g., inventions, etc.), then Licensee hereby assigns to Licensor all of Licensee’s right, title and interest in and to the same, including the right to sue for infringement. Licensee shall also enter into written agreements with all of its employees that develop the Brand Rights (to the extent ownership of Brand Rights created by such employee does not vest in Licensee by operation of law) and with all of its Sub-Contractors and Affiliate Operators that develop the Brand Rights, in each case that provide that any Brand Rights created by any of them in the course of the Business shall be the property of Licensee (and thus, effectively, Licensor) or Licensor pursuant to this Section (whether as a “work made for hire” or, to the extent any of the foregoing are not deemed a “work made for hire” pursuant to the Copyright Act (e.g., inventions, etc.), by assignment). Where Licensee is otherwise unavailable to fulfill its obligations under this Section 5(a)(i)(A) to enter into, file, and/or record confirmatory agreements assigning Brand Rights to Licensor, Licensee hereby irrevocably appoints Licensor as Licensee’s attorney-in-fact for the sole purpose of executing, filing, and recording such confirmatory agreements on Licensee’s behalf, which appointment is coupled with an interest. Upon the written request of Licensor, Licensee shall submit to Licensor copies and/or originals of the applicable portions of all such agreements with employees, Affiliate Operators, and Sub-Contractors (subject to reasonable redactions of irrelevant information), and full information concerning the invention and creation of any such Brand Rights (e.g., the name of the employee or Sub-Contractor who created the same, the date on which the same was created, etc.). Licensee shall not permit any of its employees, Affiliate Operators or Sub-Contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as “authors” or

“inventors” of any such artwork or designs constituting Brand Rights (as such terms are used in the present or any future versions of the Copyright Act, or any other statute or judicial decisions that may govern the same).

(B) Legal Lines. Unless otherwise Approved, all uses of the Licensed Property and/or Assets shall bear appropriate copyright, patent, trademark and credit notices, as provided by Licensor (“Legal Lines”), either directly on the Materials using the same, or on tags, stickers or labels affixed thereto, and no Materials may be released to the public unless and until Licensor has Approved Licensee’s use of (or the omission of) the Legal Lines. Licensor may change the Legal Lines by giving Licensee written notice thereof, and Licensee shall effect such change as promptly as reasonably practical; provided, however, that if Licensee has any inventory of Materials then-existing or in production, which Materials bear the previous form of the Legal Lines, then Licensee may sell-off and/or exploit, as applicable, such Materials in the ordinary course of business. Subject to the foregoing, Licensee shall, at all times, comply with best practices with respect to intellectual property notifications and usage, including, without limitation, proper use of the “™” or “®” or “©” designations and the “U.S. Pat. No.” or “Patent Pending” notices, and not using any trademark as a generic term.

(ii) Licensee’s Rights.

(A) Licensee’s Reserved Rights. Licensor acknowledges that: (I) Licensee may have in existence, as of the Effective Date, certain intellectual property rights (“Licensee’s Existing IP Material”) that Licensee may or may not use in conjunction with Licensed Property, and (II) from and after the Effective Date, [***] and collectively with Licensee’s Existing IP Material, the “Licensee’s Reserved Rights”) that Licensee may or may not use in conjunction with Licensed Property. To the extent that, and only so long as, Licensee’s Reserved Rights are separable from the Brand Rights, Licensee’s Reserved Rights shall be and remain vested in Licensee.

(B) Reverse License. If Licensee incorporates into any Materials any of Licensee’s Reserved Rights, Licensee hereby grants to Licensor a non-exclusive, sub-licensable, royalty-free, irrevocable, perpetual, worldwide and assignable license to use such Licensee’s Reserved Rights solely in connection with the manufacture, distribution, advertising, promotion, sale and other exploitation of such Materials and in a manner materially consistent with how Licensee incorporated such Licensee’s Reserved Rights into such Materials.

(b) Maintenance of Licensed Property.

(i) [***]

(ii) Licensee hereby acknowledges that Licensee’s and its Affiliate Operators’ and Sub-Contractors’ exercise of the Licensed Rights, and all goodwill associated therewith (including, without limitation, all uses of the Licensed Property and Assets), shall inure solely to the benefit of Licensor, and that all sales of Licensed Products by Licensee or any Affiliate Operator or Sub-Contractor shall be deemed to have been made on behalf of and pursuant to a license granted by Licensor for purposes of intellectual property protection and registration. Licensee shall cooperate with Licensor, at Licensor’s reasonable request and sole cost and expense (excluding Licensee’s outside attorney fees and the costs of Licensed Product samples), in the procurement, maintenance and protection of the Brand Rights. In connection therewith, Licensee shall, without limitation, execute and deliver to Licensor, in such manner as Licensor shall reasonably request, from time to time, all instruments, documents, information and other items (e.g., samples of Licensed Products) that Licensor deems necessary such that Licensor is able to apply for and effectuate intellectual property protection in, to and for any Brand Rights. With respect to the foregoing, Licensor shall be permitted to employ counsel of Licensor’s own choice to direct the handling thereof. Licensor makes no representation or warranty that copyright or trademark protection shall be secured or maintained in all elements of the Brand Rights, and Licensee hereby waives any right to make any claims against Licensor regarding any failure of Licensor to secure any intellectual property protection for any the Brand Rights.

(iii) To the extent that the Laws of any country or region of the Territory requires that Licensee, any Affiliate Operator, any Sub-Contractor, or this Agreement (or a short form hereof) be registered or recorded with local authorities, whether to ensure that Licensee’s or its Affiliate Operator’s or Sub-Contractors’ exercise of the Licensed Rights hereunder inure to the benefit of Licensor or otherwise, Licensee shall be solely responsible for identifying and notifying Licensor of such requirement, and Licensee shall cooperate fully with Licensor, at Licensee’s sole cost and expense, to: (A) effectuate any such registration and/or recordation (which may include, without limitation, entering into and executing a short form version of this Agreement); and (B) as and when directed by Licensor (which may include, without limitation, upon expiration or termination of this Agreement), cancel any such registration and/or recordation.

(c) Enforcement of Licensed Property. In the event that Licensor elects to implement security measures for the Licensed Products (e.g., state-of-the-art computer or other indelible codes or markings consistent with industry standards for the same or similar Products, such as stickers, holograms or other markings for authenticity, etc.) then Licensee shall, at Licensee’s sole cost and expense, apply such reasonable security measures as directed by Licensor (including, without limitation, procuring any necessary materials from Licensor’s designated supplier for the same, and applying such materials to Packaging and/or on Licensed Products, as directed by Licensor), and cooperate with Licensor in the implementation and enforcement of anti-diversion and anti-counterfeiting measures in connection with the same. Licensee shall not provide any such security measures to any third party (other than permitted Sub- Contractors, Affiliate Operators or other persons Approved by Licensor pursuant to this Agreement) without Licensor’s Approval. Upon expiration or termination of this Agreement, Licensee must return (or cause to be returned) or otherwise destroy any and all such security measures to Licensor at Licensee’s sole cost and expense. Licensee shall assist Licensor, at Licensor’s reasonable request, to ensure that third parties do not unlawfully counterfeit or infringe on Brand Rights. Licensee shall promptly notify Licensor of any such counterfeits or infringements of the Brand Rights of which Licensee becomes aware. Licensor shall have the exclusive right, at Licensor’s sole cost and expense (excluding Licensee’s outside counsel fees) and exercisable at Licensor’s sole discretion, to institute in its own name and/or Licensee’s name, and to control, all claims, suits and/or actions against third parties relating to the Brand Rights, and other proprietary rights in and to the same (“Infringement Claim”). With respect to any such Infringement Claim, Licensor shall be permitted to employ counsel of Licensor’s own choosing to direct the handling thereof (including, without limitation, any settlement of any Infringement Claim), and Licensor shall be entitled to receive and retain all amounts awarded, if any, as damages, profits or otherwise, in connection with such Infringement Claims; provided that Licensor shall not enter into any settlement that would admit the liability of Licensee or cause Licensee to pay any monetary compensation without the prior written consent of Licensee, not to be unreasonably withheld, conditioned or delayed. Unless otherwise Approved, Licensee shall not take any action on account of, or in connection with, any Infringement Claim, other than to notify Licensor of the same, and to cooperate with Licensor, pursuant to this Section. Licensee hereby acknowledges that: (i) Licensor has no obligation to take any action in connection with any Infringement Claim, and (ii) Licensor shall incur no liability (excluding any breaches by Licensor of this Agreement) by reason of: (A) Licensor’s failure or refusal to take any such action against any Infringement Claim, or (B) any settlement relating to any Infringement Claim to which Licensor may agree. Licensee hereby acknowledges that there are practical limitations on Licensor’s ability to prevent third parties who purchased Licensed Products outside the Territory, or who manufactured Licensed Products for sale outside the Territory, from re-selling such Licensed Products in the Territory, and no such sales, shall be deemed a breach of this Agreement by Licensor provided Licensor did not expressly authorize such sales. If Licensee or any Licensor Party notifies Licensor of any existing or potential conflict between the rights granted to Licensee and such Licensor Party, Licensor shall endeavor to reasonably promptly address such conflict through discussions with authorized representatives of Licensee and the applicable Licensor Party, and Licensee hereby agrees to fully cooperate with Licensor in connection with any such efforts; it being understood, however, that Licensor may, at any time, determine to finally resolve any such conflict by written notice of its determination and resolution to Licensee and the applicable Licensor Party, and Licensee hereby acknowledges and agrees that any and all such determinations by Licensor shall be final and binding upon Licensee (excluding any breaches by Licensor of this Agreement); provided that Licensor may not resolve any such conflict in a manner that would admit the liability of Licensee or cause Licensee to pay any monetary compensation without the prior written consent of Licensee, not to be unreasonably withheld, conditioned or delayed. [***]. Licensee hereby acknowledges and agrees that: (I) Licensor shall have no obligation to provide any such written approval in connection with the Licensee Infringement Claim; (II) any approval provided in one instance shall not serve as an approval or precedent in any other instance; and (III) Licensee shall not take any action with respect to any Licensee Infringement Claim without Licensor’s Approval in each instance.

(d) Withdrawn Rights. Licensor may withdraw any or all elements of the Licensed Rights, in any or all portions of the Territory, in certain Distribution Channels and/or in certain Approved Accounts, or any component part thereof, from the Licensed Rights (any such withdrawn Licensed Rights being defined herein as the “Withdrawn Rights”) if: (A) Licensor determines in its reasonable business judgment that the exploitation of such Withdrawn Rights [***]: (I) violate or infringe the copyright, trademark or other proprietary rights of any third parties where such third parties are unwilling to settle any potential disputes on acceptable terms as determined by Licensor, (II) violate any Law, court order, government regulation or other ruling of any governmental agency or authority, or (III) subject Licensor to liability, or (B) on account of the expiration or earlier termination of any agreement between Licensor and a third party from whom Licensor has obtained certain underlying rights relating to the exploitation of such Withdrawn Rights, Licensor shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties. Prior to exercising any Withdrawn Rights, Licensor shall notify Licensee of Licensor’s intent to exercise such Withdrawn Rights, and in the event Licensee requests to do so within five (5) business days of such notice, Licensor and Licensee shall meet and confer (either in person, telephonically or via video conference) to discuss in good faith such Withdrawn Rights prior to such withdrawal, including reasonable alternatives to such withdrawing such as purchasing a license or defending against third-party infringement claims. As soon as practicable and in any event within [***] following Licensee’s receipt of written notice of such withdrawal, Licensee shall, if so requested by Licensor, in Licensor’s reasonable discretion, destroy, or deliver to Licensor, or remediate any Materials (e.g., Licensed Products, Advertisements, etc.) which are in Licensee’s possession or control, that bear or feature any of the Withdrawn Rights. In the event of any such withdrawal of Withdrawn Rights, upon a Party’s request, the Parties shall meet and confer (whether telephonically, via video conference, or in person) to discuss the same. [***]. Any such withdrawal of Withdrawn Rights authorized by this Section shall not be deemed a breach of this Agreement.

(e) Misuse of Brand Rights.

(i) No Attack. Licensee shall not, during the Term or at any time thereafter, attack or challenge, or lend assistance to any third party in connection with an attack or challenge, of any right, title or interest of Licensor in and to any Brand Rights (including, without limitation, copyrights, trademarks and/or patents), whether by way of: (i) an application for and/or an opposition against any intellectual property rights relating to the Brand Rights, (ii) adoption of any intellectual property rights that infringe any of the Brand Rights, or (iii) any lawsuit, cancellation proceeding or action, or otherwise. Licensee shall not represent in any filing, presentation, document or other statement, whether written or verbal, that Licensee or any third party is the owner of any of the Brand Rights or any other Licensed Rights, and Licensee shall not use or display any of the foregoing except as expressly permitted herein.

(ii) Brand Names/Accounts.

(A) Ownership. As between the Parties (including any Affiliate Operators and Sub-Contractors), Licensor shall own all right, title and interest (including, without limitation, all intellectual property rights) in and to any: (I) domain names that are similar to, use and/or incorporate the Brand Rights, or any variation thereof (“Domain Names”), (II) corporate, trade or business names that are similar to, use and/or incorporate the Brand Rights, or any variation thereof (“Business Names”), it being understood and agreed that Licensee shall not be required to change the name of Licensee or Vince Holding Corp. as the same exist prior to the Effective Date, (III) social media accounts (e.g., on Twitter, TikTok, Facebook, Instagram, etc.) that are branded with any Brand Rights, or any variation thereof (“Social Media Accounts”), and (IV) online, mobile, and other electronic stores, storefronts, marketplaces, brand pages, webstores, and the like (e.g., brand stores on Amazon, Walmart, eBay, etc.) that are branded with any Brand Rights, or any variation thereof (“Online Stores”, and together with the Domain Names, Business Names, and Social Media Accounts, the “Brand Names/Accounts”).

(B) Restrictions. During the Term and at all times thereafter, except as expressly agreed in writing by Licensor on a case by case basis in Licensor’s sole discretion, Licensee shall have no right to, and hereby agrees not to, nor shall Licensee facilitate, instruct, or enable any third party in connection with any act to, register any Brand Names/Accounts incorporating, in whole or in part, Brand Rights or any variation thereof. If Licensee desires Licensor to register any Brand Names/Accounts, then Licensee shall submit such request to Licensor in writing. Should Licensee register any Brand Names/Accounts incorporating any Brand Rights or any variation thereof without Licensor’s Approval, Licensee shall transfer the same to Licensor, immediately upon Licensor’s request. Specifically with respect to Domain Names registered in Licensee’s own name without Licensor’s Approval, and without limitation: (I) Licensee shall promptly provide Licensor or Licensor’s designee with the access code(s) for, and accept a request for transfer of, the Domain Name, through the Domain Name registrar, (II) should Licensee fail to accept any request for transfer, or other documentation (electronic or written) to transfer, any such Domain Name, Licensor may submit this Agreement to the Domain Name registrar to effect the transfer, and (III) if the Domain Name registrar does not accept this Agreement to effect the transfer, Licensor may file an arbitration proceeding under ICANN to obtain the transfer of the Domain Name to Licensor. Should Licensor file any proceedings to obtain the return of any Brand Name/Account, Licensee shall reimburse Licensor for all costs incurred whatsoever in connection with such proceeding, including, without limitation, attorneys’ fees, filing fees and other costs.

(f) Protection of Reputation. Licensee hereby acknowledges and agrees that maintaining and protecting the high quality, prestige and reputation of the Licensed Property and Brand Rights (collectively, “Reputation”) are of the utmost importance to Licensor. As such, Licensee: (i) shall use commercially reasonable efforts to monitor and supervise the merchandising and display of the Licensed Products to be sold via all Approved Accounts (including via approved E-Commerce Sites) so that the Licensed Property and Brand Rights are properly and correctly displayed, and that the Licensed Products are shown and sold, in a manner consistent with the Reputation; it being understood that: (A) in the event of any inconsistency with the foregoing (whether found by Licensor or Licensee), the finding Party shall notify the other Party, and Licensee shall promptly and diligently work to ensure such inconsistency is rectified (including, without limitation, supervising rectifying acts (and acts that are inconsistent with rectifying acts) of the applicable Approved Account, if necessary), and (B) should any such Approved Account fail to rectify a material inconsistency within a reasonable time period determined by Licensor (of no less than fifteen (15) days), then Licensee shall immediately cease all distribution and/or sale of Licensed Products to such Approved Account until such inconsistency is rectified; (ii) shall, in determining the sales price (including discounts) of the Licensed Products: (A) designate a suggested retail price that is not so low or so high as to adversely affect the Reputation of the Licensed Property or the quality of the Licensed Products; (B) ensure that the suggested retail price for all Licensed Products is reasonable and consistent with the retail pricing generally established for the Licensed Products throughout the world, as well as consistent with the Reputation of the Licensed Property, the quality of the Licensed Products, and the worldwide Advertising & Promotion thereof; and (C) for periods when Licensed Products are offered for special sale at retail, actual retail prices should not be reduced from the original suggested retail pricing in a manner or in an amount inconsistent with the Reputation of the Licensed Property or Licensed Products; (iii) shall not, sell Licensed Products as “seconds,” “irregulars,” “damaged” or under similar circumstances without Licensor’s Approval, nor shall Licensee sell any Licensed Products that are stale, past their shelf lives, diluted or corrupted in any way; and (iv) shall not, and shall not permit any Licensee Party or third party to, perform any act (whether my commission or omission) which would reasonably be likely or expected to, or actually does, in each case directly or indirectly, adversely affect any rights of Licensor in and to the Licensed Property or Brand Rights, reduce the value of any of the Licensed Property or Brand Rights, or detract from the Reputation of the Licensed Property or Brand Rights in any manner.

6.	REPRESENTATIONS AND WARRANTIES.

(a) Licensor’s Representations & Warranties; Disclaimer. Licensor represents and warrants to Licensee that,

(i) as of the Effective Date, it has the necessary right, power and authority to enter into this Agreement;

(ii) Licensor is duly organized, validly existing and in good standing under the Laws of its state of organization;

(iii) all necessary acts have been effected by it to render the Agreement valid and binding upon it; and

(iv) except as provided for in this Agreement, Licensor has not and will not, during the Term or at any time after expiration of the Term, create any expenses chargeable to Licensee under this Agreement without Licensee’s prior written approval, not to be unreasonably withheld.

Notwithstanding the foregoing or anything contained herein to the contrary, except with respect to the express representations and warranties set forth herein, Licensee hereby acknowledges that Licensor has not made, and is not making, any other representation or warranty, whether express or implied, to Licensee, including, without limitation, with respect to: (i) Licensor or any Licensor Party; (ii) the popularity, success, continued exploitation of, and/or marketing and advertising budget with respect to, the Licensed Property; (iii) the amount of Net Sales or profits Licensee may derive under this Agreement from the sale or distribution of the Licensed Products; or (iv) trademark protection, for the Licensed Property or otherwise, for any products, or in any countries, for which Licensor does not have registered trademark protection. For the avoidance of doubt and for purposes of clarity, a pending application does not and shall not constitute registered trademark protection for purposes hereof.

(b) Licensee’s Representations & Warranties. Licensee represents and warrants to Licensor that:

(i) (A) as of the Effective Date, it has the necessary right, power and authority to enter into the Agreement and to perform all of its obligations hereunder (including, without limitation, to operate the Business as contemplated hereunder); (B) it is adequately staffed and financially capable of undertaking the business operations which it conducts and of performing its obligations hereunder; (C) it is duly organized, validly existing and in good standing under the Laws of its state of organization; (D) all necessary acts have been effected by it to render the Agreement valid and binding upon it; and (E) as of the Effective Date, there is no pending or threatened litigation which may affect Licensee’s ability to fully perform its obligations herein;

(ii) Licensee and each of Licensee’s parent, subsidiary and affiliated companies, and each of their respective officers, directors, shareholders, employees, licensees, distributors, Sub-Contractors, Affiliate Operators, agents, attorneys, designees, successors and assigns (collectively, “Licensee Party(ies)”) shall comply with and act in accordance with any and all applicable (A) laws and other legal obligations of or in the Territory including, without limitation, local, state, federal and international directives, rules, assessments, regulations, filing requirements, ordinances, statutes, codes, judgments and civil or common law (including, without limitation, all laws regarding trademarks, copyrights, rights of publicity or any other intellectual property rights); (B) conventions and treaties to which any country, region and/or portion of the Territory and, if not included in the Territory, the United States, and any legal subdivisions thereof, is a party; and (C) industry and trade-association standards, rules or regulations (all of the foregoing in sub-sections (A), (B) and (C) being defined herein, collectively, as “Laws”) in connection with this Agreement;

(iii) With respect to the activities of Licensee and its Sub-Contractors and Affiliate Operators, (A) the Licensed Products and all Advertising & Promotion by Licensee, if applicable, shall be of high quality in design, material and workmanship; (B) no injurious deleterious or defamatory material, writing or images shall be used in or on the Licensed Products or Advertising & Promotion; (C) the Licensed Products shall be merchantable and fit for the intended use herein, shall in all respects be safe to consumers and shall be manufactured, tested, labelled, certified, distributed, advertised, marketed, and promoted, as applicable, in accordance with all applicable Laws; (D) the Licensed Products and any Advertising & Promotion shall not infringe upon or violate any intellectual property right, any right of publicity, or any similar right of any other person or entity; (E) Licensee shall undertake a level of customer service and provide warranties to consumers at least as favorable as is standard in its industry; and (F) Licensee shall comply with any and all product recalls issued by the Consumer Product Safety Commission (CPSC) or any other local, federal or state agency or Laws;

(iv) [***], Licensee shall not, without Licensor’s Approval, create, incur or permit any encumbrance, lien, security interest, mortgage, pledge, assignment or other hypothecation upon this Agreement or permit the commencement of any proceeding or foreclosure action on this Agreement or to obtain any assignment thereof, whether or not involving any judicial or nonjudicial foreclosure sales; and

(v) Licensee has not and will not, during the Term or at any time after expiration of the Term, create any expenses chargeable to Licensor without Approval.

7. INDEMNIFICATION.

(a) Licensor’s Indemnification Obligations. Licensor shall indemnify, defend and hold harmless Licensee and its current and future parents, subsidiaries, affiliated companies and each of their respective current and future officers, directors, employees, agents, attorneys, successors and assigns (“Licensee Indemnified Parties”) from and against any and all third-party claims, losses, demands, causes of action, judgments, settlements, damages, liabilities, costs and expenses (including, without limitation, reasonable outside attorney’s fees and court costs) (individually and collectively, “Claim(s)”) to the extent arising out of or in connection with the breach by Licensor of any of its representations, warranties, covenants, or obligations in this Agreement. Licensor shall not be liable to Licensee or any third party under this Section 7(a) to the extent that: (A) any Claim is determined by a court of competent jurisdiction to result from any gross negligence or willful misconduct of Licensee or any Licensee Party; or (B) Licensee is required to indemnify Licensor pursuant to Section 7(b) of the Standard Terms below.

(b) Licensee’s Indemnification Obligations. Licensee shall indemnify, defend and hold harmless Licensor and its current and future parents, subsidiaries, affiliated companies and each of their respective current and future officers, directors, members, shareholders, employees, licensees, agents, attorneys, successors and assigns (each, individually, a “Licensor Indemnified Party” and together, collectively, the “Licensor Indemnified Parties”) from and against any and all Claims to the extent arising out of or in connection with any one (1) or more of the following: (i) the breach by Licensee or any Sub-Contractor or Affiliate Operator of any of its representations, warranties, covenants, or obligations in this Agreement; (ii) the design, development, production, manufacture, distribution, shipment, sale and/or other use or exploitation by or on behalf of Licensee or its Sub-Contractors or Affiliate Operators of the Licensed Products, the Retail Locations, the E-Commerce Website, the Other IP Assets, or any Advertising & Promotion (including, without limitation, any product liability, premises liability, any data or security breach, false advertising and/or infringement Claims); or (iii) any acts, whether by omission or commission, by Licensee or any Licensee Party (including any Sub-Contractor and Affiliate Operator), which may arise out of, in connection with, or is any way related to, the Business and/or this Agreement. Licensee shall not be liable to any Licensor Indemnified Party under this Section 7(b) to the extent that: (A) any Claim is determined by a court of competent jurisdiction to result from any gross negligence or willful misconduct of Licensor; or (B) Licensor is required to indemnify Licensee pursuant to Section 7(a) of the Standard Terms above. Licensee hereby agrees that Licensor’s approval (including, without limitation, any Approval) shall not waive, diminish or negate Licensee’s indemnification obligations to the Licensor Indemnified Parties herein.

(c) Indemnification Process. The Party to be indemnified hereunder (the “Indemnitee”) must give the indemnifying Party hereunder (the “Indemnitor”) prompt written notice of any Claim, and the Indemnitor, in its sole discretion, may then take such action as it deems advisable to defend such Claim on behalf of the Indemnitee. In the event that appropriate action is not taken by the Indemnitor within thirty (30) days after the Indemnitor’s receipt of written notice from the Indemnitee, the Indemnitee shall have the right to defend such Claim with counsel reasonably acceptable to the Indemnitor, and no settlement of any such Claim may be made without the prior written approval of the Indemnitor, which approval shall not be unreasonably withheld, conditioned or delayed. Even if appropriate action is taken by the Indemnitor, the Indemnitee may, at its own cost and expense, be represented by its own counsel in such Claim. In any event, the Indemnitee and the Indemnitor shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects with respect to any such Claim.

8. INSURANCE. In the event that any insurance policy required under this Agreement includes or permits a waiver of subrogation, such waiver shall apply to Licensor. In the event that any insurance policy required hereunder provides for a waiver of subrogation in the event that such waiver is required by a third-party agreement, then this Agreement shall be deemed to require such waiver. Licensee shall notify Licensor of all claims regarding the Licensed Property, Materials or Licensed Products under any of the foregoing policies of insurance promptly upon the filing thereof. Licensee’s indemnification obligations hereunder shall not be limited by the amount of insurance requirements hereunder. Licensor shall be entitled to its proportionate share of the insurance proceeds received by Licensee in respect to the Licensed Rights, and Licensee shall report the same on Licensee’s Statement for the Contract Quarter in which any such insurance proceeds are received.

9. TERMINATION.

(a) Licensor’s Right to Terminate.

(i) Licensor shall have the right, but not the obligation, to suspend its performance hereunder and/or terminate this Agreement in its entirety upon the occurrence of any of the following events:

(A) The failure of Licensee to make any payment required to be made under this Agreement, which failure is not cured within [***] of Licensee’s receipt of written notice from Licensor of the same; and/or

(B) The material breach by Licensee of any of its representations or warranties herein, or the material failure of Licensee to comply with any of the other terms of this Agreement or otherwise discharge its duties hereunder (it being understood that any such failure related to non-payment shall be governed by Section 9(a)(i)(A) above), and such breach or failure, is not cured or remedied (to the extent such breach is capable of cure), in Licensor’s good faith discretion, within thirty (30) days of Licensee’s receipt of written notice from Licensor of the same; provided, however, that Licensee [***], and (II) in Licensor’s good faith discretion, Licensee is and will continue to diligently and in good faith attempt to cure or remedy such breach; and/or

(C) The failure of Licensee to comply with [***] this Agreement or otherwise discharge the same of Licensee’s duties hereunder, in each case following Licensee’s receipt of written notice thereof from Licensor,[***]; and/or

(D) The failure of Licensee to operate and/or maintain the Minimum Retail Stores as and when required hereunder;

(E) The failure by Licensee to procure or maintain insurance, or to issue and maintain any COI, as required pursuant to the terms of this Agreement, in each case [***]; and/or

(F) Any act of gross negligence or wanton misconduct by Licensee, and such action is not corrected within [***] of Licensee’s receipt of written notice from Licensor of the same; and/or

(G) The cessation of operations by Licensee, including, without limitation, Licensee’s failure to continuously and diligently seek to fill all accepted purchase orders for Licensed Products, for a continuous period of ninety (90) days; and/or

(H) The making by Licensee of an assignment for the benefit of creditors, or the filing by or against Licensee of any petition under any federal, national, state or local bankruptcy, insolvency or similar Laws, if such filing shall not have been dismissed or stayed within sixty (60) days after the date thereof; and/or

(I) Licensee’s failure to achieve the Minimum Net Sales (i) before this Agreement has been assigned by Licensee to a third party acquiror or successor pursuant to Section 14(a) of the Standard Terms, in any three (3) consecutive Contract Years during the Term, or (ii) [***].

(ii) Licensee hereby acknowledges that Licensee shall not have an opportunity to cure any breach which, by its terms or implication, cannot be cured, including, without limitation, selling Licensed Products outside the Territory or to any account that is not an Approved Account; releasing any Materials bearing the Licensed Property without prior Approval. For the avoidance of doubt, Licensor shall have the right, but not the obligation, to terminate the Agreement with immediate effect upon the occurrence of any [***] breach. Licensee further acknowledges that time is of the essence with respect to the performance of Licensee’s duties and obligations under the Agreement and all dates relating thereto.

(b) Licensee’s Right to Terminate. Licensee shall have the right, but not the obligation, to terminate this Agreement in its entirety upon the occurrence of the material breach by Licensor of any of its express representations or express warranties herein, and such breach is not cured within thirty (30) business days of Licensor’s receipt of written notice from Licensee of the same.

10. EXPIRATION OR TERMINATION OF AGREEMENT.

(a)	Effect of Expiration or Termination.

(i) Reversion of Rights, Survival. Except for the limited rights, if any, that may be granted to Licensee pursuant to Section 10(b) of the Standard Terms below, upon any expiration or termination of this Agreement for any reason, all rights granted hereunder (including, without limitation, the Licensed Rights, the right to manufacture, distribute and sell Licensed Products, the right to engage in any Advertising & Promotion, all rights with respect to Sub-Contractors and Sub-Contractor Agreements, the Retail Rights, and the E-Comm Rights) shall revert to Licensor, and Licensee shall have no further rights whatsoever. Sections 2, 3(e), 5, 7, 8, 10, 11, 12, 13, 15, 16 and 17 of the Standard Terms, and any other obligations under the provisions of this Agreement which, by their term or implication, have a continuing effect, shall survive any expiration or termination of this Agreement.

(ii) Payments. In the event Licensor or Licensee terminates this Agreement, any and all unpaid amounts under this Agreement that have accrued as of the date of such termination shall be immediately due and payable as of the effective date of termination, and shall be paid by Licensee to Licensor no later than five (5) business days from the effective termination of this Agreement. In addition, and notwithstanding anything to the contrary contained in this Agreement, in the event Licensor terminates the Agreement due to Licensee’s breach, then as damages solely with respect to Licensee’s obligation to pay the GMR for periods following the date of termination (and not with respect to any other amounts or in limitation of any other rights, damages or claims, arising in connection with such breach available to Licensor under applicable law or equity), all Units (as such term is defined in the Amended and Restated Limited Liability Company Agreement of ABG-Vince, LLC (the “LLCA”)) then held by the Vince Member (as such term is defined in the LLCA) or one or more of its Permitted Transferees (as such term is defined in the LLCA) shall hereby be automatically transferred to the ABG Member (as such term is defined in the LLCA), without the need for any further ratifying act on the part of any party or Person (as such term is defined in the LLCA) and the ABG Member, in its capacity as manager of Licensor, may amend the LLCA (including Exhibit A thereto) to reflect such transfer of Units; and the Parties acknowledge and agree that the transfer of such Units to the ABG Member is a fair and reasonable measure of such damages (and not a penalty).

(iii) Reserved Rights. In no event shall any expiration or termination of this Agreement, or any payment to Licensor [***] pursuant to this Section 10, excuse Licensee from any breach or violation of this Agreement, and Licensor shall have and hereby reserves all rights and remedies that Licensor has, or are granted to Licensor by operation of law.

(iv) Transition. Notwithstanding any provision of this Agreement to the contrary: (A) Licensor shall have the right, prior to the expiration or termination of this Agreement, to enter into a new license agreement with a third party for the same or similar rights granted to Licensee hereunder, and such third party shall be permitted to design, manufacture and show its Licensed Products, and accept orders therefor; provided, however, that, if any portion of the Licensed Rights hereunder have been granted on an exclusive basis, then none of such third party’s Licensed Products produced pursuant to such new license agreement are shipped, to the same Distribution Channels in the Territory (or otherwise in violation of Licensee’s exclusivity), until the expiration or termination of the Term of this Agreement; and (B) Licensee hereby agrees that Licensee shall not, in anticipation of the expiration of the Term, increase manufacturing of, or accept orders for, Licensed Products for sale during the Sell-Off Period. Licensee hereby waives any and all right, and shall have no recourse, to make any claims against Licensor regarding any transition activities by or on behalf of Licensor as described in this Section.

(v) Notwithstanding any provision of this Agreement to the contrary, in the event that no Renewal Option is effectively exercised pursuant to Section 5(b) of the Commercial Terms, Licensor and Licensee hereby acknowledge and agree that, except to the extent needed to fill existing orders during the final six (6) months of the final Contract Period before expiration of the Agreement (i.e., of the Initial Term in the event Licensee does not effectively exercise any Renewal Option in accordance with the Agreement, or of an applicable Renewal Term in the event Licensee does effectively exercise the Renewal Option in accordance with the Agreement), as applicable, (i) Licensee shall not manufacture or have manufactured any Licensed Product(s) (e.g., Licensee shall not place any new purchase orders with any suppliers or Sub- Contractors, as applicable) during the six (6) months prior to the end of the then-current Contract Period, unless otherwise agreed to in writing by Licensor, and (ii) Licensee shall not manufacture or have manufactured any Licensed Product(s) (e.g., Licensee shall not place any new purchase orders with any suppliers or Sub-Contractors, as applicable) in excess of one hundred ten percent (110%) of Net Sales during the penultimate Contract Year of the then-current Contract Period, except as against confirmed orders for delivery before the last day of the then-current Contract Period.

(b) Sell-Off Period.

(i) Rights. Upon the expiration or termination of this Agreement, Licensee shall have the non-exclusive right to sell-off Licensee’s then-current inventory of Licensed Products (“Inventory”) for a period (the “Sell-Off Period”) of (A) [***] following the expiration or termination (other than pursuant to Section 9(a) of the Standard Terms) of this Agreement or (B) [***], in each case, subject to Licensee’s ongoing compliance with the terms and conditions of the Agreement, in each case, only to Approved Accounts in the Territory that are specifically Approved for the Sell-Off Period. Notwithstanding the foregoing, Licensee (and any Affiliate Operators) shall have no right to sell off any Inventory upon termination of this Agreement during the Sell-Off Period (or otherwise) (X) unless and until Licensee pays all Guaranteed Minimum Royalties, Royalties, and other amounts then owed to Licensor, and shall lose the remainder of the Sell-Off Period if Licensee fails to timely pay the amounts owed under Section 10(a)(ii) of the Standard Terms and does not cure such breach within ten (10) days of receipt of Licensor’s notice thereof; or (Y) [***]. In addition, for the avoidance of doubt, during the Sell-Off Period, Licensee shall have no right to sell any Inventory that has a material defect in quality or has otherwise not been Approved under this Agreement. Prior to exercising any sell-off rights, Licensee shall provide to Licensor a report showing all of Licensee’s Inventory, in a form reasonably acceptable to Licensor. Licensee (and any Affiliate Operators) shall not itself, nor shall Licensee (or any Affiliate Operator) authorize or permit the use of signage at, on, or in connection with the Retail Locations, Licensed Property, or Licensed Products, that includes any of the following phrases (or something similar thereto): “going out of business”, “out of business”, “going out of business sale”, “we quit”, “quitting business”, “everything must go” or “liquidation/liquidating”: (a) on the internet (including, without limitation, any social media accounts that Licensee may operate or on the E-Commerce Website); (b) on/at any Retail Locations; or (c) in any advertisements, without Licensor’s Approval; [***].

(ii) Terms. During the Sell-Off Period: (A) Licensee shall deliver reports to Licensor consistent with the information in Reports, and pay to Licensor all earned Royalties on a monthly basis, within ten (10) days following the expiration of each calendar month during the Sell-Off Period; (B) Licensee shall not have the right to manufacture or have manufactured any Licensed Products that were not already in Inventory prior to the Sell-Off Period, (C) Licensee shall not engage in any Advertising & Promotion of the Licensed Products other than as expressly permitted in Section 10(b)(i) above, except that, subject to Licensor’s Approval, Licensee may continue to operate the E-Commerce Website during the Sell-Off Period for the purposes of selling off Inventory; and (D) except as Approved by Licensor, Licensee shall not be permitted to re-brand or re-label any Licensed Products in Inventory. Licensee hereby acknowledges and agrees that no Royalties earned from Net Sales during the Sell-Off Period may be credited towards any Guaranteed Minimum Royalties, previously paid or otherwise owing to Licensor during any Contract Year.

(b) Return & Destruction. Promptly following the expiration of the Sell-Off Period (and in any event within thirty (30) days thereafter), Licensee shall, as reasonably directed by Licensor, destroy or return to Licensor, at Licensee’s sole cost, any and all materials in Licensee’s possession or control bearing the Licensed Property and/or Brand Rights, including, without limitation, the Brand Toolbox, Prototypes, and design information and materials relating to Licensed Products (including patterns, tech-packs and designs). Upon the expiration of the Sell-Off Period, Licensor shall have the right, but not the obligation, to purchase Licensee’s remaining Inventory. In the event Licensor elects not to purchase such Inventory, then upon the expiration of the Sell-Off Period, Licensee shall promptly destroy all remaining Inventory, and furnish Licensor with a certificate of destruction within thirty (30) days thereafter.

(c) Retail Locations. Without prejudice to the provisions set forth in the Commercial Terms, upon any expiration or termination of this Agreement for any reason whatsoever, Licensee shall cease utilizing the Licensed Property for and in connection with the Retail Locations and shall take all acts necessary to do so in good faith, at Licensee’s sole cost, including, without limitation, removal of all signage and other identifying indicia related to the Retail Locations as directed by Licensor. Upon expiration or earlier termination of this Agreement, Licensee shall use commercially reasonable efforts to assist Licensor in the transition of all operations of the Retail Locations in the Territory to Licensor or Licensor’s designee.

(d) E-Commerce Website. Without prejudice to any sell-off rights of the Inventory through E-Commerce Website that may be granted to Licensee in the event of expiration or Licensee’s termination of this Agreement set forth under Section 10(b) of the Standard Terms, upon any expiration or termination of this Agreement for any reason whatsoever, all rights in and to the E-Commerce Sites granted to Licensee shall revert to Licensor, Licensor shall be free to license such rights to any other person or entity for use after the Sell-Off Period, and Licensee shall have no further rights whatsoever with respect to the E-Commerce Website, the Designated URL and/or any other intellectual property rights relating thereto. Upon expiration or earlier termination of this Agreement, Licensee hereby agrees to cooperate with Licensor, in good faith, and shall use commercially reasonable efforts to transition all operations of the E-Commerce Website (including, without limitation, Customer Information) after the Sell-Off Period to Licensor or its designee(s), including, without limitation, (i) using commercially reasonable efforts to prevent any blackout period of the E-Commerce Website, (ii) providing Licensor and/or its subsequent web developer(s) with necessary data, and software coding for the transfer of the E-Commerce Website to subsequent web developer(s), (iii) within ten (10) business days of termination or expiration of the Term of this Agreement (or if, later, expiration of the Sell-Off Period), Licensee shall redirect or transfer any URLs, phone numbers, email addresses, or other means by which customers communicate with the E-Commerce Website to Licensor, or as otherwise directed by Licensor, (iv) engaging in discussions with respect to the redemption of gift card/gift certificate balances by customers through Licensor or Licensor’s new operator or provider of the E-Commerce Website with the objective of enabling customers to redeem gift cards/gift certificates throughout the transition, (v) transferring to Licensor or Licensor’s designee funds associated with purchases placed at the E-Commerce Website hosted by Licensee for goods returned to Licensee but not yet credited to customer in order to allow Licensor or Licensor’s new E-Commerce Website operator to credit those customers for returned goods, and (vi) upon Licensor’s reasonable request, and subject to Licensor’s Approval, send customers of the E-Commerce Website an email notification of the transition or closing of the E-Commerce Website.

11. CUMULATIVE RIGHTS & REMEDIES; LIMITATION OF LIABILITY.

(a) All Rights Cumulative. All rights and remedies conferred upon or reserved by the Parties in this Agreement shall be cumulative and concurrent and shall be in addition to all other rights and remedies available to such Parties at law or in equity or otherwise, including, without limitation, requests for temporary and/or permanent injunctive relief. Such rights and remedies are not intended to be exclusive of any other rights or remedies and the exercise by either Party of any right or remedy herein provided shall be without prejudice to the exercise of any other right or remedy by such Party provided herein or available at law or in equity.

(b) Equitable Relief. acknowledges that any breach by Licensee shall cause Licensor irreparable harm for which there is no adequate remedy at law, and in the event of such breach, Licensor shall be entitled to, in addition to other available remedies, injunctive or other equitable relief, including, without limitation, interim or emergency relief, including, without limitation, a temporary restraining order or preliminary or permanent injunction or such other alternative relief as may be appropriate before any court with applicable jurisdiction, to protect or enforce its rights, without posting any bond and without the necessity of showing actual monetary damages.

(c) LIMITATION OF LIABILITY. [***].

12. CONFIDENTIALITY.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” shall be defined as, with respect to each Party: non-public and/or proprietary information relating to a Party’s business or operations, which information may be written, oral or maintained in electronic or any other form, which information is obtained, received, developed or derived by such Party, either directly or indirectly, by any means of communication or expression, prior to or during the Term of this Agreement, and shall include, without limitation: (i) finances, technology or other technical data, trade secrets, inventions, processes, formulas and know-how, (ii) designs, drawings, services, products, product plans, product development, marketing, marketing plans and information, customers, potential business partners, market information, suppliers, vendors, retailers, manufacturers, factories, (iii) all documents, analyses, reports, research, business plans, studies, diagrams, marketing information or other materials that contain information, (iv) the existence of this Agreement and the terms hereof. All Confidential Information is and shall remain the property of the disclosing Party.

(b) Exclusions from Confidential Information. As used in this Agreement, the term ‘Confidential Information’ shall not include any information that: (i) now or hereafter becomes, through no breach by or on behalf of the receiving Party of its confidentiality obligations hereunder, generally known or available to the public; (ii) was known to the receiving Party, by lawful means, at the time the receiving Party receives the same from the disclosing Party; (iii) was furnished to the receiving Party by a third party not in breach of an obligation of confidentiality owed to the disclosing Party with respect thereto; or (iv) was independently developed by the receiving Party without use of or access or reference to the disclosing Party’s Confidential Information.

(c) Obligations. Each Party acknowledges that it may have access to the other Party’s Confidential Information, the value of which may be impaired by misuse, or by disclosure to a third party. The receiving Party shall not disclose such Confidential Information, except that the receiving Party may disclose the other Party’s Confidential Information in order to perform the receiving Party’s obligations or exercise its rights under this Agreement, but solely to those who: (i) have a “need to know” such Confidential Information, and (ii) are instructed and have agreed in writing not to disclose the Confidential Information (pursuant to confidentiality obligations at least as strict as those contained herein) or use the Confidential Information for any purpose other than pursuant to the terms of this Agreement. The receiving Party shall take reasonable precautions to protect the confidentiality of the other Party’s Confidential Information. Such precautions may, if requested by the disclosing Party, include the use of separate written confidentiality agreements, in a form approved by the disclosing Party. Following the expiration or termination of this Agreement, no Party shall disclose or use any of the other Parties’ Confidential Information for any purpose, unless otherwise agreed in writing by the disclosing Party. Each Party agrees to notify the other Party of the circumstances surrounding any inadvertent disclosure of Confidential Information by the receiving Party.

(d) Mandatory Disclosure. Nothing in this Agreement shall prevent the receiving Party from disclosing Confidential Information of the disclosing Party to the extent the receiving Party is required to do so by the rules of an applicable securities market or exchange, or is legally compelled to do so by any governmental investigative or judicial agency or court pursuant to proceedings over which such agency or court has jurisdiction; provided, however, that prior to any such disclosure, the receiving Party shall (i) assert the confidential nature of the Confidential Information to the market, exchange or agency or court; (ii) promptly notify the disclosing Party in writing of the requirement, order or request to disclose; and (iii) at the disclosing Party’s sole cost and expense (excluding the receiving Party’s outside attorney fees), cooperate fully with the disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting the confidentiality of the Confidential Information. Any Confidential Information that is disclosed under this Section shall otherwise remain subject to the provisions of this Agreement.

13.	LEGAL PROCEEDINGS.

(a) Applicable Law. This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, with respect to the full faith and credit accorded to the United States federal laws, e.g., the United States Lanham Act), applicable to such agreements wholly made and to be performed within New York, notwithstanding any conflict of law provisions to the contrary. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

(b) Jurisdiction. Except that Licensor may bring: (i) an equitable proceeding in any jurisdiction where appropriate by reason of its subject matter, and/or (ii) any proceeding related to any claims made by Licensor for amounts payable from Licensee hereunder in any jurisdiction where appropriate by reason of Licensee’s domicile and/or minimum contacts with such jurisdiction, the Parties hereby agree that: any other action which in any way involves the rights, duties and obligations of any Party hereto under this Agreement shall be brought in courts located in New York County, New York, and the Parties hereby submit to the personal jurisdiction of such courts. In addition to the rights accorded to Licensor in items (i) and (ii) of this Section above, Licensor may bring an action to enforce any judgment hereunder in any venue, forum, and jurisdiction, that Licensor may deem appropriate, whether by reason of Licensee’s domicile or otherwise. Each of the Parties waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such suit or action in any such court. The Parties agree that service of process deposited in certified or registered mail addressed to the other Party at the address for the other Party set forth in this Agreement shall be deemed valid service of process for all purposes.

(c) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS IN ANY COURT, WHETHER THE SAME IS BETWEEN THEM OR TO WHICH THEY MAY BE PARTIES, AND WHETHER ARISING OUT OF, UNDER, OR BY REASON OF THIS AGREEMENT, OR ANY ACTS OR TRANSACTIONS HEREUNDER OR THE INTERPRETATION OR VALIDITY THEREOF, OR OUT OF, UNDER OR BY REASON OF ANY OTHER CONTRACT, AGREEMENT OR TRANSACTION OF ANY KIND, NATURE OR DESCRIPTION WHATSOEVER, WHETHER BETWEEN THEM OR TO WHICH THEY MAY BE PARTIES.

14. ASSIGNABILITY.

(a) This Agreement is of a personal nature with respect to Licensee, and therefore Licensee shall not assign, sub-license, encumber or transfer this Agreement or any of its rights or obligations hereunder, directly or indirectly, whether pursuant to any change of ownership, control or otherwise, without Approval. As a limited exception to the foregoing, solely for so long as Licensee’s ultimate parent company Vince Holding Corp (NYSE: VNCE) (“Licensee Parent”) is a publicly traded company on the NYSE, Licensee may, without the consent of Licensor, undergo (i) a change of ownership or control solely by virtue of a change of ownership or control of Licensee Parent or (ii) assign or transfer this Agreement in connection with a sale or transfer of all or substantially all of the business or assets of Licensee Parent to the acquiror thereof (provided that the same includes, by way of example and not limitation, all Units (as such term is defined in the Amended and Restated Limited Liability Company Agreement of ABG-Vince, LLC (the “LLCA”)) then held by the Vince Member (as such term is defined in the LLCA) or one or more of its Permitted Transferees (as such term is defined in the LLCA)). Any attempted assignment, sub-license, encumbrance or transfer by Licensee in violation of this section shall be void and of no force or effect, and shall constitute a non-curable breach of this Agreement by Licensee. Licensor shall have the right to assign, encumber and/or transfer any or all of its rights and/or obligations under this Agreement, in any form or manner, without the consent or approval of Licensee; [***]. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, the Parties hereby acknowledge and agree that (i) the Agreement is a personal services contract under which Licensor is relying on performance by Licensee, in which Licensor has placed its trust and confidence, (ii) Licensee provides unique goods and services under this Agreement that are personal in nature to the Licensee, and (iii) Licensor is relying on Licensee’s performance in particular under this Agreement and would be irreparably harmed by the assignment of this Agreement by Licensee without Licensor’s prior written consent (or as otherwise authorized pursuant to Section 14(a)). The Parties further hereby acknowledge and agree that (A) this Agreement is subject to applicable law governing trademarks, including 15 U.S.C. § 1051 et seq. (the “Lanham Act”), (B) under applicable law, this Agreement shall not be assignable by Licensee without Licensor’s prior written consent (or as otherwise authorized pursuant to Section 14(a)), and (C) Licensor is relying on the restrictions on assignability under applicable law, including the Lanham Act, and under this Agreement, to allow Licensor to satisfy its duty to control the quality of goods sold under the Licensed Property. The Parties further hereby acknowledge and agree that as a result of the foregoing, in the event that Licensee becomes a debtor in a bankruptcy case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), (x) this Agreement shall not be assignable by Licensee without Licensor’s consent, pursuant to section 365(c)(1) of the Bankruptcy Code (or as otherwise authorized pursuant to Section 14 (a)), and (y) subject to the terms of this Agreement, Licensor shall be permitted to exercise its right to terminate this Agreement, pursuant to section 365(e)(2) of the Bankruptcy Code.

(c) [***].

15. NOTICES.

(a) Requirements for Notices. All notices, requests, demands and other communications required or permitted to be made hereunder (“Notices”) shall be in writing, in the English language, and signed by an authorized representative of the Party delivering such notice. All such Notices shall be deemed duly given: (i) at the time of delivery, if hand delivered to the corporate office for the Party to whom Notice is being delivered, against a signed receipt therefor; (ii) when transmitted by email; or (iii) upon delivery, if sent to the Party at the address and/or contact listed in this Agreement for such type of Notice, by registered or certified mail, return receipt requested, first class postage prepaid, or nationally recognized overnight delivery service (e.g., FedEx). Either Party may alter the address to which Notices are to be sent hereunder by giving Notice of such change to the other Party in conformity with the provisions of this Section.

(b) Licensee’s Addresses for Notices. All Notices to Licensee shall be delivered to Licensee at the address for Licensee specified in the Commercial Terms.

(c) Licensor’s Addresses for Notices. All Notices to Licensor shall be delivered to Licensor as follows:

(i)	If to Licensor for questions about submitting Approval requests:

[***]

(ii)	If to Licensor for questions about submitting Reports:

[***]

(iii)	If to Licensor for any other reason:

[***]

16. Data Controller. Licensee acknowledges that it is a separate data controller of any personal data it processes in the performance of its obligations under this Agreement and shall, and shall procure that Licensee’s personnel shall, in performing its obligations under this Agreement, comply in all material respects with applicable data protection and/or privacy laws, regulations, instruments or codes of practice relating thereto (“Data Protection Laws”). If Licensee relies on an international data transfer mechanism (including, without limitation, those approved by the European Commission) to legitimize the transfer of personal data from the originating country, and that data transfer mechanism is held to be invalid, or any data protection authority requires transfers of personal data made pursuant to such mechanism to be suspended, then Licensor may, at its discretion, require Licensee to cease processing personal data to which this Agreement relates, and/or co-operate with Licensor to facilitate the use of an alternative approved transfer mechanism. Licensee shall (a) keep and maintain all such personal data in strict confidence, and establish and maintain commercially reasonable (but in any event no less than industry standards) physical, electronic and procedural safeguards designed to prevent unauthorized access, use, copying or disclosure of the same; (b) use and disclose personal data solely for the purposes for which it, or access to it, is authorized, and shall not use, sell, rent, transfer, distribute, or otherwise disclose or make available personal data for Licensee’s own purposes that are not in connection with this Agreement (except as required by applicable Laws); and (c) upon expiration or earlier termination of this Agreement, transfer such personal data to Licensor or its designee(s) to the extent permitted by applicable Laws (it being understood and agreed that Licensee’s Privacy Policy for the E-Commerce Website and Retail Locations shall expressly allow and provide for the same).

17.	MISCELLANEOUS.

(a) Relationship of the Parties. This Agreement does not constitute and shall not be construed to constitute an agency, partnership, joint venture or any other type of unnamed relationship between Licensor and Licensee. Neither Party shall have the right pursuant to this Agreement to obligate or to bind the other Party in any manner whatsoever, and nothing contained in this Agreement shall give or is intended to give any rights of any nature to any third party. Licensor and Licensee both acknowledge and agree that state and federal franchise Laws do not and will not apply to this Agreement or to the relationship between Licensee and Licensor under this Agreement, or to any of their respective rights or obligations hereunder. The Parties agree that, due to their respective business backgrounds and prior licensing experience, they do not need the protection of state or federal franchise Laws in connection with this Agreement. For purposes of this Agreement, Licensor and Licensee shall not be considered affiliates or subsidiaries of one another.

(b) Entire Agreement. This Agreement (inclusive of the Commercial Terms, the Standard Terms, and any other schedules, exhibits, attachments or addenda to either) sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, whether express or implied, oral or written, except as herein contained. This Agreement may only be amended or modified by written agreement, duly executed by authorized signatories of, and delivered by, each of the Parties hereto. The express terms of this Agreement shall control and supersede any course of dealing or performance, and/or usage of trade, that is inconsistent with any of the terms hereof.

(c) Waiver & Delays. A waiver by any Party of any provision, breach or default of, or rights under, this Agreement, shall: (i) only be effective if signed by an authorized signatory of the Party waiving the same, (ii) not bar the exercise of the same right on any subsequent occasion or any other right at any time, and (iii) not constitute a continuing waiver of such or any other provision, breach, default or right. Neither the failure of nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege. Acceptance of payments by Licensor shall not constitute a waiver by Licensor of any breach of or default by Licensee in connection herewith or with its performance hereunder, and shall not be deemed an election from among available remedies nor shall it bar the right of Licensor to seek and obtain termination as a result of Licensee’s breach or default or otherwise.

(d) Severability. If any term or provision of this Agreement, as applied to either Party or any circumstance, for any reason shall be declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, inoperative or otherwise ineffective, then: (i) such provision shall be eliminated to the minimum extent necessary, and (ii) such provision shall be reformed and rewritten so as to most closely reflect the intention of Licensor and Licensee, such that this Agreement shall otherwise remain in full force and effect and enforceable.

(e) Further Assurances. Licensee shall execute and deliver to Licensor any and all documents (including, without limitation, short form assignments) requested by Licensor, in Licensor’s sole discretion and at Licensor’s expense, to perfect Licensor’s right, title and interest in and to all of the Brand Rights and/or to effectuate the purpose and intent of this Agreement, and Licensee shall cooperate with Licensor in connection with the same. In the event Licensee reasonably requests Licensor’s assistance as necessary to confirm or exercise Licensee’s rights under this Agreement (such as by providing a letter of authorization to a distributor as the owner of the Licensed Property), then subject to Licensee’s ongoing compliance with the terms and conditions of this Agreement, Licensor will provide such reasonably requested assistance, at Licensee’s expense.

(f) Form & Construction; Language.

(i) Section and Sub-Section headings in this Agreement are included for ease of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement. As used in this Agreement: (A) any reference to gender shall include the masculine, feminine, neutral genders, and any other gender expressions, and the singular form of words shall include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to conform to the subject matter actually existing, and (B) the term “including” shall mean “including, without limitation” unless otherwise specifically provided. To the extent that any defined term used in these Standard Terms is not specifically defined in these Standard Terms or in the Commercial Terms that are a part of this Agreement, such provision shall be eliminated to the minimum extent necessary, such that this Agreement shall otherwise remain in full force and effect and enforceable. Each Party has cooperated in the drafting and preparation of this Agreement, and no dispute with respect to this Agreement should be resolved based on the conclusion that either Licensee or Licensor was the drafter.

(ii) The English language version of this Agreement is and shall be deemed to be the only version of this Agreement. All communications relating to this Agreement, both formal and informal (including, without limitation, all Notices), shall be in English. If Licensee transmits any information to Licensor in any other language, Licensor shall be permitted have such documents translated, and Licensee shall pay all costs and expenses related to any such translation. If Licensee has this Agreement translated for the purpose of submitting it to any local, provincial or national government or official body, Licensor shall have the right to review and correct the translation prior to submission thereof. All hearings related to any dispute concerning this Agreement shall be in English.

(g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) agreement binding on all Parties hereto notwithstanding that all of the Parties hereto are not signatories to the same counterpart. Each of the Parties agrees that an electronic signature evidencing a Party’s execution of this Agreement shall be effective as an original signature and may be used in lieu of the original for any purpose.

(h) Exhibits and Schedules. All Exhibits and Schedules referenced in this Agreement, if any, are hereby incorporated by reference into, and made a part of, this Agreement.

(i) Transaction Expenses. Each Party shall be responsible for its own expenses relating to the negotiation of this Agreement.

(j) Currency & Exchange Rate. All sums set forth in this Agreement are, and are intended to be, expressed in United States Dollars ($ USD). All payments due under this Agreement shall be paid in the United States in United States Dollars at the Foreign Exchange Rate (as hereinafter defined). For the purposes hereof, the term “Foreign Exchange Rate” means, for any particular currency, the quarterly average for such currency as quoted at www.oanda.com (to the extent that www.oanda.com provides quotations therefore, or such other resource that is mutually satisfactory to Licensor and Licensee) at 9:00 a.m. Eastern Time, on the date on which any relevant payment hereunder is due.

(k) [***]

(l) Other Agreements. Nothing contained in this Agreement shall be considered a precedent for any future agreements that Licensor or Licensor’s affiliates may enter into with Licensee or any other third party, and neither Party hereto shall, either during the Term of at any time thereafter, quote this Agreement as the standard of practice or agreed upon terms in any other agreement between the Parties or their affiliates.

This Exhibit A is attached to and made part of the Agreement between Licensor and Licensee (as such terms are defined in the Commercial Terms).

EXHIBIT A

Standards of Practice

Overview

In order to maintain respect for all individuals and our environment, ethical business conduct, and high standards for decent and humane working conditions throughout the operations of Licensor’s and Licensee’s businesses, Licensor has established specific minimum guidelines for all licensees and operating partners around the world, including, without limitation, Licensee and all of Licensee’s Sub-Contractors. Licensor requires Licensee and all Sub-Contractors to operate in compliance with local laws and, in addition, these Standards of Practice.

Licensor believes that these Standards of Practice will help ensure that decent and humane working conditions are provided to the employees of Licensee and its Sub-Contractors. Where any Licensee or Sub-Contractor is found to be in violation of these Standards of Practice, corrective action may be initiated, and unless such violation is promptly and sufficiently corrected, Licensor may, among other things, require Licensee to cease business with the offending Sub-Contractor, subject to Section 1(c)(ii)(B) of the Standard Terms. Licensor believes that consumers can have confidence that products manufactured in compliance with these Standards of Practice are not produced under exploitative or inhumane conditions.

Standards of Practice

Forced Labor

Licensee hereby agrees that neither Licensee nor any of its Sub-Contractors shall use any forced or involuntary labor – slavery, human trafficking, prison, indentured, bonded or otherwise.

Child Labor

Licensee hereby agrees that no person shall be employed by Licensee or any of its Sub-Contractors at an age younger than: (a) fifteen (15) years of age (or 14 where the law of the country allows), or (b) the age for completing compulsory education in the country of operations, where such age is higher than fifteen (15) years of age. Workers under 18 years of age should not perform work likely to jeopardize the health or safety of young persons.

Harassment or Abuse

Licensee hereby agrees that every employee of Licensee and any of its Sub-Contractors shall be treated with respect and dignity, and that no employee shall be subject to any physical, sexual, psychological or verbal harassment or abuse. Licensee hereby agrees that License and any of its Sub-Contractors shall pay special attention to categories of workers vulnerable to exploitation, and to protecting such workers from abusive employment practices. Licensee agrees to prohibit all forms of harassment, including sexual harassment, and in particular any form of sexual intimidation, threat or coercion.

Nondiscrimination

Licensee hereby agrees that no person shall be subject, by Licensee or any of its Sub-Contractors, to any discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of race, religion, gender, age, disability, sexual orientation, gender identity or expression, military status, nationality, political opinion, social or ethnic origin, or any other characteristic that is protected by applicable law. Licensee agrees that Licensee and its Sub-Contractors shall treat all workers equally, fairly and respectfully.

Health and Safety

Licensee hereby agrees that workers of Licensee and its Sub-Contractors will be provided a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of contractors’ facilities.

Freedom of Association and Collective Bargaining

Licensee hereby agrees that, as applicable, Licensee’s and its Sub-Contractors’ employees’ rights to freedom of association when allowed by local law and collective bargaining will be recognized and respected.

Wages and Benefits

Licensee hereby agrees that Licensee and each its Sub-Contractors shall comply with all applicable wage and hour laws and regulations, and that all of their employees will be paid at least the minimum wage required by local law, or the prevailing industry wage, whichever is higher. Licensee hereby agrees that Licensee and each of its Sub-Contractors shall comply with all applicable provisions for legally-mandated benefits, including, without limitation, health care; childcare; sick leave; contributions for social security; life, health, worker’s compensation and other insurance mandated by local law.

Hours of Work/Overtime

Licensee hereby agrees that Licensee and each of its Sub-Contractors shall comply with applicable regulations concerning work hours mandated by local laws and use overtime only when employees are compensated according to local law. Licensee further agrees that neither Licensee nor any of its Sub-Contractors will allow any employees to exceed the maximum number of overtime hours provided by local law. Licensor also expects that employees will not routinely work in excess of sixty hours per week and employees will be provided with a minimum of one rest day in every seven-day week.

Protecting Local Communities

When operating with indigenous communities, as defined by the United Nations Declaration on the Rights of Indigenous Peoples, Licensee hereby agrees that Licensee and each of its Sub-Contractors (as applicable) shall seek their free, prior, and informed consent (FPIC).

Environment

Licensee hereby agrees that Licensee and each of its Sub-Contractors shall comply with applicable country environmental laws and regulations and ensure that all required environmental permits and registrations are obtained, maintained and kept current and that operational and reporting requirements are followed. In addition, Licensee commits to implementing initiatives aimed at promoting greater environmental responsibility and to continually improving the environmental performance of its work sites, materials and policies.

No Corruption

Licensee agrees that Licensee and each of its Sub-Contractors shall comply with all applicable anti-corruption laws, rules and requirements and take appropriate measures to prevent all forms of corruption. Licensee and each of its Sub-Contractors shall further take all appropriate measures to prevent its operations from being used as a money-laundering vehicle, and to prevent abuse of dominant position, concerted practices, or unlawful agreements between competitors, such as price fixing or market allocations or boycotts limiting the production of certain products.

Reporting of Grievances

Licensee hereby agrees that Licensee and each of its Sub-Contractors shall facilitate the reporting of concerns by workers and other stakeholders, through a means designated in writing thereby, and not retaliate against anyone reporting such concerns.

Documentation and Inspection

Upon Licensor’s request, in Licensor’s sole discretion, Licensee must:

(A)	Certify to Licensor, on an annual basis, in writing, that each of the above-listed Standards of Practice is being met by Licensee and each of its Sub-Contractors;

(B)	Maintain on file such records and documentation as may be needed to demonstrate compliance with the Standards of Practice;

(C)	Make such documents available in the English language to Licensor for audit inspection upon reasonable request;

(D)	Provide each of their employees with the opportunity to report noncompliance with workplace standards outlined herein, free from punishment or prejudice for so doing; and

(E)	Post these or substantially equivalent Standards of Practice in the language of the country of manufacture in a common area accessible by all employees.

This Schedule D is attached to and made part of the Agreement between ABG-Vince, LLC (“Licensor”) and Vince, LLC (“Licensee”) dated as of the Closing.

SCHEDULE D

Pre-approved Manufacturers

[***]

EXHIBIT H

Buyer Operating Agreement

Agreed Form

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL BECAUSE IT WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THE SECURITIES REPRESENTED BY AND ISSUED PURSUANT TO THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ABG-Vince LLC

Dated as of [•], 2023

(Continued)

(Continued)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ABG-Vince LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is entered into as of the [•] day of [•], 2023, by and among those parties whose names are set forth on the signature pages hereto.

RECITALS

WHEREAS, ABG (as defined below) and Vince (as defined below) agreed to form ABG-Vince LLC to acquire and operate the intellectual property rights acquired from Vince and its subsidiaries.

WHEREAS, on April 13, 2023, ABG Intermediate filed with the Delaware Secretary of State a Certificate of Formation of ABG-Viking, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”).

WHEREAS, on [•], 2023, ABG Intermediate filed with the Delaware Secretary of State a Certificate of Amendment to change the name of the Company to ABG-Vince LLC.

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement (as defined below), the parties hereto desire to amend and restate the terms of the Limited Liability Company Agreement previously entered into by the Company and ABG Intermediate (as defined below) (the “Former Agreement”) in order to: (i) provide for the management of the business and the affairs of the Company, the allocation of profits and losses, the distribution of cash of the Company among the Members, the rights, obligations and interests of the Members to each other and to the Company, and (ii) provide for certain other matters.

NOW, THEREFORE, the parties hereto do hereby amend and restate the Former Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement have the meanings specified in this Article or elsewhere in this Agreement. In referring to sections or provisions of the Code or Regulations, it is intended that the terms “partner” and “partnership” (or variations thereof) appearing therein shall be read, respectively, as Member or Company (or variations thereof).

“ABG” means Authentic Brands Group LLC, a Delaware limited liability company.

“ABG Intermediate” means ABG Intermediate Holdings 2 LLC, a Delaware limited liability company.

“ABG Member” means ABG Intermediate, and any of its Affiliates that hold Membership Interests of the Company in accordance with the terms hereof.

“ABG Shareholder” means each of (a) Leonard Green & Partners, L.P. and its Controlled Affiliates; (b) General Atlantic, LLC and its Controlled Affiliates; (c) BL Taurus LLC and its Controlled Affiliates; (d) Marilyn Holdings LP and its Controlled Affiliates; and (e) HPS Marilyn Subsidiary US II, L.P. and its

Controlled Affiliates, in each case, for so long as such Person or its Controlled Affiliates continue to have representation (or the right to representation) on the board of directors of ABG or any Controlling holding company thereof.

“Act” means the Delaware Limited Liability Company Act, codified in the Delaware General Corporation Law, Section 18-101 et seq., as the same may be amended from time to time.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) add to such Capital Account the amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) subtract from such Capital Account such Member’s share of the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means with respect to a specified Person: (a) any Person that directly or indirectly through one or more intermediaries, alone or through an affiliated group, Controls, is Controlled by, or is under common Control with, such specified Person; (b) any Person that is an officer, director, manager, managing member, partner or trustee of, or serves in a similar capacity with respect to, such specified Person (or an Affiliate of such specified Person); (c) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any outstanding voting equity securities of the specified Person; or (d) the spouse of the specified Person.

“Agreement” means this limited liability company agreement, as originally executed and as amended from time to time.

“Assignee” means a Person who has acquired a Member’s Membership Interest in the Company by way of a Transfer, but who has not been admitted as a Member.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following: (a) the institution of any proceedings under any federal or state law for the relief of debtors, including the filing by or against that Person of a voluntary or involuntary case under the United States Bankruptcy Code, which proceedings, if involuntary, are not dismissed within sixty (60) days after their filing; (b) an assignment of the property of that Person for the benefit of creditors; (c) the appointment of a receiver, trustee or conservator of any substantial portion of the assets of that Person, which appointment, if obtained ex parte, is not dismissed within sixty (60) days thereafter; the seizure by a sheriff, receiver, trustee or conservator of any substantial portion of the assets of that Person; (d) the failure by that Person generally to pay its debts as they become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court; or (e) that Person’s admission in writing of its inability to pay its debts as they become due.

“BBA Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.), as amended by the Bipartisan Budget Act of 2015, as amended from time to time, and any Regulations and other guidance promulgated thereunder (and any corresponding state or local legislation enacted pursuant thereto or in connection therewith).

“Book Value” means, with respect to any asset of the Company, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Book Value of any asset contributed by a Member to the Company shall be the value ascribed by the Company to such asset in determining the amount of such Member’s Initial Capital Contribution;

(b) the Book Value shall be adjusted in the same manner as would the asset’s adjusted basis for federal income tax purposes, except that the depreciation deduction taken into account each Fiscal Year for purposes of adjusting the Book Value of an asset shall be the amount of Depreciation with respect to such asset taken into account for purposes of computing Net Income or Net Loss for the Fiscal Year;

(c) the Book Value of any asset (other than cash) distributed to a Member by the Company shall be such asset’s gross fair market value at the time of such distribution, as determined by the Manager in good faith; and

(d) the Book Values of all Company assets immediately prior to the occurrence of any event described in subparagraphs (i) through (vi) below may, in the reasonable discretion of the Manager, be adjusted to equal their respective gross fair market values, as determined by the Manager in good faith using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of a Membership Interest in the Company by a new Member or the acquisition of an additional Membership Interest in the Company by an existing Member, in either case in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative Membership Interests of the Members in the Company;

(ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for a Membership Interest in the Company;

(iii) the liquidation or dissolution of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of a Membership Interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative Membership Interests of the Members in the Company;

(v) the issuance by the Company of a noncompensatory option (other than an option for a de minimis interest), if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative Membership Interests of the Members in the Company; and

(vi) at such other times as the Manager shall reasonably determine to be necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(e) The Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Values shall not be adjusted pursuant to this subparagraph (e) to the extent that an adjustment pursuant to subparagraph (d) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (e).

“Business” means the business of (i) exploiting, promoting, advertising and licensing the Company IP; (ii) promoting and advertising the products or services of third Persons through the use or exploitation of the Company IP; or (iii) doing any and all other acts or things that may be incidental or necessary to the foregoing.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank in New York, New York is closed.

“Capital Account” means, in respect of any Member, the account reflecting the capital interest of the Member in the Company, consisting of the Member’s Initial Capital Contribution and any additional Capital Contributions, maintained and adjusted for such Member in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv), and the provisions of this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the fair market value of any property (other than money) contributed to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take “subject to” under Code Section 752) with respect to the Membership Interest held by such Member. A Capital Contribution shall not be deemed a loan.

“Certificate of Formation” means the Certificate of Formation of the Company filed pursuant to Section 2.1.

“Change of Control” means any direct or indirect sale, transfer or assignment of a Member’s Membership Interests to any Person or group of Persons which results from a sale of equity securities of ABG or Vince, as applicable, or any respective parent or successor company of ABG or Vince, as applicable, (whether through a sale to third Persons, public offering of the equity securities of ABG, Vince or, with respect to ABG only, any parent or successor company of ABG, or otherwise).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals.

“Company IP” means the intellectual property rights acquired, directly or indirectly, by the Company and its subsidiaries pursuant to the Purchase Agreement and other intellectual property rights acquired, directly or indirectly, by the Company and its subsidiaries following the date of this Agreement.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in the Regulations Section 1.704-2(d).

“Company Representative” has the meaning set forth in Section 7.7(a).

“Controls,” “Control,” “Controlling” and “Controlled,” whether or not capitalized, means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person or entity through ownership of voting securities, contract or otherwise.

“Covered Expenses” means only the following expenses of the Company incurred in connection with the operation of the Business: [***] (ix) management and the internal expenses of the Company incurred in connection with the enforcement of the licenses granted by the Company. The “Covered Expenses” shall not include any Separate Expenses.

“Covered Expenses Amount” means, with respect to any period of determination, an amount equal to the sum of (a) [***] of the Net Revenue for such period generated from the Vince License Agreement plus (b) [***] of the Net Revenue for such period generated from all third party licenses.

“Covered Transfer” has the meaning set forth in Section 8.7(a).

“Depreciation” means an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the Fiscal Year or other period, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of the Fiscal Year or other period, Depreciation will be an amount which bears the same ratio to the beginning Book Value as the Federal income tax depreciation, amortization or other cost recovery deduction for the Fiscal Year or other period bears to the beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization or other cost recovery deduction for the Fiscal Year or other period is zero, Depreciation will be determined by reference to the beginning Book Value using any reasonable method selected by the Manager acting in good faith.

“Domain Name License Agreement” means that certain Domain Name License Agreement, entered into and effective August 29, 2008, by and between Vince Waldron and Vince, and all amendments, modifications and supplements thereto, in each case, in the form and as in effect on the date hereof.

“Drag-Along Price” has the meaning set forth in Section 8.7(a).

“Drag-Along Right” has the meaning set forth in Section 8.7(a).

“Economic Risk of Loss” shall have the meaning specified in Regulations Section 1.752-2.

“Entity Taxes” means any U.S. federal, state, local and other taxes imposed on or payable by the Company or any subsidiary of the Company under the BBA Rules (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto).

“Fiscal Year” means the Company’s taxable year, which shall be the calendar year (except as otherwise required by Section 706 of the Code or the Treasury Regulations thereunder), and, as applicable, any partial year with respect to the taxable years in which the Company is organized and dissolved or terminated.

“Former Agreement” has the meaning set forth in the Recitals.

“Fully Exercising Member” has the meaning set forth in Section 9.2.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis throughout the term of this Agreement.

“Governmental Body” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supranational or other government or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Gross Revenues” means, with respect to any period of determination, the gross royalty revenue and marketing payments received by the Company, in each case derived from the Company IP or other activities of the Business and determined in accordance with the accounting practices and procedures utilized in the preparation of ABG’s audited financial statements.

“Guaranteed Minimum Royalties” has the meaning ascribed to it in the Vince License Agreement.

“Indemnified Parties” has the meaning set forth in Section 11.2(a).

“Initial Capital Contributions” has the meaning set forth in Section 3.2.

“Initial Members” means the Vince and ABG Intermediate.

“IP and G&A Services” means the following Company IP management services and general administrative services to be provided, in the Manager’s good faith discretion, by, or to be procured to be provided by, the Manager, in each case, solely on behalf of the Company: (i) negotiating new license or distribution agreements for the Company IP in all product categories and locations throughout the world; (ii) the management and enforcement of the Company’s licensing arrangements for the Company IP; (iii) the administration of the Company IP, including registrations and renewals of the Company IP and the enforcement of the Company IP against third Persons; (iv) the defense of the Company IP against any infringement claims; and (v) general and administrative services enumerated in the definition of “Covered Expenses.”

“IRS” shall mean the Internal Revenue Service and any successor agency or entity thereto.

“Issuance” has the meaning set forth in Section 9.1.

“Law” means any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liabilities” has the meaning set forth in Section 11.2(a).

“Major Decision” has the meaning set forth in Section 5.2.

“Majority-in-Interest” means Members holding more than fifty percent (50%) of the Percentage Interests.

“Management Services” means the IP and G&A Services and the Marketing Services.

“Manager” means the Person designated initially as such in Section 5.1(a) or such other Person as may be designated or become the Manager pursuant to the terms of this Agreement.

“Marketable Securities” means Securities that are (i) listed for trading on either the New York Stock Exchange or the Nasdaq, (ii) which may be sold by the Proposed Transferee following the consummation of the transactions contemplated by Section 8.7 without limitation as to volume or manner of sale and without registration under the Securities Act of 1933, as amended; provided, however, that a customary lock-up provision that applies identically to the Transferring Member and each Other Member with a term of not more than six (6) months from the date of consummation of the transactions contemplated by Section 8.7 shall not prevent a Security from qualifying as a “Marketable Security” for purposes of this definition.

“Marketing Services” means the following marketing services and promotional activities to be provided, in the Manager’s good faith discretion, by, or to be procured to be provided by, the Manager, in each case, solely on behalf of the Company: (i) certain (but not all) “Halo” marketing services; (ii) creative marketing and creative development; (iii) public relations; (iv) product-specific marketing campaigns; and (v) social media marketing campaigns.

“Member” means an Initial Member or a Person who otherwise acquires a Membership Interest and has joined this Agreement as a Member, as permitted under this Agreement and the Act, whose Membership Interest has not been terminated.

“Member Minimum Gain” has the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” means items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt within the meaning of Regulations Section 1.704-2(i).

“Membership Interest” means a Member’s share of rights in the Company, including the Member’s collective rights to (a) its distributive share of Net Income, Net Loss and other items of income, gain, loss and deduction of the Company; (b) its distributive share of the assets of the Company; (c) vote and to participate in the management of the Company; (d) information concerning the business and affairs of the Company; and (e) all other benefits to which such Member may be entitled as provided in this Agreement or the Act.

“Must Spend Marketing” means, with respect to any period of determination, the amount of marketing and advertising payments actually received by the Company during such period from contractual counterparties which are required to be expended by the Company during such period or in the future on marketing and advertising.

“Net Cash” means, with respect to any period of determination, Net Revenue and other available cash as of the date of determination less the Covered Expenses Amount and any Separate Expenses due during the period of determination less an expense reserve meant to reflect the reasonably anticipated cash needs of the Company, which reserve shall be determined by the Manager reasonably and in good faith.

“Net Income” and “Net Loss” means, for each Fiscal Year of the Company (or other period for which Net Income and Net Loss must be computed), an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) and the Regulations, and, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss. The determination of Net Income and Net Loss pursuant to the previous sentence shall be subject to the following adjustments (without duplication):

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from Net Income or Net Loss;

(c) gains or losses resulting from any disposition of a Company asset with respect to which gains or losses are recognized for federal income tax purposes shall be computed with reference to the Book Value of the Company asset disposed of, notwithstanding the fact that the adjusted tax basis of such Company asset differs from its Book Value;

(d) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss, there will be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation;

(e) to the extent an adjustment to the adjusted tax basis of any asset included in Company assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Income and Net Loss;

(f) if the Book Value of any Company asset is adjusted pursuant to clause (d) of the definition of “Book Value,” the amount of the adjustment will be taken into account as gain or loss from the disposition of the asset for purposes of computing Net Income or Net Loss; and

(g) notwithstanding any other provision of this definition, any items of income, gain, loss or deduction that are specially allocated pursuant to Sections 4.2 and 4.8 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.2 and 4.8 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income and Net Loss.

“Net Revenue” means, with respect to any period of determination, the Gross Revenues actually received during such period, less (i) Must Spend Marketing, if any; and (ii) commissions paid by the Company during such period that are directly attributable to the Gross Revenues received during such period.

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice” means a written notice required or permitted under this Agreement. A Notice shall be deemed given or sent when deposited, as certified mail, return receipt requested, postage and fees prepaid, in the United States mails; when personally delivered to the recipient; or when transmitted by electronic means, and such transmission is electronically confirmed as having been successfully transmitted.

“Offered Interests” has the meaning set forth in Section 8.11(a).

“Option Period” has the meaning set forth in Section 8.11(b).

“Other Activities” has the meaning set forth in Section 5.6(a).

“Other Members” has the meaning set forth in Section 8.7(a).

“Participating Buyer” has the meaning set forth in Section 9.2.

“Participation Commitment” has the meaning set forth in Section 9.2.

“Participation Notice” has the meaning set forth in Section 9.1(a).

“Participation Portion” has the meaning set forth in Section 9.1(a).

“Percentage Interest” means, with respect to a Member, such Member’s Membership Interest expressed as a percentage interest, which shall be set forth opposite such Member’s name on Exhibit A attached hereto, and which shall be amended from time to time in accordance with the terms of this Agreement.

“Permitted Transferee” has the meaning set forth in Section 8.4.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department, political subdivision or agency of a government.

“Pledge Agreement” has the meaning set forth in Section 8.9.

“Prime Rate” means a fluctuating interest rate per annum equal at all times to the interest rate published from time to time in The Wall Street Journal and designated therein as the prime rate.

“Proprietary Information” has the meaning set forth in Section 12.1.

“Proposed Buyer” has the meaning set forth in Section 8.11(a).

“Purchase Agreement” means that certain Intellectual Property Asset Purchase Agreement, dated April [•], 2023, by and among the Company, Vince, Vince Holding Corp. and ABG Intermediate.

“Regulations” means the income tax regulations promulgated by the United States Department of the Treasury and published in the Federal Register for the purpose of interpreting and applying the provisions of the Code.

“Regulatory Allocations” has the meaning set forth in Section 4.2(g).

“ROFR Offer Notice” has the meaning set forth in Section 8.11(a).

“ROFR Proposed Transaction” has the meaning set forth in Section 8.11.

“Securities” means any shares of capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities of whatever kind of any Person, whether readily marketable or not.

“Selling Member” has the meaning set forth in Section 8.6(a).

“Separate Expenses” means all expenses of the Company and its subsidiaries that are not Covered Expenses, including, without limitation, any fees, costs or expenses paid by or on behalf of the Manager or any of its Controlled Subsidiaries (including the Company and any of its subsidiaries) to any third Person in connection with the provision or procurement of services in respect of the Business, including the following services: (i) the reasonable fees and expenses of outside counsel in connection with the enforcement or defense of the Company IP, (ii) the reasonable fees and expenses of outside counsel in connection with the enforcement of, or the resolution of any disputes relating to, the Company’s licensing arrangements; (iii) all payments made under the Domain Name License Agreement; and (iv) commissions or finders’ fees paid to third parties.

“Specified Covered Person” has the meaning set forth in Section 11.2(g).

“Specified Entities” has the meaning set forth in Section 11.2(g).

“Subject Securities” has the meaning set forth in Section 9.1.

“Tag-Along Buyer” has the meaning set forth in Section 8.6(a).

“Tag-Along Notice” has the meaning set forth in Section 8.6(a).

“Tag-Along Participant” has the meaning set forth in Section 8.6(b).

“Tag-Along Participation Notice” has the meaning set forth in Section 8.6(b).

“Tag-Along Transfer” has the meaning set forth in Section 8.6(a).

“Transfer” means and includes, in respect of a Membership Interest, or any element thereof, when used as a noun, any direct or indirect sale, hypothecation, pledge, assignment, attachment, gift or other disposition of a Membership Interest or any element thereof, and, when used as a verb, to, directly or indirectly, sell, hypothecate, pledge, assign, attach, bequest or otherwise dispose of a Membership Interest or any element thereof; provided, however, that notwithstanding any provision of this Agreement to the contrary, any Change of Control shall not be a “Transfer” pursuant to this Agreement and no limitations on “Transfer” set forth in this Agreement shall apply to any such sale.

“Transferee” means a Person who obtains or receives a Membership Interest or any element thereof by means of a Transfer.

“Transferring Members” has the meaning set forth in Section 8.7(a).

“Unit” means a unit of limited liability company interest, which represents a Membership Interest.

“Vince” means Vince, LLC, a Delaware limited liability company.

“Vince Acceptance Notice” has the meaning set forth in Section 8.11(b).

“Vince License Agreement” means that certain license agreement, dated concurrently herewith, between Vince and the Company.

“Vince Member” means Vince, and any of its Affiliates that hold Membership Interests of the Company in accordance with the terms hereof.

“Vince ROFR” has the meaning set forth in Section 8.11(a).

1.2 Rules of Construction. As used in this Agreement, except to the extent that the context otherwise requires: (a) the Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof; (b) where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; (c) the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense and vice versa; (d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated; (e) headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (f) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement they are deemed in all cases to be followed by the words “by way of illustration and not limitation”; (g) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (h) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (i) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day; (j) references to a Person are also to its permitted heirs, successors and assigns; (k) references to “dollar” amounts or “$” shall mean United States dollars; and (l) the use of “or” is not an exclusive concept and may include both of the matters separated by the word “or.”

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Filing of Certificate of Formation. ABG Intermediate has formed the Company pursuant to the Act and, for that purpose, has caused the Certificate of Formation to be prepared, executed and filed with the Delaware Secretary of State on April 13, 2023. The Members agree that the rights, duties and liabilities of the Members and the Manager shall be as provided in the Act, except as otherwise expressly provided herein.

2.2 Name of Company. The name of the Company is “ABG-Vince LLC.” The Company may do business under that name and under any other name or names which the Manager selects. If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall comply with any requirements of the Act or applicable law.

2.3 Address of Company. The principal executive office of the Company shall be situated at 1411 Broadway, 21st Floor, New York, New York 10018, or such other place or places as may be determined by the Manager from time to time.

2.4 Agent for Service of Process. The agent for service of process on the Company shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, or such other agent as may be determined by the Manager from time to time.

2.5 Business Purposes. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act; however, the primary purpose of the Company shall be to own and operate the Business and to do any and all other acts or things that may be incidental or necessary to carry on the Business.

2.6 Tax Treatment as Partnership. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a “partnership” for Federal and State income tax purposes. Except as provided in the foregoing sentence, the Members intend the Company to be a limited liability company under the Act, and that they be Members, and not partners in a partnership. None of the Members, Manager, the Company or the Company Representative shall take any action inconsistent with the express intent of the parties hereto (including the making of any election pursuant to Treasury Regulations Section 301.7701-3(c) for the Company to be classified as an association taxable as a corporation for U.S. federal income tax purposes, or any similar election under any state, local or foreign tax Law).

2.7 Term of Company’s Existence. The term of existence of the Company commenced on the effective date of filing of the Certificate of Formation with the Delaware Secretary of State, and shall continue in perpetuity, unless sooner terminated by the provisions of this Agreement or as provided by Law.

2.8 Units. Each Membership Interest shall be represented by Units. The Company initially shall have one (1) authorized class of Units, and the Company shall have one class of Members. The Company has issued on the date hereof One Thousand (1,000) Units. The ownership by a Member of Units shall entitle such Member, among other entitlements, to allocations of Net Income and Net Loss and other items of income, gain, loss or deduction, and distributions of cash and other property, as set forth in Article IV. For purposes of this Agreement, Units held by the Company shall be deemed not to be outstanding. The Company may issue fractional Units and all Units shall be rounded to the third decimal place. The names of the Members shall be as set forth on Exhibit A attached hereto.

ARTICLE III

CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS

3.1 Capital Accounts.

(a) The Company shall maintain a Capital Account for each Member on the Company’s books and records in accordance with this Section 3.1. At any time, each Member’s Capital Account shall be equal to (i) such Member’s Capital Contributions, plus (ii) such Member’s allocable share of Net Income pursuant to Section 4.1 and any items in the nature of income or gain that are specially allocated to such Member pursuant to Sections 4.2 and 4.8, plus (iii) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member, minus (iv) the amount of cash and the Book Value of any Company asset other than cash distributed to such Member, minus (v) such Member’s allocable share of Net Loss pursuant to Section 4.1 and any other items in the nature of deductions or losses that are specially allocated to such Member pursuant to Sections 4.2 and 4.8, and minus (vi) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(b) In determining the amount of any liability for purposes of Section 3.1(a) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

(c) If any Member Transfers all or a portion of its Units in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the Units.

(d) This Section 3.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied consistently therewith. In the event that the Company is advised that it would be prudent to modify the manner in which the Capital Accounts, or any credits or debits thereto, are computed in order to comply with such Treasury Regulations, the Manager may, after consulting with the Vince Member in good faith, make such modification, on advice of accountants and legal counsel, provided such modification does not and is not likely to have a material effect on the amounts distributable to any Member. Notwithstanding the foregoing, in the event that both this Section 3.1(d) and Section 4.7 apply with respect to a modification, action or other circumstance, Section 4.7 (and not this Section 3.1(d)) shall control.

3.2 Capital Contributions. In exchange for their initial Membership Interests in the Company, on the date hereof, the Initial Members shall be deemed to have contributed cash or property to the Company in the amounts set forth opposite such Member’s name on Exhibit A hereto (the “Initial Capital Contributions”). Each Member shall initially own the number of Units, and have the initial Percentage Interest, in each case as set forth opposite such Member’s name on Exhibit A, which shall be amended from time to time in accordance with the terms of this Agreement. No Member shall be permitted to make, or be required to make, additional Capital Contributions without the consent of all the Members.

3.3 Return of Capital Contributions. Except in accordance with the terms of this Agreement, no Member shall be entitled to withdraw, or to receive a return of, any part of a Capital Contribution or to receive any distributions, whether of money or property, from the Company.

3.4 No Interest on Capital Contributions or Capital Accounts. Except as otherwise provided in this Agreement, no interest shall be paid on any Capital Contributions or on the balance of any Capital Account.

ARTICLE IV

PROFITS, LOSSES AND DISTRIBUTIONS

4.1 Allocations of Net Income and Net Loss.

(a) After giving effect to the special allocations set forth in Sections 4.2 and 4.8, Net Income, Net Loss and, to the extent necessary, individual items of income, gain, loss, deduction and credit, for any Fiscal Year or other relevant period shall be allocated among the Members in a manner such that the Adjusted Capital Account of each Member immediately after such allocation is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member pursuant to Section 10.2 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the asset securing such liability), and the net assets of the Company were distributed in accordance with Section 10.2 immediately after such allocation, less such Member’s share of Company Minimum Gain and Member Minimum Gain.

(b) Except as required by the Code and the Treasury Regulations, any allocation of Net Loss pursuant to Section 4.1(a) shall not exceed the maximum amount of Net Loss that can be so allocated without causing such Member to have an Adjusted Capital Account deficit at the end of the Fiscal Year. In the event that some but not all of the Members would have Adjusted Capital Account deficits (or an increase in any existing Adjusted Capital Account deficit) as a result of an allocation of Net Loss pursuant to Section 4.1(a), the limitation set forth in this Section 4.1(b) shall be applied on a Member-by-Member basis and any Net Loss not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such other Members’ respective Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

4.2 Regulatory Allocations. Notwithstanding any other provision of this Agreement, the following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company

Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.2(a) is intended to comply with the “minimum gain chargeback” requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Chargeback Attributable to Member Nonrecourse Debt. If there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member with a share of Member Minimum Gain at the beginning of such Fiscal Year shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(i). This Section 4.2(b) is intended to comply with the “partner minimum gain chargeback” requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in an Adjusted Capital Account deficit for the Member, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account deficit as quickly as possible; provided, however, an allocation pursuant to this Section 4.2(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(c) were not in the Agreement. This Section 4.2(c) is intended to constitute a “qualified income offset” as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) Member Nonrecourse Deductions. Member Nonrecourse Deductions shall be allocated among the Members who bear the Economic Risk of Loss for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in the ratio in which they share Economic Risk of Loss for such Member Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations Section 1.704-2(b)(4) and (i)(1).

(e) Nonrecourse Deductions. Any Nonrecourse Deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

(f) Certain Additional Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Membership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Membership Interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(g) Regulatory Allocations. The allocations set forth in this Section 4.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of the applicable Regulations promulgated under Code Section 704(b). Notwithstanding any other provision of this Article IV, the Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of income, gain, loss and deduction to the Members for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Net

Income, Net Loss and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

4.3 Allocations of Built-in Items. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to property actually or constructively contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members, as determined by the Manager in good faith, so as to take account of any variation at the time of the contribution between the tax basis of the property to the Company and the fair market value of that property; provided that any such allocation on account of any built-in gain existing with respect to Vince’s Capital Contribution on the date hereof will be effected using the “remedial method” pursuant to Regulations Section 1.704-3(d). Allocations of income, gain, loss and deduction pursuant to this Section 4.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, the Capital Account of any Member or the share of Net Income, Net Loss, other tax items or distributions of any Member pursuant to any provision of this Agreement.

4.4 Distributions of Net Cash.

(a) Subject to Section 10.2, the Net Cash (if any) for each Fiscal Year of the Company shall be distributed to the Members, no less than once per calendar quarter, in proportion to their respective Percentage Interests; provided, however, that in the event Vince (i) is in breach of its obligation to pay any earned Royalties or Guaranteed Minimum Royalties due under the Vince License Agreement (after receipt of notice and the applicable cure period under Section 9(a)(i)(A) of the Standard Terms of the Vince License Agreement); or (ii) fails to perform its indemnification obligations pursuant to Article VII of the Purchase Agreement, in each case, the Company shall be allowed to set off against any amounts payable to the Vince Member pursuant to this Section 4.4 (in one or more distributions) any amount which ABG Intermediate or its Affiliates is actually entitled to be paid by Vince pursuant to the Vince License Agreement or the Purchase Agreement, as the case may be, which amount(s) shall not be distributed to the Vince Member but shall instead be paid by the Company to the ABG Member or its applicable Affiliate, until such time that all amounts due by Vince under the Vince License Agreement or the Purchase Agreement, as applicable, are fully satisfied.

(b) In the event a Member Transfers any portion of its Membership Interests, any Distributions made to the applicable transferring Member with respect to such Transferred Membership Interests on or prior to such date of Transfer will be taken into account for purposes of determining the amount of Distributions payable to such transferee following the completion of such Transfer.

(c) Notwithstanding anything in this Agreement to the contrary, the Members and the Company acknowledge and agree that (i) in the event any amounts are paid to the Company in connection with its rights to indemnification under the Purchase Agreement (in its capacity as buyer thereunder) or the Vince License Agreement (in its capacity as licensor thereunder), any and all such amounts shall be distributed in accordance with the provisions of Section 4.4(a); and (ii) the ABG Member shall be entitled to enforce the rights set forth in Section 7.2 of the Purchase Agreement or Section 7(b) of the Vince License Agreement, as applicable, on behalf of the Company as though the ABG Member were the Company.

4.5 Varying Interests. For purposes of determining Net Income, Net Loss and any other items of income, gain, loss and deduction allocable to any Member for any period, Net Income, Net Loss and any such other items will be determined on a daily, monthly or other basis, as determined by the Manager acting in good faith, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

4.6 Withholding Taxes.

(a) The Company shall make tax payments on behalf of or with respect to, or withhold taxes from distributions or allocations to, any Member (“Tax Advances”) to the extent required by Law and shall promptly remit any such amounts to the appropriate Governmental Body. Any reduction of or withholding on any payment to the Company on account of taxes attributable to or with respect to a Member shall be treated as a Tax Advance with respect to such Member for all purposes of this Agreement. All Tax Advances made on behalf of or with respect to a Member (other than by way of withholding) shall be repaid to the Company by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member, or, if such distributions are not sufficient for that purpose, by requiring such Member to promptly reimburse the Company for any amounts not previously repaid, in which case such Member shall so promptly reimburse the Company. Any reduction of a distribution otherwise payable to a Member pursuant to the immediately preceding sentence and any Tax Advances withheld by the Company from a distribution to a Member shall be treated for purposes of this Agreement as amounts actually distributed to such Member pursuant to Section 4.4.

(b) Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for the Company’s failure to properly withhold taxes in respect of such Member. Subject to the next sentence, each Member hereby agrees that neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member’s interest and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Body. Reasonably in advance of withholding any tax in respect of a Member, the Company shall use commercially reasonable efforts to provide notice of such withholding to such Member and cooperate in good faith with such Member in seeking any exemption from or reduction of such tax. Each Member will furnish the Company with such information as may reasonably be requested by the Company from time to time to determine whether withholding by the Company is required, and the Company and each Member will promptly notify the Company and the other Members if the Company or such Member, as applicable, becomes aware at any time that withholding is required.

(c) Survival; Interpretation. The provisions of this Section 4.6 shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and the termination of the Company. For the avoidance of doubt, this Section 4.6 shall not apply to entity-level Taxes, which are the subject of Section 7.7.

4.7 No Restoration of Negative Capital Accounts. No Member shall be obligated to restore a Capital Account with a balance of less than zero.

4.8 Compliance with Laws and Regulations. It is the intent of the Members that each Member’s distributive share of Company tax items be determined in accordance with this Agreement to the fullest extent permitted by Code Sections 704(b) and 704(c). Therefore, notwithstanding anything to the contrary contained herein, if the Company is advised that the allocations provided in this Agreement are unlikely to be respected for Federal income tax purposes, the Manager, with the consent of each of the Members (which shall not be unreasonably withheld, conditioned or delayed), is hereby granted the power to amend the allocation provisions of this Agreement, on advice of accountants and legal counsel, to the minimum extent necessary to cause such allocation provisions to be respected for Federal income tax purposes.

ARTICLE V

MANAGEMENT

5.1 Management.

(a) Management by the Manager. In accordance with Section 18-401 of the Act, the business, property and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of a single “manager” of the Company within the meaning of the Act. ABG Intermediate is hereby designated the initial Manager. Except for matters for which approval by the Members (or any particular Member(s)) is expressly required by this Agreement or the mandatory provisions of the Act, all decisions concerning the management, operation and policy of the Company’s business shall be made by the Manager and the Manager shall have exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all acts or activities customary or incident to the management, operation and policy of the Company’s business, property or affairs. For the purpose of clarification, each reference in the immediately preceding sentence to the word “business” includes, but is not limited to, the Business. Decisions of the Manager within its scope of authority shall be binding upon the Company and each Member (as such decision affects the Company and, therefore, each Member’s Membership Interest). Except for matters for which approval by any of the Members (or any particular Member(s)) is expressly required by this Agreement or the mandatory provisions of the Act, no Member shall have the right to vote on any matters concerning the affairs of the Company.

(b) Covered Expense Amount. In consideration of and subject to receipt of the Covered Expenses Amount, the Manager shall provide, or procure to provide, either directly or indirectly through an Affiliate or an unrelated third Person, the Management Services to the Company. The Company shall pay the Covered Expenses Amount once per quarter to ABG or one or more of its subsidiaries or designees, as designated by ABG in writing. Any payment of the Covered Expense Amount pursuant to this Section 5.1(b) will, for applicable income Tax purposes, be treated by the Company and the Manager as a fee paid by the Company to the Manager.

(c) Actions on Behalf of Company. Without limiting the generality of Section 5.1, but subject to the limitations set forth elsewhere in this Agreement, the Manager or its designee hereby is authorized and empowered to carry out and implement any and all of the following actions on behalf of the Company:

(i) to engage personnel, including the officers of the Company, and to do such other acts and incur such other expenses on behalf of the Company as it may deem necessary or advisable in connection with the conduct of the Business provided, that the Covered Expenses Amount shall be the total amount of expenses payable by the Company with respect to categories of expenses included in the Covered Expenses; provided, further, that the Manager shall provide, or shall cause one or more of its Affiliates to provide, such categories of services to the Company;

(ii) to engage independent attorneys, accountants, investment advisers, agents or other such Persons as it may deem necessary or advisable;

(iii) to open, maintain, conduct and close accounts, including depositary, custodial, brokerage, margin, client or discretionary accounts, with banks, brokers, investment advisers, or other Persons and to pay the fees and charges for transactions in such accounts;

(iv) to execute, deliver and perform such other contracts and agreements, and to enter into, perform and effectuate such other undertakings or transactions, as it may deem necessary or advisable for the conduct of the business of the Company;

(v) to act as the Company Representative; and

(vi) to perform all other services as are customary for the commercially effective operation of an owner and licensor of intellectual property used in connection with the production and sale of retail brands.

(d) Restriction on Members’ Authority. No Member is an agent of the Company solely by virtue of being a Member, and no Member except those members that are Managers as expressly provided herein, has the authority to act for or bind the Company, in each case, solely by virtue of being a Member.

(e) Devotion of Time and Effort as Manager. It is acknowledged that the Manager has other business interests to which it may devote part of its time. The Manager shall devote to the Company such time and efforts as are reasonably necessary and commercially reasonable to manage the affairs of the Company, it being understood that nothing herein shall require the Manager to devote its full time to the business and affairs of the Company. Nothing contained in this Agreement shall preclude the Manager or any of its employees or agents from acting as a director, stockholder, officer, official, consultant or employee of any Person, from receiving compensation for services rendered in connection with the foregoing, from acting as a principal or employee of any Person with whom the Company may contract for services or otherwise in accordance with the terms of this Agreement, or participating in profits derived from investments in any such Person, or from investing in any securities or other property for its, his or her own account, provided, that such participation or involvement shall not interfere with the performance by such Person of its, his or her duties for the Company or its, his or her obligations under this Agreement or any other agreement between such Person and the Company.

(f) Performance of Duties; Reliance. The Manager shall perform its managerial duties in good faith and in a manner it believes to be in, or not opposed to, the best interests of the Company and the Business. In performing its duties, the Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of any attorney, independent accountant or other Person as to matters which the Manager believes to be within such Person’s professional or expert competence unless the Manager has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

(g) Exculpation. The Manager shall not be liable to the Company or any Members for any claims, costs, expenses, damages or losses arising out of or in connection with the performance of its duties as the Manager, or for any act or omission performed or omitted to be performed by the Manager in good faith and for a purpose believed by the Manager to be in, or not opposed to, the best interests of the Company and the Business, and pursuant to the authority granted to the Manager, as applicable, under this Agreement; provided, however, that the foregoing limitation shall not apply to any claims, costs, expenses, damages or losses attributable to the Manager’s fraud, gross negligence or willful misconduct. Subject to Section 5.1(f) and this Section 5.1(g), the Manager shall not be liable to any Member for claims, costs, expenses, damages or losses due to circumstances beyond the Manager’s control, including due to the negligence, dishonesty, bad faith or misfeasance of any employee, broker or other agent of the Company, provided that such employee, broker or other agent of the Company was selected in accordance with the first sentence of Section 5.1(f).

5.2 Major Decisions. Notwithstanding any other provision in this Agreement, for so long as the Percentage Interest of the Vince Member is at least [***], the Manager shall not be authorized to take, and shall not take or permit to be taken, any of the actions or make any of the decisions that are set forth below (each, a “Major Decision”), in each case solely as they relate to the Company or any of its subsidiaries (but solely to the extent such subsidiaries are expressly referenced), without the prior written consent of such Member:

(a) amend, modify or waive the Certificate of Formation or this Agreement;

(b) amend, modify or waive any governance document of the Company or any of its subsidiaries (other than the Certificate of Formation or this Agreement), to the extent such amendment, modification or waiver could reasonably be expected to materially and adversely or adversely and disproportionately impact the Vince Member;

(c) [***]

(d) [***]

(e) alter the primary purpose of the Company set forth in Section 2.5 or enter into any new line of business outside the scope of the Business;

(f) enter into, amend, modify or waive any agreement, arrangement or understanding between or among (i) the Company, on the one hand, and (ii) any of the following Persons, on the other hand: (A) other than with respect to the services, fees and expenses included in the Covered Expenses, ABG or any Controlled Affiliate of ABG (other than the Company) or (B) any ABG Shareholder, except, in the case of each of the foregoing, on terms equivalent to or more favorable than those that would result from an arm’s length transaction with an unaffiliated third Person;

(g) enter into or effect, or cause or permit the Company or any of its subsidiaries to enter into or effect, any acquisition or acquisitions in excess of [***] in the aggregate per calendar year;

(h) effect any material change in the accounting policies, practices or principles of the Company or any of its subsidiaries, other than as required by changes in GAAP or in interpretations thereof;

(i) [***];

(j) place the Company or any of its subsidiaries into Bankruptcy;

(k) dissolve, liquidate or wind-up of the Company or any of its subsidiaries;

(l) for each Fiscal Year of the Company, allocate taxable income or loss to the Members other than as provided in Section 4.3;

(m) change the U.S. federal income tax classification of the Company from a partnership to an association taxable as a corporation, or cause any material amount of the Company’s assets to be owned by (or by a subsidiary of) a subsidiary that is classified as an association taxable as a corporation for U.S. federal income tax purposes;

(n) change the limited liability company structure, jurisdiction or type of entity of the Company;

(o) settle or compromise any audit of the Company’s federal income tax returns or make any affirmative tax election (other than tax elections otherwise specifically addressed in this Agreement, except Section 7.6) to the extent such settlement, compromise or election, as applicable, could reasonably be expected to have a materially disproportionate and materially adverse impact on Vince based solely on its Membership Interest in the Company; or

(p) commit or agree in writing to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, (i) nothing in Section 5.2(c) or Section 5.2(n) shall be deemed to require the consent of the Vince Member in connection with any transaction effected in accordance with Section 8.7 and (ii) Section 5.2(c) shall continue to apply for so long as the Vince Member is a party to this Agreement.

5.3 Officers.

(a) The Manager may appoint officers of the Company in its discretion, which may include a chief executive officer, chief financial officer, one or more vice presidents, a secretary and one or more assistant secretaries. The Manager may choose such other officers and agents, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.

(b) Any number of offices may be held by the same person. The officers of the Company shall be empowered to carry out the day-to-day operations of the Company and to implement the actions authorized by the Manager. Any officer may be removed either with or without cause by the Manager at any time. Any officer may resign at any time by giving written notice to the Manager. No officer need be a Member. The officers of the Company as of the date hereof are set forth on Schedule A hereto.

5.4 Title to Assets. The Manager shall cause all assets of the Company (including all intellectual property assets) to be held in the name of the Company.

5.5 Resignation and Removal of the Manager. The Manager may voluntarily resign at any time by giving written notice to the Members. The Manager may only be removed without cause pursuant to an affirmative vote of Members holding in the aggregate at least a Majority-in-Interest.

5.6 Business Opportunities; Conflicts of Interest. Each Member, for itself or through one or more Affiliates, Affiliates (including through such Member and its Affiliates’ equityholders, directors, officers, partners or employees), and each officer of the Company at any time may engage in, conduct and own interests in, or otherwise participate or benefit from other commercial transactions, business ventures and/or investment interests of any and every type and description, independently or with others (including ones which are or may be in competition with the Company) separate and apart from the Company and the Business (collectively, “Other Activities”) with no obligation to offer or present to the Company or any other Member, Manager or officer the right to participate therein, and neither the Company, nor the Manager, nor any other Member shall, by virtue of this Agreement, have any interest in or right of any such Other Activities or the proceeds therefrom.

5.7 Fiduciary Duties. All duties (including fiduciary duties) of the Manager, the Members and the officers of the Company are hereby irrevocably and unconditionally waived to the fullest extent permitted by law, except for those duties specifically set forth in this Agreement and the implied contractual covenant of good faith and fair dealing. Without limiting the generality of the foregoing, in determining whether to vote for or against a particular matter requiring a Member’s vote or consent, a Member may act in and consider such Member’s best interest and shall not be required to act in the best interest of the Company or other Members.

ARTICLE VI

MEMBERSHIP

6.1 Members and Voting Rights. Except as expressly set forth in this Agreement, no Member shall have any rights or preferences in addition to or different from those possessed by any other Member. Members shall have the right to vote upon all of those matters as to which this Agreement or the Act requires such Member action. Each Member shall vote in proportion to his, her or its Percentage Interest as of the governing record date, determined in accordance with Section 6.3. Unless otherwise provided in this Agreement, actions of Members shall be pursuant to the prevailing vote of a Majority-in-Interest. Unless otherwise expressly provided in this Agreement, no Member shall be prohibited from voting merely by reason of the fact that the Member would be voting on a matter of particular interest to that Member.

6.2 Admission of Additional Members. Except as expressly set forth in this Agreement and subject to Article IX, additional or new Members may be admitted only with the approval of the Manager.

6.3 Record Dates. The record date for determining the Members entitled to Notice at any meeting or to vote, or entitled to receive any distribution, or to exercise any right in respect of any other lawful action, shall be the date set by the Manager.

6.4 Membership Certificates. The Company may, but shall not be required, to issue certificates evidencing Units to Persons who, from time to time, are Members of the Company; provided, that once such certificates have been issued, they shall continue to be issued as necessary to reflect current Units held by Members. Certificates shall be in such form as may be approved by the Manager, shall be manually signed by the Manager, and shall bear conspicuous legends evidencing the restrictions on transfer described in, and the purchase rights of the Company and Members set forth in, Article VIII. All issuances, reissuances, exchanges and other transactions in Units involving Members shall be recorded in a permanent ledger as part of the books and records of the Company. The failure of any person signing as Manager to continue to be Manager shall not affect the validity of the certificates.

6.5 Meetings: Call, Notice and Quorum. The Company shall not be required to hold an annual meeting of Members. Special meetings of the Members may be called at any time by the Manager or either Initial Member, for the purpose of addressing any matters on which the Members may vote by delivering Notice to the Members. Meetings may be held at the principal executive office of the Company or at such other location as may be designated by the Manager. Following the call of a meeting, the Manager shall give Notice of such meeting not less than five (5) or more than sixty (60) days prior to the date of the meeting to all Members entitled to vote at the meeting. The Notice shall state the place, date, and hour of the meeting and the general nature of business to be transacted. No other business may be transacted at the meeting. A quorum at any meeting of Members shall consist of a Majority-in-Interest, represented in person or by proxy. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if the action taken, other than adjournment, is approved by the requisite Percentage Interests as specified in this Agreement or the Act.

6.6 Adjournment of Meetings. A meeting of Members at which a quorum is present may be adjourned to another time or place and any business which might have been transacted at the original meeting may be transacted at the adjourned meeting. If a quorum is not present at an original meeting, that meeting may be adjourned by the vote of a Majority-in-Interest represented at that meeting either in person or by proxy. Notice of the adjourned meeting need not be given to Members entitled to Notice if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than forty-five (45) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which cases Notice of the adjourned meeting shall be given to each Member of record entitled to vote at the adjourned meeting in the manner provided in Section 6.5.

6.7 Waiver of Notice. The transactions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as though consummated at a meeting duly held after regular call and notice, if a quorum is present at that meeting, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs either a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting. Attendance of a Member at a meeting shall constitute waiver of notice, except when that Member objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be described in the notice of the meeting and not so included, if the objection is expressly made at the meeting.

6.8 Proxies. At all meetings of Members, a Member may vote in person or by proxy, which must be in writing. Such proxy shall be filed with the Manager before or at the time of the meeting, and may be filed by e-mail transmission to the Manager at the principal office of the Company or such other address as may be given by the Manager to the Members for such purposes.

6.9 Participation in Meetings by Conference Telephone. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another. Such participation shall be deemed attendance at the meeting.

6.10 Action by Members Without a Meeting. Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by Members owning all of the issued and outstanding Units.

ARTICLE VII

ACCOUNTING AND FINANCIAL REPORTING; TAX MATTERS

7.1 Accounts and Accounting. Proper and complete books of account and records of the Company’s business, in which each Company transaction shall be fully and accurately entered, shall be kept at the Company’s principal executive office, and at such other locations as the Manager shall determine from time to time, and shall be open to inspection and copying by each Member or his, her or its authorized representatives upon reasonable Notice and for a proper purpose during normal business hours or shall be copied and delivered by Manager to the requesting Member promptly following a request therefor. The costs of such inspection, copying and delivery shall be borne by the Member.

7.2 Accounting. The financial statements of the Company shall be prepared in accordance with GAAP and certified by the Company’s chief financial officer. The annual accounting period of the Company shall be its Fiscal Year.

7.3 Records. At all times during the term of existence of the Company, and beyond that term if the Manager deems it necessary, the Manager shall keep or cause to be kept the books of account referred to in Section 7.1, together with:

(a) a current list of the full name and last known business or residence address of each Member, together with the Capital Contributions and the share in Net Income and Net Loss of each Member;

(b) a copy of the Certificate of Formation and all amendments thereto;

(c) copies of the Company’s Federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years, if available;

(d) an executed counterpart of this Agreement, as amended from time to time;

(e) copies of all written consents of the Members which are required pursuant to the terms of this Agreement;

(f) copies of the financial statements of the Company for the six (6) most recent Fiscal Years, if available;

(g) the books and records of the Company as they relate to the Company’s internal affairs for the current and past four (4) Fiscal Years of the Company;

(h) [***]; and

(i) copies of all registrations of Company IP.

7.4 Member’s Rights to Records.

(a) Upon the request of any Member, for purposes reasonably related to the interest of such Member, the Manager shall cause to be promptly delivered to such Member, at the expense of such Member, (i) a copy of the information required to be maintained pursuant to Section 7.3, and (ii) estimates of third-party costs and expenses, including of any Separate Expenses, to the extent available.

(b) The Manager shall cause to be promptly furnished to each Member a copy of any amendment to the Certificate of Formation.

(c) Notwithstanding the foregoing, the Company shall not be obligated to disclose any information to the extent such disclosure would breach any contractual obligations of the Company or any subsidiary thereof, violate any Law or jeopardize any attorney-client privilege.

7.5 Financial and Other Reports.

(a) Governmental Reports. The Manager shall cause to be filed all documents and reports required to be filed with any Governmental Body in accordance with the Act.

(b) Financial Reports. The Manager shall cause to be sent to each Member (a) not later than thirty (30) days after the close of each Fiscal Year, the Company’s unaudited financial statements for that Fiscal Year, including a balance sheet as of the end of that Fiscal Year and an income statement and statement of changes in financial position for that Fiscal Year, and (b) within thirty (30) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year, the Company’s unaudited financial statements for such fiscal quarter, including a balance sheet as of the end of that fiscal quarter and an income statement and statement of changes in financial position for such fiscal quarter, all of the foregoing to be prepared in accordance with GAAP. The financial statements for each period will show (i) the applicable Covered Expenses Amount for such period and (ii) the amount of the Separate Expenses for such period, including reasonably sufficient detail with respect to the transactions underlying such Separate Expenses.

(c) Tax Reports. The Manager shall cause to be prepared, at the Company’s expense, information necessary for the preparation of the Members’ tax returns. As soon as practicable following the end of each Fiscal Year of the Company. The Manager shall send or cause to be sent to each Member such information as is necessary for Members to timely complete their tax returns; provided that the Company shall use commercially reasonable efforts to provide (i) tax estimates to each Member on or before (A) the date five (5) days prior to each estimated tax due date for such Member, and (B) March 31 of the calendar year following each Fiscal Year and (ii) a final K-1 on or before September 15 of the calendar year following each Fiscal Year. The Company shall promptly provide Vince with any other tax information reasonably requested by Vince; provided, that the Company is not prohibited by applicable law from providing such information and such information is reasonably available to the Company and can be provided to Vince without undue effort.

7.6 Tax Elections. Decisions regarding tax elections of the Company not otherwise specifically addressed in this Agreement shall be made by the Manager, subject to Section 5.2.

7.7 Certain Tax Matters.

(a) Designation of Company Representative.

(i) ABG Intermediate is hereby designated as the “partnership representative” of the Company as such term is defined under the BBA Rules (the “Company Representative”). In the event of the resignation or unavailability of the then-current Company Representative, a successor or replacement shall be designated as determined by the Manager in good faith; provided, that if such designee is not an Affiliate of the ABG Member, such successor or replacement shall be designated by the ABG Member subject to reasonable approval by the Vince Member. The Company Representative may engage such professional advisors as it may deem appropriate in carrying out its duties. The Company Representative shall in good faith perform the obligations and functions required of a partnership representative to the extent and in the manner provided by applicable Code sections and Treasury Regulations. The Company Representative shall be entitled to cause the Company to elect the application of Section 6226 of the Code and, except as otherwise provided in Section 5.2, make any other decision or election or take any action pursuant to the BBA Rules.

(ii) Any Member (including any former Member) that is in dispute with any taxing authority in relation to a matter relating to the Company shall notify the Company Representative within thirty (30) days or as promptly as practicable thereafter following the occurrence of the dispute, and if the Company Representative reasonably determines that the matter is of material relevance to the tax position of the Company, such Member shall consult in good faith with the Company Representative (or any advisor appointed by the Company Representative for the purpose) as to how that dispute is to be handled. Any Member (including any former Member) that enters into a settlement agreement with respect to any Company item shall notify the Company Representative of such settlement agreement and its terms within thirty (30) days or as promptly as practicable thereafter following such agreement. The Company shall reimburse the Company Representative for all reasonable out-of-pocket expenses incurred by the Company Representative including reasonable fees of any professionals or attorneys, in carrying out its duties as the Company Representative.

(b) Entity Taxes.

(i) If any Entity Taxes are imposed on or otherwise payable by the Company (including the Company’s share of Entity Taxes imposed on any subsidiaries of the Company), the Company Representative shall allocate among the Members and former Members such Entity Taxes in a manner it determines in its good faith discretion to be fair and equitable, taking into account (a) any modifications attributable to a Member or former Member pursuant to the BBA Rules (if applicable) and (b) the proportionate interests of such Members and former Members in the Company during the applicable taxable period. To the extent that a portion of the Entity Taxes for a prior year relates to a former Member, the Company may require such former Member (and its successor or transferee in interest) to pay to the Company an amount equal to its allocable portion of such Entity Taxes (which shall not be treated as a Capital Contribution, and no additional Units will be issued to such former Member or its successor or transferee in interest in respect thereof). Notwithstanding the foregoing, if the Company Representative in good faith determines that seeking a payment from a former Member is not practicable or that seeking such payment has failed, the Company Representative may require the Member that acquired directly or indirectly from such former Member the interest in the Company associated with such portion of the Entity Taxes to pay such amount to the Company. Each Member acknowledges and agrees that, notwithstanding the Transfer of all or any portion of its interest in the Company, it will remain liable for Entity Taxes with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) before such Transfer pursuant to this Section 7.7(b).

(ii) Each Member (including each former Member or its successors or transferees in interest, as applicable) shall pay to the Company in immediately available funds by wire transfer its allocable share of any Entity Tax within five (5) days following written notice by the Company that payment of such amounts to the appropriate Governmental Body is due, provided that no such payment will be required earlier than ten (10) days prior to the due date for payment of such amounts to the appropriate Governmental Body. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and taxes imposed pursuant to Section 6226 of the Code) shall be timely paid by such Member, and, if required to be paid (and actually paid) by the Company, shall be recoverable by the Company pursuant to the preceding sentence. Any payments to the Company pursuant to the foregoing provisions of this paragraph shall not increase such Member’s Capital Contribution and no additional Units will be issued to such Member (or such former Member or successor or transferee in interest, as applicable) in respect thereof, and any such payment shall be payable notwithstanding the termination of the Company. In lieu of the foregoing, the Company may, in the good faith discretion of the Manager, pay any Entity Tax imposed on or otherwise payable by the Company and treat such payment, to the extent such payment is allocable to a Member pursuant to this Section 7.7, as an advance to such Member to be repaid by such Member by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. If a Member reimburses its share of an Entity Tax by having the amount of a distribution (or distributions) reduced as described in the preceding sentence, for all other purposes of this Agreement, such Member shall be treated as having received all distributions (whether before or upon termination) unreduced by the amount of such Entity Tax and interest thereon. Any payments required pursuant to this Section 7.7 that are not made before the date on which the payment to such Government Body is due shall bear interest at a rate equal to the Prime Rate as of such due date, plus 2.0% per annum.

(iii) The Members (and former Members) agree to take all actions and provide any information reasonably requested by the Company or the Company Representative to comply with the BBA Rules.

(iv) In the event of an adjustment with respect to any Company tax item attributable to or otherwise affecting a Member (or a former Member), the Company and the Company Representative shall use their reasonable efforts to cause to be timely delivered to such Member (or former Member) such information with respect to the Company as may be reasonably necessary for the preparation or amendment of such Member’s (or former Member’s) U.S. federal, state and local tax returns.

(c) Survival. The provisions of this Section 7.7 shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and the termination of the Company and shall remain binding on each Member, the Company and the Company Representative for the period of time necessary to resolve with the IRS all federal income tax matters relating to the Company.

ARTICLE VIII

WITHDRAWAL OF MEMBERS;

TRANSFERS OF MEMBERSHIP INTERESTS

8.1 Transfer and Assignment of Interests. Except for Transfers made pursuant to Sections 8.4, 8.6, 8.7 and 8.9, or a Transfer of Units held by the Vince Member or one or more of its Permitted Transferees to the ABG Member that is effectuated pursuant to Section 10(a)(ii) of the Standard Terms of the Vince License Agreement and/or the Pledge Agreement, and subject to the requirements of this Article VIII, Membership Interests shall only be Transferred upon the prior written approval of the Manager. Except for Transfers made in accordance with Section 8.4, no direct Transfer of Membership Interests to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with Section 6.2 of this Agreement. After the consummation of any Transfer of any part of a Member’s Membership Interests, the Membership Interests so Transferred shall continue to be subject to the terms and provisions of this Agreement (provided, that any consent rights of the Vince Member set forth in this Agreement shall only transfer to a Transferee of the Vince Member’s Membership Interests hereunder in accordance with Section 8.3(b)) and any further Transfers shall be required to comply with all the terms and provisions of this Agreement.

8.2 Further Restrictions on Transfer of Interests. In addition to other restrictions contained in this Agreement, except for any Transfer pursuant to Section 8.6 or Section 8.7, no Member shall Transfer all or any part of its Membership Interest: (a) without compliance with all federal and state securities laws to the extent applicable; (b) if such Transfer would affect the Company’s existence or qualification as a limited liability company under the Act; (c) if the Manager determines that such Transfer would cause the Company to lose its status as a partnership for federal income tax purposes; (d) if such Transfer would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended; (e) unless the Manager determines that such Transfer would not result in the Company being treated as a “publicly traded partnership” within the meaning of Code Section 7704; (f) unless the transferring Member and the Assignee have provided the Company with either (A) a fully completed and executed IRS Form W-9 or a certificate reasonably satisfactory to the Manager evidencing that no withholding is required under Section 1446(f) of the Code or (B) a certificate of the amount realized by the transferring Member for such interest and the original or a certified copy of a receipt issued by the U.S. Department of Treasury evidencing the payment of the tax withheld under Section 1446(f) of the Code in respect of the amount realized by the transferring Member for such interest (plus any interest and penalties) or other evidence of such payment, in each case, reasonably satisfactory to the Manager; (g) to any Person (other than to an Affiliate of a Member) primarily engaged in any line of business competitive with (1) the Business or any other material lines of business that the Company is actively developing as of the time of determination or (2) the business of licensing, sourcing, marketing, distributing and designing footwear, handbags, accessories and/or apparel; and (h) unless the transferor pays all expenses reasonably incurred by the Company, including reasonable attorneys’ fees and costs, in connection with such Transfer.

8.3 Substitution of Members.

(a) An Assignee of a Membership Interest shall have the right to become a substitute Member only if: (i) the requirements of Sections 8.1 and 8.2 are met; and (ii) the Assignee executes an instrument reasonably satisfactory to the Members accepting and adopting the terms and provisions of this Agreement as such were applicable to the transferring Member at the time of transfer. The admission of an Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

(b) In the event the Vince Member Transfers all of its Percentage Interest in the Company held as of the date hereof as may be adjusted from time to time as a result of any Transfer effected pursuant to Section 8.7, to a third party Transferee, such third party Transferee shall be entitled to enforce (subject, for the avoidance of doubt, to the thresholds set forth in Sections 5.2 and 5.3) all of the rights of the Vince Member set forth in this Agreement as though it were the Vince Member.

8.4 Permitted Transfers. Notwithstanding the provisions of Sections 8.1 and 8.6, all or any part of the Membership Interest of any Member may be Transferred, with or without consideration, by gift, sale, by operation of law, upon termination of trust, upon death or other voluntary or involuntary conveyance, subject to compliance with Section 8.2 to the Company or a corporation, partnership, limited liability company or other entity that is a wholly-owned Affiliate of that Member; provided, that the Transferring Member shall provide prior written notice to the other Members of such Transfer and, provided, further, that such Transferring Member shall remain responsible for or otherwise guarantee performance of the obligations under this Agreement by such Transferee. Any Transferee(s) permitted under the preceding sentence (a “Permitted Transferee”) shall hold the Transferred Membership Interest or part thereof subject to all the provisions of this Agreement and shall execute and deliver to the Company a joinder to this Agreement, in form and substance acceptable to the Manager, upon the consummation of such Transfer.

8.5 Effective Date of Permitted Transfers. Any permitted Transfer of all or any portion of a Member’s Membership Interest shall be effective on the day following the date upon which the requirements applicable to such Transfer pursuant to this Agreement have been satisfied. The Member that is a party to the permitted Transfer shall provide all other Members with written notice of such Transfer as promptly as possible after the requirements applicable to such Transfer pursuant to this Agreement have been met.

8.6 Tag-Along Rights.

(a) In the event that the ABG Member (the “Selling Member”) agrees to Transfer any of the Membership Interest then held by the ABG Member (other than a Transfer or series of Transfers to strategic investors (as determined by the Manager acting in good faith) in an aggregate amount (when taken together with prior Transfers by any ABG Member) not to exceed [***] of the Membership Interest held by the ABG Member on the date of this Agreement) to any Person or group of Persons other than another Member (a “Tag-Along Buyer”) or other than pursuant to Section 8.4, the Selling Member must first notify the other Members in writing (a “Tag-Along Notice”) of such intended Transfer at least twenty (20) days prior to the proposed date for the consummation of such Transfer; which notice will contain all of the terms of the proposed Transfer including the name and address of the prospective purchaser(s), the purchase price (which is to be determined on the basis of all consideration paid or to be paid in connection with such Transfer), a description of any non-cash consideration in sufficient detail to permit the valuation thereof, other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), and any other material terms and conditions of the proposed Transfer, together with a copy of any agreement proposed to be executed in connection therewith, and the date on or about which such sale is anticipated to be consummated and the Membership Interests are to be Transferred.

(b) Within twenty (20) days (the “Tag-Along Period”) after receipt of the Tag-Along Notice, (the “Tag-Along Participation Notice”) each other Member shall have the option, exercisable by written notice to the Selling Member to participate in the proposed Transfer (such Transfer, a “Tag-Along Transfer” and such other Members, each a “Tag-Along Participant”). The failure to provide such notice within such twenty (20) day period shall be deemed to constitute an irrevocable waiver by such Tag-Along Participant of the right to Transfer any Membership Interests in connection with the proposed Transfer described in such Notice of Transfer. In the event the Tag-Along Buyer is unwilling to purchase all of the Selling Member’s Membership Interests and all of the Tag-Along Participants’ Membership Interests, then each of the Selling Member and each of the Tag-Along Participants will be entitled to sell to the Tag-Along Buyer, Units in an amount determined by multiplying the total number of Units which are to be purchased by the Tag-Along Buyer by a fraction, the numerator of which is the Percentage Interest of such Member and the denominator of which is the aggregate Percentage Interests held by the Selling Member and the Tag-Along Participants together.

(c) At the closing of any proposed Tag-Along Transfer the Tag-Along Participants shall deliver, free and clear of all liens (other than restrictions on transfer under applicable securities laws), to the Tag-Along Buyer, the applicable Membership Interests to be Transferred and shall receive in exchange therefore, pro-rata based upon Percentage Interests sold, the consideration to be paid or delivered by the Tag-Along Buyer as described in the Tag-Along Notice; provided, that (1) each Tag-Along Participant will receive the same form of consideration for their Units of such class or series as is received by other holders in respect of their Units of such same class or series of and (2) each holder of Units will receive the same amount of consideration per Unit as is received by other holders in respect of their Units.

(d) The Selling Member shall have sixty (60) days following the expiration of the Tag-Along Period in which to Transfer the Membership Interests described in the Tag-Along Notice, on the terms set forth in the Tag-Along Notice. If at the end of such sixty (60) day period, the Selling Member has not completed such Transfer, the Selling Member may not then effect a Transfer of Membership Interests that would be subject to this Section 8.6 without again fully complying with the provisions of this Section 8.6.

(e) The exercise or non-exercise of the rights of the Tag-Along Participants hereunder to participate in one or more sales of Membership Interests made by Selling Member hereunder shall not affect their rights to participate in subsequent sales by Selling Member that meet the conditions specified in this Section 8.6.

(f) No Member shall be required to agree to any restrictive covenant in connection with any Tag-Along Transfer (including any covenant not to solicit or hire customers, employees or suppliers of the Company); provided, that any Tag-Along Participant shall be required to agree to customary non-solicitation agreements to the extent reasonably requested by the Tag-Along Buyer and to the extent any such non-solicitation agreement is not on terms that are less favorable than those agreed to by the Selling Member.

(g) No Member shall be required to agree to any covenant not to compete with any party to any Tag-Along Transfer in connection with any such Tag-Along Transfer.

8.7 Drag-Along Rights.

(a) If at any time after the date hereof, the ABG Member (the “Transferring Member”) desires to Transfer in a bona fide arm’s-length sale to Persons who are not Affiliates of the ABG Member (for purposes of this Section 8.7, collectively, the “Proposed Transferee”) all of its Membership Interests in the Company, whether in a single transaction or in a series of related transactions, for consideration consisting solely of cash or Marketable Securities, then the Transferring Member shall have the right (the “Drag-Along Right”) to require all Members which are not Transferring Members (collectively, the “Other Members”) to sell to the Proposed Transferee their entire Membership Interests; provided, that the Transferring Member shall be entitled to exercise the Drag-Along Right only for so long as the ABG Member or one of its Affiliates continues to hold at least a plurality of the then-issued and outstanding Units, representing in the aggregate not less than fifty-one percent (51%) of the then-issued and outstanding Units. The sale price to be paid to each Member will be an amount equal to the amount that would be distributed to such Member assuming that the Company distributed the aggregate sales price for all of the Membership Interests, net of closing and transaction costs, escrows (provided, that any monies subsequently released from escrow will be paid to the Members if and when released) and other contingent payments, and closing adjustments (including payment of all indebtedness and liabilities), in accordance with Section 4.4 (the “Drag-Along Price”). The Transfer of Membership Interests in connection with the exercise of the Drag-Along Right is referred to herein as a “Covered Transfer.”

(b) To exercise the Drag-Along Right, the Transferring Member shall give the Other Members a Notice, delivered not less than thirty (30) days prior to the consummation of the proposed Covered Transfer, containing (i) the name and address of the Proposed Transferee, (ii) the terms and conditions of the proposed Covered Transfer, including the date on or about which such sale is anticipated to be consummated and the Membership Interests are to be Transferred, and (iii) the Drag-Along Price (based on a reasonable estimate of transaction costs, escrows and closing adjustments) and including a description of any non-cash consideration in sufficient detail to permit the valuation thereof, other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions) and any other material terms of the proposed Covered Transfer.

(c) In connection with a Covered Transfer, the Other Members shall, if requested by the Proposed Transferee, promptly execute, deliver and perform agreements with the Proposed Transferee relating to the sale containing terms that are consistent in all material respects with those contained in the agreements to be executed, delivered and performed by the Transferring Members; provided, that no Other Member shall be required to agree to any restrictive covenant in connection with any Covered Transfer (including any covenant not to solicit or hire customers, employees or suppliers of the Company); provided, further, that any Other Member shall be required to agree to customary non-solicitation agreements to the extent reasonably requested by the Proposed Transferee and to the extent any such non-solicitation agreement is not on terms that are less favorable than those agreed to by the Transferring Member. No other Member shall be required to agree to any covenant not to compete with any party to a Covered Transfer in connection with any such Covered Transfer.

(d) No Member shall be required to make individual representations and warranties in connection with the exercise of a Drag-Along Right other than customary representations and warranties, on a several and not joint basis, including regarding the power and authority of such Member to engage in the Transfer, the receipt of appropriate corporate or similar authorizations, the absence of any consents or approvals applicable to such Member (other than those which have been obtained), and that such Member has good and marketable title to its Membership Interests, free and clear of all liens, claims and other encumbrances. Any liability or indemnification provisions regarding the Covered Transfer shall be borne on a pro rata basis as between the Transferring Members and the ABG Member.

(e) At the closing of any Covered Transfer, (i) each Member shall deliver, free and clear of all liens, all of its entire Membership Interest and shall receive in exchange therefor the same form of consideration for its Units of such class or series as is received by other holders in respect of their Units of such same class or series of and (ii) each holder of Units shall receive the same amount of consideration per Unit as is received by other holders in respect of their Units.

8.8 Violative Transfers. Any purported Transfer of a Membership Interest in violation of this Article VIII shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. The purported transferee in any such Transfer shall have no right to vote or participate in the management of the Business, property and affairs of the Company or to exercise any rights of a Member.

8.9 Pledge. Notwithstanding any provision to the contrary in this Agreement, the Units issued hereunder to Vince are subject to that certain Pledge Agreement, dated concurrently herewith, between Vince and ABG Intermediate (the “Pledge Agreement”). The pledge of such Units shall not, except as otherwise provided in the Pledge Agreement, cause Vince to cease to be a member or to have the power to exercise any rights or powers of a member and, except as provided in the Pledge Agreement, ABG Intermediate shall not have any liability solely as a result of such pledge. Without limiting the foregoing, the right of ABG Intermediate to enforce its rights and remedies under the Pledge Agreement and any other collateral documentation referenced therein is hereby acknowledged and any such action properly taken in accordance with the terms thereof shall be valid and effective under this Agreement and any assignment, sale or other disposition of the Units by ABG Intermediate pursuant to any the Pledge Agreement and any other collateral documentation referenced therein in connection with the exercise of any rights and powers of ABG Intermediate shall be valid and effective for all purposes to transfer all right, title and interest of Vince hereunder to ABG Intermediate in accordance with the Pledge Agreement (and any other collateral documentation referenced therein) and applicable law (including, without limitation, the rights to participate in the management of the business and the business affairs of the Company, to share profits and losses, to receive distributions and to receive allocation of income, gain, loss, deduction, credit or similar items). Further, ABG Intermediate shall not be liable for the obligations of Vince to make contributions, if any.

8.10 Uncertificated Units. The Members and the Company reaffirm that as of the date of this Agreement the Units in the Company are uncertificated, and hereby agree that for so long as any pledge or hypothecation of any Units in the Company is in effect to secure the repayment of any indebtedness, liabilities and obligations of Vince, the Company shall not issue any certificate or other security evidencing the Units and shall not elect to have the Units constitute securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

8.11 Right of First Refusal. In the event that (i) the Manager proposes that the Company enter into a sale of all or substantially all of the Company’s assets (other than in connection with a Change of Control) or (ii) the ABG Member proposes to exercise its Drag-Along Right pursuant to Section 8.7, in each case, pursuant to a transaction or series of related transactions, for an aggregate purchase price that is equal to or less than $102,000,000 (a “ROFR Proposed Transaction”), then the Vince Member shall have the right, but not the obligation (the “Vince ROFR”), to purchase, all of such assets or equity interests, as applicable, pursuant to and in accordance with the following provisions of this Section 8.11. Notwithstanding the foregoing, the Vince ROFR may only be exercised by the Vince Member if and only if the Vince License Agreement has not expired or been terminated, and if the Vince License Agreement is in full force and effect, Vince is not then in breach of the Vince License Agreement to the extent such breach would give rise to the Company’s termination rights thereunder; provided, that to the extent Vince cures any such breach in accordance with the terms of the Vince License Agreement the foregoing limitation shall cease to apply.

(a) The Manager shall cause the ROFR Proposed Transaction and the material terms thereof to be reduced to writing and shall promptly notify the Vince Member of its desire to effect the ROFR Proposed Transaction and otherwise comply with the provisions of this Section 8.11 (such notice, the “ROFR Offer Notice”). The ROFR Offer Notice shall constitute an irrevocable offer to sell all of the assets or equity interests which are the subject of the ROFR Proposed Transaction (the “Offered Interests”) on the basis described below, at a purchase price equal to or greater than the price contained in, the ROFR Proposed Transaction. The ROFR Offer Notice shall be accompanied by true copies of any definitive documents (if any) underlying the ROFR Proposed Transaction (which shall identify the proposed buyer (the “Proposed Buyer”) with respect to which the Manager shall provide to the extent in the Manager’s possession, all materially relevant information reasonably requested by Vince).

(b) The Vince Member may elect, by written notice to the Manager, given within fifteen (15) days after receipt of the ROFR Offer Notice (the “Vince Acceptance Notice”), to purchase all of the Offered Interests (the “Option Period”) at the price and on the other terms set forth in the ROFR Offer Notice (other than de minimis modifications). The Vince Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Interests covered by the Vince Acceptance Notice.

(c) In the event that the price set forth in the ROFR Offer Notice is stated in consideration other than cash or cash equivalents, the Manager shall determine (in consultation with the Vince Member) the fair market value of such consideration, reasonably and in good faith, and the Vince Member may affect their purchase under this Section 8.11 by payment of such fair market value in cash or cash equivalents.

(d) In the event that the Vince Member does not elect to exercise the rights to purchase under this Section 8.11 all of the Offered Interests, the Company may sell the Offered Interests to the Proposed Buyer on the terms and conditions set forth in the ROFR Offer Notice. Promptly after the consummation of any such transaction, the Manager shall notify the Vince Member, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the transaction and of the terms thereof as may reasonably be requested by the Vince Member. If any such sale of assets or equity interests to a Proposed Buyer is not consummated in accordance with the terms of the ROFR Proposed Transaction on or before ninety (90) calendar days after the latest of: (i) the expiration of the Option Period and (ii) the satisfaction of all governmental approval or filing requirements, the ROFR Proposed Transaction shall be deemed to lapse, and any transfer of assets or equity interests pursuant to such ROFR Proposed Transaction shall be in violation of the provisions of this Agreement unless the Manager sends a new ROFR Offer Notice and once again complies with the provisions of this Section 8.11 with respect to such ROFR Proposed Transaction.

ARTICLE IX

PRE-EMPTIVE RIGHTS

9.1 Preemptive Rights. Subject to Section 5.2, neither the Company nor any of its subsidiaries shall issue or sell any Units, or any options, warrants or other rights to acquire any Units, or any securities convertible into or exchangeable for, directly or indirectly, any Units or any debt securities of the Company or its subsidiaries (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of this Section 9.1; provided, that if any Subject Securities include Units (or any options, warrants or other rights to acquire any Units, or any securities convertible into or exchangeable for, directly or indirectly, any Units) and any other equity or debt securities coupled as a unit, “Subject Securities” shall mean such unit of securities purchased together collectively and not such Units or securities individually.

(a) Participation Notice. Not fewer than ten (10) business days prior to the consummation of the Issuance, a written notice (the “Participation Notice”) shall be delivered by the Company to each holder of Units. The Participation Notice shall include:

(i) the principal terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Subject Securities proposed to be issued, (iii) the price per unit of the Subject Securities, (iv) the percentage of the Issuance equal to the number of Units held by such holder immediately prior to the Issuance divided by the aggregate number of Units outstanding immediately prior to the Issuance (the “Participation Portion”) and (v) the name and address of each Person to whom the Subject Securities are proposed to be issued (each a “Prospective Subscriber”); and

(ii) an offer by the Company to issue, at the option of each holder of Units to which a Participation Notice is required to be given, to such holder such portion of the Subject Securities to be included in the Issuance as may be requested by such holder (not to exceed such holder’s Participation Portion of the total amount of Subject Securities to be included in the Issuance), at the same price and otherwise on the same terms and conditions, with respect to each unit of Subject Securities issued to such holders of Units, as the Issuance to each of the Prospective Subscribers.

9.2 Participation Commitment. Each holder of Units desiring to accept the offer contained in the Participation Notice (each a “Participating Buyer”) shall send an irrevocable commitment (each a “Participation Commitment”) to the Company within five (5) Business Days after the delivery of the Participation Notice specifying the amount of Subject Securities (not to exceed such holder’s Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such holder desires to be issued. Each Participating Member that elects to purchase one hundred percent (100%) of Participation Portion of the total amount of Subject Securities to be included in the Issuance (each, a “Fully Exercising Member”) may, in its Participation Commitment, elect to purchase or acquire, in addition to its Participation Portion, a portion of the Subject Securities, if any, for which other Members were entitled to subscribe but that are not subscribed for by such Member(s). The amount of such overallotment that each Fully Exercising Member shall be entitled to purchase shall be equal to the quotient determined by dividing (1) the total number of Units then held by such Fully

Exercising Member by (2) the total number of Units then held by all Fully Exercising Members who wish to purchase such unsubscribed portion of the Subject Securities. Each holder of Units which does not accept such offer in accordance with this Section 9.2 shall be deemed to have waived all of such holder’s rights under this ARTICLE IX with respect to such Issuance, and the Company shall thereafter (except as provided in Section 9.3) be free to issue the Subject Securities in such Issuance to the Prospective Subscribers and any Participating Buyers, at a price not less than ninety-five percent (95%) of the price set forth in the Participation Notice and on other terms not materially more favorable in the aggregate to the Prospective Subscribers and the Participating Buyers than those set forth in the Participation Notice, without any further obligation to such non-accepting holders under this ARTICLE IX. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than ninety-five percent (95%) of the price set forth in the Participation Notice or the other terms of the Issuance shall be materially more favorable to the Prospective Subscribers and the Participating Buyers than those set forth in the Participation Notice, or the number of Subject Securities proposed to be issued to the Prospective Subscribers increases by more than five percent (5%) of the number of Subject Securities set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this ARTICLE IX separately complied with, in order to consummate such Issuance pursuant to this ARTICLE IX.

9.3 Acceptance. The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, including price, as the Prospective Subscribers with respect to each unit of Subject Securities issued, such amount or proportion of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s Participation Commitment.

9.4 Failure to Consummate. If at the end of the 180th day following the date of the delivery of the Participation Notice the Company has not completed the Issuance on the terms and conditions specified in such Participation Notice or as otherwise provided by Section 9.1(ii), each Participating Buyer shall be released from its obligations under such Participating Buyer’s Participation Commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this ARTICLE IX separately complied with, in order to consummate any Issuance subject to this ARTICLE IX.

9.5 Cooperation. Each holder of Units in such holder’s capacity as a Participating Buyer shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this ARTICLE IX and any related transactions, including executing, acknowledging and delivering consents, assignments, releases, waivers and other documents or instruments, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company, the Prospective Subscribers and the other Participating Buyers (if any). Without limiting the generality of the foregoing, each such Participating Buyer and holder of Units agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will also be party.

9.6 Closing. The closing of an Issuance pursuant to this ARTICLE IX shall take place at such time and place as the Company shall specify by notice to each Participating Buyer. At the Closing of any Issuance under this ARTICLE IX, the Company shall deliver the documents or other instruments, if any, evidencing the Subject Securities to be issued to such Participating Buyer, free and clear of any liens or encumbrances, against delivery by such Participating Buyer of the applicable consideration.

9.7 Excluded Transactions. Notwithstanding the preceding provisions of this ARTICLE IX, the preceding provisions of this ARTICLE IX will not restrict or be applicable in the case of:

(a) the Issuance by the Company of Units on the date hereof;

(b) any Issuance of Membership Interests to any manager, officer or employee of, or consultant or adviser to, the Company or its direct or indirect subsidiaries in connection with a bona fide compensation arrangement; and

(c) any Issuance in connection with any Unit split, Unit dividend, Unit distribution, Unit combination, recapitalization or similar transaction of the Company or any of its subsidiaries.

9.8 Period. The foregoing provisions of this ARTICLE IX shall expire upon the consummation of a transaction pursuant to Section 8.7 or any event of dissolution pursuant to Section 10.8.

ARTICLE X

DISSOLUTION AND WINDING UP

10.1 Events of Dissolution. The Company shall be dissolved immediately upon the first to occur of the following events:

(a) the happening of any event of dissolution specified in the Certificate of Formation;

(b) the sale of all or of substantially all of the Company’s assets; and

(c) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act; and

(d) the occurrence of any event which makes it unlawful for the Business of the Company to be continued.

10.2 Winding Up. Upon the dissolution of the Company, the Company shall engage in no further business other than that necessary to wind up the business and affairs of the Company. The Manager shall wind up the affairs of the Company in an orderly manner. The Manager shall give Notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company. After paying or adequately providing for the payment of all known debts and liabilities of the Company (including all costs of dissolution) and all indebtedness to any Member, the remaining assets of the Company shall be distributed or applied to the Members in accordance with Section 4.4. A full accounting of the assets and liabilities of the Company shall be taken and a statement thereof shall be furnished to each Member promptly after the distribution of all of the assets of the Company.

10.3 Deficits. Each Member shall look solely to the assets of the Company for the return of his, her or its investment, and if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Member shall have no recourse against any other Member for indemnification, contribution or reimbursement except as specifically provided in this Agreement.

ARTICLE XI

LIABILITY/INDEMNIFICATION

11.1 Liability.

(a) No Member, in its capacity as such, shall be personally liable for any debt, expense, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, except as otherwise provided in the Act or in this Agreement.

(b) No Member or Manager shall be liable, responsible or accountable, in damages or otherwise, to any Member or to the Company for any act or omission by such Member or Manager in good faith reliance on this provisions of this Agreement and the Act, except for any liability that results from such Member’s or Manager’s fraud, gross negligence or willful misconduct.

(c) Except as required by law and except for distributions made in clear and manifest accounting or similar error, no Member shall be obligated by this Agreement to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Member is obligated to return or pay any part of any distribution, such obligation shall bind such Member alone and not any other Member or any Manager.

11.2 Indemnification.

(a) Except as may be prohibited by applicable law, the Company shall indemnify and hold harmless each Member, Manager, and, to the extent applicable, Company officer, their respective partners, officers, directors, Affiliates, shareholders, managers, members and trustees and the partners, officers, directors, shareholders, managers, members and trustees of such parties, and any employee or agent of, or adviser to, each Member, Manager and officer, their respective Affiliates, and the Company Representative, in its capacity as such (such Persons, to the extent they are required to be indemnified hereunder, are herein collectively referred to as “Indemnified Parties”) from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys’ fees and expenses), judgments, fines, settlements and other amounts (collectively, the “Liabilities”) arising from, or related or incidental to, any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such Indemnified Party may be involved, or threatened to be involved, as a party or otherwise, and arising out of or resulting from the initial offering of Membership Interests in the Company, any other offering of Membership Interests in the Company, or the business, operation, administration or termination of the Company, including (x) all activities to exploit, monetize and/or operate the assets of the Company and (y) Liabilities under federal or state securities Laws (and regardless of whether such Indemnified Party continues to be a Member, Manager and officer, any Affiliate of such, or a partner, officer, director, shareholder, trustee, employee or agent of, or adviser to, a Member, Manager and officer, or any of their respective Affiliates at the time any such Liabilities are paid or incurred); provided, that, such Indemnified Party (i) acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Company and (ii) with respect to any criminal proceeding, did not in good faith believe its conduct was unlawful; provided, however, that such Indemnified Party shall not be indemnified against any such Liabilities, (and the Indemnified Party shall repay all amounts previously advanced by the Company pursuant to and in accordance with Section 11.2(b)), that were caused by such Indemnified Party’s fraud, gross negligence or willful misconduct. Notwithstanding the foregoing, to the extent that an Indemnified Party has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 11.2, or in connection with any appeal therein, or in defense of any claim, issue or matter therein, the Company shall indemnify such Indemnified Party against the expenses, including attorneys’ and accountants’ fees and expenses, incurred by such Indemnified Party in connection therewith. The termination of any pending or threatened action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnified Party did not satisfy standards for indemnification set forth in this Section 11.2.

(b) Liabilities incurred by any Indemnified Party in defending any pending or threatened claim, demand, action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition or settlement of such claim, demand, action, suit or proceeding, to the extent the Company has the necessary cash available, upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amounts (or a proportionate share of such amounts determined in accordance with Section 11.2(c) if applicable) if it is ultimately determined that the Indemnified Party is not to be indemnified by the Company as provided in this Section 11.2.

(c) If for any reason (other than the fraud, gross negligence or willful misconduct of the Indemnified Party), the foregoing indemnification is unavailable to such Indemnified Party, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such Indemnified Party on the other hand, but also the relative fault of the Company and such Indemnified Party as well as any relevant equitable considerations.

(d) The indemnification (or contribution) and advancement of amounts provided pursuant to this Section 11.2 shall not be deemed exclusive of, but shall be in addition to, any other rights to which those Persons seeking indemnification (or contribution) or advancement of amounts may otherwise be entitled and shall continue as to any Indemnified Party notwithstanding the dissolution or other cessation to exist of such Indemnified Party or the withdrawal, adjudication of Bankruptcy or insolvency of such Indemnified Party, such Indemnified Party’s no longer serving in the capacity entitling it to indemnification under the provisions of this Section 11.2, or the termination of the Company.

(e) The Company shall purchase and maintain insurance on behalf of any of the Indemnified Parties, and such other Persons as the Manager shall determine against any Liabilities that may be asserted against or that may be incurred by such Persons arising out of or related to the initial offering of Membership Interests, any other offering of Membership Interests or other interests in the Company, and/or the business, operation, administration or termination of the Company, regardless of whether the Company would be required to indemnify any such Persons against such Liabilities under the provisions of this Agreement.

(f) The advancement, indemnity and contribution obligations of the Company under this Section 11.2 shall be in addition to any obligation which the Company may otherwise have, shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each of the Indemnified Parties and shall not be deemed to create any rights for the benefit of any other party. The provisions of this Section 11.2 shall survive any termination of this Agreement.

(g) The Company hereby acknowledges that each Indemnified Party that is (1) the Manager, a Member or any of their respective Affiliates (other than the Company and its subsidiaries) (collectively, the “Specified Entities”) or (2) an director, officer, manager, partner, employee or advisor of the Specified Entities (each of the Specified Entities and each such director, officer, manager, partner, employee or advisor, a “Specified Covered Person”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Specified Entities. Notwithstanding anything to the contrary in this Agreement or otherwise: (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Specified Covered Person are primary and any obligation of Specified Entities to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Specified Covered Person are secondary), (ii) the Company will be required to advance the full amount of expenses incurred by each Specified Covered Person and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Section 11.2(g) without regard to any rights each Specified Covered Person may have against any of the Specified Entities and (iii) the Company irrevocably waives, relinquishes and releases the Specified Entities from any and all claims against the Specified Entities for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement or otherwise, no advancement or payment by the Specified Entities on behalf of a Specified Covered Person with respect to any claim for which such Specified Covered Person has sought indemnification or advancement of expenses from the Company will affect the foregoing and the Specified Entities will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Specified Covered Person against the Company. Each Specified Entity is an express third party beneficiary of the terms of this Section 11.2(g).

ARTICLE XII

CONFIDENTIALITY

12.1 Proprietary Information. The Members each acknowledge and agree that it, he or she will receive and become aware of certain information which is proprietary to the Company, including prices, costs, personnel, knowledge, data and techniques, other non-public information concerning the business or finances of the Company, and other information the disclosure of which might harm or destroy the competitive advantage of the Company (all of the foregoing shall hereinafter be referred to as the “Proprietary Information”). Notwithstanding the foregoing, the Proprietary Information shall not include any information which (a) is generally known or becomes publicly available through no fault of a Person, or (b) is required to be disclosed in the context of any administrative or judicial proceeding.

12.2 Confidentiality. Subject to any obligation to comply with (a) any applicable Law, (b) any rule or regulation of any Governmental Body or securities exchange or (c) any subpoena or other legal process to make information available to the Persons entitled thereto, the Manager and the Members each agree that it shall not, directly or indirectly, during the period such Person owns or holds any interest in the Company or renders services to the Company (as the case may be) and for a period of eighteen (18) months thereafter, disclose any Proprietary Information to third Persons, copy or use any Proprietary Information, or publish any Proprietary Information, except for the purpose of fulfilling its, his or her obligations to the Company.

12.3 Equitable Relief. The Members each hereby acknowledge and agree that the breach by such Person of its covenants and obligations under this Article XII will cause irreparable harm and significant injury to the Company which could be difficult to limit or quantify. Accordingly, such Person agrees that the Company will have the right to seek an immediate injunction, specific performance or other equitable relief due to any such breach, without posting any bond therefor, in addition to any other remedies that may be available to the Company or the other Members at law or in equity.

ARTICLE XIII

SECURITIES LAWS AND INVESTMENT REPRESENTATIONS

13.1 Securities Laws. The initial sale of Membership Interests in the Company to the Members has not been qualified or registered under the securities Laws of any state, nor registered under the Securities Act of 1933, as amended, in reliance upon exemptions from the registration provisions of those Laws. In addition, no attempt has been made to qualify the offering and sale of Membership Interests to Members under any state’s “blue sky” Laws, also in reliance upon an exemption from the requirement that a permit for issuance of securities be procured.

13.2 Representations and Warranties. Each Member hereby represents and warrants (as to only such Member) to the other Members and the Company as follows:

(a) Authority to Contract. Such Member has the capacity and authority to enter into this Agreement without the joinder of any other Person. Such Member agrees that all undertakings and agreements herein shall be binding upon the Members hereto, their permitted successors and assigns.(b) Preexisting Relationship or Experience. Such Member is capable of evaluating the risks and merits of an investment in the Company and of protecting his, her or its own interests in connection with this investment. Such Member has been afforded ample opportunity to investigate the business of the Company, and its proposed Business, as well as to ask any questions of the Company or the Manager and has been satisfied with the responses to any such questions.

(c) High Risk Investment. Such Member understands that there is an extremely high degree of risk in this investment. Investment into this Company should not be purchased by any purchaser who cannot afford the loss of his, her or its entire investment. An investment in a Membership Interest is riskier than an investment in publicly traded securities of companies traded on exchanges or over-the-counter, mutual funds, certificates of deposit, municipal bonds, corporate bonds, government obligations or securities purchased in firmly underwritten offerings. Only those investors who can tolerate such risk should purchase the Membership Interest. Furthermore, the Company has negligible cash and is dependent upon proceeds of this offering to finance its business.

(d) Disclaimer Regarding Projections. Any financial projections and assumptions in the Company’s use of funds, or other materials, have been provided outside of this Agreement for illustrative purposes only and must not be relied upon. The projections reflect estimates of future operating results developed by the Company without independent evaluation or analysis, based on assumptions that may not occur and over which the Company has very little control. To the extent that the assumptions are inaccurate or incomplete, the financial condition of the Company may be adversely affected. There can be no assurance that any of the assumptions in the projections will be accurate. In the event that the assumptions are inaccurate or incomplete, the Company’s profitability would be materially affected. There can be no assurance that actual results will correspond with the financial projections. If the Company were unable to sell all of the Membership Interests, it is possible that the Company may not be able to meet its projections.

(e) No Advertising. Such Member has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

(f) Investment Intent. Such Member is acquiring the Membership Interest for investment purposes for such Member’s own account and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other Person will have any direct or indirect beneficial interest in or right to the Membership Interest.

(g) Accredited Investor. Such Member is an “accredited investor” as defined by Rule 501 under Regulation D of the Securities Act of 1933, as amended.

(h) Partnership Limitation. The principal purpose of his, her or its ownership arrangement is not to permit the Company to satisfy the 100 partner limitation set forth in Treasury Regulation Section 1.7704-1(h)(1)(ii).

ARTICLE XIV

POWER OF ATTORNEY

14.1 Appointment of Manager as Attorney-in-Fact.

(a) Subject to the restrictions set forth in this Agreement, each Member, by the execution of this Agreement, irrevocably constitutes and appoints the Manager its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices the following documents as may be necessary or appropriate to carry out the provisions of this Agreement:

(i) all fictitious name certificates and all certificates and other instruments (including the Certificate of Formation and counterparts of this Agreement), and any amendment or restatement thereof, which the Manager deems appropriate to form, qualify or continue the Company as a limited liability company in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Manager, necessary or desirable to protect the limited liability of the Members;

(ii) any Transfer pursuant to Section 8.7;

(iii) all amendments to the Certificate of Formation adopted in accordance with the terms hereof; and

(iv) all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Company in accordance with the terms hereof;

provided, that with respect to the items listed in Section 14.1(a)(ii) and (iv), the foregoing appointment shall take effect upon the failure by any Member to execute and deliver the documents required in connection with Sections 14.1(a)(i)-(iv) within five (5) calendar days of the Manager’s request for the same.

(b) The foregoing appointment shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Member hereby giving such power and the transfer or assignment of all or any part of the Membership Interest of such Member; provided, however, that in the event of the Transfer by a Member of all of its Membership Interest, the foregoing power of attorney of a transferor Member shall survive such transfer only until such time as the transferee shall have been admitted to the Company as a Member or Assignee, as the case may be, and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

(c) For the avoidance of doubt, the foregoing authority of the Manager shall not apply with respect to any matter requiring the approval of one or more Members in accordance with this Agreement unless and until such approval is obtained.

ARTICLE XV

GENERAL PROVISIONS

15.1 Notices. Any Notice which may or must be given under this Agreement shall be addressed to a Member at the address set forth under such Member’s name in Exhibit A hereto, or, if such Notice is by means of e-mail, to the e-mail set forth under such Member’s name in Exhibit A hereto.

15.2 Entire Agreement; Amendment. This Agreement together with all Exhibits, Schedules attached hereto (which are incorporated herein by this reference) shall constitute the whole and entire agreement of the parties hereto with respect to the matters set forth herein and, subject to Section 5.2, shall not be modified or amended in any respect except by a written instrument signed by each of the Members and the Manager; provided, however, that in no event may any modification or amendment to this Agreement be made that would adversely affect the rights or obligations of the Vince Member in a manner that is materially disproportionate to the effect on all of the Members without the written consent of the Vince Member. Notwithstanding the foregoing, any amendment to Exhibit A or Schedule A to ensure that such Exhibit or Schedule accurately reflects Members of the Company and their respective Capital Contributions and ownership in the Company or officers of the Company, as applicable, shall not be deemed an amendment to this Agreement subject to the preceding sentence; provided, that (a) any change giving rise to the amendment to Exhibit A or Schedule A does not result from any breach of this Agreement and (b) the Manager notifies each Member of such amendment within three (3) Business Days thereof.

15.3 Choice of Law. THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS-OF-LAWS PROVISION THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION AND REGARDLESS OF WHETHER THE LAWS OF THE STATE OF DELAWARE GOVERN THE PARTIES’ OTHER RIGHTS, REMEDIES, LIABILITIES, POWERS AND DUTIES, AND NOTWITHSTANDING THE FACT THAT ONE OR MORE COUNTERPARTS HEREOF MAY BE EXECUTED OUTSIDE OF THE STATE, OR ONE OR MORE OF THE OBLIGATIONS OF THE PARTIES HEREUNDER ARE TO BE PERFORMED OUTSIDE OF THE STATE.

15.4 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

15.5 Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Delaware. Each Member further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 15.1, and that when so made shall be as if served upon him or her personally within the State of Delaware.

15.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members, permitted Assignees, and their respective legal representatives and successors.

15.7 Injunctive Relief; Specific Performance. The parties hereby agree and acknowledge that a breach of any material term, condition or provision of this Agreement that provides for an obligation other than the payment of money would result in severe and irreparable injury to the other party, which injury could not be adequately compensated by an award of money damages, and the parties therefore agree and acknowledge that they shall be entitled to seek injunctive relief in the event of any breach of any material term, condition or provision of this Agreement, or to enjoin or prevent such a breach, including without limitation an action for specific performance hereof, and the parties hereby irrevocably consent to the issuance of any such injunction. The parties further agree that no bond or surety shall be required in connection therewith.

15.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

15.9 Number and Gender. The use of the neuter gender herein shall be deemed to include the feminine and masculine genders. The use of either the singular or the plural includes the other unless the context clearly requires otherwise.

15.10 Further Assurances. Each of the parties hereto shall timely execute and deliver any and all additional documents, instruments, notices, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

15.11 Partition. Each party hereto irrevocably waives any right which it may have to maintain an action for partition with respect to property of the Company.

15.12 Titles and Headings. The Article, Section and Paragraph titles and headings contained in this Agreement are inserted only as matter of convenience and for ease of reference and in no way define, limit, extend or proscribe the scope of this Agreement or the intent or content of any provision hereof. All references to sections, articles, schedules or exhibits contained herein mean sections, articles, schedules or exhibits of this Agreement unless otherwise stated.

15.13 Validity and Severability. If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

15.14 Statutory References. Each reference in this Agreement to a particular statute or regulation, or a provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any similar or superseding statute or regulation, or provision thereof, as is from time to time in effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Member and Manager

ABG INTERMEDIATE HOLDINGS 2 LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page – A&R Limited Liability Company Agreement for ABG-Vince LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Member

VINCE, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page – A&R Limited Liability Company Agreement for ABG-Vince LLC

EXHIBIT A

Members, Capital Contributions and Units

Members	Capital Contributions			Percentage Interest	Units
ABG Intermediate Holdings 2 LLC c/o Authentic Brands Group LLC 1411 Broadway, 21st Floor New York, NY 10018 Attention: Jay Dubiner Tel: (212) 760-2412	$	[	•]	75%	750
Vince, LLC		[	•]	25%	250

SCHEDULE A

Officers of the Company

Jamie Salter, Chairman and Chief Executive Officer

Nick Woodhouse, President & Chief Marketing Officer

Jay Dubiner, Chief Legal Officer

Kevin Clarke, Executive Vice Chairman

EXHIBIT I

Stockholder Consent

EXHIBIT J

Citizens Consent Letter